     As filed with the Securities and Exchange Commission on June 26, 2000
                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                            SYCAMORE NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)
         Delaware                    3661                    04-3410558
     (State or other          (Primary Standard           (I.R.S. Employer
       Jurisdiction               Industrial            Identification No.)
   of Incorporation or       Classification Code
      Organization)                Number)
                                ---------------
                               10 Elizabeth Drive
                        Chelmsford, Massachusetts 01824
                                 (978) 250-2900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                ---------------
                                Daniel E. Smith
                     President and Chief Executive Officer
                            Sycamore Networks, Inc.
                               10 Elizabeth Drive
                        Chelmsford, Massachusetts 01824
                                 (978) 250-2900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ---------------
                                   Copies to:
 Margaret A. Brown, Esq.   Frances M. Jewels, Esq.      Frank J. Marco, Esq.
  Skadden, Arps, Slate,    Vice President and Chief   Day, Berry & Howard LLP
    Meagher & Flom LLP        Financial Officer          185 Asylum Street
    One Beacon Street      Sycamore Networks, Inc.       Hartford, CT 06103
  Boston, Massachusetts       10 Elizabeth Drive     Telephone: (860) 275-0100
          02108           Chelmsford, Massachusetts
Telephone: (617) 573-4800           01824
                          Telephone: (978) 250-2900
                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and certain other conditions under the merger agreement are satisfied or waived.

   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Title of Each Class of                 Proposed Maximum   Proposed Maximum
    Securities to be     Amount to be  Offering Price Per Aggregate Offering    Amount of
       Registered         Registered         Share              Price        Registration Fee
---------------------------------------------------------------------------------------------
Common stock, par value
 $.001 per share.......  28,378,690(1)        N/A          $9,091,212.35(2)     $2,400.08

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Based on the quotient of $2,400,000,000, the agreed valuation of Sirocco, divided by $84.5705, the average price of Sycamore common stock pursuant to the merger agreement.
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rule 457(f) under the Securities Act. As there is no market for the securities of Sirocco to be received by Sycamore in the merger, and as Sirocco has an accumulated capital deficit, the proposed maximum aggregate offering price is calculated, pursuant to Rule 457(f)(2) under the Securities Act, as the sum of: (i) $10,185.67, one-third of the stated value of the 30,556,779 shares of Sirocco common stock outstanding as of March 31, 2000; (ii) $196,208.67, one-third of the stated value of the 60,000 shares of Sirocco Series A preferred stock outstanding as of March 31, 2000; (iii) $422,404.67, one-third of the stated value of the 85,000 shares of Sirocco Series B preferred stock outstanding as of March 31, 2000; (iv) $1,930,174.67, one third of the stated value of the
    2,654,548 shares of Sirocco Series C preferred stock outstanding as of
    March 31, 2000; and (v) $6,532,238.67, one-third of the stated value of the 5,370,047 shares of Sirocco Series D preferred stock outstanding as of
    March 31, 2000.
                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[SIROCCO LOGO APPEARS HERE]

                                                                   [     ], 2000

Dear Sirocco Stockholder,

   You are cordially invited to attend our special meeting of stockholders to
be held at [     ] on [     ], 2000 at [  ], local time.

   At the special meeting, you will be asked to vote on the merger of Sirocco Systems, Inc. and a wholly owned subsidiary of Sycamore Networks, Inc. After the merger, Sirocco will be a wholly owned subsidiary of Sycamore. If the merger is completed you will receive:

  . .1181 of a share of Sycamore common stock for each share of Sirocco
    Series A preferred stock you own;

  . .1772 of a share of Sycamore common stock for each share of Sirocco
    Series B preferred stock you own;

  . .0259 of a share of Sycamore common stock for each share of Sirocco
    Series C preferred stock you own; and

  . .6798 of a share of Sycamore common stock for each share of Sirocco common stock you own. This common stock exchange ratio will be adjusted under certain circumstances if outstanding options, or offers relating to the grant of options, to purchase shares of Sirocco common stock expire or are terminated without exercise prior to completion of the merger. In addition, the Sirocco common stock exchange ratio assumes that all of the issued and outstanding shares of Sirocco Series D preferred stock will be converted into Sirocco common stock prior to the completion of the merger. Each share of Sirocco Series D preferred stock is convertible, at the option of the holder, into 1.5 shares of Sirocco common stock. If shares of Sirocco Series D preferred stock are not converted prior to completion of the merger:

      . upon completion of the merger, each outstanding share of Sirocco
        Series D preferred stock will be converted into the right to receive .0436 of a share of Sycamore common stock; and

      . the exchange ratio for the Sirocco common stock of .6798 will be adjusted up to a maximum of .8360.

   You will receive cash for any fractional shares of Sycamore common stock which you would otherwise receive in the merger. Sycamore common stock is listed on the Nasdaq National Market under the trading symbol "SCMR," and on
[     ], 2000, Sycamore common stock closed at $[  ] per share.

   Ten percent of the Sycamore common stock you would otherwise be entitled to receive in the merger will be deposited in an escrow account and may be used to compensate Sycamore in the event that it is entitled to indemnification under the merger agreement. To the extent that some or all of the escrowed shares are not required to indemnify Sycamore, such escrowed shares will be distributed to you following the earlier of the first anniversary of the completion date of the merger or the date of the first independent audit report on Sycamore's financial statements which include the financial results of Sirocco.

   We cannot complete the merger unless it is approved by the holders of a majority of Sirocco common stock and a majority of each series of Sirocco preferred stock entitled to vote at the special meeting. Only stockholders who hold their shares of Sirocco stock at the close of business on June 5, 2000 will be entitled to vote at the special meeting. Stockholders who are parties to the voting agreement and who hold in the aggregate a sufficient number of shares to ensure adoption of the merger have committed to vote their shares at this special meeting in favor of adoption of the merger agreement.

   After careful consideration, Sirocco's board of directors has unanimously approved the merger agreement and determined that the merger is fair to you and in your best interests. Sirocco's board of directors unanimously recommends that you vote FOR the adoption of the merger agreement.

   This proxy statement/prospectus provides you with detailed information concerning Sirocco, Sycamore and the proposed merger. Please give all of the information contained in this proxy statement/prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 16 of this proxy statement/prospectus.

   Please use this opportunity to take part in the affairs of Sirocco by voting on the merger. IF YOU DO NOT VOTE BY PROXY OR IN PERSON AT THE SPECIAL MEETING, IT WILL COUNT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person, should you choose to do so. YOUR VOTE IS VERY IMPORTANT.

   We appreciate your interest in Sirocco and your consideration of this matter.

                                          [Signature of Jonathan Reeves
                                           appears here]
                                          Jonathan Reeves
                                          President and Chief Executive
                                           Officer

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger described in the proxy statement/prospectus or the Sycamore common stock to be issued in connection with the merger, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.


   This proxy statement/prospectus is dated [     ], 2000 and was first mailed
to stockholders on or about [     ], 2000.

                             SIROCCO SYSTEMS, INC.

                               ----------------

               Notice of Special Meeting of Sirocco Stockholders

                               ----------------

                          to be held on [     ], 2000
                                    at [  ]

To Sirocco Stockholders:

   Notice is hereby given that a special meeting of stockholders of Sirocco
Systems, Inc. will be held on [   ], [     ], 2000 at [  ] a.m. local time at
[     ] for the following purposes:

  1. To consider and vote upon a proposal to adopt the merger agreement among Sycamore Networks, Inc., a wholly owned subsidiary of Sycamore and Sirocco Systems, Inc. In the merger:

    . each share of your Sirocco Series A preferred stock will be exchanged for .1181 of a share of Sycamore common stock;

    . each share of your Sirocco Series B preferred stock will be exchanged for .1772 of a share of Sycamore common stock;

    . each share of your Sirocco Series C preferred stock will be exchanged for .0259 of a share of Sycamore common stock; and

    . each share of your Sirocco common stock will be exchanged for .6798 of a share of Sycamore common stock. The common stock exchange ratio will be adjusted under certain circumstances if outstanding options, or offers relating to the grant of options, to purchase shares of Sirocco common stock expire or are terminated without exercise prior to completion of the merger. In addition, the Sirocco common stock exchange ratio assumes that all of the issued and outstanding shares of Sirocco Series D preferred stock will be converted into Sirocco common stock prior to the completion of the merger. If shares of Sirocco Series D preferred stock are not converted prior to the merger, each outstanding share of Sirocco Series D preferred stock will be exchanged for .0436 of a share of Sycamore common stock and the exchange ratio for the Sirocco common stock will be adjusted upward. If none of the shares of Series D preferred stock are converted, upon completion of the merger, each outstanding share of Sirocco common stock outstanding will be converted into the right to receive .8360 of a share of Sycamore common stock.

  2. To transact any other business that may properly come before the special meeting or any adjournment.

   These items of business are described in the attached proxy statement/prospectus. Only holders of record of Sirocco stock at the close of business on June 5, 2000, the record date, are entitled to vote on the matters listed in this Notice of Special Meeting of Sirocco Stockholders. You may vote in person at the Sirocco special meeting even if you have returned a proxy.

                                          By Order of the Board of Directors,

                                          [Signature of W. Thomas Shea appears
                                           here]
                                          W. Thomas Shea
                                          Secretary
Wallingford, Connecticut
[     ], 2000

                 Whether or Not You Plan to Attend the Meeting,
         Please Complete, Sign, Date and Return the Accompanying Proxy
                In the Enclosed Self-Addressed Stamped Envelope.

[Sirocco logo appears here]                         [Sycamore logo appears here]


PROXY STATEMENT                                                       PROSPECTUS

                               TABLE OF CONTENTS

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS..................................   1
  The Companies............................................................   1
  Questions and Answers about the Merger...................................   2
  Summary of the Transaction...............................................   4
  Selected Historical Consolidated Financial Data of Sycamore..............   9
  Selected Historical Financial Data of Sirocco............................  11
  Selected Unaudited Pro Forma Combined Financial Data.....................  12
  Unaudited Comparative Per Share Data.....................................  13
  Market Price Data........................................................  15

RISK FACTORS...............................................................  16
  Risks Relating to the Merger.............................................  16
  Risks Relating to Sirocco................................................  18
  Risks Relating to the Investment in Sycamore.............................  19
  Risks Relating to the Securities Markets.................................  28

THE SPECIAL MEETING OF SIROCCO STOCKHOLDERS................................  30
  Date, Time and Place of the Special Meeting..............................  30
  Purpose of the Special Meeting...........................................  30
  Stockholder Record Date for the Special Meeting..........................  30
  Vote of Sirocco Stockholders Required for Approval of the Merger.........  30
  Voting of Proxies........................................................  31
  Revocability of Proxies..................................................  31
  Solicitation of Proxies..................................................  32

THE MERGER.................................................................  33
  Background of the Merger.................................................  33
  Sycamore's Reasons for the Merger........................................  34
  Sirocco's Reasons for the Merger.........................................  35
  Recommendation of Sirocco's Board of Directors...........................  36
  Stock Restriction Agreements.............................................  36
  Sirocco's 1998 Stock Plan................................................  36
  Indemnification and Insurance............................................  37
  Employee Non-Competition and Non-Disclosure Agreements...................  37
  Completion and Effectiveness of the Merger...............................  37
  Structure of the Merger and Conversion of Sirocco Common Stock and
   Preferred Stock.........................................................  37
  Exchange of Sirocco Stock Certificates for Sycamore Stock Certificates...  38
  United States Federal Income Tax Consequences of the Merger..............  39
  Accounting Treatment of the Merger.......................................  40
  Regulatory Filings and Approvals Required to Complete the Merger.........  41
  Restrictions on Sales of Shares by Affiliates of Sirocco and Sycamore....  41
  Listing on the Nasdaq National Market of the Common Stock to be Issued by
   Sycamore................................................................  41
  Dissenters' and Appraisal Rights.........................................  42

THE MERGER AGREEMENT.......................................................  45

THE VOTING AGREEMENT......................................................   49

THE ESCROW AGREEMENT......................................................   50

OPERATIONS AFTER THE MERGER...............................................   50

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF SYCAMORE...................................................   51
  Overview................................................................   51
  Results of Operations...................................................   52
  Liquidity and Capital Resources.........................................   56
  Year 2000 Computer Systems Compliance...................................   57
  Market Risk.............................................................   57
  Recent Accounting Pronouncements........................................   58

SYCAMORE'S BUSINESS.......................................................   59
  Overview................................................................   59
  Industry Background.....................................................   59
  The Sycamore Solution...................................................   61
  Strategy................................................................   62
  Products and Technology.................................................   63
  Sycamore's Intelligent Optical Networking Products......................   64
  Customers...............................................................   65
  Sales and Marketing.....................................................   65
  Research and Development................................................   66
  Competition.............................................................   66
  Proprietary Rights and Licensing........................................   67
  Manufacturing...........................................................   68
  Employees...............................................................   68
  Properties..............................................................   68
  Legal Proceedings.......................................................   68

MANAGEMENT OF SYCAMORE....................................................   69
  Executive Officers and Directors........................................   69
  Election of Directors...................................................   71
  Compensation of Directors...............................................   71
  Compensation Committee Interlocks and Insider Participation.............   71
  Board Committees........................................................   72
  Executive Compensation..................................................   72
  Summary Compensation Table..............................................   72
  Stock Options...........................................................   73
  Option Grants in Last Fiscal Year.......................................   73
  Fiscal Year-End Option Values...........................................   73
  Aggregated Year-End Option Table........................................   73
  Change in Control Agreements............................................   74
  Limitations on Directors' Liability and Indemnification.................   74
  Benefit Plans...........................................................   75

CERTAIN TRANSACTIONS OF SYCAMORE..........................................   78
  Preferred Stock Issuances...............................................   78
  Common Stock Issuances..................................................   78

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF SYCAMORE......   79

DESCRIPTION OF SYCAMORE CAPITAL STOCK.....................................   81
  Common Stock............................................................   81
  Preferred Stock.........................................................   81
  Delaware Law and Certain Charter and By-Law Provisions; Anti-Takeover
   Effects................................................................   81
  Transfer Agent and Registrar............................................   82

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF SIROCCO....................................................   83
  Overview................................................................   83
  Results of Operations...................................................   83
  Liquidity and Capital Resources.........................................   84
  Qualitative Disclosures about Market Risk...............................   85
  Recent Accounting Pronouncements........................................   85

SIROCCO'S BUSINESS........................................................   86
  Overview................................................................   86
  Industry Background.....................................................   86
  Sirocco's Strategy......................................................   88
  Sirocco's Product Line..................................................   88
  Marketing...............................................................   89
  Manufacturing...........................................................   89
  Intellectual Property...................................................   89
  Employees...............................................................   89
  Properties..............................................................   89
  Legal Proceedings.......................................................   89
  Competition.............................................................   89

MANAGEMENT OF SIROCCO.....................................................   90
  Executive Compensation..................................................   91
  Summary Compensation Table..............................................   91

CERTAIN TRANSACTIONS OF SIROCCO...........................................   92
  Series A Preferred Stock Financing......................................   92
  Series B Preferred Stock Financing......................................   92
  Series C Preferred Stock Financing......................................   92
  Series D Preferred Stock Financing......................................   92
  Stock Restriction Agreements............................................   93
  Proprietary Information and Invention Agreements........................   93

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF SIROCCO.......   94

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA.....................   96

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF APRIL 29,
 2000.....................................................................   97

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
 NINE MONTHS ENDED APRIL 29, 2000.........................................   98

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
 NINE MONTHS ENDED MAY 1, 1999............................................   99

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
 YEAR ENDED JULY 31, 1999.................................................  100

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
 PERIOD ENDED JULY 31, 1998...............................................  101

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...............  102

COMPARISON OF RIGHTS OF HOLDERS OF SIROCCO COMMON STOCK AND SYCAMORE
 COMMON STOCK............................................................  104

LEGAL OPINIONS...........................................................  110

EXPERTS..................................................................  110

CAUTIONARY FACTORS CONCERNING FORWARD-LOOKING STATEMENTS.................  110

WHERE YOU CAN FIND MORE INFORMATION......................................  111

SYCAMORE NETWORKS, INC. INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.......  F-1

SIROCCO SYSTEMS, INC. INDEX TO FINANCIAL STATEMENTS...................... F-22

APPENDIX A--MERGER AGREEMENT

APPENDIX B--AMENDED VOTING AGREEMENT

APPENDIX C--ESCROW AGREEMENT

APPENDIX D--DELAWARE APPRAISAL RIGHTS STATUTE

[Sirocco Logo]                                                   [Sycamore Logo]

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

                                 The Companies

   This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this proxy statement/prospectus, which include the merger agreement, the voting agreement and the escrow agreement. References in this proxy statement/prospectus to "Sycamore" refer to Sycamore Networks, Inc., "Sirocco" refer to Sirocco Systems, Inc., and "we," "us" and "our," unless the context otherwise requires, refer to Sycamore and Sirocco, collectively.
Sirocco Systems, Inc.
95 Barnes Road
Wallingford, CT 06492
(203) 294-8000
http://www.siroccosystems.com

   Sirocco develops and markets intelligent optical aggregation, switching and network management products that collect and package voice and data traffic for transmission over intelligent optical backbone networks. Sirocco's product line is designed to make use of the bandwidth potential and speed of the fiber optic backbone network to efficiently transport complex data applications. In addi-tion, the Sirocco product line is designed to function in tandem with existing electronic switching technologies so as to permit service providers to build and upgrade their systems at their own pace.

   Sirocco's product line is aimed primarily at meeting the needs of metropoli-tan access service providers. These service providers link end users to the in-telligent optical backbone of the public network. Service providers in this market include new and established providers of voice and data transport serv-ices, long distance carriers, Internet service providers, cable operators and foreign telephone companies.

   Sirocco was founded in July 1998. Sirocco expects the first testing of its products at potential customer sites to begin in the third calendar quarter of 2000. Products are expected to be available for shipment to customers beginning in the following quarter.
Sycamore Networks, Inc.
10 Elizabeth Drive
Chelmsford, MA 01824-4111
(978) 250-2900
http://www.sycamorenet.com

   Sycamore develops and markets intelligent optical networking products that transport and switch voice and data on wavelengths of light across fiber optic cable that comprise the core of the public network. The existing public network backbone is based on SONET/SDH transmission technology, which requires optical signals traveling across the network to be converted into electrical signals at each network transit point and then reconverted into optical signals for trans-port to the next transit point. The multiple conversions required in a SONET/SDH network increase network complexity and cost. Sycamore's products are designed to enable their customers to quickly and cost effectively create us-able network capacity in the form of bandwidth over existing fiber to create new high speed data services. Sycamore's target customers are providers of voice and data transport services, including telephone companies, Internet service providers, cable operators and similar service providers.

   Sycamore believes that data traffic on the public network backbone is grow-ing at rates that surpass available network capacity and that service providers will require new solutions to relieve this network congestion and create new data services. Sycamore's products are designed to address the current and fu-ture needs of service providers by offering an end-to-end intelligent optical networking solution.

                     Questions and Answers about the Merger
Q.As a holder of Sirocco capital stock, what will I receive in the merger?

A.If the merger is completed, you will receive:

  . .1181 of a share of Sycamore common stock for each share of Sirocco Series A preferred stock you own;

  . .1772 of a share of Sycamore common stock for each share of Sirocco Series B preferred stock you own;

  . .0259 of a share of Sycamore common stock for each share of Sirocco Series C preferred stock you own; and

  . .6798 of a share of Sycamore common stock for each share of Sirocco common stock you own.

The common stock exchange ratio will be adjusted under certain circumstances if outstanding options to purchase shares of Sirocco common stock, or offers re-lating to the grant of options, expire or are terminated without exercise prior to completion of the merger. In addition, the Sirocco common stock exchange ra-tio assumes that all of the issued and outstanding shares of Sirocco Series D preferred stock will be converted into Sirocco common stock prior to the com-pletion of the merger. If shares of Sirocco Series D preferred stock are not converted prior to the merger, each outstanding share of Sirocco Series D pre-ferred stock will be exchanged for .0436 of a share of Sycamore common stock and the exchange ratio for the Sirocco common stock will be adjusted upward. If none of the shares of Series D preferred stock are converted, upon completion of the merger, each outstanding share of Sirocco common stock outstanding will be converted into the right to receive .8360 of a share of Sycamore common stock.

Sycamore will not issue fractional shares. Instead, you will receive an amount of cash determined by multiplying the fraction of a share to be converted by $84.5705.

Except for any adjustment to the Sirocco common stock exchange ratio to reflect options that expire or shares of Sirocco Series D preferred stock that are not converted before completion of the merger, the number of shares of Sycamore common stock to be issued for each share of Sirocco common stock and preferred stock described above is fixed and will not be adjusted based upon changes in the value of these shares. As a result, the value of the shares you receive in the merger will not be known at the time you vote on the merger and may go up or down as the market price of Sycamore common stock goes up or down. Sirocco is not permitted to "walk away" from the merger or resolicit the vote of its stockholders based on changes in the value of Sycamore common stock.

Ten percent of the Sycamore common stock you would otherwise be entitled to re-ceive in the merger will be deposited in an escrow account and may be used to compensate Sycamore in the event that it is entitled to indemnification under the merger agreement. If any escrowed shares remain upon the termination of this indemnification obligation, they will be distributed to you. For more in-formation on the escrow account, see "The Escrow Agreement" on page 50 of this proxy statement/prospectus.

Based on the number of Sirocco and Sycamore shares outstanding as of June 5, 2000, the former securityholders of Sirocco will own approximately 12% of Syca-more upon consummation of the merger, including the escrowed shares, restricted shares and shares underlying options to purchase shares of Sirocco common stock that are assumed by Sycamore in the merger.

Q.What are the U.S. federal income tax consequences of the merger?

A.Sirocco and Sycamore have structured the merger so that, in general, Sirocco stockholders will not recognize gain or loss for U.S. federal income tax pur-poses in the merger on the exchange of their Sirocco stock, except that Sirocco stockholders will generally be taxed on any cash they receive in lieu of a fractional share. Sirocco and Sycamore will not be obligated to complete the merger unless we both receive legal opinions to this effect. After receipt of stockholder approval, neither of us may waive the requirement that legal opin-ions be provided unless further stockholder approval is obtained with appropri-ate disclosure.

Because tax matters are complicated, we encourage you to contact your tax advi-sors to determine the particular tax consequences of the merger to you. To re-view the tax consequences to Sirocco stockholders in greater detail, see pages 39 through 40 of this proxy statement/prospectus.

Q.What do I do if I want to change my vote after I have mailed my proxy card?

A.Send in a later-dated, signed proxy card to Sirocco's corporate secretary be-fore the special meeting or attend the special meeting in person and vote. You may also revoke your proxy by sending a written notice of revocation to Siroc-co's corporate secretary before the special meeting.

Q.What do I need to do now?

A.Fill out, sign and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meet-ing. In order to assure that your vote is obtained, please give your proxy as instructed on your proxy card even if you currently plan to attend the meeting in person. If you do not attend the special meeting and you do not return your proxy card, it will count as a vote against adoption of the merger agreement. Sirocco's board of directors unanimously recommends that its stockholders vote in favor of the merger.

Q.Should I send in my stock certificates now?

A. No. After the merger is completed, we will send you written instructions for exchanging your stock certificates.

Q.When do you expect the merger to be completed?

A.We are working towards completing the merger as quickly as possible. Assuming that both Sirocco and Sycamore satisfy or waive all of the conditions to clos-ing contained in the merger agreement, we anticipate that the closing of the merger will occur in the third calendar quarter of 2000.

Q.Whom should I call with additional questions?

A.If you have questions about the merger, you should call Sirocco's Investor Relations Department at (203) 294-8002.

                           Summary of the Transaction
Structure of the Transaction (see page 37)

   Sirocco will merge with a subsidiary of Sycamore and become a wholly owned subsidiary of Sycamore. Following the merger, as a stockholder of Sycamore, you will have an equity stake in Sirocco's parent company.

Stockholder Approval (see page 30)

   The holders of a majority of the outstanding shares of Sirocco common stock and each series of Sirocco preferred stock must adopt the merger agreement. Sycamore stockholders are not required to adopt the merger agreement and will not vote on the merger.

   You are entitled to cast one vote per share of Sirocco common stock and pre-ferred stock you owned as of June 5, 2000, the record date.

Recommendation of Sirocco's Board of Directors (see page 36)

   After careful consideration, Sirocco's board of directors has unanimously approved the merger agreement and determined that the merger is fair to you and in your best interests. Sirocco's board of directors unanimously recommends that you vote for the adoption of the merger agreement.

Completion and Effectiveness of the Merger (see page 37)

   We will complete the merger when all of the conditions to completion of the merger are satisfied or waived. The merger will become effective when we file a certificate of merger with the State of Delaware. We are working toward com-pleting the merger as quickly as possible. We expect to complete the merger during the third calendar quarter of 2000.

Conditions to Completion of the Merger (see page 47)

   Our obligations to complete the merger are subject to the prior satisfaction or waiver of several conditions. If either Sycamore or Sirocco waives any con-dition, Sirocco will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from Sirocco stock-holders is required. The conditions that must be satisfied or waived before the completion of the merger include the following:

  . the merger agreement must be adopted by holders of a majority of the Si-rocco common stock and holders of a majority of each series of Sirocco preferred stock, which is assured assuming no breach of the voting agreement by the Sirocco stockholders that are parties thereto;

  . the applicable waiting periods under antitrust laws must expire or be terminated;

  . no injunction or order preventing the completion of the merger or pro-hibiting or limiting Sycamore's ownership of Sirocco may be in effect and no litigation seeking to prevent the merger or significant damages in connection with the merger may be pending or threatened;

  . the sum of Sirocco common stock to which dissenters' or appraisal rights have been properly asserted under Delaware law do not exceed 5% of the Sirocco common stock issued and outstanding as of June 5, 2000;

  . no litigation which is reasonably likely to have a material adverse change in Sycamore's business may be pending or threatened;

  . Sirocco's and Sycamore's representations and warranties in the merger agreement must be true and correct such that there are no material ad-verse changes in their respective businesses;

  . Sirocco must obtain any required approvals and consents from third par-ties relating to the merger;

  . Sirocco and Sycamore must have materially complied with their agreements in the merger agreement;

  . Sirocco and Sycamore must each receive an opinion of special tax counsel to the effect that the merger will qualify as a tax-free reorganization;

  . Sycamore and Sirocco must be advised by its independent accountants that they concur with Sycamore's conclusion that the merger can properly be accounted for as a "pooling of interests" business combination;

  . employment agreements entered into by specified key employees of Sirocco with Sycamore must remain in effect;

  . the shares of Sycamore common stock to be issued to Sirocco stockholders in the merger must have been approved for listing on the Nasdaq National Market;

  . Sycamore must receive an opinion of Sirocco's counsel relating to speci-fied corporate matters;

  . each affiliate of Sirocco must agree to comply with Rule 145 under the Securities Act and with other restrictions on transfer required to en-sure that the transaction may be accounted for as a "pooling of interests";

  .  Sirocco must terminate specified agreements to which it is a party; and

  . all outstanding warrants and other rights to purchase Sirocco stock in connection with Sirocco's loan agreement with Silicon Valley Bank and Lighthouse Capital Partners III, L.P. must be exercised or have expired.

   You should carefully read the merger agreement, which is attached as Appen-dix A to this proxy statement/prospectus.

Termination of the Merger Agreement (see page 48)

   The merger agreement may be terminated under certain circumstances at any time before the completion of the merger, by:

  .  Sirocco's and Sycamore's mutual consent;

  .  Sirocco or Sycamore under any of the following circumstances:

    -  if the merger is not completed by November 30, 2000; or

    - if a final court order prohibiting the merger is issued and is not appealable.

  .  Sycamore if:

    - Sirocco or any of its officers or directors facilitate or participate in discussions or negotiations in breach of their non-solicitation obligations under the merger agreement or otherwise breach these ob-ligations;

    - Sirocco agrees to, approves or recommends to its stockholders certain acquisition proposals from a third party;

    - Sirocco knowingly takes any action or fails to take any action that would be reasonably likely to jeopardize the accounting treatment of the merger as a "pooling of interests" business combination.

  . Sycamore if a Sirocco stockholder who is a party to the voting agreement breaches the voting agreement, unless the Sirocco stockholders have oth-erwise adopted the merger agreement and approved or consented to the other actions required by the merger agreement;

  . Sycamore if more than 5% of the Sirocco common stock outstanding on June 5, 2000 properly assert dissenters or appraisal rights under Delaware law; and

  . Sirocco or Sycamore if the conditions to completion of the merger would not be satisfied because of a breach or failure to perform an agreement in the merger agreement by the other party or a representation or war-ranty of the other party in the merger agreement becomes untrue, either of which is not cured within 10 business days of notice.

Payment of Termination Fee (see page 49)

   Sirocco has agreed to pay Sycamore a termination fee of $96 million if the merger agreement is terminated in any of the following circumstances:

  . if the merger agreement is terminated by Sycamore because Sirocco's board of directors takes any of the actions described in the third bul-let point under "Termination of the Merger Agreement" above;

  .  if the merger agreement is terminated by Sycamore because

    - holders of more than 5% of the Sirocco common stock outstanding on June 5, 2000 properly assert dissenters' or appraisal rights under Delaware law and within one year from the termination date, Sirocco enters into an agreement or completes a transaction in which it sells more than 50% of its outstanding stock or the fair market value of its assets to a third party; or

    - Sirocco breached a representation or warranty or failed to perform an agreement in the merger agreement and Sirocco completes a transaction in which it sells more than 50% of its outstanding stock or the fair market value of its assets to a third party, if Sirocco completed such transaction within one year from the termination date.

No Other Negotiations Involving Sirocco (see page 46)

   Until the merger is completed or the merger agreement is terminated, Sirocco has agreed not to directly or indirectly take any of the following actions:

  . solicit, initiate, facilitate or encourage any inquiries or proposals that constitute or could reasonably be expected to lead to a proposal to acquire Sirocco, or significant assets of Sirocco, by any party other than Sycamore; or

  . with respect to any person or entity that is pursuing such a transac-tion:

    -  engage in negotiations or discussions;

    -  provide any non-public information relating to Sirocco; or

    -  agree to approve or recommend to its stockholders such a transaction.

Some Sirocco Stockholders Have Entered Into a Voting Agreement (see page 49)

   In connection with the execution of the merger agreement, stockholders rep-resenting over a majority of the voting power of Sirocco's common stock and each series of Sirocco's preferred stock entered into a voting agreement with Sycamore. Under the voting agreement, each of these Sirocco stockholders agreed to vote all of their shares of Sirocco stock in favor of adoption of the merger agreement. In addition, under the voting agreement, these stockholders may transfer shares of the Sirocco stock they own or their options to purchase Si-rocco stock only if the transferees agree to be bound by the provisions of the voting agreement or the stockholders obtain Sycamore's consent to the transfer. These Sirocco stockholders were not paid additional consideration in connection with the voting agreement.

   The Sirocco stockholders who entered into the voting agreement own a major-ity of the Sirocco common stock and each series of Sirocco preferred stock out-standing. Accordingly, assuming no breach of the voting agreement by any party thereto, adoption of the merger agreement is assured.

   You should carefully read the voting agreement, which is attached as Appen-dix B to this proxy statement/prospectus.

A Portion of the Shares to be Paid in the Merger Will be Held in Escrow (see page 50)

   Under the escrow agreement, Sycamore will deposit 10% of the shares of Syca-more common stock the Sirocco stockholders would otherwise receive in connec-tion with the merger into an escrow account. The escrow shares may be used to compensate Sycamore in the event it is entitled to indemnification under the merger agreement. To the extent that some or all of the escrowed shares are not required to indemnify Sycamore, such shares will be distributed pro rata among Sirocco stockholders entitled to receive Sycamore shares in the merger on the earlier of the first anniversary of the date the merger is completed or the date of the first independent audit report on Sycamore's financial statements after completion of the merger that include the financial results of Sirocco.

   As a result of the escrow, depending on the amounts to which Sycamore is en-titled for indemnification under the merger agreement, you may never receive up to 10% of the shares of Sycamore common stock you would otherwise be entitled to receive.

   At the time of the closing of the merger, G. Felda Hardymon, as representa-tive of Sirocco stockholders entitled to receive Sycamore shares in the merger, will enter into an escrow agreement with Sycamore and an independent escrow agent.

   You should carefully read the escrow agreement, which is attached as Appen-dix C to this proxy statement/prospectus.

Interests of Certain Persons in the Merger (see page 92)

   In addition to their interests as stockholders, some of the directors, offi-cers and employees of Sirocco may have interests in the merger that are differ-ent than, or in addition to, your interests. These interests exist because of rights they have pursuant to the terms of benefit and compensation plans main-tained by Sirocco and arrangements with Sirocco regarding employment following the merger.

   In addition, Sycamore will indemnify the officers and directors of Sirocco for events occurring before the merger.

   The Sirocco board of directors was aware of and discussed these potentially conflicting interests when it approved the merger.

U.S. Federal Income Tax Consequences of the Merger (see page 39)

   We have structured the merger so that in general, Sycamore, Sirocco and their respective stockholders will not recognize gain or loss for United States federal income tax purposes in the merger, except for taxes payable because of cash received by Sirocco stockholders instead of fractional shares. It is a condition to the merger that we receive legal opinions to this effect.

   Because tax matters are complicated, we encourage you to contact your tax advisors to determine the particular tax consequences of the merger to you.

Accounting Treatment of the Merger (see page 40)

   We intend to account for the merger as a "pooling of interests" business combination. It is a condition to Sycamore's obligations to complete the merger that Sycamore be advised in writing by PricewaterhouseCoopers LLP that they concur with Sycamore's conclusion that the merger can properly be accounted for as a "pooling of interests" business combination, although this condition may be waived. Under the "pooling of interests" method of accounting, our histori-cal recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include our operating results for the entire fiscal year in which the merger is completed, and our historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

Antitrust Approval Required to Complete the Merger (see page 41)

   The merger is subject to antitrust laws. We have made the required filings with the Department of Justice and the Federal Trade Commission. However, we are not permitted to complete the merger until the applicable waiting periods have expired or terminated. The Department of Justice or the Federal Trade Com-mission, as well as a state agency, a government agency or private person, may challenge the merger at any time before its completion.

Restrictions on the Ability to Sell Sycamore Stock (see page 41)

   All shares of Sycamore common stock received by you in connection with the merger will be freely transferable unless you are considered an "affiliate" of either Sirocco or Sycamore under the Securities Act of 1933. Shares of Sycamore common stock held by our affiliates may only be sold pursu-ant to a registration statement or exemption under the Securities Act. In addition, our affiliates are further restricted from selling their shares pur-suant to the requirements of "pooling of interests" accounting treatment.

You Have Dissenters' or Appraisal Rights (see page 42)

   If you do not vote for the adoption of the merger agreement and you satisfy other conditions described on pages 42 to 44 and in Appendix D to this proxy statement/prospectus, you are entitled to be paid the "fair value" of your shares of Sirocco common stock as determined by the Delaware Court of Chancery. Since appraisal rights are only available to you if you properly assert your dissenters' or appraisal rights, you should carefully read "The Merger-Dissent-ers' and Appraisal Rights" beginning on page 42 and the copy of the Delaware appraisal rights statute attached as Appendix D to this proxy statement/prospectus.

Where You Can Find More Information (see page 111)

   If you have any questions about the merger, please call Sirocco's Investor Relations Department at (203) 294-8002.

Forward-Looking Statements in this Proxy Statement/Prospectus (see page 110)

   This proxy statement/prospectus contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Sirocco's and Sycamore's financial conditions, results of operations and businesses and the expected impact of the merger on Sycamore's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully con-sider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 17 of this proxy statement/prospectus.

          SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SYCAMORE

   The following table presents selected historical consolidated financial data of Sycamore. The consolidated statement of operations data for the period from inception (February 17, 1998) through July 31, 1998 and the fiscal year ended July 31, 1999 and the consolidated balance sheet data at July 31, 1998 and 1999 are derived from the financial statements of Sycamore audited by PricewaterhouseCoopers LLP, independent accountants, which are included elsewhere in this proxy statement/prospectus. The consolidated statement of operations data for the nine-month periods ended May 1, 1999 and April 29, 2000, and the consolidated balance sheet data at April 29, 2000 are unaudited.

   In the opinion of management, all necessary adjustments for a fair statement (consisting of only normal recurring adjustments), have been included in the unaudited quarterly results when read in conjunction with the audited financial statements and the notes thereto appearing elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period. Sycamore effected a three-for-one stock split which was paid as a 200% stock dividend on February 11, 2000 to stockholders of record as of February 4, 2000. This stock split has been reflected in the consolidated financial statements for all periods presented. The following information is for illustrative purposes only and you should read it together with Sycamore's historical consolidated financial statements and notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this proxy statement/prospectus.

                                     Period from
                                      Inception
                                      (February              Nine Months Ended
                                      17, 1998)      Year    ------------------
                                     through July Ended July  May 1,    April
                                       31, 1998    31, 1999    1999    29, 2000
                                     ------------ ---------- --------  --------
                                       (in thousands, except per share data)
Consolidated Statement of
 Operations Data:
Revenues...........................     $  --      $ 11,330  $    --   $107,742
Cost of revenues (exclusive of non-
 cash stock compensation expense of
 $0, $101, $45 and $108,
 respectively).....................        --         8,486     1,173    57,103
                                        ------     --------  --------  --------
Gross profit (loss)................        --         2,844    (1,173)   50,639
Loss from operations...............       (793)     (20,049)  (10,897)  (12,042)
Provision for income taxes.........        --           --        --      3,484
Net income (loss)..................     $ (693)    $(19,490) $(10,409) $  2,069
Basic net income (loss) per
 share(1)..........................     $(0.18)    $  (2.09) $  (1.13) $   0.02
Diluted net income (loss) per
 share(2)..........................     $(0.18)    $  (2.09) $  (1.13) $   0.01
Shares used in calculating:
  Basic net income (loss) per
   share...........................      3,753        9,324     9,248   135,944
  Diluted net income (loss) per
   share...........................      3,753        9,324     9,248   195,915
Pro forma basic net income (loss)
 per share(3)......................                $  (0.17) $  (0.10) $   0.01
Pro forma diluted net income (loss)
 per share(3)......................                $  (0.17) $  (0.10) $   0.01
Shares used in calculating:
  Pro forma basic net income (loss)
   per share.......................                 114,435   104,189   179,070
  Pro forma diluted net income
   (loss) per share................                 114,435   104,189   239,042

                                    July 31, 1998 July 31, 1999 April 29, 2000
                                    ------------- ------------- --------------
                                                  (in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and
 marketable securities.............    $4,279       $ 28,989      $1,514,078
Working capital....................     4,341         40,450       1,193,469
Total assets.......................     5,081         57,912       1,610,657
Long term debt, less current
 portion...........................       --           2,957             --
Redeemable convertible preferred
 stock.............................     5,621         55,771             --
Total stockholders' equity
 (deficit).........................      (678)       (13,623)      1,545,363

--------
(1) Basic net income (loss) per share is computed by dividing the net income
    (loss) for the period by the weighted average number of common shares outstanding during the period.
(2) Diluted net income (loss) per share is computed by dividing the net income
    (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period, if dilutive. Common equivalent shares are composed of unvested shares of restricted common stock and the incremental common shares issuable upon the exercise of stock options and unvested restricted common shares.
(3) Pro forma net income (loss) per share is computed using the weighted average number of common shares outstanding, including the pro forma effects of the conversion of all redeemable convertible preferred stock into common stock as if such conversion occurred at the date of original issuance.

                 SELECTED HISTORICAL FINANCIAL DATA OF SIROCCO

   The following table presents selected historical financial data of Sirocco. The statement of operations data for the period from inception (July 7, 1998) through December 31, 1998 and the fiscal year ended December 31, 1999 and the balance sheet data as of December 31, 1998 and 1999 are derived from, the financial statements of Sirocco audited by PricewaterhouseCoopers LLP, independent accountants' which are included elsewhere in this proxy statement/prospectus. The statement of operations data for the three-month periods ended March 31, 1999 and March 31, 2000 and the balance sheet data as of March 31, 2000 are unaudited.

   The following selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Sirocco" and Sirocco's financial statements and related notes included elsewhere in this proxy statement/prospectus. Sirocco's unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of Sirocco's management, include all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of the information set forth therein. Historical results are not necessarily indicative of results that may be expected for any future period. In 1999, Sirocco executed various stock splits of its common stock and in March 2000, Sirocco effected a three-for-two stock split of its common stock. These stock splits have been reflected in the financial statements for all periods presented.

                             Period from
                              Inception                        Three Months
                           (July 7, 1998)                     Ended March 31,
                               through         Year Ended     ----------------
                          December 31, 1998 December 31, 1999  1999     2000
                          ----------------- ----------------- -------  -------
                                 (in thousands, except per share data)
Statement of Operations
 Data:
Revenue..................      $  --             $   --       $   --   $   --
Costs and expenses.......         265              5,854          587    5,671
                               ------            -------      -------  -------
Loss from operations.....        (265)            (5,854)        (587)  (5,671)
Interest income, net.....           8                291            8      185
                               ------            -------      -------  -------
Net loss.................        (257)            (5,563)        (579)  (5,486)
Preferred stock
 accretion...............         --                 (11)          (1)      (5)
                               ------            -------      -------  -------
Net loss attributable to
 common stockholders.....      $ (257)           $(5,574)        (580)  (5,491)
                               ------            -------      -------  -------
Basic and diluted net
 loss per share
 attributable to common
 stockholders............      $(0.07)           $ (0.24)     $ (0.04) $ (0.18)
Shares used in computing
 basic and diluted net
 loss per share
 attributable to common
 stockholders............       3,805             23,124       13,535   29,877

                             December 31, 1998 December 31, 1999 March 31, 2000
                             ----------------- ----------------- --------------
                                               (in thousands)
Balance Sheet Data:
Cash and cash equivalents..        $ 320            $18,900         $15,700
Working capital............          208             18,841          15,353
Total assets...............          442             21,126          19,320
Long-term liabilities......          --                 435             351
Mandatorily redeemable
 preferred stock...........          585             25,599          27,243
Total stockholders'
 deficit...................         (255)            (5,285)         (9,521)

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

   The following table presents selected unaudited pro forma combined financial data of Sycamore and Sirocco which are derived from the unaudited pro forma condensed combined financial statements which are presented elsewhere in this proxy statement/prospectus. The data has been prepared giving effect to the merger under the "pooling of interests" method of accounting. This information should be read in conjunction with the unaudited pro forma statements and related notes. The selected unaudited pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the merger been consummated as of the dates indicated or that may be achieved in the future.

   Since the fiscal years of Sycamore and Sirocco differ, the periods combined for purposes of the pro forma combined financial data are as follows giving effect to the merger as if it had occurred at the beginning of each period presented:

Sycamore                 Sirocco
--------                 -------
Period from inception
 (February 17, 1998) to
 July 31, 1998           Period from inception (July 7, 1998) to December 31, 1998
Fiscal year ended July
 31, 1999                Fiscal year ended December 31, 1999
Nine months ended April
 29, 2000 and May 1,
 1999                    Nine months ended April 29, 2000 and May 1, 1999

   The nine months ended April 29, 2000 and May 1, 1999 include five months of Sirocco's financial results which are also recorded in the fiscal year ended December 31, 1999 and the period from inception (July 7, 1998) to December 31, 1998, respectively. Sirocco's net loss for the five-month periods ended December 31, 1998 and 1999 was $257,000 and $3,688,000, respectively.

                              Period from
                               Inception     Year
                             (February 17,  Ended        Nine Months Ended
                             1998) through July 31,  --------------------------
                             July 31, 1998   1999    May 1, 1999 April 29, 2000
                             ------------- --------  ----------- --------------
                                   (in thousands, except per share data)
Consolidated Statement of
 Operations Data:
Revenues...................     $    --    $ 11,330   $     --      $107,742
Cost of revenues...........          --       8,486      1,173        57,103
Gross profit (loss)........          --       2,844     (1,173)       50,639
                                -------    --------   --------      --------
Loss from operations.......      (1,058)    (25,903)   (12,032)      (24,738)
Net loss...................        (950)    (25,053)   (11,517)       (7,947)
                                -------    --------   --------      --------
Net loss attributable to
 common shareholders ......        (950)    (25,053)   (11,517)       (7,947)
Basic and diluted net loss
 per share.................       (0.15)      (1.00)     (0.74)        (0.05)
Shares used in calculating:
  Basic and diluted net
   loss per share..........       6,340      25,044     15,463       155,717

                                                                      As of
                                                                  April 29, 2000
                                                                  --------------
                                                                  (in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable securities.................   $1,528,032
Working capital..................................................    1,205,042
Total assets.....................................................    1,630,151
Long term debt, less current portion.............................          328
Preferred stock..................................................           --
Total stockholders' equity.......................................    1,560,123

                      UNAUDITED COMPARATIVE PER SHARE DATA

   The following table presents (a) the basic and diluted net income (loss) per common share and book value per common share data for each of Sycamore and Sirocco on a historical basis, (b) the basic and diluted net income (loss) per common share and book value per common share data for the combined company on a pro forma combined basis and (c) the basic and diluted net income (loss) per common share and book value per common share data for Sirocco on an equivalent pro forma combined basis. Under Sirocco equivalent pro forma combined below, we show the effect of the merger from the perspective of an owner of shares of Sirocco common stock. We computed the information set out under that caption by multiplying the corresponding pro forma financial data by the common stock exchange ratio of .6798. The common stock exchange ratio will be adjusted if any of the options that are currently outstanding, or offers relating to the grant of options, to purchase shares of Sirocco common stock expire or are terminated prior to completion of the merger. This Sirocco common stock exchange ratio assumes that all issued and outstanding shares of Sirocco Series D convertible preferred stock are converted or exchanged into shares of Sirocco common stock either prior to or concurrent with completion of the merger.

   You should read the information below together with the historical financial statements and related notes contained in the financial statements, quarterly reports and other information that Sycamore has filed with the SEC. To obtain copies of these documents, see "Where You Can Find More Information" on page
111. The unaudited pro forma combined data below is for illustrative purposes only. The companies might have performed differently had they always been combined. You should not rely on the information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results of operation or financial condition that the combined company will experience after the merger.

                                        Period from             Nine Months
                                         Inception     Year        Ended
                                       (February 17,  Ended   -----------------
                                       1998) through July 31, May 1,  April 29,
                                       July 31, 1998   1999    1999     2000
                                       ------------- -------- ------  ---------
Sycamore Historical:
Basic net income (loss) per share.....    $(0.18)     $(2.09) $(1.13)   $0.02
Diluted net income (loss) per share...     (0.18)      (2.09)  (1.13)    0.01
Book value per share (1)..............                 (0.20)            6.31

                                         Period from
                                          Inception            Three Months
                                           (July 7,                Ended
                                            1998)       Year   --------------
                                           through     Ended   March   March
                                         December 31, December  31,     31,
                                             1998     31, 1999  1999    2000
                                         ------------ -------- ------  ------
Sirocco Historical:
Basic and diluted net loss per share
 attributable to common stockholders....    $(0.07)    $(0.24) $(0.04) $(0.18)
Book value per share (2)................                (0.18)          (0.31)

                                         Period from   Year
                                          Inception    Ended  Nine Months Ended
                                        (February 17,  July   -----------------
                                        1998) through   31,   May 1,  April 29,
                                        July 31, 1998  1999    1999     2000
                                        ------------- ------- ------- ---------
Sycamore Pro Forma Combined:
Basic and Diluted Net Loss Per Share..     $(0.15)    $(1.00) $(0.74)  $(0.05)
Book Value Per Share (3)..............                                   5.66

Sirocco Equivalent Pro Forma Combined:
 (4)
Basic and Diluted Net Loss Per Share..      (0.10)     (0.68)  (0.50)   (0.03)
Book Value Per Share..................                                   3.85

(1) Book value per share is computed by dividing total stockholders' equity (deficit) by the number of shares outstanding at July 31, 1999 and April 29, 2000.

(2) Book value per share is computed by dividing total stockholders' equity (deficit) by the number of shares outstanding at December 31, 1999 and March 31, 2000.

(3) Sycamore pro forma combined book value per share is computed by dividing pro forma stockholders' equity (deficit) by the pro forma number of shares of Sycamore common stock which would have been outstanding had the merger been consummated as of each balance sheet date.

(4) Sirocco equivalent pro forma combined amounts are calculated by multiplying the Sycamore pro forma combined per share amounts and book value by the exchange ratio assuming the exchange ratio is .6798 of a share of Sycamore common stock for each of Sirocco common stock. In addition, these amounts are computed assuming all then issued and outstanding shares of Series D convertible preferred stock are converted into common stock.

                               MARKET PRICE DATA

Sycamore Market Price Data

   Sycamore common stock has traded on the Nasdaq National Market under the symbol "SCMR" since October 22, 1999. The following table sets forth, for the periods indicated, the high and low closing sale prices reported on the Nasdaq National Market for Sycamore common stock, as adjusted for all stock splits.

                                                                  High    Low
                                                                 ------- ------
First Quarter (since October 22, 1999).......................... $ 71.67 $12.67
Second Quarter (through January 29, 2000).......................  105.38  73.13
Third Quarter (through April 29, 2000)..........................  189.94  51.00

   On June 5, 2000, the business day before the public announcement that Sycamore and Sirocco had entered into the merger agreement, the closing price per share of Sycamore common stock on the Nasdaq National Market was $102.94.
On [     ], 2000, the latest practicable trading day before the printing of this proxy statement/prospectus, the closing price per share of Sycamore common
stock on the Nasdaq National Market was $[   ].

   Because the market price of Sycamore common stock is subject to fluctuation, the market value of the shares of Sycamore common stock that holders of Sirocco common stock will receive in the merger may increase or decrease prior to and following the vote on merger. We urge stockholders to obtain current market quotations for Sycamore common stock. We cannot assure you of the future prices or trading markets for Sycamore common stock.

Sirocco Market Price Data

   Neither Sirocco's common stock nor its preferred stock is traded in any securities market.

                                  RISK FACTORS

   By voting in favor of the merger, you will be choosing to invest in Sycamore common stock. An investment in Sycamore common stock involves a high degree of risk. In addition to the other information mailed with or contained in this proxy statement/prospectus, you should carefully consider the following risk factors in determining whether to approve the merger.

Risks Relating to the Merger

   Benefits of Combining Sirocco and Sycamore May Not be Realized.

   Sirocco and Sycamore entered into the merger agreement with the expectation that the merger will result in certain benefits including, among other things, benefits relating to expanded and complementary product offerings, enhanced revenues, increased market opportunity, acceleration of Sycamore's entry into the optical access market, new technology and the addition of personnel who are specialists in the optical access market. Achieving the benefits of the merger will depend in part on the integration of our technology, operations and personnel in a timely and efficient manner so as to minimize the risk that the merger will result in the loss of market opportunity or key employees or the diversion of the attention of management. Among the challenges involved in this integration is demonstrating to our customers that the merger will not result in adverse changes in client service standards or business focus and persuading our personnel that our business cultures are compatible. In addition, Sirocco's principal offices are located in Wallingford, Connecticut, and Sycamore's principal offices are located in Chelmsford, Massachusetts. We currently have no plans to relocate either of these principal offices. We must successfully integrate Sirocco's operations and personnel with Sycamore's operations and personnel for the merger to be successful. We cannot assure you that Sycamore and Sirocco can be successfully integrated or that we will realize any of the anticipated benefits. Our failure to do so could have a material adverse effect on the combined company's business, financial condition and operating results and the market price for our common stock may decline.

   The Exchange Ratio for Sycamore Common Stock to be Received in the Merger is Fixed and Will Not be Adjusted in the Event of Any Change in the Price of Sycamore Common Stock.

   Upon completion of the merger, you will receive:

  . .1181 of a share of Sycamore common stock for each share of Sirocco Series A preferred stock you own;

  . .1772 of a share of Sycamore common stock for each share of Sirocco Series B preferred stock you own;

  . .0259 of a share of Sycamore common stock for each share of Sirocco Series C preferred stock you own; and

  . .6798 of a share of Sycamore common stock for each share of Sirocco common stock you own, subject to adjustment under certain circumstances if outstanding options, or offers relating to the grant of options, to purchase shares of Sirocco common stock expire or are terminated without exercise prior to completion of the merger or if any of the issued and outstanding shares of Sirocco Series D preferred stock are not converted into Sirocco common stock prior to completion of the merger.

The exchange ratios described above will be adjusted to give effect to any stock split, stock dividend, subdivision, reclassification, reorganization, exchange of shares or similar transaction with respect to Sycamore common stock or Sirocco common stock or preferred stock. However, the exchange ratios will not be adjusted for any increase or decrease in the market price of Sycamore common stock, and Sirocco is not permitted to "walk away" from the merger or resolicit your vote solely because of changes in the market price of Sycamore common stock. Accordingly, the specific dollar value of Sycamore common stock to be received by you if the merger is completed will depend on the market value of Sycamore common stock at the time the merger is completed. The share price of Sycamore common stock is by its nature subject to the general price fluctuations and volatility in the market for publicly traded high technology equity securities and has experienced significant volatility. No prediction can be made as to the market price of Sycamore common stock before or after the completion of the merger.

   You May Never Receive 10% of the Sycamore Common Stock to be Paid in the Merger.

   An aggregate of 10% of the shares of Sycamore common stock that the Sirocco stockholders would otherwise be entitled to receive in the merger will be placed in an escrow account to secure the indemnification obligation of the Sirocco stockholders to Sycamore under the merger agreement. Sycamore may make claims against the shares held in the escrow account for liabilities, damages and expenses, including reasonable attorney's fees, arising out of:

  . any inaccuracy or breach of any representation or warranty made by Sirocco in the merger agreement or in any certificate delivered by Sirocco pursuant to the terms of the merger agreement; and

  . any breach or default of any of the covenants or agreements made by Sirocco in the merger agreement or in any certificate delivered by Sirocco pursuant to the terms of the merger agreement.

   To the extent that some or all of the shares in the escrow account are not required to indemnify Sycamore, such escrow shares will be distributed pro rata to you on the earlier of the first anniversary of the date the merger is completed or on the date of the first independent audit report on Sycamore's financial statements after the completion of the merger which include the financial results of Sirocco. We cannot assure you that Sycamore will not make claims for indemnification against the shares held in the escrow account or that you will receive any of those shares if they are required to indemnify Sycamore. For more information on the escrow account and the shares held in the escrow account, see "The Escrow Agreement" on page 50.

   Sycamore's Failure to Qualify for "Pooling of Interests" Accounting Treatment Would Create the Need to Account for the Purchase of Goodwill, Which Will Negatively Impact the Future Earnings of Sycamore.

   The merger is intended to be treated for accounting purposes as a "pooling of interests." Based solely on information furnished by management of Sycamore to its independent accountants, Sycamore will receive a letter from its independent accountants indicating whether or not the independent accountants concur with the conclusion of Sycamore's management that the merger will qualify for "pooling of interests" accounting treatment. In addition, based solely on information furnished by management of Sirocco to its independent accountants, Sirocco will receive a letter from its independent accountants indicating whether or not the independent accountants concur with the conclusion of Sirocco's management that no conditions exist that would preclude Sirocco's ability to be a party in the merger to be accounted for as a "pooling of interests." The foregoing opinions are not binding on the Securities and Exchange Commission and do not take into account transactions that may occur subsequent to the merger date that would disallow "pooling of interests" accounting treatment. If the merger is not treated as a pooling of interests and the merger is nevertheless consummated, Sycamore will have to account for its purchase of Sirocco's goodwill and other intangible assets. Purchase accounting will negatively affect Sycamore's earnings, as goodwill and other intangible assets would be amortized over a period of years and cause decreased earnings for each quarter during those years.

   If Sycamore and Sirocco Do Not Integrate Their Technologies and Operations Quickly and Effectively, Some or All of the Potential Benefits of the Merger May Not Occur.

   In order to achieve the benefits of the merger, Sycamore must successfully combine its business with Sirocco's business. The companies must make Sirocco's technology, products and services operate together with Sycamore's technologies, products and services. If Sycamore and Sirocco do not integrate their operations and technologies quickly and smoothly, serious harm to the combined company's business, financial condition and prospects may result. Integrating the two businesses will entail significant diversion of the management's time and attention. Sycamore may be required to spend additional time or money on integration that would otherwise be spent on developing its business and services or other matters. In addition, the integration may require the partial or wholesale conversion or redesign of some or all of the technologies, products and services of either Sycamore or Sirocco.

   Failure of the Combined Company to Retain Key Employees of Sirocco Could Harm the Business of the Combined Company.

   The success of the combined company after the merger and the ability of the combined company to achieve the potential benefits of the merger depend in part on the continued services of key employees of Sirocco. Despite Sycamore's efforts to retain these key employees, the combined company might lose some of Sirocco's employees. Many Sirocco employees will acquire significant amounts of Sycamore common stock or vested stock options in the merger and may be able to sell these shares at substantial gains. In addition, these individuals could become financially independent through these sales, before the products of Sirocco have fully matured into commercially deliverable products. Additionally, competitors and other companies may seek to hire these individuals prior to the merger and during integration of the companies. Under these circumstances, we may face a difficult task of retaining and motivating the key personnel to stay committed to the combined company. Sycamore may not be successful in retaining these key employees and any such failure could result in the failure to realize anticipated benefits of the merger.

   Sales of substantial amounts of Sycamore common stock in the public market after the proposed merger could materially adversely affect the market price of Sycamore's common stock.

   Based on the shares of Sirocco capital stock, and options and warrants to purchase Sirocco stock, that are outstanding on June 5, 2000, an aggregate of 28,378,690 shares of Sycamore's common stock will be issued in the merger or be issuable upon the exercise of options assumed by Sycamore in the merger. A number of these shares will be freely tradable immediately following the merger. Sales of a substantial number of shares of Sycamore common stock could cause Sycamore's stock price to fall. In addition, these sales could impair Sycamore's ability to raise capital through the sale of additional stock.

   Substantial Expenses Will be Incurred and Payments Made Even if the Merger is Not Consummated.

   If the merger agreement is terminated, under some circumstances, Sirocco may be required to pay Sycamore a termination fee of $96 million. See "The Merger Agreement-Payment of Termination Fee" on page 49. In addition, whether or not the merger is consummated, Sirocco and Sycamore will incur substantial expenses, including legal, financial advisor and administrative expenses, in pursuing the merger.

Risks Relating to Sirocco

   Officers of Sirocco and Certain Members of Sirocco's Board Of Directors Have Interests in the Merger in Addition to Their Interest as Stockholders of Sirocco.

   As described in greater detail under "Certain Transactions of Sirocco," 50% of the unvested shares of restricted stock held by officers of Sirocco, including Jonathan Reeves, who is also a director, will vest upon consummation of the merger. The balance of the unvested shares held by these persons will also vest over an accelerated period of either one or two years. Mr. Reeves, who is currently the President and Chief Executive Officer of Sirocco, will become Vice President and General Manager, Optical Networking of Sycamore. Officers and directors of Sirocco will be entitled to indemnification from Sycamore under certain circumstances.

Risks Relating to the Investment in Sycamore

   Sycamore Expects That Substantially All of Its Revenues Will Be Generated from a Limited Number of Customers, and Sycamore's Revenues Will Not Grow If Sycamore Does Not Successfully Sell Products to These Customers.

   Sycamore currently has a limited number of customers, one of whom, Williams Communications, accounts for substantially all of Sycamore's revenues to date. Williams is not contractually committed to purchase any minimum quantities of products from Sycamore. Sycamore expects that in the foreseeable future substantially all of Sycamore's revenues will continue to depend on sales of its intelligent optical networking products to Williams and a limited number of potential new customers. The rate at which Sycamore's current and prospective customers purchase products from them will depend, in part, on its success in selling communications services based on these products to its own customers. Any failure of current or prospective customers to purchase products from Sycamore for any reason, including any determination not to install Sycamore's products in their networks or downturn in their business, would seriously harm Sycamore's financial condition or results of its operations.

   Sycamore Has Been in Business for a Short Period of Time and Your Basis for Evaluating Sycamore is Limited.

   Sycamore was founded in February 1998. Sycamore began shipping its SN 6000 Intelligent Optical Transport product in May 1999, its 8000 Intelligent Optical Network Node in August 1999 and its SilvxManager Network Management System in November 1999. Sycamore has limited meaningful historical financial data upon which to base projected revenues and planned operating expenses and upon which investors may evaluate Sycamore and its prospects. In addition, Sycamore's operating expenses are largely based on anticipated revenue trends, and a high percentage of Sycamore's expenses are and will continue to be fixed. You should consider the risks and difficulties frequently encountered by companies like Sycamore in a new and rapidly evolving market. Sycamore's ability to sell products, and the level of success, if any, it achieves, depends, among other things, on the level of demand for intelligent optical networking products, which is a new and rapidly evolving market.

   Sycamore's Failure to Increase its Revenues Would Prevent it from Achieving and Maintaining Profitability.

   Sycamore has a history of losses and has not achieved profitability on an annual basis. While it had a loss from operations in the quarter ended April 29, 2000, Sycamore achieved profitability for the first time in this quarter on a net income basis. Sycamore may not sustain profitability on a quarterly basis or achieve profitability on an annual basis. Sycamore cannot assure you that its revenues will grow or that it will generate sufficient revenues to sustain profitability. Sycamore has large fixed expenses and expects to continue to incur significant and increasing sales and marketing, product development, administrative and other expenses. Although its revenue has grown in recent quarters, Sycamore cannot be certain that its revenue growth will continue or increase in the future or that it will realize sufficient revenues to be profitable on an annual or quarterly basis.

   Sycamore is Entirely Dependent on its Line of Intelligent Optical Networking Products and its Future Revenue Depends on its Commercial Success.

   Sycamore's future growth depends on the commercial success of its line of intelligent optical networking products. To date, Sycamore's SN 6000 Intelligent Optical Transport product, SN 8000 Intelligent Optical Network Node and its SilvxManager Network Management System are the only products that have been shipped to customers. Sycamore's newest product is the SN 16000 Intelligent Optical Switch. This product is currently in the test stage. Sycamore intends to develop and introduce new products and enhancements to existing products in the future. Sycamore cannot assure you that it will be successful in completing the development or introduction of these products. Failure of its current or planned products to operate as expected could delay or prevent its adoption. If Sycamore's target customers do not adopt, purchase and successfully deploy its current and planned products, its revenues will not grow significantly.

   Because Sycamore's Products Are Complex and Are Deployed in Complex Environments, it May Have Errors or Defects That it Finds Only After Full Deployment, Which Could Seriously Harm its Business.

   Sycamore's intelligent optical networking products are complex and are designed to be deployed in large and complex networks. Because of the nature of the products, they can only be fully tested when completely deployed in very large networks with high amounts of traffic. Sycamore's customers may discover errors or defects in the hardware or the software, or the product may not operate as expected, after it has been fully deployed. If Sycamore is unable to fix errors or other problems that may be identified in full deployment, it could experience:

  .  loss of or delay in revenues and loss of market share;

  .  loss of customers;

  .  failure to attract new customers or achieve market acceptance;

  .  diversion of development resources;

  .  increased service and warranty costs;

  .  legal actions by its customers; and

  .  increased insurance costs.

   The Long and Variable Sales Cycles for Sycamore's Products May Cause Revenues and Operating Results to Vary Significantly from Quarter to Quarter.

   A customer's decision to purchase Sycamore's intelligent optical networking products involves a significant commitment of its resources and a lengthy evaluation, testing and product qualification process. As a result, Sycamore's sales cycle is likely to be lengthy. Throughout the sales cycle, Sycamore spends considerable time and expense educating and providing information to prospective customers about the use and features of its products. Even after making a decision to purchase, Sycamore believes that its customers will deploy the products slowly and deliberately. Timing of deployment can vary widely and depends on the skills of the customer, the size of the network deployment, the complexity of the customer's network environment and the degree of hardware and software configuration necessary. Customers with complex networks usually expand their networks in large increments on a periodic basis. Accordingly, Sycamore may receive purchase orders for significant dollar amounts on an irregular and unpredictable basis. Because of Sycamore's limited operating history and the nature of its business, it cannot predict these sales and deployment cycles. The long sales cycles, as well as its expectation that customers will tend to sporadically place large orders with short lead times, may cause its revenues and results of operations to vary significantly and unexpectedly from quarter to quarter.

   Sycamore May Not Be Successful if its Customer Base Does Not Grow.

   Sycamore's future success will depend on its attracting additional customers. The growth of its customer base could be adversely affected by:

  . customer unwillingness to implement its new optical networking architecture;

  . any delays or difficulties that it may incur in completing the development and introduction of its planned products or product enhancements;

  .  new product introductions by its competitors;

  .  any failure of its products to perform as expected; or

  .  any difficulty it may incur in meeting customers' delivery requirements.

   The Intelligent Optical Networking Market is New and Sycamore's Business Will Suffer if it Does Not Develop as it Expects.

   The market for intelligent optical networking products is new. Sycamore cannot assure you that a viable market for its products will develop or be sustainable. If this market does not develop, or develops more slowly than it expects, Sycamore's business, results of operations and financial condition would be seriously harmed.

   If Sycamore Does Not Respond Rapidly to Technological Changes, its Products Could Become Obsolete.

   The market for intelligent optical networking products is likely to be characterized by rapid technological change, frequent new product introductions and changes in customer requirements. Sycamore may be unable to respond quickly or effectively to these developments. Sycamore may experience design, manufacturing, marketing and other difficulties that could delay or prevent its development, introduction or marketing of new products and enhancements. The introduction of new products by competitors, market acceptance of products based on new or alternative technologies or the emergence of new industry standards, could render its existing or future products obsolete.

   In developing its products, Sycamore has made, and will continue to make, assumptions about the standards that may be adopted by its customers and competitors. If the standards adopted are different from those which Sycamore has chosen to support, market acceptance of its products may be significantly reduced or delayed and its business will be seriously harmed. In addition, the introduction of products incorporating new technologies and the emergence of new industry standards could render Sycamore's existing products obsolete.

   In addition, in order to introduce products incorporating new technologies and new industry standards, Sycamore must be able to gain access to the latest technologies of its customers, its suppliers and other network vendors. Any failure to gain access to the latest technologies could impair the competitiveness of its products.

   Customer Requirements Are Likely to Evolve, and Sycamore Will Not Retain Customers or Attract New Customers if it Does Not Anticipate and Meet Specific Customer Requirements.

   Sycamore's current and prospective customers may require product features and capabilities that its current products do not have. To achieve market acceptance for its products, it must effectively and timely anticipate and adapt to customer requirements and offer products and services that meet customer demands. Sycamore's failure to develop products or offer services that satisfy customer requirements would seriously harm its ability to increase demand for its products.

   Sycamore intends to continue to invest in product and technology development. The development of new or enhanced products is a complex and uncertain process that requires the accurate anticipation of technological and market trends. Sycamore may experience design, manufacturing, marketing and other difficulties that could delay or prevent the development, introduction or marketing of new products and enhancements. The introduction of new or enhanced products also requires that it manage the transition from older products in order to minimize disruption in customer ordering patterns and ensure that adequate supplies of new products can be delivered to meet anticipated customer demand. Sycamore's inability to effectively manage this transition would cause it to lose current and prospective customers.

   Sycamore's Market is Highly Competitive, and its Failure to Compete Successfully Would Limit its Ability to Increase its Market Share.

   Competition in the public network infrastructure market is intense. This market has historically been dominated by large companies, such as Lucent Technologies, Nortel Networks, Cisco Systems and Ciena Corporation. In addition, a number of private companies have announced plans for new products to address the same network problems which Sycamore's products address. Many of Sycamore's current and potential competitors have significantly greater selling and marketing, technical, manufacturing, financial, and other resources, including vendor-sponsored financing programs. Moreover, Sycamore's competitors may foresee the course of market developments more accurately and could in the future develop new technologies that compete with its products or even render their products obsolete. Due to the rapidly evolving markets in which it competes, additional competitors with significant market presence and financial resources may enter those markets, thereby further intensifying competition.

   In order to compete effectively, Sycamore must deliver products that:

  .  provide extremely high network reliability;

  .  scale easily and efficiently with minimum disruption to the network;

  .  interoperate with existing network designs and equipment vendors;

  . reduce the complexity of the network by decreasing the need for overlapping equipment;

  .  provide effective network management; and

  .  provide a cost-effective solution for service providers.

   In addition, Sycamore believes that a knowledge of the infrastructure requirements applicable to service providers, experience in working with service providers to develop new services for its customers, and an ability to provide vendor-sponsored financing, are important competitive factors in their market. Sycamore has limited ability to provide vendor-sponsored financing and this may influence the purchasing decisions of prospective customers, who may decide to purchase products from one of its competitors who are able to provide more extensive financing programs.

   If Sycamore is unable to compete successfully against its current and future competitors, it could experience price reductions, order cancellations and reduced gross margins, any one of which could materially and adversely affect its business, results of operations and financial condition.

   Sycamore is Likely to Face Difficulties in Obtaining and Retaining Customers if it Does Not Expand its Sales Organization and its Customer Service and Support Operations.

   Sycamore's products and services require a sophisticated sales effort targeted at a limited number of key individuals within their prospective customers' organizations. This effort requires specialized sales personnel and consulting engineers. Sycamore is in the process of building its direct sales force and plan to hire additional qualified sales personnel and consulting engineers. Competition for these individuals is intense, and Sycamore might not be able to hire and train the kind and number of sales personnel and consulting engineers required for it to be successful. In addition, Sycamore believes that its future success is dependent upon its ability to establish successful relationships with a variety of distribution partners. If Sycamore is unable to expand its direct sales operations, or expand its indirect sales channel, it may not be able to increase market awareness or sales of its products, which may prevent it from achieving and maintaining profitability.

   Sycamore currently has a small customer service and support organization and will need to increase its staff to support new customers. The support of its products requires highly trained customer service and support personnel. Hiring customer service and support personnel is very competitive in Sycamore's industry because there are a limited number of people available with the necessary technical skills and understanding of its market. Once Sycamore hires them, they may require extensive training in their intelligent optical networking products. If Sycamore is unable to expand its customer service and support organization and train its personnel rapidly, it may not be able to increase sales of its products.

   Sycamore Depends upon Contract Manufacturers and Any Disruption in These Relationships May Cause it to Fail to Meet the Demands of its Customers and Damage its Customer Relationships.

   Sycamore does not have internal manufacturing capabilities. It relies on a small number of contract manufacturers to manufacture its products in accordance with its specifications, and to fill orders on a timely basis. Sycamore has a supply contract with Celestica Corporation, which provides comprehensive manufacturing services, including assembly, test, control and shipment to its customers, and procures material on Sycamore's behalf. Sycamore may not be able to effectively manage its relationship with Celestica, and Celestica may not meet its future requirements for timely delivery. Each of Sycamore's contract manufacturers also builds products for other companies, and it cannot assure you that it will always have sufficient quantities of inventory available to fill orders placed by its customers, or that it will allocate its internal resources to fill these orders on a timely basis. Except for its contract with Celestica, which is cancellable by Celestica without cause on one year's advance notice, Sycamore does not have any on-going supply contracts with these manufacturers. At present, it purchases products from these manufacturers on a purchase order basis. Qualifying a new contract manufacturer and commencing volume production is expensive and time consuming and could result in a significant interruption in the supply of its products. If Sycamore is required or chooses to change contract manufacturers, it may lose revenue and damage its customer relationships.

   Sycamore Relies on Single Sources for Supply of Certain Components and its Business May be Seriously Harmed if its Supply of Any of These Components and Other Components is Disrupted.

   Sycamore currently purchases several key components, including commercial digital signal processors, RISC processors, field programmable gate arrays, SONET transceivers and erbium doped fiber amplifiers, from single or limited sources. It purchases each of these components on a purchase order basis and has no long-term contracts for these components. Although Sycamore believes that there are alternative sources for each of these components, in the event of a disruption in supply, it may not be able to develop an alternate source in a timely manner or at favorable prices. Such a failure could hurt Sycamore's ability to deliver its products to its customers and negatively affect its operating margins. In addition, Sycamore's reliance on its suppliers exposes it to potential supplier production difficulties or quality variations. Any such disruption in supply would seriously impact present and future sales and revenue. Further, the optical component industry is expanding rapidly and manufacturers of optical components may be unable to meet the unpredictable and growing demand for components. Because optical components are integrated into Sycamore's products, a shortage or decrease in supply would seriously impact future sales and revenue.

   The Unpredictability of Sycamore's Quarterly Results May Adversely Affect the Trading Price of its Common Stock.

   Sycamore's revenues and operating results will vary significantly from quarter to quarter due to a number of factors, many of which are outside of its control and any of which may cause its stock price to fluctuate. The primary factors that may affect it include the following:

  .  fluctuation in demand for intelligent optical networking products;

  .  the timing and size of sales of its products;

  .  the length and variability of the sales cycle for its products;

  .  the timing of recognizing revenue and deferred revenue;

  . new product introductions and enhancements by its competitors and itself;

  . changes in its pricing policies or the pricing policies of its competitors;

  . its ability to develop, introduce and ship new products and product enhancements that meet customer requirements in a timely manner;

  . its ability to obtain sufficient supplies of sole or limited source components;

  .  increases in the prices of the components it purchases;

  . its ability to attain and maintain production volumes and quality levels for its products;

  .  the timing and level of prototype expenses;

  .  costs related to acquisitions of technology or businesses; and

  . general economic conditions as well as those specific to the telecommunications, Internet and related industries.

   Sycamore plans to increase significantly its operating expenses to fund greater levels of research and development, expand its sales and marketing operations, broaden its customer support capabilities and develop new distribution channels. Sycamore also plans to expand its general and administrative capabilities to address the increased reporting and other administrative demands which will result from the increasing size of its business. Its operating expenses are largely based on anticipated organizational growth and revenue trends and a high percentage of its expenses are, and will continue to be, fixed. As a result, a delay in generating or recognizing revenue for the reasons set forth above, or for any other reason, could cause significant variations in its operating results from quarter to quarter and could result in substantial operating losses.

   Due to the foregoing factors, Sycamore believes that quarter-to-quarter comparisons of its operating results are not a good indication of its future performance. You should not rely on Sycamore's results or growth for one quarter as any indication of its future performance. It is likely that in some future quarters, its operating results may be below the expectations of public market analysts and investors. In this event, the price of Sycamore's common stock could decrease.

   If Sycamore's Products Do Not Interoperate with its Customers' Networks, Installations Will Be Delayed or Cancelled and Could Result in Substantial Product Returns, Which Could Seriously Harm its Business.

   Many of Sycamore's customers will require that its products be specifically designed to interface with its existing networks, each of which may have different specifications and utilize multiple protocol standards. Its customers' networks contain multiple generations of products that have been added over time as these networks have grown and evolved. Sycamore's products must interoperate with all of the products within these networks as well as future products in order to meet its customers' requirements. The requirement that it modify product design in order to achieve a sale may result in a longer sales cycle, increased research and development expense, and reduced margins on its products. If Sycamore finds errors in the existing software used in its customers' networks, it would have to modify its products to fix or overcome these errors so that its products will interoperate and scale with the existing software and hardware. If Sycamore's products do not interoperate with those of its customers' networks, installations could be delayed, orders for its products could be cancelled or its products could be returned. This would also seriously harm Sycamore's reputation, all of which could seriously harm its business and prospects.

   Undetected Software or Hardware Errors and Problems Arising from Use of Sycamore's Products in Conjunction with Other Vendors' Products Could Result in Delays or Loss of Market Acceptance of its Products.

   Networking products frequently contain undetected software or hardware errors when first introduced or as new versions are released. Sycamore expects that errors will be found from time to time in new or enhanced products after it begins commercial shipments. In addition, service providers typically use its products in conjunction with products from other vendors. As a result, when problems occur, it may be difficult to identify the source of the problem. These problems may cause it to incur significant warranty, support and repair costs, divert the attention of its engineering personnel from its product development efforts and cause significant customer relations problems. The occurrence of these problems could result in the delay or loss of market acceptance of Sycamore's products and would likely have a material adverse effect on its business, results of operations and financial condition. Defects, integration issues or other performance problems in its products could result in financial or other damages to its customers or could damage market acceptance for its products. Sycamore's customers could also seek damages for losses from them. A product liability claim brought against Sycamore, even if unsuccessful, would likely be time consuming and costly.

   Sycamore's Failure to Establish and Maintain Key Customer Relationships May Result in Delays in Introducing New Products or Cause Customers to Forego Purchasing its Products.

   Sycamore's future success will also depend upon its ability to develop and manage key customer relationships in order to introduce a variety of new products and product enhancements that address the increasingly sophisticated needs of its customers. Sycamore's failure to establish and maintain these customer relationships may adversely affect its ability to develop new products and product enhancements. In addition, it may experience delays in releasing new products and product enhancements in the future. Material delays in introducing new products and enhancements or Sycamore's inability to introduce competitive new products may cause customers to forego purchases of its products and purchase those of its competitors, which could seriously harm its business.

   Sycamore's Failure to Continually Improve its Internal Controls and Systems, and Hire Needed Personnel, Could Impair its Future Growth.

   Sycamore has expanded its operations rapidly since its inception. It continues to increase the scope of its operations and has grown its headcount substantially. For example, at July 31, 1999, Sycamore had a total of 148 employees and at April 29, 2000, it had a total of 407 employees. In addition, Sycamore plans to continue to hire a significant number of employees this fiscal year. Its growth has placed, and its anticipated growth will continue to place, a significant strain on its management systems and resources. Sycamore's ability to successfully offer its products and implement its business plan in a rapidly evolving market requires an effective planning and management process. Sycamore expects that it will need to continue to improve its financial, managerial and manufacturing controls and reporting systems, and will need to continue to expand, train and manage its work force worldwide. It may not be able to implement adequate control systems in an efficient and timely manner. Competition for highly skilled personnel is intense, especially in the New England area. Any failure to attract, assimilate or retain qualified personnel to fulfill its current or future needs could impair its growth.

   Sycamore Depends on its Key Personnel to Manage its Business Effectively in a Rapidly Changing Market and if it is Unable to Retain its Key Employees, its Ability to Compete Could Be Harmed.

   Sycamore's future success depends upon the continued services of its executive officers and other key engineering, sales, marketing and support personnel, who have critical industry experience and relationships that it relies on to implement their business plan. None of Sycamore's officers or key employees is bound by an employment agreement for any specific term. It does not have "key person" life insurance policies covering any of its employees. The loss of the services of any of Sycamore's key employees could delay the development and introduction of, and negatively impact its ability to sell, its products.

   If Sycamore Becomes Subject to Unfair Hiring Claims, it Could Incur Substantial Costs in Defending Itself.

   Companies in Sycamore's industry, whose employees accept positions with competitors, frequently claim that their competitors have engaged in unfair hiring practices. Sycamore cannot assure you that it will not receive claims of this kind or other claims relating to its employees in the future as it seeks to hire qualified personnel or that those claims will not result in material litigation. Sycamore could incur substantial costs in defending themselves or its employees against such claims, regardless of their merits. In addition, defending itself or its employees from such claims could divert the attention of its management away from its operations.

   Sycamore's Ability to Compete Could Be Jeopardized if it is Unable to Protect its Intellectual Property Rights from Third-party Challenges.

   Sycamore relies on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect its intellectual property rights. Sycamore also enters into confidentiality or license agreements with its employees, consultants and corporate partners, and control access to and distribution of their software, documentation and other proprietary information. Despite its effort to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use their products or technology. Monitoring unauthorized use of its products is difficult and Sycamore cannot be certain that the steps it has taken will prevent unauthorized use of its technology, particularly in foreign countries where the laws may not protect their proprietary rights as fully as in the United States. If competitors are able to use Sycamore's technology, its ability to compete effectively could be harmed.

   If Necessary Licenses of Third-party Technology Are Not Available to Sycamore or Are Very Expensive, its Products Could Become Obsolete.

   From time to time Sycamore may be required to license technology from third parties to develop new products or product enhancements. Sycamore cannot assure you that third party licenses will be available to it on commercially reasonable terms, if at all. The inability to obtain any third-party license required to develop new products and product enhancements could require it to obtain substitute technology of lower quality or performance standards or at greater cost, either of which could seriously harm the competitiveness of its products.

   Sycamore Could Become Subject to Litigation Regarding Intellectual Property Rights, Which Could Seriously Harm its Business and Require it to Incur Significant Costs.

   In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. Although Sycamore has not been involved in any intellectual property litigation, it may be a party to litigation in the future to protect its intellectual property or as a result of an allegation that it infringes others' intellectual property. Any parties asserting that its products infringe upon its proprietary rights would force it to defend itself and possibly its customers or manufacturers against the alleged infringement. These claims and any resulting lawsuit, if successful, could subject it to significant liability for damages and invalidation of its proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force Sycamore to do one or more of the following:

  . stop selling, incorporating or using its products that use the challenged intellectual property;

  . obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

  .  redesign those products that use such technology.

   If Sycamore is forced to take any of the foregoing actions, its business may be seriously harmed.

   Sycamore May Face Risks Associated with its International Expansion That Could Impair its Ability to Grow its Revenues Abroad.

   Sycamore intends to continue to expand its sales into international markets. This expansion will require significant management attention and financial resources to develop successfully direct and indirect international sales and support channels and to support customers in international markets. It may not be able to develop international market demand for its products.

   Sycamore has limited experience in marketing, distributing and supporting its products internationally and to do so, it expects that it will need to develop versions of its products that comply with local standards. In addition, international operations are subject to other inherent risks, including:

  . greater difficulty in accounts receivable collection and longer collection periods;

  .  difficulties and costs of staffing and managing foreign operations;

  .  the impact of recessions in economies outside the United States;

  .  unexpected changes in regulatory requirements;

  .  certification requirements;

  .  currency fluctuations;

  .  reduced protection for intellectual property rights in some countries;

  .  potentially adverse tax consequences; and

  .  political and economic instability.

   Any Acquisitions Sycamore Makes Could Disrupt its Business and Seriously Harm its Financial Condition.

   As part of Sycamore's ongoing business development strategy, it considers acquisitions and strategic investments in complementary companies, products or technologies. On June 6, 2000, Sycamore announced the signing of the merger agreement described in this proxy statement/prospectus. It may also evaluate other potential transactions and transaction prospects. In the event of any purchases, Sycamore could:

  . issue stock that would dilute its current stockholders' percentage ownership;

  .  incur debt;

  .  assume liabilities;

  . incur amortization expenses related to goodwill and other intangible assets; or

  .  incur large and immediate write-offs.

   Sycamore's operation of any acquired business will also involve numerous risks, including:

  .  problems combining the purchased operations, technologies or products;

  .  unanticipated costs;

  .  diversion of management's attention from its core business;

  . adverse effects on existing business relationships with suppliers and customers;

  . risks associated with entering markets in which it has no or limited prior experience; and

  . potential loss of key employees, particularly those of the purchased organizations.

   Sycamore cannot assure you that it will be able to successfully integrate any businesses, products, technologies or personnel that it might acquire in the future and any failure to do so could disrupt its business and seriously harm its financial condition.

Risks Relating to The Securities Markets

   The Price of Sycamore Common Stock May be Volatile.

   An active public market for the Sycamore common stock you will receive in the merger may not be sustained. The market for technology stocks has been extremely volatile. The following factors could cause the market price of the Sycamore common stock to fluctuate significantly:

  .  Sycamore's loss of a major customer;

  .  the addition or departure of key personnel;

  .  variations in Sycamore's quarterly operating results;

  . announcements by Sycamore or its competitors of significant contracts, new products or product enhancements;

  .  failure by Sycamore to meet its product milestones;

  . acquisitions, distribution partnerships, joint ventures or capital commitments;

  .  changes in financial estimates by securities analysts;

  .  sales of Sycamore common stock or other securities in the future;

  .  changes in market valuations of broadband access technology companies;

  . changes in market valuations of networking and telecommunications companies; and

  .  fluctuations in stock market prices and volumes.

   In addition, the stock market in general, and the Nasdaq National Market and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of Sycamore's common stock, regardless of its actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against such companies. Such litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources.

   There May be Sales of a Substantial Amount of Sycamore Common Stock That Could Cause its Stock Price to Fall.

   As of April 29, 2000, options to purchase a total of 24,479,310 shares of Sycamore common stock were outstanding, which options are subject to vesting schedules. Sales of a substantial number of shares of Sycamore common stock could cause Sycamore's stock price to fall. In addition, the sale of shares by its stockholders could impair its ability to raise capital through the sale of additional stock.

   Insiders Have Substantial Control over Sycamore and Could Limit Your Ability to Influence the Outcome of Key Transactions, Including Changes of Control.

   As of April 29, 2000, Sycamore's executive officers, directors and entities affiliated with it will, in the aggregate, beneficially own approximately 61.5% of its outstanding common stock. These stockholders, if acting together, would be able to significantly influence all matters requiring approval by its stockholders, including the election of directors and the approval of mergers or other business combination transactions.

   Provisions of Sycamore's Charter Documents and Delaware Law May Have Anti-takeover Effects That Could Prevent a Change of Control.

   Provisions of Sycamore's amended and restated certificate of incorporation, by-laws, and Delaware law could make it more difficult for a third party to acquire it, even if doing so would be beneficial to its stockholders.

                  THE SPECIAL MEETING OF SIROCCO STOCKHOLDERS

   This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by Sirocco's board of directors in connection with the proposed merger for use at the special meeting. This proxy statement/prospectus is first being furnished to stockholders of Sirocco on or
about [    ], 2000.

Date, Time and Place of the Special Meeting

   The special meeting of the stockholders of Sirocco is scheduled to be held as follows:

                  [    ], 2000
                  [    ], local time
                  [    ]
                  [    ]
                  [    ]
                  [    ]

Purpose of the Special Meeting

   The special meeting is being held so that the stockholders of Sirocco may consider and vote upon a proposal to adopt the merger agreement among Sycamore, a wholly owned subsidiary of Sycamore and Sirocco and transact any other business that properly comes before the special meeting or any adjournment thereof. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

   If the stockholders of Sirocco adopt the merger agreement, a wholly owned subsidiary of Sycamore will merge into Sirocco, and Sirocco will survive the merger as a wholly owned subsidiary of Sycamore.

   After careful consideration, Sirocco's board of directors has unanimously approved the merger agreement and determined that the merger is fair to you and in your best interests. Sirocco's board of directors unanimously recommends that you vote FOR the adoption of the merger agreement.

Stockholder Record Date for the Special Meeting

   Sirocco's board of directors has fixed the close of business on June 5, 2000, as the record date for determination of Sirocco stockholders entitled to notice of and entitled to vote at the special meeting. On the record date, there were 30,718,991 shares of Sirocco common stock, 60,000 shares of Series A preferred stock, 85,000 shares of Series B preferred stock, 2,654,548 shares of Series C preferred stock and 5,370,047 shares of Series D preferred stock issued and outstanding and held by approximately 155 holders of record.

Vote of Sirocco Stockholders Required for Approval of the Merger

   A majority of the outstanding shares of Sirocco common stock and each series of preferred stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of the holders of at least a majority of Sirocco's common stock and each series of preferred stock outstanding and entitled to vote at the special meeting is required to adopt the merger agreement. You are entitled to one vote for each share of Sirocco common stock and each share of preferred stock held by you on the record date for each proposal to be presented to you at the special meeting.

   The Sirocco stockholders who are parties to the voting agreement with Sycamore have agreed to vote their shares of Sirocco common stock and preferred stock in favor of the adoption of the merger agreement. As of

June 5, 2000, these stockholders held outstanding shares of Sirocco common stock and preferred stock representing the following:

  .  62.11% of the Sirocco common stock;

  .  100% of the Sirocco Series A preferred stock;

  .  98.04% of the Sirocco Series B preferred stock;

  .  94.18% of the Sirocco Series C preferred stock; and

  .  90.84% of the Sirocco Series D preferred stock.

   Accordingly, as a result of the voting agreement, assuming no breach of the voting agreement by any party thereto, adoption of the merger agreement is assured.

   As of June 5, 2000, directors and executive officers of Sirocco and its affiliates beneficially owned and were entitled to vote approximately 8,633,890 shares of Sirocco common stock, which represented approximately 28% of all outstanding shares of Sirocco common stock entitled to vote at the special meeting in addition to approximately 17,340,034 shares of common stock, or approximately 53% of the outstanding shares of common stock, held by investment funds with which certain directors are affiliated. Each Sirocco director and executive officer has indicated his present intention to vote, or cause to be voted, the Sirocco common stock owned by him for adoption of the merger agreement.

Voting of Proxies

   All shares of Sirocco common stock and preferred stock represented by properly executed proxies received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on them. Properly executed proxies that do not contain voting instructions will be voted FOR adoption of the merger agreement. You are urged to mark the box on the proxy to indicate how to vote your shares.

   If you return a properly executed proxy and you have abstained from voting on the proposal, your Sirocco common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement.

   Because adoption of the merger agreement requires the affirmative vote of at least a majority of Sirocco's common stock outstanding as of the record date, any failure to return your proxy will have the same effect as a vote AGAINST adoption of the merger agreement.

   Sirocco does not expect that any matter other than adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

Revocability of Proxies

   You may revoke your proxy at any time before it is voted by:

  . notifying in writing the Secretary of Sirocco, 95 Barnes Road, Wallingford, Connecticut 06492;

  .  granting a subsequent proxy; or

  . appearing in person and voting at the special meeting. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

Solicitation of Proxies

   Sirocco and Sycamore will share equally all expenses incurred in connection with the printing and mailing of this proxy statement/prospectus to Sirocco's stockholders and the filing fees related to the registration statement of which this proxy statement/prospectus forms a part. Sirocco will bear the cost of mailing and soliciting proxies from its stockholders. It is expected that approximately $1,000 will be spent in connection with the solicitation of Sirocco's stockholders.

   You should not send stock certificates with your proxy. A transmittal form with instructions for the surrender of stock certificates of Sirocco common stock and preferred stock will be mailed to you as soon as practicable after completion of the merger.

                                   THE MERGER

   This section of the proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement, the voting agreement and the escrow agreement. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which we refer for a more complete understanding of the merger.

Background of the Merger

   Senior management members of Sycamore and Sirocco have been familiar with each other for several years, having each previously been associated with Cascade Communications Corp., a networking company. On April 18, 2000, senior executives of Sycamore and Sirocco met to discuss Sirocco's current and proposed business operations.

   On May 19, 2000, Kevin Oye, Sycamore's Vice President of Business Development, spoke with Jonathan Reeves, Sirocco's Chief Executive Officer, to explore the possibility of developing a relationship between Sycamore and Sirocco. Messrs. Oye and Reeves agreed to organize a subsequent meeting to further review Sirocco's current and proposed business operations.

   On May 24, 2000, Mr. Reeves and W. Thomas Shea, Sirocco's Chief Operating Officer, together with several other Sirocco officers and employees met with Mr. Oye and other Sycamore representatives at Sirocco's principal offices in Wallingford, Connecticut to discuss Sirocco's products and product development.

   On May 25, 2000, Mr. Reeves, together with several Sirocco officers and employees, discussed Sirocco's products and product development in further detail with representatives of Sycamore by teleconference.

   On May 26, 2000, Mr. Oye spoke with Messrs. Reeves and Shea by telephone and proposed possible terms for a business combination of the two companies. Mr. Oye requested that as a condition of further discussions, Sirocco agree to negotiate exclusively with Sycamore for a period of time as to any possible business combination. On May 27, 2000, Messrs. Reeves and Shea agreed to negotiate exclusively with Sycamore through the close of business on June 5, 2000 with respect to a business combination which would value Sirocco within an agreed range. On May 28, 2000, Mr. Oye agreed that a preliminary valuation of Sirocco at $2.4 billion was within a range that would justify continuing discussions, conducting mutual due diligence and negotiating definitive documentation, all subject to the approval of their respective boards of directors.

   From May 29, 2000 through June 4, 2000, representatives of Sycamore and Sirocco, including their legal advisors, conducted mutual due diligence concerning their respective businesses and operations.

   From June 1, 2000 through June 5, 2000, representatives of Sycamore and Sirocco, together with their legal advisors, discussed and negotiated the terms and conditions of the merger agreement, the voting agreement and the escrow agreement and various other business, legal and financial issues, including among other things, employee matters and the tax and accounting treatment of the proposed transaction.

   On June 4, 2000, the board of directors of Sycamore held a telephonic meeting also attended by representatives of Morgan Stanley & Co. and Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Sycamore. Sycamore management reported on the status of the negotiations with Sirocco and representatives of Morgan Stanley provided their financial analysis of the proposed combination. Representatives of Skadden Arps described the principal terms of the merger agreement, voting agreement and escrow agreement, and the board members discussed generally the merits of the proposed combination.

   On June 4, 2000, the Sirocco board of directors held a telephonic meeting attended by representatives of Day, Berry & Howard LLP, counsel to Sirocco, and Ropes & Gray, special counsel to Sirocco. Sirocco management reported on the status of the negotiations with Sycamore and representatives of Day, Berry & Howard and Ropes & Gray described the current status of the negotiations of the principal terms of the merger agreement, voting agreement and escrow agreement. The Sirocco board members discussed the factors in favor of the merger, as well as potentially negative factors.

   The Sirocco board of directors had a further telephone meeting on June 5, 2000 at which they were updated by members of Sirocco management and by representatives of Day, Berry & Howard and Ropes & Gray as to the current status of the negotiations and the remaining issues separating the companies.

   The Sirocco board of directors had a second telephone meeting on June 5, 2000, again attended by members of Sirocco management and representatives of Day, Berry & Howard and Ropes & Gray. The Sirocco board members were updated on the status of the negotiations and the proposed terms of the merger agreement and other documents. Following considerable discussion, the Sirocco board of directors unanimously approved the merger agreement, the voting agreement, the escrow agreement and related documents, and determined that the merger is fair to the stockholders of Sirocco and in their best interests. The Sirocco board of directors directed that the merger agreement be submitted to Sirocco's stockholders for approval, together with a recommendation from the board that the stockholders vote in favor of the merger.

   On June 5, 2000, the Sycamore board of directors again met telephonically with Sycamore senior management and representatives of Morgan Stanley and Skadden Arps. The board was updated on the status of the negotiations and the proposed terms of the merger agreement and other documents. Representatives of Morgan Stanley summarized their financial analysis previously discussed with the board. Following discussion, the Sycamore board of directors concluded that the merger was fair to and in the best interests of Sycamore and unanimously approved the merger agreement, the voting agreement, the escrow agreement and related documents.

   Sycamore and Sirocco entered into the merger agreement as of June 5, 2000. Also as of June 5, 2000, certain Sirocco stockholders entered into the voting agreement with Sycamore and Sirocco.

   On June 6, 2000, Sirocco and Sycamore issued a press release announcing the transaction.

Sycamore's Reasons for the Merger

   Sycamore believes the combined company following the merger will have a more complete, scalable product family of intelligent optical networking products and therefore will be positioned to deliver the end-to-end intelligent optical networking solutions that its customers seek. Sycamore believes that the combined company after the merger will be able to more rapidly bring this family of intelligent optical network products to market than if Sycamore had relied solely on internal product development. Sycamore believes that this will strengthen its ability to compete in the changing optical networking market, where the ability to compete can require companies to develop or acquire new competencies within a short period of time.

   Sycamore also believes that the Sirocco team will add substantial talent and skill to the existing Sycamore team, primarily in the research, development and sale of optical access and switching products and technologies geared to meet the needs of service providers in the access and metropolitan sectors of the fiber optic network. Understanding the needs of the optical access segment of the network and developing the ability to build compact and capable optical access products requires specialized talents. Sycamore believes that the Sirocco team will bring expertise in this area to Sycamore as many of the founders and key employees of Sirocco have extensive experience researching and developing optical access products and technologies. Sycamore believes that the merger will not only accelerate its entry into the optical access market, but also will create an optical access group that will continue to enhance Sycamore's future capabilities in this area.


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

   For the strategic reasons set forth above, after consultation with its management and advisers and consideration of the terms of the merger agreement and the transactions contemplated by the merger agreement, the Sycamore board of directors determined that the merger agreement and the merger were in the best interests of Sycamore and its stockholders.

Sirocco's Reasons for the Merger

   In reaching its decision to approve the merger agreement and the merger and to recommend approval of the merger agreement by Sirocco stockholders, the Sirocco board of directors carefully considered the terms of the merger agreement and the proposed merger and the other transactions contemplated by the merger agreement.

   Among the factors that the Sirocco board of directors considered in favor of the merger were:

  . the current and anticipated market price of Sycamore stock and the relative value of the merger consideration being offered to Sirocco stockholders;

  . the likelihood that the merger would receive tax-free treatment for stockholders for federal income tax purposes pursuant to Section 368(a) of the Internal Revenue Code;

  . the belief that the opportunity to own stock of a larger, publicly traded company would provide greater security to stockholders and a better return on their investment, and would eliminate some of the risks of owning an illiquid investment in a privately held company;

  . the opportunity afforded to stockholders to participate in the growth of the combined business;

  . the difficulty of maximizing the potential of Sirocco's products within a small, privately owned business;

  . the access to greater financial, administrative and marketing resources that would be afforded to Sirocco products through the integration of Sirocco's business with the business of Sycamore;

  . the strategic fit and complementary nature of Sirocco's business with the business of Sycamore, and the belief that each of the businesses would be stronger as a result of the merger;

  . the likelihood that Sirocco would continue to need significant financing to support its plans for growth; and

  .  Sycamore's plans for continuing development of Sirocco's business.

   Among the factors that the Sirocco board of directors considered as potentially negative were:

  . the risk that the potential benefits sought in the merger might not be realized fully, or within the time frame contemplated, if at all;

  .  the possibility that the merger would not be consummated;

  . the risk that, despite the efforts of Sirocco and Sycamore, key technical, marketing and management personnel might choose not to remain employed by Sycamore after the merger; and

  . the other risks associated with Sycamore's business and the merger described under "Risk Factors."

   The Sirocco board of directors believes that the potential benefits of the merger outweigh the risks.

   The foregoing discussion of the information and factors considered by the Sirocco board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Sirocco board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the Sirocco board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Sirocco board of directors may have given different weight to different factors.

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

Recommendation of Sirocco's Board of Directors

   After careful consideration, the Sirocco board of directors has unanimously approved the merger agreement and determined that the merger is fair to you and in your best interests. The Sirocco board of directors unanimously recommends that you vote FOR the adoption of the merger agreement.

   In considering the recommendation of Sirocco's board of directors with respect to the merger agreement, you should be aware that some directors, officers and employees of Sirocco have interests in the merger that are different from, or are in addition to, your interests. Please read the section entitled "Certain Transactions of Sirocco" on page 92 of this proxy statement/prospectus.

Stock Restriction Agreements

   Pursuant to Stock Restriction Agreements between Sirocco and each of Jonathon Reeves, W. Thomas Shea and Edward Stern, the executives have purchased restricted stock of Sirocco. Upon the consummation of the merger, Sirocco's purchase option covering the restricted stock held by the executives lapses with respect to 50% of the shares it covered immediately prior to the transaction. Thereafter, the purchase option will continue to lapse at the rate of 8.33% per month, such that it expires entirely one year after the transaction. In the event that an executive is terminated without cause or resigns for just cause after the transaction is completed, all of such executive's unvested shares will immediately become vested.

Sirocco's 1998 Stock Plan

   At the time the merger is completed, restricted stock and stock options issued and outstanding under Sirocco's 1998 stock option plan, whether vested or unvested, will be assumed by Sycamore, and assuming that no options that are currently outstanding to purchase Sirocco common stock expire or are terminated and that all the issued and outstanding shares of Sirocco Series D preferred stock convert into Sirocco common stock, each option will be converted into an option to acquire .6798 of a share of Sycamore common stock. If shares of Sirocco Series D preferred stock are not converted into Sirocco common stock prior to completion of the merger, the Sirocco common stock exchange ratio will be adjusted upward. If none of the issued and outstanding shares of Sirocco Series D preferred stock are converted, each option will be converted into an option to acquire .8360 of a share of Sycamore common stock. We expect that all of the issued and outstanding shares of Sirocco Series D preferred stock will be converted into Sirocco common stock prior to completion of the merger, and accordingly, we expect that each option will be converted into an option to acquire .6798 of a share of Sycamore common stock. Sycamore will assume these options on the same terms and conditions, including vesting provisions and repurchase provisions relating to any shares of Sirocco restricted stock, that were applicable to the options prior to completion of the merger. Fifty percent of the shares covered by outstanding unvested restricted stock and stock options will automatically vest upon the consummation of the merger. The balance of the unvested shares held by these persons will vest over an accelerated period of either one or two years.

Indemnification and Insurance

   The merger agreement provides that all rights to indemnification existing in favor of the present and former officers, directors, employees and agents of Sirocco, to the extent provided in the Sirocco charter and the Sirocco by-laws, will be assumed by Sycamore and the surviving corporation in the merger. The merger agreement also provides that for four years after the effective time of the merger, Sycamore will maintain policies of directors' and officers' fiduciary liability insurance for acts or omissions occurring prior to the effective time of the merger, on terms no less advantageous than those in effect on the date of the merger agreement. However, if the annual premiums for this insurance exceed two times the annual premiums paid by Sirocco prior to June 5, 2000, the surviving corporation will only be required to provide as much coverage as possible for an annual premium equal to two times the last annual premium paid by Sirocco.

Employee Non-Competition and Non-Disclosure Agreements

   Certain key employees of Sirocco have also entered into non-competition and non-disclosure agreements with Sycamore and Sirocco in connection with the merger. The agreements provide that the employees bound by such agreements will not compete with Sycamore for a period of the later of two years from the date of the agreement or one year following any termination of employment by Sycamore. For a period of one year following termination of employment, the employees who are party to such agreements may not solicit any of Sycamore's current or potential customers, solicit the employment or services of certain of Sycamore's employees or consultants, or otherwise interfere with Sycamore's business. The employees who are party to the non-competition and non-disclosure agreements have also agreed not to disclose any proprietary information regarding Sycamore or Sirocco. The non-competition and non-disclosure agreements will become effective upon consummation of the merger and shall be null and void if the merger agreement is terminated.

Completion and Effectiveness of the Merger

   The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including adoption of the merger agreement by the stockholders of Sirocco. Upon adoption of the merger agreement, the stockholders of Sirocco will be deemed to have acknowledged their approval of their indemnification obligations set forth in the merger agreement and the escrow agreement and the appointment of G. Felda Hardymon to act as representative of the stockholders of Sirocco pursuant to the terms and conditions of the merger agreement and the escrow agreement. The merger will become effective upon the filing of a certificate of merger with the State of Delaware.

   We are working towards completing the merger as quickly as possible. We expect to complete the merger during the third calendar quarter of 2000.

Structure of the Merger and Conversion of Sirocco Common Stock and Preferred
Stock

   In accordance with the merger agreement and Delaware law, a newly-formed and wholly owned subsidiary of Sycamore will be merged with and into Sirocco. As a result of the merger, the separate corporate existence of the newly-formed subsidiary of Sycamore will cease, and Sirocco will survive the merger as a wholly owned subsidiary of Sycamore.

   Upon completion of the merger, each outstanding share of Sirocco common stock, other than shares held as treasury stock, and each outstanding share of Sirocco preferred stock will be converted into, and you will have, the right to receive:

  . .1181 of a share of Sycamore common stock for each share of Sirocco Series A preferred stock you own;

  . .1772 of a share of Sycamore common stock for each share of Sirocco Series B preferred stock you own;

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

  . .0259 of a share of Sycamore common stock for each share of Sirocco Series C preferred stock you own; and

  . .6798 of a share of Sycamore common stock for each share of Sirocco common stock you own. This common stock exchange ratio will be adjusted under certain circumstances if outstanding options, or offers relating to the grant of options, to purchase shares of Sirocco common stock expire or are terminated without exercise prior to completion of the merger. In addition, the exchange ratios listed above assume that all of the issued and outstanding shares of Sirocco Series D preferred stock will be converted into Sirocco common stock prior to the completion of the merger. Each share of Sirocco Series D preferred stock is convertible, at the option of the holder, into 1.5 shares of Sirocco common stock. If shares of Sirocco Series D preferred stock are not converted prior to completion of the merger:

    . upon completion of the merger, each outstanding share of Sirocco Series D preferred stock will be converted into the right to receive .0436 of a share of Sycamore common stock; and

    . the exchange ratio for the Sirocco common stock of .6798 will be adjusted upward.

If none of the shares of Series D preferred stock are converted, upon completion of the merger, each outstanding share of Sirocco common stock outstanding will be converted into the right to receive .8360 of a share of Sycamore common stock, assuming none of the currently outstanding options expire or are terminated. We expect that all of the issued and outstanding shares of Sirocco Series D preferred stock will be converted into Sirocco common stock prior to completion of the merger, and accordingly, we expect that you will receive .6798 of a share of Sycamore common stock for each share of Sirocco common stock you own.

   The number of shares of Sycamore common stock issuable in the merger will be proportionately adjusted for any additional future stock split, stock dividend recapitalization, subdivision, reclassification, exchange, combination or similar transaction with respect to Sirocco common stock or preferred stock or Sycamore common stock effected between the date of the merger agreement and the completion of the merger. Each share of Sycamore common stock issued to you in the merger will be fully paid and nonassessable.

   No certificate representing fractional shares of Sycamore common stock will be issued in connection with the merger. Instead you will receive cash, without interest, in lieu of a fraction of a share of Sycamore common stock. Specifically, you will receive an amount of cash equal to $84.5705 multiplied by the fraction of a share.

Exchange of Sirocco Stock Certificates for Sycamore Stock Certificates

   When the merger is completed, the exchange agent will mail to you a letter of transmittal and instructions for use in surrendering your Sirocco stock certificates in exchange for Sycamore stock certificates. When you deliver your Sirocco stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your Sirocco stock certificates will be canceled and you will receive Sycamore stock certificates representing the number of whole shares of Sycamore common stock to which you are entitled under the merger agreement. You will receive payment in cash, without interest, in lieu of any fractional shares of Sycamore common stock which would have been otherwise issuable to you as a result of the merger, as described above.

   The exchange of your Sirocco shares in the merger for shares of Sycamore common stock will be in full satisfaction of your rights as a Sirocco or Sycamore stockholder, subject to any rights you may have to the escrowed shares upon termination of the escrow agreement.

   You should not submit your Sirocco stock certificates for exchange unless and until you receive the transmittal instructions and a form of letter of transmittal from the exchange agent.

   You are not entitled to receive any dividends or other distributions on Sycamore common stock until the merger is completed and you have surrendered your Sirocco stock certificates in exchange for Sycamore stock certificates.

   If there is any dividend or other distribution on Sycamore common stock with a record date after the merger and a payment date prior to the date you surrender your Sirocco stock certificates in exchange for Sycamore stock certificates, you will receive it with respect to the whole shares of Sycamore common stock issued to you promptly after they are issued. If there is a dividend or other distribution on Sycamore common stock with a record date after the merger and a payment date after the date you surrender your Sirocco stock certificates in exchange for Sycamore stock certificates, you will receive it with respect to the whole shares of Sycamore common stock issued to you promptly after the payment date.

   Sycamore will only issue a Sycamore stock certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered Sirocco stock certificate is registered if you present the exchange agent with all the documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

United States Federal Income Tax Consequences of the Merger

   The following general discussion summarizes the anticipated material United States federal income tax consequences of the merger to holders of Sirocco common stock and preferred stock who exchange their Sirocco stock for Sycamore common stock in the merger. This discussion addresses only such stockholders who hold their Sirocco stock as a capital asset and does not address all of the United States federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, such as:

  .  financial institutions,

  .  mutual funds,

  .  tax-exempt organizations,

  .  insurance companies,

  .  dealers in securities or foreign currencies,

  . traders in securities who elect to apply a mark-to-market method of accounting,

  .  foreign holders,

  . persons who hold such shares as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction, or

  . holders who acquired their shares upon the exercise of employee stock options or similar derivative securities or otherwise as compensation.

   The following discussion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws, and federal laws other than federal income tax laws, are not addressed.

   Sirocco stockholders are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

   It is a condition to the consummation of the merger that (i) Sirocco receives an opinion from Day, Berry & Howard LLP, special tax counsel to Sirocco, dated as of the effective date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) Sycamore receives an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to Sycamore, dated as of the effective date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The conditions relating to the tax opinions may not be waived by Sirocco or Sycamore after receipt of the Sirocco stockholder approval unless further stockholder approval is obtained with appropriate disclosure. The opinions will be based on customary assumptions and customary representations made by Sirocco, Sycamore and Sycamore's wholly owned subsidiary with which Sirocco will merge. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the United States federal income tax consequences of the merger.

   Assuming the merger qualifies as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, holders of Sirocco stock who exchange their Sirocco stock solely for Sycamore common stock in the merger will not recognize gain or loss for United States federal income tax purposes, except with respect to cash, if any, they receive in lieu of a fractional share of Sycamore common stock. Each holder's tax basis in the Sycamore common stock received in the merger will be the same as his or her aggregate tax basis in the Sirocco stock surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the Sycamore common stock received in the merger by a Sirocco stockholder will include the holding period of the Sirocco stock that he or she surrendered in the merger.

   A Sirocco stockholder who receives cash in lieu of a fractional share of Sycamore common stock will recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in the Sycamore common stock that is allocable to the fractional share. That gain or loss generally will constitute capital gain or loss. In the case of an individual stockholder, any such capital gain generally will be subject to a maximum United States federal income tax rate of 20% if the individual has held his or her Sirocco stock for more than 12 months on the date of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

   Under the escrow agreement, 10% of the aggregate number of shares of Sycamore common stock that the Sirocco stockholders would otherwise receive in the merger will be placed in escrow. For United States federal income tax purposes, Sirocco stockholders will be treated as having received the escrow shares upon the consummation of the merger. Accordingly, until the escrow shares are released, the interim basis of the Sycamore common stock received by Sirocco stockholders will be determined as though the maximum number of shares of Sycamore common stock were received by Sirocco stockholders. Former Sirocco stockholders may be required to include in their income distributions with respect to the escrow shares and income generated from the investment of such distributions. However, Sycamore has never paid or declared any cash dividends on Sycamore common stock and does not anticipate paying cash dividends in the foreseeable future. If escrow shares are required to by paid to Sycamore, former Sirocco stockholders would not recognize gain or loss on such payment and such former stockholders would allocate their tax basis in any surrendered escrow shares among their remaining shares of Sycamore common stock received (or treated as received) in the merger. No gain or loss will be recognized and no amount will be included in the income of the former Sirocco stockholders by reason of the release of escrow materials to such former stockholders.

Accounting Treatment of the Merger

   Sirocco and Sycamore intend to account for the merger as a "pooling of interests" business combination. It is a condition to completion of the merger that Sycamore be advised by PricewaterhouseCoopers LLP that they concur with Sycamore's conclusion that the transactions contemplated by the merger agreement can properly be accounted for as a "pooling of interests" business combination, although this condition may be waived exclusively by Sycamore. Under the "pooling of interests" method of accounting, as of the effective time of the merger, the historical recorded assets and liabilities of Sirocco will be carried forward to those of Sycamore at their recorded amounts. In addition, the operating results of the combined company will include Sirocco and Sycamore's operating results for the entire fiscal year in which the merger is completed, and Sirocco and Sycamore's historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

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

Regulatory Filings and Approvals Required to Complete the Merger

   The merger is reportable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On June 20, 2000, Sycamore and Sirocco each filed with the Antitrust Division of the Department of Justice and the Premerger Notification Office of the Federal Trade Commission (the "Agencies") certain financial and competitive information in Premerger Notification and Report Forms (the "HSR Form"). Filing of the HSR Form by both parties started a 30-day waiting period, which is scheduled to expire on July 20, 2000, unless the parties' request for early termination of the waiting period is granted or the Agencies may issue a Request for Additional Information and Documentary Materials (the "Second Request") within the 30-day waiting period. The issuance of a Second Request would extend the waiting period an additional 20 days from the date that the parties are deemed to be in substantial compliance in responding to the Second Request. The transaction may not close until the applicable waiting periods have expired or early termination is granted. Closing may occur up to one year after the expiration or early termination of the waiting periods.

   The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period expired or terminated, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, the parties will prevail.

Restrictions on Sales of Shares by Affiliates of Sirocco and Sycamore

   The shares of Sycamore common stock to be issued in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for shares of Sycamore common stock issued to any person who is deemed to be an "affiliate" of either Sycamore or Sirocco at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either Sycamore or Sirocco and may include some of either Sycamore's or Sirocco's officers and directors, as well as their principal stockholders. Affiliates may not sell their shares of Sycamore common stock acquired in connection with the merger except pursuant to:

  . an effective registration statement under the Securities Act covering the resale of those shares;

  .  an exemption under paragraph (d) of Rule 145 under the Securities Act;
     or

  .  any other applicable exemption under the Securities Act.

   In addition, each of Sycamore and Sirocco has agreed to cause its affiliates to enter into an agreement pursuant to which each affiliate will agree not to engage in any transfer of its shares of Sycamore common stock until publication of combined financial results covering at least 30 days of post-merger combined operations of Sycamore and Sirocco.

   Sycamore's registration statement on Form S-4, of which this proxy statement/prospectus forms a part, does not cover the resale of shares of Sycamore common stock to be received by our affiliates in the merger.

Listing on the Nasdaq National Market of the Common Stock to be Issued by Sycamore

   Sycamore will use reasonable efforts to cause the shares of Sycamore common stock to be issued in the merger to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, before the completion of the merger.

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

Dissenters' and Appraisal Rights

   Under the Delaware General Corporation Law, holders of Sirocco common stock have appraisal rights (sometimes referred to as "dissenters' rights") in connection with the merger. However, it is a condition to Sycamore's obligation to complete the merger that no more than 5% of the issued and outstanding shares of Sirocco common stock as of June 5, 2000 exercise their appraisal rights. If holders of more than 5% of the outstanding shares of Sirocco common stock exercise their appraisal rights, Sycamore may exercise its right to terminate the merger agreement. Furthermore, if Sycamore exercises this right, and within one year after the termination of the merger agreement Sirocco directly or indirectly enters into an agreement for, or completes the sale of at least 50% of its equity securities or the fair market value of its assets, then Sirocco must pay Sycamore a termination fee of $96 million. Any stockholder who is eligible to exercise appraisal rights and properly does so will be paid in cash the "fair value" of their shares. Fair value takes into account all relevant factors but excludes any appreciation or depreciation in anticipation of the applicable merger.

   Stockholders who elect to exercise appraisal rights must comply with the procedures described in Section 262 of the Delaware General Corporation Law. We have attached a copy of Section 262 of the Delaware General Corporation Law as Appendix D to this proxy statement/prospectus.

   This proxy statement/prospectus is being sent to you as a holder of record of Sirocco common stock as of the record date for the Sirocco special meeting and constitutes notice of the appraisal rights available to you under Section
262. The statutory right of appraisal granted by Section 262 is complex and requires strict compliance with the procedures in Section 262. Failure to follow any of these procedures may result in a termination or waiver of your appraisal rights under Section 262. The following is a summary of the principal provisions of Section 262. This summary is qualified in its entirety by reference to Section 262 which is incorporated in this proxy statement/prospectus by reference, together with any amendments to the laws that may be adopted after the date of this proxy statement/prospectus.

   If you elect to exercise your appraisal rights under Section 262, you must:

  . Deliver a written demand for appraisal of your shares of Sirocco common stock prior to the vote on the merger. The written demand must identify you as a stockholder of record and state your intention to demand appraisal of your shares. Merely voting against adoption of the merger agreement, abstaining from voting or failing to vote with respect to adoption of the merger agreement will not constitute a demand for appraisal within the meaning of Section 262. Demand for appraisal must be executed by or for you as a holder of record, fully and correctly, as your name appears on your stock certificates representing shares of Sirocco common stock. If you own Sirocco common stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand in that capacity. If you own Sirocco common stock jointly with one or more persons, all of the joint owners must sign the demand for appraisal. Your demand should be delivered to: Jonathan Reeves, President and Chief Executive Officer, Sirocco Systems, Inc., 95 Barnes Road, Wallingford, Connecticut 06492.

  . Refrain from voting for adoption of the merger agreement. If you vote, by proxy or in person, in favor of adoption of the merger agreement, you will terminate your right to appraisal. In addition, you will terminate your right to appraisal if you return a signed proxy and (1) fail to vote against adoption of the merger agreement or (2) fail to note that you are abstaining from voting. In items (1) and (2), your appraisal rights will be terminated even if you previously filed a written demand for appraisal.

  . Continuously hold your shares of Sirocco common stock from the date you make the demand for appraisal through the completion of the merger. If you are the record holder of Sirocco common stock on the date you make the written demand for appraisal, but transfer your shares prior to the merger, you will lose any right to appraisal with respect to those shares.

   Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply with the statutory requirements with respect to the exercise of appraisal rights before the date of the Sirocco special meeting.

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

   Shares of Sirocco common stock outstanding immediately prior to the effective time of the merger, with respect to which appraisal shall have been properly demanded in accordance with Section 262, will not be converted into the right to receive shares of Sycamore common stock in the merger unless and until the holder of such shares withdraws the demand for appraisal or becomes ineligible for appraisal.

   Within 10 days after the merger, the surviving corporation in the merger is required to send notice of the effectiveness of the merger to each stockholder who prior to the completion of the merger has complied with the requirements of
Section 262.

   Within 120 days after the effective date of the merger, the surviving corporation in the merger or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Sirocco common stock held by all stockholders seeking appraisal. A dissenting stockholder must serve a copy of the petition on Sirocco, as the surviving corporation in the merger. If no petition is filed by either Sycamore or any dissenting stockholder within the 120-day period, the rights of all dissenting stockholders to appraisal will cease. Stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition with respect to the appraisal of the fair value of their shares or that the surviving corporation will initiate any negotiations with respect to the fair value of those shares. The surviving corporation is under no obligation to and has no present intention to take any action in this regard. Accordingly, stockholders who wish to seek appraisal of their shares should initiate all necessary action with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Failure to file the petition on a timely basis will cause the stockholder's right to an appraisal to cease.

   Within 120 days after the time of the merger, any stockholder who has complied with subsections (a) and (d) of Section 262 is entitled, upon written request, to receive from the surviving corporation in the merger a statement setting forth the total number of shares of Sirocco common stock not voted in favor of the merger with respect to which demands for appraisal have been received and the number of holders of those shares. The statement must be mailed within 10 days after Sirocco has received the written request or within 10 days after the time for delivery of demands for appraisal under subsection
(d) of Section 262 has expired, whichever is later.

   If a petition for an appraisal is filed in a timely manner, at the hearing on that petition the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares of Sirocco common stock owned by those stockholders. The court will determine the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the fair value. The Delaware Court of Chancery may require the stockholders who have demanded appraisal rights for their shares of Sirocco common stock and who hold certificates representing such shares to submit such certificates to the Register in Chancery for notation thereon of the tendency of the appraisal proceedings. The Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with any such directions.

   Stockholders who consider seeking appraisal should consider that the fair value of their shares under Section 262 could be more than, the same as, or less than, the value of the consideration provided for in the merger agreement without the exercise of appraisal rights. The Court of Chancery may determine the cost of the appraisal proceeding and assess it against the parties as the Court deems equitable. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of Sirocco common stock entitled to appraisal. In the absence of a court determination or assessment, each party bears its own expenses.

   Any stockholder who has demanded appraisal in compliance with Section 262 will not, after the effective date of the merger, be entitled to vote such stock for any purpose or receive payment of dividends or other distributions, if any, on the Sirocco common stock, except for dividends or distributions, if any, payable to stockholders of record at a date prior to the effective date of the merger.

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

   A stockholder may withdraw a demand for appraisal and accept the Sycamore common stock at any time within 60 days after the effective date of merger, or thereafter may withdraw a demand for appraisal with the written approval of the surviving corporation in the merger. If an appraisal proceeding is properly instituted, it may not be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and this approval may be conditioned on the Court of Chancery's deeming the terms to be just. If, after the merger, a holder of Sirocco common stock who had demanded appraisal for its shares fails to perfect or loses its right to appraisal, those shares will be treated under the merger agreement as if they were converted into Sycamore common stock at the time of the merger.

   In view of the complexity of these provisions of Section 262 of the Delaware General Corporation Law, any Sirocco stockholder who is considering exercising appraisal rights should consult a legal advisor.

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

                              THE MERGER AGREEMENT

   The following description summarizes the material provisions of the merger agreement. You should read carefully the merger agreement, which is attached as Appendix A to this proxy statement/prospectus.

   Please note that the italicized terms Acquisition Proposal and Acquisition Transaction used in this section are defined on pages 46 and 49.

Our Representations and Warranties. We each made a number of representations and warranties in the merger agreement relating to, among other things:

  . corporate organization and similar corporate matters of Sirocco and Sycamore

  .  subsidiaries of Sirocco

  .  capitalization of Sirocco and Sycamore

  . authorization, execution, delivery, performance and enforceability of the merger agreement by Sirocco and Sycamore and of the escrow agreement by Sycamore

  . absence of a breach of the certificate of incorporation, by-laws, laws or material agreements by Sirocco or of the certificate of incorporation, by-laws or laws by Sycamore as a result of the merger

  . governmental consents, approvals, orders and authorizations required in connection with the merger

  .  absence of undisclosed liabilities of Sirocco

  .  intellectual property and year 2000 matters of Sirocco

  . absence of certain changes or events in Sirocco's business since December 31, 1999

  .  Sycamore's filings and reports with the Securities and Exchange
     Commission

  .  the absence of undisclosed litigation involving Sirocco or Sycamore

  .  filing of tax returns and payment of taxes by Sirocco

  .  compliance with applicable laws by Sirocco

  .  Sirocco's employee benefit plans

  . the treatment of the merger as a "pooling of interests" for accounting purposes and as a tax-free reorganization under the Internal Revenue Code

  . the accuracy of information supplied by Sirocco and Sycamore in connection with this proxy statement/prospectus and the registration statement of which it is a part

  . payment of fees to finders and financial advisors in connection with the merger agreement

   The representations and warranties in the merger agreement are complicated and not easily summarized. We urge you to carefully read the articles of the merger agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of the Buyer."

Sirocco's Conduct of Business Before Completion of the Merger. Sirocco has agreed that until the merger is terminated or completed, or unless Sycamore consents in writing, it will, except as otherwise agreed, conduct its business with the goal of:

  . carrying on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted

  .  paying or performing its obligations when due

  .  preserving intact its business organization

  .  keeping available the services of its present officers and employees

  . preserving its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it

   Sirocco also agreed that until the merger is terminated or completed, or unless Sycamore consents in writing, Sirocco will, except as otherwise agreed, conduct its business in compliance with specific restrictions relating, among other restrictions, to the following:

  .  employees and employee benefits

  .  the transfer or license of intellectual property rights

  .  issuance of dividends or other distributions

  .  the issuance, reclassification or redemption of securities

  .  the acquisition of assets or other entities

  .  the disposition of Sirocco's assets

  .  the incurrence of indebtedness

  .  capital expenditures

  .  accounting policies and procedures

  .  revaluation of assets

  .  modification of Sirocco's certificate of incorporation or by-laws

  .  entrance into or modification of contracts

  .  tax elections and liabilities

  .  litigation and arbitration

   The agreements related to the conduct of Sirocco's business in the merger agreement are complicated and not easily summarized. We urge you to carefully read the article of the merger agreement entitled "Conduct of Business."

No Other Negotiations Involving Sirocco. Until the merger is completed or the merger agreement is terminated, Sirocco has agreed that it will not, directly or indirectly, through any officer, director, employee, stockholder, representative or agent of Sirocco, take any of the following actions:

  . solicit, initiate, facilitate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to an Acquisition Proposal

  . engage in negotiations or discussions concerning, or provide any information concerning Sirocco to any person relating to, any Acquisition Proposal

  .  agree to, approve or recommend any Acquisition Proposal

   Sirocco has agreed to provide Sycamore with detailed information about any Acquisition Proposal it receives.

   An Acquisition Proposal is a proposal or offer for a merger, consolidation, business combination, sale of substantial assets (other than sales of inventory in the ordinary course of business consistent with past practice), sale of shares of capital stock or similar transactions involving Sirocco, other than the transactions contemplated by the merger agreement.

Treatment of Sirocco Stock Options. Upon completion of the merger, each stock option issued by Sirocco under Sirocco's 1998 Option Plan will be assumed by Sycamore.

   Upon completion of the merger, each outstanding option to purchase Sirocco common stock will be converted into an option to acquire the number of shares of Sycamore common stock determined by multiplying the number of shares of Sirocco common stock subject to such option immediately prior to the completion of the merger by the common stock exchange ratio. The exercise price for each converted option will be equal to the exercise price per share of each Sirocco stock option divided by the exchange ratio, rounded up to the nearest whole cent.

   The other terms of each option and the Sirocco option plan referred to above under which the options were issued will continue to apply in accordance with their terms, including any provisions providing for vesting and acceleration.

Conditions to Completion of the Merger. The respective obligations of Sirocco and Sycamore to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

  . the merger agreement must be approved and adopted by holders of a majority of Sirocco common stock and holders of a majority of each series of Sirocco preferred stock

  . the applicable waiting periods under antitrust laws must expire or be terminated

  . no injunction or order preventing the completion of the merger or prohibiting or limiting Sycamore's ownership of Sirocco may be in effect and no litigation seeking to prevent the merger or significant damages in connection with the merger may be pending or threatened

  . Sycamore, the stockholder representative and the escrow agent must have executed and delivered the escrow agreement

  .  Sycamore's registration statement on Form S-4 must be effective

  . the shares of Sycamore common stock to be issued to Sirocco stockholders in the merger must have been approved for listing on the Nasdaq National Market

  . the receipt of opinions of special tax counsel to the effect that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code

   Sycamore's obligation to effect the merger is also subject to the satisfaction or waiver of the following conditions:

  . there shall be no pending or threatened litigation that seeks to prevent the consummation of the merger or that would have a material adverse effect on Sycamore

  . Sycamore must receive an opinion of Sirocco's counsel relating to specified corporate matters

  .  certain of the officers and directors of Sirocco shall have resigned

  . Sirocco must obtain any required approvals and consents from third parties relating to the merger

  . employment agreements entered into by specified key employees of Sirocco must remain in effect

  . Sycamore must receive letters from PricewaterhouseCoopers LLP stating that the business combination to be effected by the merger will qualify as a "pooling of interests" transaction under generally accepted accounting principles

  . Sirocco must receive letters from PricewaterhouseCoopers LLP stating that they agree with management's conclusion that Sirocco has not taken or agreed to take any action that would prevent

     Sycamore from accounting for the business combination to be effected by the merger as a "pooling of interests" transaction under generally accepted accounting principles

  . Sirocco's affiliates must deliver executed affiliate agreements to Sycamore, which are in full force and effect

   In addition, each party's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional conditions:

  . the representations and warranties of the other party set forth in the merger agreement must be true and correct without giving effect to any limitation or qualification as to materiality or material adverse effect set forth therein both when made and at and as of the date the merger is to be completed as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct without giving effect to any limitations or qualifications as to materiality or material adverse effect set forth therein would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on such other party

  . the other party to the merger agreement must have performed or complied in all material respects with all of its agreements and covenants required by the merger agreement

   The merger agreement provides that a material adverse effect means, when used in connection with Sirocco or Sycamore, a material adverse effect on the business, operations, assets, condition (financial or otherwise), results of operations or prospects of Sirocco or Sycamore or the ability of Sirocco or Sycamore to perform their respective obligations under or to consummate the transactions contemplated by the merger agreement.

Termination of the Merger Agreement. The merger agreement may be terminated at any time prior to completion of the merger:

  .  by mutual consent of Sirocco and Sycamore

  . by Sycamore or Sirocco if the merger is not completed before November 30, 2000, except that the right to terminate the merger agreement is not available to any party whose failure to fulfill any obligation under the merger agreement has been a cause of the failure to complete the merger on or before November 30, 2000

  . by Sycamore or Sirocco if there is any order of a court or governmental authority permanently prohibiting the completion of the merger which is final and nonappealable, unless the party relying on that order has not complied with certain of its obligations under the merger agreement

  . by Sycamore if any stockholder of Sirocco party to the voting agreement breaches the voting agreement or any director, officer, employee or stockholder of Sirocco breaches certain non-solicitation and accounting treatment obligations of the merger agreement

  . by Sycamore if the sum of Sirocco shares to which dissenter's rights have been properly asserted under Delaware law exceed 5% of the Sirocco common stock issued and outstanding as of June 5, 2000

  . by Sycamore upon a breach or failure to perform any of Sirocco's representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform would cause certain closing conditions to not be satisfied and which breach is not cured within 10 business days of notice of that breach

  . by Sirocco upon a breach or failure to perform any of Sycamore's representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform would cause certain closing conditions to not be satisfied and which breach is not cured within 10 business days of notice of that breach

Payment of Termination Fee. Sirocco will pay to Sycamore a termination fee of $96 million under the following circumstances:

  .  if Sycamore terminates the merger agreement because:

    . any stockholder of Sirocco party to the voting agreement breached the voting agreement

    . any director, officer, employee or stockholder of Sirocco breached certain non-solicitation obligations of the merger agreement

    . Sirocco breached its obligations to cause the merger to be accounted for as a pooling of interests for accounting purposes

   Sirocco will also pay a termination fee of $96 million to Sycamore under the following circumstances:

  . if Sycamore terminates the merger agreement because the sum of Sirocco shares to which dissenter's rights have been properly asserted under Delaware law exceed 5% of the Sirocco common stock issued and outstanding as of June 5, 2000 and Sirocco has entered into or consummated an Acquisition Transaction within one year after the termination of the merger agreement (in such case, the termination fee being payable immediately upon the entering into or consummation of the Acquistition Transaction).

  . if Sycamore terminates the merger agreement because of Sirocco's breach or failure to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform caused certain closing conditions to not be satisfied and which breach was not cured within 10 business days of notice of that breach and Sirocco has entered into or consummated an Acquisition Transaction within one year after the termination of the merger agreement (in such case, the termination fee being payable immediately upon the consummation of the Acquisition Transaction).

   An Acquisition Transaction is either a transaction or a merger or other business combination, or a series thereof, involving Sirocco pursuant to which any third party acquires 50% or more of the outstanding equity securities of Sirocco or the entity surviving such merger or business combination, any other transaction or series of transactions pursuant to which any third party acquires control of assets of Sirocco having a fair market value equal to 50% or more of the fair market value of all the assets of Sirocco immediately prior to such transaction or any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Extension, Waiver and Amendment of the Merger Agreement. We may amend the merger agreement before completion of the merger.

   Either of us may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

                             THE VOTING AGREEMENT

   The following description summarizes the material provisions of the voting agreement, as amended. You should read carefully the voting agreement, as amended, which is attached as Appendix B to this proxy statement/prospectus.

   In connection with the execution of the merger agreement, stockholders representing over a majority of the voting power of Sirocco's common stock and each series of Sirocco's preferred stock entered into a voting agreement with Sycamore. Under the voting agreement, each of these Sirocco stockholders agreed to vote all of their shares of Sirocco stock in favor of adoption of the merger agreement. In addition, under the voting agreement, these stockholders may transfer shares of the Sirocco stock they own or their options to purchase Sirocco stock only if the transferees agree to be bound by the provisions of the voting agreement or if the stockholders obtain Sycamore's consent to the transfer. These Sirocco stockholders were not paid additional consideration in connection with the voting agreement.

   The voting agreement contains certain other agreements made by the Sirocco stockholders that are parties to the voting agreement. The Sirocco preferred stockholders that have entered the voting agreement agreed that the consideration they will receive upon consummation of the merger will be in full satisfaction of their rights as a Sirocco or Sycamore stockholder. The stockholders that hold Sirocco preferred stock agreed not to make an election not to treat the merger as a liquidation, dissolution or winding up of Sirocco under Sirocco's certificate of incorporation. In addition, the holders of Sirocco Series A preferred stock, Series B preferred stock and Series C preferred stock agreed not to redeem the Sirocco Series A preferred stock, Series B preferred stock and Series C preferred stock in connection with the proposed merger. For a further explanation of these elections, please read the section entitled "Comparison of Rights of Holders of Sirocco Common Stock and Sycamore Common Stock" on page 104 of this proxy statement/prospectus.

   The Sirocco stockholders who entered into the voting agreement own a majority of the Sirocco common stock and each series of Sirocco preferred stock outstanding. Accordingly, assuming no breach of the voting agreement by any party thereto, adoption of the merger agreement is assured.

                              THE ESCROW AGREEMENT

   The following description summarizes the material provisions of the escrow agreement. You should read carefully the escrow agreement, which is attached as Appendix C to this proxy statement/prospectus.

   Under the escrow agreement, Sycamore will deposit 10% of the shares of Sycamore common stock the Sirocco stockholders would otherwise receive in connection with the merger into an escrow account. The escrow shares may be used to compensate Sycamore in the event it is entitled to indemnification under the merger agreement. To the extent that some or all of the escrowed shares are not required to indemnify Sycamore, such shares will be distributed pro rata among Sirocco Stockholders entitled to receive Sycamore shares in the merger on the earlier of the first anniversary of the date the merger is completed or the date of the first independent audit report on Sycamore's financial statements after completion of the merger that include the financial results of Sirocco.

   Until the proceeds of the escrow account are distributed, all cash dividends and other cash distributions on the shares of Sycamore common stock held in the escrow account will be invested by the escrow agent at the direction of a representative of the Sirocco stockholders, and all noncash dividends and other noncash distributions will become part of the escrow fund.

   As a result of the escrow, depending on the amounts to which Sycamore is entitled to indemnification under the merger agreement, you may never receive up to 10% of the shares of Sycamore common stock you would otherwise be entitled to receive.

   At the time of the closing of the merger, G. Felda Hardymon, as representative of Sirocco stockholders entitled to receive Sycamore shares in the merger, will enter into an escrow agreement with Sycamore and an independent escrow agent.

                          OPERATIONS AFTER THE MERGER

   Following the merger, Sycamore may integrate some or all of Sirocco's operations or continue Sirocco's operations as a wholly owned subsidiary of Sycamore. The stockholders of Sirocco will become stockholders of Sycamore, and their rights as stockholders will be governed by Sycamore's Amended and Restated Certificate of Incorporation and the Sycamore Amended and Restated By-Laws, each as currently in effect, and the laws of the State of Delaware. See "Comparison of Rights of Holders of Sirocco Common Stock and Sycamore Common Stock."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SYCAMORE

Overview

   Sycamore develops and markets products that transport voice and data traffic over wavelengths of light. Its products enable service providers to quickly and cost effectively provide bandwidth and create new high-speed data services. From Sycamore's inception on February 17, 1998 through May 1, 1999, its operating activities consisted primarily of research and development, product design, development and testing. During this period, it also staffed and trained its administrative, marketing and sales personnel and began sales and marketing activities. Sycamore began shipping its SN 6000 Intelligent Optical Transport product in May 1999, its SN 8000 Intelligent Optical Network Node in August 1999 and its SilvxManager Network Management System in November 1999. To date all of its product revenues have been derived from these products. During the quarter ended April 29, 2000, Sycamore had a loss from operations but achieved profitability for the first time on a net income basis. During periods prior to its most recent fiscal quarter, it incurred significant losses. As of April 29, 2000, it had an accumulated deficit of $18.1 million. Sycamore has not achieved profitability on an annual basis.

   While Sycamore is developing and plans to introduce new products and enhancements, it cannot assure you that it will be successful in these efforts.

   Sycamore has a lengthy sales cycle for its products and, accordingly, it expects to incur sales and other expenses before Sycamore realizes the related revenue. Sycamore expects to continue to incur significant sales and marketing, research and development and general and administrative expenses and, as a result, it will need to generate significant revenues to achieve and maintain profitability. Sycamore's policy is to recognize revenue from product sales upon shipment provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the fee is fixed and determinable and collectibility is deemed probable. If uncertainties regarding customer acceptance exist, revenue is recognized when the uncertainties are resolved. Revenue from technical support and maintenance contracts is deferred and recognized ratably over the period of the related agreements. Sycamore records a warranty liability for parts and labor on its products. Warranty periods are generally three years from installation date. Estimated warranty costs are recorded at the time of revenue recognition.

   Sycamore's manufacturing expenses consists of amounts paid to third party manufacturers, manufacturing start-up expenses, manufacturing personnel and related costs and its customer support group. Sycamore's outsources its manufacturing and assembly requirements. Accordingly, a significant portion of its manufacturing expenses consists of payments to a third-party contract manufacturer. Manufacturing and engineering documentation controls are performed at its facility in Chelmsford, Massachusetts. Sycamore believes that its gross margins will be affected primarily by the following factors:

  .  demand for its products;

  .  new product introductions both by Sycamore and by its competitors;

  .  changes in Sycamore's pricing policies and those of its competitors;

  .  the mix of product configurations sold; and

  . the volume of manufacturing and its effect on manufacturing and component costs.

   Research and development expenses consist primarily of salaries and related personnel costs, prototype costs and other costs related to the design, development, testing and enhancement of its products. To date, Sycamore has expensed its research and development costs as they were incurred. Several components of its research and development effort require significant expenditures, the timing of which can cause significant quarterly variability in Sycamore's expenses. Sycamore incurs significant expenses in connection with the purchase of testing equipment for its products. Sycamore believes that research and development is critical to its strategic product development objectives and intends to enhance its technology to meet the changing requirements of its customers. As a result, Sycamore expects its research and development expenses to increase in absolute dollars in the future.

   Sales and marketing expenses consist primarily of salaries and the related personnel costs of sales and marketing personnel, commissions, promotional, travel and other marketing expenses and recruiting expenses. Sycamore expects that sales and marketing expenses will increase in absolute dollars in the future as it increases its direct sales efforts, expand its operations internationally, hire additional sales and marketing personnel, initiate additional marketing programs and establish sales offices in new locations.

   General and administrative expenses consist primarily of salaries and related expenses for executive, finance, legal, facilities, human resources and information technology personnel, recruiting expenses and professional fees. Sycamore expects that general and administrative expenses will increase in absolute dollars as it adds personnel and incurs additional costs related to the growth of its business and its operation as a public company.

   In connection with the granting of certain stock options and the issuance of certain restricted shares during the period from inception (February 17, 1998) through July 31, 1998, the fiscal year ended July 31, 1999 and the nine months ended April 29, 2000, which were deemed to be below fair market value, Sycamore recorded deferred stock compensation expense of approximately $184,000, $25.2 million and $31.7 million, respectively.

   Deferred stock compensation expense consists of charges resulting from the granting of stock options and restricted shares with exercise or sales prices deemed to be below the fair value of its common stock on the date of grant. These amounts are being amortized ratably over the vesting periods of the applicable options or restricted stock, which are typically five years, with 20% vesting on the first anniversary of the date of grant and 5% vesting quarterly thereafter.

Results of Operations

 Nine Months Ended April 29, 2000 and May 1, 1999

 Revenues

   Revenues for the nine months ended April 29, 2000 were $107.7 million, (none for the corresponding periods in the prior year). Sycamore began shipping the SN 6000 in May 1999, the SN 8000 in August 1999, and SilvxManager in November 1999. For the nine months ended April 29, 2000, one customer accounted for substantially all of its revenues.

 Cost of Revenues

   Cost of revenues were $57.1 million for the nine months ended April 29, 2000, compared to $1.2 million for the same period in fiscal 1999. The increase in cost of revenues is primarily related to increased revenues since Sycamore began shipping products in May 1999, as well as headcount increases in its manufacturing overhead and customer service organizations, warranty and other period costs. Sycamore expects cost of revenues to continue to increase as net revenues increase.

 Research and Development Expenses

   Research and development expenses increased $26.3 million to $32.9 million for the nine months ended April 29, 2000 compared to $6.6 million for the same period in fiscal 1999. The increase in expenses were primarily due to increased costs associated with a significant increase in personnel and personnel-related expenses, increases in non-recurring engineering costs and increases in prototype expenses for the design and development of new products as well as enhancements to existing products. Research and development is essential to its future success, and Sycamore expects the dollar amounts of research and development expenses will increase in future periods to support the continued development of its intelligent optical transport and optical switching products as well as new or complementary technologies.

 Sales and Marketing Expenses

   Sales and marketing expenses increased $14.9 million to $16.5 million for the nine months ended April 29, 2000 compared to $1.6 million for the same period in fiscal 1999. The increase in expenses reflect the hiring of additional sales and marketing personnel, sales based commissions, additional office space and marketing program costs, including web development, trade shows and new product launch activities. Sycamore intends to continue to expand its domestic and international sales force and marketing efforts, and as a result, expects that the dollar amounts of sales and marketing expenses will increase in future periods.

 General and Administrative Expenses

   General and administrative expenses increased $3.1 million to $3.8 million for the nine months ended April 29, 2000 compared to $752,000 for the same period in fiscal 1999. The increase in expenses reflect the hiring of additional general and administrative personnel and expenses necessary to support increased levels of business activities. Sycamore expects that the dollar amounts of general and administrative expenses will increase in future periods as a result of expansion of business activity and increases in the number of its employees.

 Amortization of Stock Compensation

   Amortization of stock compensation expense was $9.5 million for the nine months ended April 29, 2000, compared to $802,000 for the same period in fiscal 1999. Amounts for the nine months ended April 29, 2000 include $1.4 million of compensation expense associated with the grant of options to purchase common stock to non-employees and consultants. Amortization of stock compensation expense primarily resulted from the granting of stock options and restricted shares with an exercise or sale prices which were deemed to be below fair market value. Amortization of stock compensation relating to these grants is expected to impact Sycamore's reported results of operations through the first quarter of fiscal 2005.

 Interest Income, Net

   Interest income, net increased $17.1 million to $17.6 million for the nine months ended April 29, 2000 compared to $488,000 for the same period in fiscal 1999. The increase in interest income primarily reflects the invested proceeds of Sycamore's two public offerings within fiscal year 2000.

 Provision for Income Taxes

   During the nine months ended April 29, 2000, Sycamore reduced its valuation allowance related to its deferred tax assets by $2 million as the realization of such assets became probable. Sycamore currently estimates that its annual effective income tax rate will be approximately 27.0% for the remainder of its fiscal year ending July 31, 2000, primarily due to the reduction in the valuation allowance and the use of its net operating loss carryforwards.

 Period from inception (February 17, 1998) through July 31, 1998 (fiscal 1998) and the year ended July 31, 1999

 Revenues

   Sycamore began shipping the SN 6000 in May 1999 and recognized $11.3 million of revenue for the year ended July 31, 1999. All revenue was derived from the shipments of the SN 6000 product. For the year ended July 31, 1999, one customer accounted for all of its revenue.

 Cost of Revenues

   Cost of revenues was $8.5 million, or 75% of revenue, for the year ended July 31, 1999. Sycamore began shipping the SN 6000 in May 1999. Cost of revenues as a percentage of revenue in fiscal 1999 were higher than they are anticipated to be in the future due to the high cost of initial start-up of production, including the increase in personnel and the low volume of sales.

 Research and Development Expenses

   Research and development expenses were $497,000 for fiscal 1998 and $14.0 million for fiscal 1999 and represented 63% and 61% of total operating expenses for fiscal 1998 and 1999, respectively. The increase in expenses was primarily due to increased costs associated with a significant increase in personnel and personnel-related expenses, an increase in non-recurring engineering costs and an increase in prototype expenses for the design and development of the SN 6000, SN 8000 and SN 16000 products. Research and development is essential to Sycamore's future success and it expects that research and development expenses will increase in absolute dollars in future periods.

 Sales and Marketing Expenses

   Sales and marketing expenses were $92,000 for fiscal 1998 and $4.1 million for fiscal 1999 and represented 12% and 18% of total operating expenses in fiscal 1998 and 1999, respectively. The increase in expenses reflects the hiring of additional sales and marketing personnel, sales based commissions and marketing program costs, including web development, trade shows and product launch activities. Sycamore intends to continue to expand its domestic and international sales force and marketing efforts and as a result expect sales and marketing expenses will increase in absolute dollars in future periods.

 General and Administrative Expenses

   General and administrative expenses were $199,000 for fiscal 1998 and $1.4 million for fiscal 1999 and represented 25% and 6% of total operating expenses in fiscal 1998 and 1999, respectively. The increase in expenses reflects the hiring of additional general and administrative personnel and expenses necessary to support and scale Sycamore's operations.

 Amortization of Stock Compensation

   Amortization of stock compensation expense was $5,000 and $1.4 million for fiscal 1998 and fiscal 1999, respectively. Amortization of stock compensation expense in fiscal 1998 resulted from the granting of stock options and restricted shares with the exercise or sales prices below the deemed fair value of Sycamore's common stock on the date of grant. Additionally, in fiscal 1999, it incurred $2.1 million of compensation expense associated with the grant of options to non-employees and members of its advisory boards.

 Interest Income, Net

   Interest income, net was $100,000 and $559,000 for fiscal 1998 and fiscal 1999, respectively. Interest income consists of interest earned on Sycamore's cash balances and marketable securities and interest expense associated with its equipment note payable. The increase in interest income reflects higher invested balances in 1999, offset by interest payments on its equipment note payable in 1999.

 Quarterly Results of Operations

   The following table presents Sycamore's operating results for the quarters ended July 31, 1999, October 30, 1999, January 29, 2000 and April 29, 2000, which are the only quarters for which it has recognized revenue, together with the percentage of revenues of certain items in its statement of operations for these quarters. The information for each of these quarters is unaudited and has been prepared on the same basis as the audited financial statements appearing elsewhere in this prospectus. In the opinion of management, all necessary adjustments consisting only of normal recurring adjustments necessary for a fair statement of the unaudited quarterly results when read in conjunction with Sycamore's audited financial statements and the related notes appearing elsewhere in this prospectus have been included. These operating results are not necessarily indicative of the results of any future period.

                          July 31,      October 30,    January 29,     April 29,
                            1999           1999           2000           2000
                         ------------   ------------   ------------   ------------
                               (in thousands, except percentages)
Consolidated Statement
 of Operations Data:
Revenues................ $11,330  100%  $19,510  100%  $29,049  100%  $59,183  100%
Cost of revenues
 (exclusive of non-cash
 stock compensation
 expense of $56, $262,
 $328 and $328,
 respectively...........   7,313   65    10,340   53    15,396   53    31,367   53
                         -------  ---   -------  ---   -------  ---   -------  ---
    Gross profit........   4,017   35     9,170   47    13,653   47    27,816   47
                         -------  ---   -------  ---   -------  ---   -------  ---
Operating expenses:
  Research and
   development..........   7,383   65     7,844   40    10,175   35    14,892   25
  Sales and marketing...   2,466   22     3,445   18     4,950   17     8,062   14
  General and
   administrative.......     653    6       751    4     1,159    4     1,909    3
  Amortization of stock
   compensation.........   2,667   23     3,289   17     3,066   11     3,139    5
                         -------  ---   -------  ---   -------  ---   -------  ---
    Total operating
     expenses...........  13,169  116    15,329   79    19,350   67    28,002   47
                         -------  ---   -------  ---   -------  ---   -------  ---
Loss from operations....  (9,152) (81)   (6,159) (32)   (5,697) (20)     (186)   0
Interest income, net....      71    1       442    3     4,063   14    13,090   22
                         -------  ---   -------  ---   -------  ---   -------  ---
Income (loss) before
 income taxes...........  (9,081) (80)   (5,717) (29)   (1,634)  (6)   12,904   22
Provision for income
 taxes..................     --   --        --   --        --   --      3,484    6
                         -------  ---   -------  ---   -------  ---   -------  ---
Net loss................ $(9,081) (80)% $(5,717) (29)% $(1,634)  (6)% $ 9,420   16%
                         =======  ===   =======  ===   =======  ===   =======  ===

   Sycamore's revenues and operating results will vary significantly from quarter to quarter due to a number of factors, many of which are outside of its control and any of which may cause its stock price to fluctuate. The primary factors that may affect Sycamore include the following:

  .  fluctuation in demand for intelligent optical networking products;

  .  the timing and size of sales of its products;

  .  the length and variability of the sales cycle for its products;

  .  the timing of recognizing revenue and deferred revenue;

  . new product introductions and enhancements by its competitors and ourselves;

  . changes in its pricing policies or the pricing policies of its competitors;

  . its ability to develop, introduce and ship new products and product enhancements that meet customer requirements in a timely manner;

  . its ability to obtain sufficient supplies of sole or limited source components;

  .  increases in the prices of the components it purchases;

  . its ability to attain and maintain production volumes and quality levels for its products;

  .  the timing and level of prototype expenses;

  .  costs related to acquisitions of technology or businesses; and

  . general economic conditions as well as those specific to the telecommunications, Internet and related industries.

   Sycamore plans to increase significantly its operating expenses to fund greater levels of research and development, expand its sales and marketing operations, broaden its customer support capabilities and develop new distribution channels. Sycamore also plans to expand its general and administrative capabilities to address the increased reporting and other administrative demands which will result from increasing the size of its business. Sycamore's operating expenses are largely based on anticipated organizational growth and revenue trends and a high percentage of its expenses are, and will continue to be, fixed. As a result, a delay in generating or recognizing revenue for the reasons set forth above, or for any other reason, could cause significant variations in its operating results from quarter to quarter and could result in substantial operating losses.

   Due to the foregoing factors, Sycamore believes that quarter-to-quarter comparisons of its operating results are not a good indication of its future performance. You should not rely on its results or growth for one quarter as any indication of its future performance. It is likely that in some future quarters, its operating results may be below the expectations of public market analysts and investors. In this event, the price of its common stock will probably decrease.

Liquidity and Capital Resources

   Prior to Sycamore's initial public offering, which it completed in October 1999, it financed its operations primarily through private sales of its capital stock totaling approximately $58.7 million and through borrowings on long-term debt agreements for the purchase of capital equipment. In its initial public offering, Sycamore sold 22,425,000 shares of common stock at a price to the public of $12.67 per share. The net proceeds of its initial public offering, after deducting underwriting discounts and other offering expenses, were approximately $263.0 million. Sycamore completed a follow-on public offering of 10,200,000 common shares in March 2000, of which it sold 8,428,401 common shares and existing stockholders sold 1,771,599 common shares. In this follow-on offering, it raised approximately $1.2 billion, net of offering costs. Sycamore primarily invests excess funds in investment grade short-term money market funds, commercial paper, government and non-government debt securities. At April 29, 2000, Sycamore had $677.1 million in cash and cash equivalents, $508.6 million in marketable securities and $328.4 million in long-term marketable securities and investments. Sycamore has primarily financed its operations through the sale of equity securities and through borrowings on long-term debt agreements for the purchase of capital equipment.

   Cash used in operating activities was $598,000 in fiscal 1998 and $27.6 million for the year ended July 31, 1999. The increase in cash used in operating activities in fiscal 1999 compared to fiscal 1998 reflects increases in net losses, accounts receivables, inventory purchases and irrevocable standby letters of credit, offset by non-cash charges for amortization of stock compensation and depreciation and increased accounts payable and accrued expenses, reflecting the growth in business activity. For the nine months ended April 29, 2000, the cash provided by operating activities was $20.1 million, an increase of $30.0 million as compared to $9.9 million cash used in fiscal 1999. The increase in cash provided by operating activities is primarily due to decreased net losses and increased non-cash charges for amortization of stock compensation and depreciation, increased accrued expenses, deferred revenue and accounts payable, partially offset by increased inventory purchases and accounts receivable.

   Cash used in investing activities was $3.7 million in fiscal 1998, $10.0 million for the year ended July 31, 1999, $847.9 million and $4.3 million in the nine months ended April 29, 2000 and May 1, 1999, respectively. The increase in net cash used in investing activities reflects the net investment of Sycamore's public offerings proceeds into marketable securities and increased purchases of property and equipment, primarily for computers and test equipment for its development and manufacturing activities.

   Cash provided by financing activities was $5.5 million in fiscal 1998, $58.4 million for the year ended July 31, 1999, $1.5 billion and $36.3 million in the nine months ended April 29, 2000 and May 1, 1999, respectively. The increase in cash provided by financing activities is primarily due to net proceeds raised through Sycamore's public offerings and the exercise of stock options.

   In December 1998, Sycamore issued an irrevocable stand-by letter of credit for $92,000 for an office facility lease which is collateralized by an U.S. Treasury Bill. The letter of credit is irrevocable and expires in January 2002.

   Increasingly, as a result of the financial demands of major network deployments, service providers are looking to their suppliers for financing assistance. From time to time Sycamore may provide or commit to extend credit or credit support to its customers as it considers appropriate in the course of its business, considering its limited resources. This financing may include extending credit to customers or guaranteeing the indebtedness of customers to third parties. Depending upon market conditions, Sycamore may seek to factor these arrangements to financial institutions and investors to free up its capital and reduce the amount of its commitments for such arrangements. Sycamore's ability to provide customer financing is limited and depends upon a number of factors, including its capital structure and level of its available credit and its ability to factor commitments. Any extension of financing to Sycamore's customers will limit the capital that it has available for other uses.

   Although Sycamore believes that its current cash balances will be sufficient to fund its operations for at least the next 12 months, there can be no assurance that it will not require additional financing within this time frame or that such additional funding, if needed, will be available on terms acceptable to it or at all.

Year 2000 Computer Systems Compliance

   To date, the results of Sycamore's year 2000 readiness plan indicate that its assessment, improvement and testing program succeeded in providing it with a smooth transition to the year 2000. Sycamore has not experienced any significant year 2000 disruptions with its products, its internal information technology systems or its major vendors. Based on its experience to date, Sycamore does not anticipate incurring material expenses or experiencing any material operational disruption related to the year 2000 transition. Sycamore will continue to monitor its mission critical computer applications and those of its suppliers and vendors throughout the year 2000 to ensure that any latent year 2000 matters that may arise are addressed promptly.

Market Risk

   The following discussion about Sycamore's market risk disclosures involves forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. Sycamore is exposed to market risk related to changes in interest rates and foreign currency exchange rates. Sycamore does not use derivative financial instruments for speculative or trading purposes.

Interest Rate Sensitivity

   Sycamore maintains a portfolio of cash equivalents and short-term and long-term investments in a variety of securities including: commercial paper, certificates of deposit, money market funds and government and non-government debt securities. These available for sale securities are subject to interest rate risk and may fall in value if market interest rates increase. If market interest rates were to increase immediately and uniformly by 10 percent from levels at April 29, 2000, the fair value of the portfolio would decline by approximately $6.7 million. Sycamore has the ability to hold its fixed income investments until maturity, and therefore do not expect its operating results or cash flows to be affected to any significant degree by the effect of a sudden change in market interest rates on its securities portfolio.

Exchange Rate Sensitivity

   Sycamore operates primarily in the United States, and all sales to date have been made in US dollars. Accordingly, there has not been any material exposure to foreign currency rate fluctuations.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. Sycamore will adopt SFAS No. 133 as required by SFAS No. 137, "Deferral of the effective date of the FASB Statement No. 133," in fiscal year 2001. The adoption of SFAS No. 133 is not expected to have an impact on its financial condition or results of operations.

   In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes the SEC's view in applying generally accepted accounting principles to selected revenue recognition issues. The application of the guidance in SAB 101 will be required in Sycamore's first quarter of fiscal year 2001. The effects of applying this guidance, if any, will be reported as a cumulative effect adjustment resulting in a change in accounting principle. Sycamore's evaluation of SAB 101 is not yet complete.

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion No. 25" ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25 and is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events if they had occurred after either December 15, 1998 or January 12, 2000. Sycamore does not expect the application of FIN 44 to have a material impact on its financial position or results of operations.

                              SYCAMORE'S BUSINESS

Overview

   Sycamore develops and markets software-based intelligent optical networking products that enable network service providers to quickly and cost-effectively provide bandwidth and create new high speed data services. Sycamore believes that the existing public network is unable to meet the demands of high speed data applications that are driving network growth. As data traffic on the public network continues to grow at rates that surpass available network capacity, Sycamore believes that service providers require new solutions to relieve network congestion and create new data services. Its intelligent optical networking products are designed to allow service providers to deploy, manage and optimize the performance of their fiber optic networks. Sycamore's products are based on a common software architecture that it believes will accelerate its release of new products and enable its customers to upgrade with minimal network impact and operator training. Sycamore has designed its products to protect service providers' existing investment in fiber optic and transmission equipment and provide a migration path to the next generation optical public network infrastructure.

Industry Background

 Increase in Data Traffic on the Public Network

   Over the past decade, the volume of high speed data traffic across the public network has grown significantly, reflecting the increasing use of the network for Internet access, electronic mail communications, electronic commerce, remote access by telecommuters and other network data transmission services. To meet the growth in the demand for high speed data services, service providers are investing significantly to upgrade the public network infrastructure, which was originally built for voice traffic. Service providers are laying fiber optic cable and installing transmission equipment which transforms the fiber from available capacity to usable bandwidth by lighting the fiber. Recent investments in building and enhancing the transmission capability of the public network have been spread across SONET/SDH equipment, dense wave division multiplexing equipment, known as DWDM, and optical networking equipment.

 Existing Public Network Transmission Infrastructure

   Despite these investments, service providers are still unable to quickly respond to the bandwidth demands of their customers. Sycamore believes that this inability is due in large part to the transmission architecture of the existing public network. This architecture is based upon telecommunications standards, referred to as SONET in North America and SDH elsewhere in the world, which set the hierarchical characteristics for transmitting optical signals. A SONET/SDH network typically consists of three primary components:

  . fiber optic cable that serves as the physical transmission medium and provides the available capacity;

  . DWDM equipment, which multiplies the transmission capacity of a specific fiber by dividing a single strand into multiple lightpaths, or wavelengths; and

  . SONET/SDH transmission equipment, which converts data traffic from an electrical signal to an optical signal for transport over the fiber network.

   In the current public network transmission infrastructure, the ability to manage data resides in the SONET/SDH equipment which converts the data traffic from an electrical signal to an optical signal which is transmitted over the fiber. The optical fiber itself is only a physical transmission medium with no imbedded intelligence. As a result, moving data through the network involves the following complex processes that add cost and make scaling difficult:

  . Traffic enters the network as an electrical signal and is converted by the SONET/SDH equipment into an optical signal for transmission across the network;

  . At each network transit point, the optical data traveling across the network is terminated at a SONET/SDH network terminal;

  . The optical data is then converted into an electrical signal and examined to see which portions of the data are to be extracted from the network at that transit point; and

  . The data is then converted back to an optical signal by the SONET/SDH equipment for transport to the next network transit point, where the process is repeated.

 Limitations of the Existing Public Network Transmission Infrastructure

   The SONET/SDH network architecture was originally designed to transport voice traffic rather than for today's high speed data services. Unlike voice traffic, which is generally characterized by slow growth and stable demand, data traffic is characterized by rapid growth and unpredictable demand. Data networks must be capable of being deployed cost-effectively and expanded quickly.

   The SONET/SDH network architecture, however, is not sufficiently flexible to meet these requirements. Generally, the process of expanding the capacity of a SONET/SDH network is time-consuming and requires significant capital investment by the service provider. There are currently only two methods to expand a SONET/SDH network. The first option is to increase the speed at which the network operates. Because SONET/SDH equipment is designed to operate at a specific speed and all devices on a ring must operate at the same speed, this option requires that all equipment on the SONET/SDH ring be replaced with higher speed devices on a concurrent basis. In addition, because the rings at the core of the network must carry the aggregate traffic of all of the rings feeding them, the upgrading of one SONET/SDH ring frequently requires the upgrading of some or all of the interconnected SONET/SDH rings. Accordingly, adding capacity to a SONET/SDH ring network is a complex and time consuming process. The second option to expand a SONET/SDH ring network is to construct new rings with new fiber or increase the capacity of each individual fiber on a ring through the utilization of DWDM technology, which can transform each fiber strand into multiple parallel optical wavelengths. Under either approach, network complexity increases since each optical wavelength must be terminated by SONET/SDH equipment and the interconnection of multiple SONET/SDH rings will absorb some available network capacity.

   Data traffic will typically transit through multiple SONET/SDH rings when traversing the public network. In addition, in SONET/SDH networks, up to 50% of network capacity must be reserved to provide alternative routing for traffic in the event of a network outage. This redundancy, and the numerous optical-to-electrical-to-optical conversions within each ring and between rings, create a costly and complex network architecture.

   As a result of these limitations, the buildout of a SONET/SDH network generally requires lengthy time commitments and significant initial equipment investment by service providers. In today's competitive environment, long lead times for service provisioning and significant purchase commitments are often not compatible with the need of service providers to rapidly and cost-effectively deploy new services and be responsive to their customer demand. To manage the frequently unpredictable demand of data traffic, service providers need to move toward a "just-in-time" investment and service delivery model allowing them to introduce and expand services when and where needed in response to demand. The migration to a "just-in-time" model will require a public network architecture that is scalable, flexible and cost-effective and that is capable of supporting the anticipated growth in high speed data communications services.

The Sycamore Solution

   Sycamore develops and markets software-based intelligent optical networking products that enable service providers to quickly and cost-effectively provide bandwidth and create new high speed data services. Sycamore's products are designed to move data directly onto the fiber without a requirement for intermediary SONET/SDH equipment. Once on the optical network, data moves through the network without the need to convert the optical signals to electrical signals at each network transit point. Sycamore believes that adding intelligence to the optical network enhances the functionality of the network and preserves the management and restoration benefits of SONET/SDH, while providing the capacity benefits of DWDM. Sycamore's products will provide the tools to enable service providers to utilize, restore, provision and maintain intelligent optical networks and optimize the performance of these networks, while providing a migration path to the next generation optical network.

   Key benefits of Sycamore's solution include the following:

   Improves Network Flexibility and Scalability. Sycamore's software-based products are designed to allow service providers to improve the flexibility and scalability of their networks without the long lead times and large, upfront capital investment presently required for a network buildout. The software-based capabilities of its products will permit service providers to change and upgrade their network infrastructure and services without significant hardware changes or additions. This improved flexibility and scalability will enable service providers to more easily expand their network architecture, support new high speed data applications and introduce value-added services for the benefit of their customers.

   Enables Rapid Service Delivery. The competitive marketplace facing service providers and the pace of technological change require that the public network infrastructure be adaptable to accommodate rapid changes in the demand for service. Sycamore's products are designed to shorten the time it takes for service providers to increase bandwidth and provide services, thereby enabling its customers to introduce network services on a rapid basis in response to their customers' demand. Sycamore believes that this flexibility will be cost-effective for service providers because it will enable them to increase capacity based on current, rather than forecasted, market demand for their services.

   Facilitates Introduction of New Data Services and Creation of New Revenue Opportunities for Service Providers. Because Sycamore's products are software-based, it is able to rapidly introduce new features into its products, which can in turn be offered by service providers to their customers as new services or service enhancements. Sycamore believes that these added features will provide revenue opportunities for its customers and will enable them to differentiate their network services from those of their competitors. Sycamore has designed a comprehensive network management solution, which will enable service providers to monitor the performance of their network, isolate and manage network faults, and otherwise manage their network on a real-time basis. With its network management system, service providers will be able to offer value-added services such as customer network management to their customers.

   Protects Existing Investments. Sycamore's products are designed to enable its customers to increase the functionality and improve the performance of their networks without sacrificing their infrastructure investments in SONET/SDH equipment. Sycamore's products are designed to facilitate a gradual migration from existing electro-optical SONET/SDH networks to all-optical networks. Service providers will be able to introduce Sycamore's products into an existing optical network environment, when and where needed, without replacing the current architecture. For example, over a common fiber infrastructure, a service provider's existing SONET/SDH network could be used to continue to support low speed voice and data services, while new higher speed data services could be supported by Sycamore's intelligent optical network products. Furthermore, the common software architecture, which will serve as the basis for Sycamore's future products, is intended to ensure the continued interoperability and manageability of Sycamore's products as its product line evolves.

Strategy

   Sycamore's objective is to be the leading provider of intelligent optical networking products. Key elements of Sycamore's strategy include the following:

   Offer End-to-End Optical Network Solutions To Customers. Sycamore intends to develop and offer a full range of intelligent optical networking products to its customers. Sycamore's commercially available products help service providers improve the utilization of fiber optic capacity that has already been deployed in the network. Sycamore's optical switch, which is in the test stage, will facilitate the creation of meshed network environments. A meshed-based network provides greater flexibility than a ring-based network and provides for more direct routes between network points, enabling more efficient network restoral or redundancy schemes. In addition, Sycamore intends to differentiate itself from its competition by offering other products that will enable customers to utilize, restore and provide data services over wavelengths and monitor and improve the performance level of network traffic.

   Collaborate With Customers To Generate Demand For High Speed Data
Services. Sycamore works collaboratively with its customers to help them identify and create new high speed data services. Its professional services team provides assistance in such areas as network planning, design, implementation and service launch to facilitate the introduction of these services. By helping its customers to create new services, it helps generate additional revenue opportunities for its customers and drives additional demand for its products.

   Utilize Software-Based Product Architecture. Sycamore's products utilize a common software-based architecture that permits improved flexibility and interoperability and expanded network management capabilities. The common architecture is designed to reduce the complexity of introducing new software revisions across the network. Sycamore believes that this architecture will accelerate the release of new products and enable its customers to upgrade with minimal network impact and operator training.

   Incorporate Commercially Available Optical Hardware Components. Sycamore uses commercially available optical hardware components in its products wherever feasible. Sycamore believes that by using these third-party components, it benefits from the research and development of the vendors of these products, as well as from the efficiencies of scale that these vendors generate by producing the components in higher volumes. As a result of Sycamore's use of these components, Sycamore believes that it can more quickly bring to market a broad-based product line at a lower cost than if it had utilized proprietary components.

   Outsource Manufacturing. Sycamore outsources the manufacturing of its products to reduce its cost structure and to maintain its focus on the development of value-added software. Sycamore believes that most optical networking companies have manufactured their own products in order to implement specialized manufacturing techniques historically required for optical componentry. However, Sycamore believes that the quality and consistency of optical manufacturing techniques have advanced significantly and that, as a result, it is now possible to engage third party manufacturers to build its products without sacrificing quality or performance.

   Focus On Just-In-Time Implementation. Sycamore's product architecture strategy is to develop products that will enable service providers to expand and upgrade their networks in response to demand on a "just-in-time" basis. Sycamore's software-based product architecture is designed to help it achieve this goal. Sycamore's software capabilities support a modular "plug and play" hardware architecture which is designed to allow new and enhanced modules to be easily and nondisruptively inserted into the network as optical component technology advances.

   Capitalize On Extensive Industry Experience. Sycamore has significant management, engineering and sales experience in the networking and optics industries and long-standing relationships with key personnel in its target customer base. Sycamore believes that its experience and relationships will be important in enabling it to develop products to meet its customers' needs and to penetrate its target market.

Products and Technology

 Product Architecture

   Sycamore's software-based intelligent optical networking products will enable service providers to use their existing optical network infrastructure to deliver high speed end-to-end services to meet the bandwidth intensive needs of data applications. Its products will enable service providers to offer high speed services over wavelengths directly from the optical network.

   Sycamore's product architecture is designed to provide the following benefits:

  . lowered network infrastructure cost by reducing the number of optical-to-electrical-to-optical conversions required to transmit data traffic across the network;

  . network simplification by eliminating the need for a separate layer of SONET/SDH equipment for new services;

  . more rapid service delivery by enabling automated end-to-end provisioning of services;

  .  non-disruptive network upgrades through advanced software capabilities;

  . a practical migration path from a SONET/SDH architecture to an all-optical network; and

  . new revenue opportunities for service providers through advanced features that support value-added service offerings.

   Sycamore believes that the acceptance and implementation of intelligent optical networking technology by service providers will be a gradual process driven by high speed data service demands and network scaling requirements. Its product strategy will allow service providers to migrate from today's SONET/SDH network architecture to an intelligent optical network while preserving their investment in the existing network. As intelligent optical networking equipment is introduced into an existing SONET/SDH network, the service provider can increasingly deliver high speed services directly from the optical network. As the intelligent optical network continues to grow, switching can be introduced into the optical network to support increased scaling and efficient traffic routing and to complete the transition to a meshed-based network architecture. Throughout all of these stages of network development, Sycamore expects to offer the software-based management tools which will allow the service provider to effectively provision and manage services end-to-end.

   Sycamore's intelligent optical networking products incorporate the following features:

   Intelligent Optical Networking Software. Sycamore's entire product line shares a common software base. This software foundation allows it to minimize product development time by leveraging its software architecture across multiple product lines. Sycamore's software architecture is designed to provide service providers with tools to continue to evolve their network without requiring the replacement of existing infrastructure. In addition, the architecture is designed to enable service providers to rapidly absorb new optical technology and functionality into the network with minimal effort, training and incremental investment. Software-based features such as topology discovery, system self-inventory and dynamic power balancing will allow service providers to quickly respond to customer needs. Additionally, advances in optical components, such as new lasers, filters, and amplifiers, can be quickly integrated within this software-based environment.

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

   SONET/SDH Functionality. Sycamore's products are designed to provide the optical interfaces and management and restoration capabilities traditionally offered on SONET/SDH equipment. By supporting these capabilities within the optical domain, rather than the electrical domain, service providers can directly offer services without the need for separate SONET/SDH products.

   DWDM Technology. DWDM technology creates capacity by multiplying the number of wavelengths that a single fiber can support. Sycamore integrates commercially available DWDM optical technology into its products, providing a comprehensive solution for its customers' multiplexing needs.

   Network Management. Sycamore's network management products will provide end-to-end management and control of the intelligent optical network. Network management functions include fault management, configuration management, accounting management, performance management and security management. Comprised of SilvxManager, a network management platform, and SilvxSource, a system-resident management application, Sycamore's network management products constitute a distributed solution designed to provide end-to-end management of the intelligent optical network. Its network management products are designed to manage Sycamore's intelligent optical networking products, provide for the management of third party products and integrate with other operating support systems when introduced into an existing network environment.

Sycamore's Intelligent Optical Networking Products

   The following chart describes its current and planned products:

    Product           Application                 Service*                   Status

-------------------------------------------------------------------------------------------
  SN 6000      Intelligent Optical        OC-48/STM-16 Wave          Commercially available
               Transport Product          Service
                                          (Long Distance)

-------------------------------------------------------------------------------------------
  SN 8000      Intelligent Optical        OC-48/STM-16 Wave          Commercially available
                                          Service
                               ------------------------------------------------------------
               Network Node
                                          OC-12/STM-4 Wave Service   Commercially available
                               ------------------------------------------------------------
                                          OC-3/STM-1 Wave Service    Commercially available
                               ------------------------------------------------------------
                                          Gigabit Ethernet           Commercially available
                               ------------------------------------------------------------
                                          Fiber Channel Wave         In test stage
                                          Service
                               ------------------------------------------------------------
                                          OC-192/STM-64 Wave         In development
                                          Service

-------------------------------------------------------------------------------------------
  SilvxSource  SN 6000/8000               Provides local             Commercially available
               Management Software        management of wave
                                          services
               SN 16000                   Provides local             In test stage
               Management Software        management of wave
                                          services

-------------------------------------------------------------------------------------------
  SilvxManager Network Management         Provides end-to-end        Commercially available
               System (Software)          management of wave
                                          services

-------------------------------------------------------------------------------------------
  SN 16000     Intelligent Optical Switch Provides wave-based        In test stage
                                          switching and routing in
                                          a meshed network
                                          environment

-------------------------------------------------------------------------------------------
  SN 10000     Intelligent Optical        Long distance OC-n/STM-n   In development
               Network Node               and GigE/10 GigE Wave
                                          Services

--------
* References to OC services are to data transport services at a speed indicated by the number following the OC designation. For example, OC-48 service designates a transmission speed of 2.5 gigabytes per second. Higher numbers denote faster transmission speeds.

   SN 6000. The SN 6000 is an intelligent optical transport product designed specifically to work within an existing SONET/SDH network. The SN 6000 enables high speed services over fiber optic wavelengths and can be overlaid on top of the existing network. The SN 6000 will allow a service provider to begin the migration from a SONET/SDH network to an intelligent optical network.

   SN 8000. The SN 8000 is an intelligent optical network node that will be used to provide high speed services over fiber optic wavelengths for access, interoffice, regional and backbone networks. The SN 8000 will provide a complete stand-alone optical networking solution and can be configured in point-to-point, linear or ring applications. The SN 8000 can be overlaid on top of existing SONET/SDH networks, allowing service providers to implement optical networking technology when and where needed, without replacing an installed infrastructure.

   SilvxSource and SilvxManager. The SILVX optical network management system provides end-to-end management of data communications services across a service provider's optical network. SILVX simplifies network configuration, network provisioning and network management by implementing many of today's manual and labor-intensive network management processes within software. Additionally, SILVX allows service providers to offer network management-based services to their customers. SilvxSource software runs on the intelligent optical network elements (SN 6000, SN 8000, SN 16000 and SN 10000) and the SilvxManager software runs on a centralized management station.

   SN 16000. The SN 16000 is an intelligent optical switch for end-to-end wavelength switching and routing, which is necessary for the creation of a meshed topology network. The SN 16000 supports incremental network growth through a modular architecture and has been designed to coexist with the SN 6000, SN 8000 and SN 10000, as well as other third-party optical networking products. This product is currently in the test stage.

   SN 10000. The SN 10000 is an intelligent optical network node that will be used to provide high speed services over fiber optic wavelengths in long distance backbone networks. The SN 10000 is being designed to provide a complete stand-alone optical networking solution and to be capable of being configured in point-to-point, linear, ring or mesh applications. This product is currently in development.

Customers

   Sycamore's target customer base includes new and established local voice and data service providers, long distance carriers, Internet service providers, cable operators, PTTs (foreign telephone companies) and carriers who provide service to other customers. At April 29, 2000, substantially all of its revenues to date have been from shipments of product to one customer, Williams Communications, Inc. It has also shipped its products to several other customers, including Millennium Optical Networks, Louis Dreyfus Communications and Enron Broadband Services.

Sales and Marketing

   Sycamore sells its products through a combination of a direct sales force and global distribution network. As of April 29, 2000, Sycamore's sales and marketing organization consisted of 99 employees, of which:

  .  70 were located in its headquarters in Chelmsford, Massachusetts;

  . 18 were located in a total of 5 sales and support offices around the United States;

  . 11 were located in five sales offices in Germany, Korea, United Kingdom, France and Switzerland.

   Sycamore's marketing objectives include building market awareness and acceptance of Sycamore and its products as well as generating qualified customer leads. Sycamore sends out direct mail and attend trade shows, and provides information about its company and its products on its Web site. Sycamore also conducts public relations activities, including interviews and demonstrations for industry analysts. In addition, its senior executives have significant industry contacts as a result of their prior experience.

   Sycamore announced the formation of the Optical Domain Service Interconnect initiative during the quarter ended January 29, 2000. This is an industry-wide initiative of 100 networking vendors and service providers interested in developing a practical framework for interoperability between the electrical and optical networks. When implemented, this initiative is expected to enhance a service provider's ability to offer real-time services on a "when you need it" basis.

   Sycamore's professional services team works collaboratively with its customers and prospective customers to help them identify and create new high speed data services that they can offer to their customers. It believes that this assistance is an integral aspect of its sales and marketing efforts which will help drive additional demand for its products.

Research and Development

   Sycamore has assembled a team of highly skilled engineers with significant telecommunications industry experience. Its engineers have expertise in optics, hardware and software. As of April 29, 2000, it had 183 employees responsible for product development, quality assurance and documentation. Sycamore's development group's priority includes the release of new products which will facilitate the deployment of optical networks. It is focused on enhancing the scalability, performance and reliability of its intelligent optical network products.

   Sycamore has made, and will continue to make, a substantial investment in research and development. Research and development expenses were $32.9 million for the nine months ended April 29, 2000, $14.0 million for the year ended July 31, 1999 and $497,000 for the period from inception through July 31, 1998.

   While it has developed, and expects to continue to develop, most new products and enhancements to existing products internally, it has licensed certain commercially available software technology from third parties.

Competition

   The market for intelligent optical networking products is intensely competitive, subject to rapid technological change and significantly affected by new product introductions and other market activities of industry participants. Sycamore expects competition to persist and intensify in the future. Its primary sources of competition include vendors of network infrastructure equipment and optical network equipment, such as Ciena Corporation, Cisco Systems, Lucent Technologies and Nortel Networks, and private companies that have focused on its target market. Many of its competitors have significantly greater financial resources than Sycamore and are able to devote greater resources to the development, promotion, sale and support of their products. In addition, many of its competitors have more extensive customer bases and broader customer relationships than Sycamore, including relationships with its potential customers.

   In order to compete effectively, Sycamore must deliver products that:

  .  provide extremely high network reliability;

  .  scale easily and efficiently with minimum disruption to the network;

  .  interoperate with existing network designs and equipment vendors;

  . reduce the complexity of the network by decreasing the need for overlapping equipment;

  .  provide effective network management; and

  .  provide a cost-effective solution for service providers.

   In addition, Sycamore believes that a knowledge of the infrastructure requirements applicable to service providers, experience in working with service providers to develop new services for their customers, and an ability to provide vendor-sponsored financing are important competitive factors in its market. Sycamore has limited ability to provide vendor-sponsored financing and this may influence the purchasing decision of prospective customers, who may decide to purchase products from one of its competitors who offers such financing.

Proprietary Rights and Licensing

   Sycamore's success and ability to compete are dependent on its ability to develop and maintain the proprietary aspects of its technology and operate without infringing on the proprietary rights of others. It relies on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect the proprietary aspects of its technology. These legal protections afford only limited protection for its technology. Sycamore presently has patent applications pending in the United States and it cannot be certain that patents will be granted based on these or any other applications. It seeks to protect its source code for its software, documentation and other written materials under trade secret and copyright laws. Sycamore licenses its software pursuant to signed or shrinkwrap license agreements, which impose certain restrictions on the licensee's ability to utilize the software. Finally, it seeks to limit disclosure of its intellectual property by requiring employees, consultants and any third party with access to its proprietary information to execute confidentiality agreements with it and by restricting access to its source code. Due to rapid technological change, Sycamore believes that factors such as the technological and creative skills of its personnel, new product developments and enhancements to existing products are more important than the various legal protections of its technology to establishing and maintaining a technology leadership position.

   Despite its efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of Sycamore's products or to obtain and use information that it regards as proprietary. Policing unauthorized use of its products is difficult and while it is unable to determine the extent to which piracy of its software exists, software piracy can be expected to be a persistent problem. Litigation may be necessary in the future to enforce its intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. However, the laws of many countries do not protect its proprietary rights to as great an extent as do the laws of the United States. Any such resulting litigation could result in substantial costs and diversion of resources and could have a material adverse effect on its business, operating results and financial condition. There can be no assurance that its means of protecting its proprietary rights will be adequate or that its competitors will not independently develop similar technology. Any failure by Sycamore to meaningfully protect its proprietary rights could have a material adverse effect on its business, operating results and financial condition.

   There can be no assurance that third parties will not claim infringement with respect to Sycamore's current or future products. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require it to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to it or at all. A successful claim of intellectual property infringement against Sycamore and its failure or inability to license the infringed technology or develop or license technology with comparable functionality could have a material adverse effect on its business, financial condition and operating results.

   Sycamore integrates third-party software into its products. This third-party software may not continue to be available on commercially reasonable terms. If it cannot maintain licenses to this third-party software, distribution of its products could be delayed until equivalent software could be developed or licensed and integrated into its products, which could materially adversely affect its business, operating results and financial condition.

Manufacturing

   The manufacturing of Sycamore's products is entirely outsourced. Sycamore has a supply contract with Celestica Corporation, which provides comprehensive manufacturing services, including assembly, test, control and shipment to its customers, and procures materials on its behalf. This contract has an indefinite term and is cancellable by Celestica without cause on one-year's advance notice. Under this agreement, Celestica is committed to supply products and services that Sycamore orders pursuant to conforming purchase orders. Sycamore designs, specifies and monitors all of the tests that are required to meet its internal and external quality standards, which are conducted by Celestica with test equipment owned by Sycamore. Sycamore believes that the outsourcing of its manufacturing will enable it to conserve the working capital that would be required to purchase inventory, will allow it to better adjust manufacturing volumes to meet changes in demand and will better enable it to more quickly deliver products. At present, Sycamore also purchases products from its other manufacturers on a purchase order basis.

Employees

   As of April 29, 2000, Sycamore had a total of 407 employees of which:

  .  183 were in research and development;

  .  99 were in sales and marketing;

  .  30 were in customer service and support;

  .  43 were in manufacturing; and

  .  52 were in finance and administration.

   Sycamore's future success will depend in part on its ability to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense. Sycamore's employees are not represented by any collective bargaining unit. It believes its relations with its employees are good.

Properties

   Sycamore's headquarters are currently located in a leased facility in Chelmsford, Massachusetts, consisting of approximately 35,000 square feet under a lease that expires in 2002. It also leases a facility in Chelmsford, Massachusetts, consisting of approximately 80,000 square feet used primarily for research and development under a lease that expires in 2004. On March 8, 2000, Sycamore entered into a lease of a facility in Chelmsford, Massachusetts, consisting of approximately 114,000 square feet, which expires in 2007. In addition, on March 23, 2000, Sycamore entered into a lease of a facility in Chelmsford, Massachusetts consisting of approximately 80,000 square feet, which expires in 2010.

Legal Proceedings

   In the ordinary course of business, Sycamore becomes involved in various lawsuits and claims. In addition, it has in certain instances agreed to assume the costs of defending lawsuits brought against its current or prospective employees by their former employers. While the outcome of these matters is not currently determinable, Sycamore believes, after consultation with legal counsel, that the outcome will not have a material adverse effect on the results of its operations or its financial position.

                            MANAGEMENT OF SYCAMORE

Executive Officers and Directors

   The executive officers and directors of Sycamore, and their respective ages and positions as of April 29, 2000, are as follows:

            Name            Age                     Position
            ----            ---                     --------
 Executive Officers and Directors:

 Gururaj Deshpande.........  49 Chairman of the Board of Directors

 Daniel E. Smith...........  50 President, Chief Executive Officer and Director

 Frances M. Jewels.........  34 Chief Financial Officer, Vice President,
                                Finance and
                                Administration, Treasurer and Secretary

 Chikong Shue..............  48 Executive Vice President, Transport and
                                Central Engineering

 Ryker Young...............  35 Vice President, Sales

 John E. Dowling...........  46 Vice President, Operations

 Kurt Trampedach...........  56 Vice President, International Sales

 Jeffry A. Kiel............  35 Vice President and General Manager, Core
                                Switching

 Anita Brearton............  41 Vice President, Corporate Marketing

 Kevin J. Oye..............  41 Vice President, Business Development

 Richard A. Barry..........  33 Chief Technical Officer

 Eric A. Swanson...........  39 Vice President and General Manager, Core
                                Networking

 Timothy A. Barrows(1)(2)..  42 Director

 Paul J. Ferri(1)(2).......  61 Director

 John W. Gerdelman(1)......  47 Director

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee

   Set forth below is information regarding the professional experience for each of the above-named persons.

   Gururaj Deshpande has served as Chairman of Sycamore's board of directors since its inception in February 1998. He served as Sycamore's Treasurer and Secretary from February 1998 to June 1999 and as Sycamore's President from February 1998 to October 1998. Before founding Sycamore, Mr. Deshpande founded Cascade Communications Corp., a provider of wide area network switches. From October 1990 to April 1992, Mr. Deshpande served as President of Cascade and from April 1992 to June 1997, he served as Cascade's Executive Vice President of Marketing and Customer Service. Mr. Deshpande was a member of the board of directors of Cascade since its inception and was chairman of the board of directors of Cascade from 1996 to 1997.

   Daniel E. Smith has served as Sycamore's President, Chief Executive Officer and as a member of Sycamore's board of directors since October 1998. From June 1997 to July 1998, Mr. Smith was Executive Vice President and General Manager of the Core Switching Division of Ascend Communications, Inc., a provider of wide area network switches and access data networking equipment. Mr. Smith was also a member of the board of directors of Ascend Communications, Inc. during that time. From April 1992 to June 1997, Mr. Smith served as President and Chief Executive Officer and a member of the board of directors of Cascade Communications Corp.

   Frances M. Jewels has served as Sycamore's Vice President of Finance and Administration, Treasurer and Secretary since June 1999 and Chief Financial Officer since July 1999. From June 1997 to June 1999, Ms. Jewels served as Vice President and General Counsel of Ascend Communications, Inc. From April 1994 to June 1997, Ms. Jewels served as Corporate Counsel of Cascade Communications Corp. Prior to April 1994, Ms. Jewels practiced law in private practice and, prior to that, practiced as a certified public accountant.

   Chikong Shue has served as Sycamore's Executive Vice President, Transport and Central Engineering since May 2000. From August 1998 to April 2000, Mr. Shue served as Sycamore's Vice President of Engineering. From June 1997 to July 1998, Mr. Shue was Vice President of Software and Systems Engineering of the Core Switching Division of Ascend Communications, Inc. Mr. Shue was a co-founder of Cascade Communications Corp. and served as director of software engineering at Cascade from May 1991 to August 1994 and as a corporate fellow and Vice President of Cascade's Remote Access Engineering division from September 1994 until March 1997.

   Ryker Young has served as Sycamore's Vice President of Sales since August 1998. From July 1997 to August 1998, Mr. Young was Central Region Director of Sales for Ascend Communications, Inc. From January 1996 to June 1997, Mr. Young was the South Central Regional District Manager for Cascade Communications Corp. From October 1994 to December 1995, Mr. Young was Major Account Manager for Cisco Systems, Inc.

   John E. Dowling has served as Sycamore's Vice President of Operations since August 1998. From July 1997 to August 1998, Mr. Dowling served as Vice President of Operations of Aptis Communications, a manufacturer of carrier-class access switches for network service providers. Mr. Dowling served as Vice President of Operations of Cascade Communications Corp. from May 1994 to June 1997.

   Kurt Trampedach has served as Sycamore's Vice President of International Sales since July 1999. From June 1999 to July 1999, Mr. Trampedach was Vice President, Carrier Market Development for Lucent Technologies, Inc. From June 1997 to June 1999 he was Vice President, Carrier Market Development for Ascend Communications, Inc. From September 1996 to June 1997, Mr. Trampedach was Vice President, International Sales for Cascade Communications Corp. Mr. Trampedach was Vice President, European Operations for Alcatel USA, Inc. from April 1994 to September 1996.

   Jeffry A. Kiel has served as Sycamore's Vice President and General Manager, Switching since May 2000. From July 1999 to April 2000, Mr. Kiel served as Vice President, Product Marketing and as Director of Marketing from September 1998 to July 1999. Mr. Kiel served as Director of Product Marketing at Ascend Communications, Inc. from June 1997 to September 1998. From August 1996 to June 1997, Mr. Kiel served as Product Marketing Manager of Cascade Communications Corp. From October 1993 to August 1996, Mr. Kiel was Senior Manager, Technical Staff at BellSouth Telecommunications.

   Anita Brearton has served as Sycamore's Vice President, Corporate Marketing since July 1999 and as Director of Marketing Programs from September 1998 to July 1999. From September 1997 to August 1998, Ms. Brearton served as Vice President of Marketing for Artel Video Systems, Inc., a producer of fiber optic video transmission and routing products. From June 1997 to September 1997, Ms. Brearton was Director of Marketing Programs for the core switching division of Ascend Communications, Inc. Ms. Brearton served as Director of Marketing Programs for Cascade Communications Corp. from November 1995 to June 1997. From July 1980 to August 1995, Ms. Brearton held several positions at General DataCom Industries, Inc., most recently as International Marketing Programs Manager.

   Kevin J. Oye has served as Sycamore's Vice President, Business Development since October 1999. From March 1998 to October 1999, Mr. Oye served as Vice President, Strategy and Business Development at Lucent

Technologies, Inc. and from September 1993 to March 1998, Mr. Oye served as the Director of Strategy, Business Development, and Architecture at Lucent Technologies, Inc. From June 1980 to September 1993, Mr. Oye held various positions with AT&T Bell Laboratories where he was responsible for advanced market planning as well as development and advanced technology management.

   Richard A. Barry has served as Sycamore's Chief Technical Officer since July 1999 and as Sycamore's Director of Architecture from Sycamore's inception in February 1998 to July 1999. Prior to co-founding Sycamore, from September 1994 to February 1998, Mr. Barry was Chief Network Architect of the Advanced Networks Group at MIT's Lincoln Laboratory. Mr. Barry was an assistant professor in the Electrical Engineering and Computer Science Department at George Washington University from September 1993 to August 1994.

   Eric A. Swanson, a co-founder of Sycamore, has served as Sycamore's Vice President and General Manager, Core Networking since May 2000. From Sycamore's inception in February 1998 to April 2000, Mr. Swanson served as Sycamore's Chief Scientist. From 1982 to February 1998, Mr. Swanson was Associate Group Leader of the Advanced Networks Group at MIT's Lincoln Laboratory.

   Timothy A. Barrows has served as a director since February 1998. Mr. Barrows has been a general partner of Matrix Partners since September 1985. Mr. Barrows also serves on the board of directors of SilverStream Software, Inc. and OnDisplay, Inc.

   Paul J. Ferri has served as a director since February 1998. Mr. Ferri has been a general partner of Matrix Partners, a venture capital firm, since February 1982. Mr. Ferri also serves on the board of directors of Arrowpoint Communications, Sonus Networks, Inc. and Applix, Inc.

   John W. Gerdelman has served as a director since September 1999. Mr. Gerdelman has been Managing Director of River 2 Communications since January 2000. From April 1999 through December 1999, he was President and Chief Executive Officer of USA Net Inc. Mr. Gerdelman was employed by MCI Telecommunications Corporation as President of the Network and Information Technology Division from September 1994 to April 1999 and Senior Vice President of Sales and Service Operations from June 1992 to September 1994.

   Each executive officer serves at the discretion of the board of directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the directors or executive officers of Sycamore.

Election of Directors

   Sycamore's board of directors is divided into three classes, each of whose members serve for a staggered three-year term. Messrs. Barrows and Gerdelman serve in the class whose term expires at the annual meeting of stockholders in 2000; Messrs. Ferri and Deshpande serve in the class whose term expires at the annual meeting of stockholders in 2001; and Mr. Smith serves in the class whose term expires at the annual meeting of stockholders in 2002. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires.

Compensation of Directors

   Sycamore reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors. Sycamore also grants options to its non-employee directors pursuant to its 1999 Non-Employee Director Plan, which is described below.

Compensation Committee Interlocks and Insider Participation

   Prior to the appointment of the Compensation Committee, Sycamore's full board of directors (which includes Messrs. Deshpande and Smith) was responsible for the functions of a Compensation Committee. No interlocking relationship exists between any member of Sycamore's board of directors or its Compensation Committee and any member of the board of directors or compensation committee of any other company, and no such interlocking relationship has existed in the past.

Board Committees

   The board of directors has established a Compensation Committee and an Audit Committee. The Compensation Committee, which consists of Messrs. Ferri and Barrows, reviews executive salaries, administers bonuses, incentive compensation and stock plans, and approves the salaries and other benefits of Sycamore's executive officers. In addition, the Compensation Committee consults with Sycamore's management regarding its benefit plans and compensation policies and practices.

   The Audit Committee, which consists of Messrs. Ferri, Barrows and Gerdelman, reviews the professional services provided by Sycamore's independent accountants, the independence of such accountants from Sycamore's management, Sycamore's annual financial statements and Sycamore's system of internal accounting controls. The Audit Committee also reviews such other matters with respect to its accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention.

Executive Compensation

   The table below sets forth, for the fiscal year ended July 31, 1999, the cash compensation earned by:

  .  Sycamore's Chairman of the Board;

  .  Sycamore's Chief Executive Officer; and

  . the other most highly compensated executive officer who received annual compensation in excess of $100,000, collectively referred to below as the Named Executive Officers.

   In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of Sycamore's salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

                           Summary Compensation Table

                                                                          Long-Term
                                                                        Compensation
                                    Annual Compensation                    Awards
                                --------------------------------- -------------------------
                                                                   Securities
                                                     Other Annual  Underlying   All Other
                                Salary     Bonus     Compensation Options/SARS Compensation
                                  ($)       ($)          ($)          (#)          ($)
                                -------    ------    ------------ ------------ ------------
Gururaj Deshpande
 Chairman and Founder.........  100,000       --         --             --          --

Daniel E. Smith
 President and Chief Executive
 Officer......................   73,077(1)    --         --             --          --

Ryker Young
 Vice President, Sales........  117,788    49,998(2)     --         180,000       9,326(3)

--------
(1) Represents the total amount of compensation Mr. Smith received in fiscal 1999 for the portion of the year during which he was one of Sycamore's executive officers. Mr. Smith joined Sycamore in October 1998.
(2) Represents advance commission income.
(3) Represents reimbursement for relocation expenses.

Stock Options

   The following table contains information concerning the grant of options to purchase shares of Sycamore's common stock to each of the Named Executive Officers during the fiscal year ended July 31, 1999. Percentages are based on an aggregate of options to purchase 23,280,300 shares granted in fiscal 1999. All options were granted at fair market value as determined by the board of directors on the date of grant.

                       Option Grants in Last Fiscal Year

                                                                     Potential
                                                                    Realizable
                                                                       Value
                                                                    at Assumed
                                                                   Annual Rates
                                                                     of Stock
                                                                   Appreciation
                Number of     Percent of                                for
                Securities   Total Options                            Option
                Underlying    Granted To   Exercise                   Term(1)
                 Options     Employees in    Price    Expiration   -------------
                 Granted      Fiscal Year  ($/Share)     Date        5%    10%
                ----------   ------------- --------- ------------- ------ ------
Ryker Young....  180,000(2)       .78%       $.11    June 16, 2009 12,578 31,875

--------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on Sycamore's common stock over the term of the options. The potential realizable values set forth above do not take into account applicable tax and expense payments that may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future price of the common stock on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed annualized rates of stock price appreciation over the exercise period of the options used in the table above are mandated by the rules of the Securities and Exchange Commission and do not represent Sycamore's estimate or projection of the future price of the common stock on any date. There is no representation either express or implied that the stock price appreciation rates for the common stock assumed for purposes of this table will actually be achieved.
(2) These options are exercisable immediately on the grant date, but unvested shares are subject to a repurchase right in favor of Sycamore that generally entitles it to repurchase these shares at their original exercise price upon termination of Mr. Young's services with Sycamore. Approximately one year from the hire date of Mr. Young, the repurchase right lapses as to a portion of the shares subject to the option and thereafter such right lapses as to an additional 5% of the shares subject to the option for each full three months of employment completed by Mr. Young.

Fiscal Year-End Option Values

   The following table sets forth information for each of the Named Executive Officers with respect to the value of options outstanding as of July 31, 1999.

                        Aggregated Year-End Option Table

                                                   Number of Securities      Value of Unexercised
                           Shares                 Underlying Unexercised    In-The-Money Options at
                          Acquired     Value     Options at July 31, 1999      July 31, 1999 ($)
                         On Exercise  Realized   ------------------------- -------------------------
Name                         (#)        ($)                  Unexercisable Exercisable Unexercisable
----                     -----------  --------   Exercisable ------------- ----------- -------------
Ryker Young.............   180,000(1)  40,000(2)     --           --           --           --

--------
(1) These shares are subject to a repurchase right in favor of Sycamore as described above.
(2) Calculated on the basis of the fair market value of Sycamore's common stock as of the date of exercise, of $.33 per share, as determined by the board of directors on such date, less the aggregate exercise price.

Change in Control Agreements

   Each of Sycamore's executive officers has entered into a change in control agreement with Sycamore. Under these agreements, each option or restricted stock grant held by the executive officer which is scheduled to vest within the 12 months after the effectiveness of a change of control of Sycamore will instead vest immediately prior to the change in control. In addition, in the event of a "Subsequent Acquisition" of Sycamore (as defined in these agreements) following a change in control, all options or restricted stock granted by Sycamore to such officers will vest immediately prior to the effectiveness of such acquisition. If an officer is subject to any excise tax on amounts characterized as excess parachute payments, due to the benefits provided under this agreement, the officer shall be entitled to reimbursement of up to $1,000,000 for any excess parachute excise taxes the officer may incur.

   In the event of a termination of an executive officer's employment following a change of control, either by the surviving entity without cause or by the executive due to a constructive termination, (1) all options and restricted stock of the officer vest, (2) the officer is entitled to continued paid coverage under Sycamore's group health plans for 18 months after such termination, (3) the officer shall receive a pro rata portion of his or her incentive bonus for the year in which the termination occurred, (4) the officer shall receive an amount equal to 18 months of his or her base salary and (5) the officer shall receive an amount equal to 150% of his or her annual incentive bonus for the year in which the termination occurred.

   Under these agreements, each executive officer agrees to abide by Sycamore's confidentiality and proprietary rights agreements and, for a period of one year after such termination, not to solicit Sycamore's employees or customers.

Limitations on Directors' Liability and Indemnification

   Sycamore's amended and restated certificate of incorporation provides that its directors and officers shall be indemnified by Sycamore to the fullest extent authorized by Delaware law. This indemnification would cover all expenses and liabilities reasonably incurred in connection with their services for or on behalf of Sycamore. In addition, Sycamore's amended and restated certificate of incorporation provides that its directors will not be personally liable for monetary damages to Sycamore for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to Sycamore or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

   In addition to the indemnification provided for in Sycamore's amended and restated certificate of incorporation, Sycamore has entered into agreements to indemnify each of its directors and executive officers against liabilities that may arise by reason of their status or service as directors and executive officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. These agreements, among other things, provide for indemnification for judgments, fines, settlement amounts, penalties and expenses for any action or proceeding, including, in certain instances, actions taken by Sycamore or on its behalf, arising out of the status or services of such persons as directors and executive officers.

   The limited liability and indemnification provisions in Sycamore's amended and restated certificate of incorporation and by-laws may discourage stockholders from bringing a lawsuit against Sycamore's directors for breach of their fiduciary duty and may reduce the likelihood of a derivative action against its directors and executive officers, even though a derivative action, if successful, might otherwise benefit Sycamore and its stockholders. A stockholder's investment in Sycamore may be adversely affected to the extent Sycamore pays the costs of settlement or damage awards under these indemnification provisions.

Benefit Plans

   1998 and 1999 Stock Incentive Plans. Sycamore's 1999 Stock Incentive Plan was adopted by its board of directors in August 1999 and approved by its stockholders in September 1999. As of April 29, 2000, 39,722,112 shares were available for issuance under the 1999 Plan. In addition, there will be an annual increase in the number of shares available for issuance under the 1999 Plan beginning on August 1, 2000 of the lesser of:

  .  9,000,000 shares;

  .  5% of the outstanding shares on the date of the increase; or

  .  a lesser amount determined by the board.

   The 1999 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, non-qualified stock options, restricted stock awards and other stock-based awards.

   Sycamore's officers, employees, directors, consultants and advisors and those of its subsidiaries are eligible to receive awards under the 1999 plan. Under present law, however, incentive stock options may only be granted to employees. No participant may receive any award for more than 1,500,000 shares in any calendar year.

   Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Sycamore may grant options at an exercise price less than, equal to or greater than the fair market value of its common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant and options must have an exercise price not less than 110% of the fair market value of the common stock on the date of grant in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Sycamore. The 1999 plan permits Sycamore's board of directors to determine how optionees may pay the exercise price of their options, including by cash, check or in connection with a "cashless exercise" through a broker, by surrender to Sycamore of shares of common stock, by delivery to Sycamore of a promissory note, or by any combination of the permitted forms of payment.

   Sycamore's board of directors administers the 1999 plan. Its board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. It may delegate authority under the 1999 plan to one or more committees of the board of directors and, subject to certain limitations, to one or more of its executive officers. Its board of directors has authorized the compensation committee or another committee appointed by the board to administer the 1999 plan, including the granting of options to its executive officers. Subject to any applicable limitations contained in the 1999 plan, Sycamore's board of directors, its compensation committee or any other committee or executive officer to whom its board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

  . the number of shares of common stock covered by options and the dates upon which such options become exercisable;

  .  the exercise price of options;

  .  the duration of options; and

  . the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including the conditions for repurchase, issue price and repurchase price.

Options granted under this plan have, to date, been immediately exercisable on the date of grant. However, shares purchased on exercise of such options are subject to a repurchase right in favor of Sycamore that generally entitles Sycamore to repurchase these shares at their original exercise price upon a termination of employment of the holder of the option prior to completion of the applicable vesting period.

   In the event of a merger, consolidation, asset sale, liquidation or similar transaction resulting in a change of control of Sycamore, each outstanding option will immediately become fully vested with respect to the total number of shares subject to the option. However, an option would not so accelerate if the option is assumed or otherwise continued in full force by the successor entity, if the option is replaced with a cash incentive program of the successor corporation which presents the spread at the time of the change of control on the shares which were not otherwise then exercisable, or if the acceleration of the option is subject to other limitations imposed on the date of grant. If following a change of control the successor corporation terminates the employee without cause, all of his or her options will become vested upon the termination of his or her employment. Notwithstanding the foregoing, options that would have become fully vested within 12 months of the change in control will vest immediately prior to the change in control for employees that have been employed by Sycamore for 12 months or more. If the employee has been employed by Sycamore for less than 12 months prior to the change in control, options that would have become fully vested within six months of the change in control will vest immediately prior to the change in control.

   No award may be granted under the 1999 plan after the tenth anniversary of the effective date, but the vesting and effectiveness of awards previously granted may extend beyond that date. Sycamore's board of directors may at any time amend, suspend or terminate the 1999 plan, except that no award granted after an amendment of the 1999 plan and designated as subject to Section 162(m) of the Internal Revenue Code by its board of directors shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment is approved by its stockholders.

   As of April 29, 2000, there were options to purchase 24,389,310 shares of common stock outstanding under the 1998 Stock Incentive Plan and the 1999 Stock Incentive Plan. The 1998 Stock Incentive Plan has terms and conditions that are substantially the same as the 1999 Plan and no additional issuances of options will be made under the 1998 Stock Incentive Plan.

   1999 Employee Stock Purchase Plan. Sycamore's 1999 Employee Stock Purchase Plan was adopted by its board of directors in August, 1999 and received stockholder approval in September, 1999. The purchase plan authorizes the issuance of up to a total of 2,250,000 shares of its common stock to participating employees. On August 1 of each year, commencing with August 1, 2000, the aggregate number of shares available for purchase during the life of the plan is automatically increased by the number of shares necessary to cause the number of shares then available for purchase to be restored to 2,250,000.

   All of Sycamore's employees, including directors who are employees, and all employees of any participating subsidiaries:

  . whose customary employment is more than 20 hours per week for more than five months in a calendar year,

  . whose customary employment is at least five months in any calendar year, and

  . who hold less than five percent of the total combined voting power of the Company are eligible to participate in the purchase plan. As of April 29, 2000, approximately 212 of Sycamore's employees would have been eligible to participate in the purchase plan.

   On the first day of an offering period, Sycamore will grant to each eligible employee who has elected to participate in the purchase plan an option to purchase shares of common stock as follows: the employee may authorize an amount (up to 10%, or such lesser amount as shall be determined by the Board, of such employee's base pay) to be deducted from such employee's base pay during the offering period. On the last day of the offering period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the purchase plan, the option exercise price is an amount equal to 85% of the closing price per share of the common stock on either the first day or the last day of the offering period, whichever is lower. In no event may an employee purchase in any one offering period a number of shares which exceeds the number of shares determined by dividing (1) $12,500 by (2) the closing market price of a share of common stock on the first business day of the offering period or such other number as may be determined by the Board prior to the commencement date of the offering period. Each future offering period is expected to be of approximately 6 months; provided that the board of directors may, in its discretion, choose a different offering period of 27 months or less.

   An employee who is not a participant on the last day of the offering period, as a result of voluntary withdrawal or termination of employment or for any reason, is not entitled to exercise any option, and the employee's accumulated payroll deductions will be refunded. However, upon termination of employment because of death, the employee's beneficiary has certain rights to elect to exercise the option to purchase the shares that the accumulated payroll deductions in the participant's account would purchase at the date of death.

   Because participation in the purchase plan is voluntary, Sycamore cannot now determine the number of shares of its common stock to be purchased in any current or future offering period by any of its current executive officers, by all of its current executive officers as a group or by its non-executive employees as a group.

   1999 Non-Employee Director Option Plan. Sycamore's 1999 Non-Employee Director Option Plan was adopted by its board of directors in August 1999 and received stockholder approval in September 1999. The option plan authorizes the issuance of up to a total of 1,500,000 shares of Sycamore's common stock to participating directors who are not also an employee or officer. On August 1 of each year, commencing with August 1, 2000, the aggregate number of shares available for the grant of options under this plan is automatically increased by the number of shares necessary to cause the total number of shares then available for grant to 1,500,000.

   Each director who is not also an employee or officer shall be automatically granted an option to purchase 90,000 shares of common stock on the date the person is first elected to the board.

   In addition, each of these directors will be automatically granted an option to purchase 30,000 shares immediately following each annual meeting of stockholders. The option exercise price per share for all options granted under the option plan will be equal to the fair market value of Sycamore's common stock on the date of grant. Under the plan, options are fully exercisable on the date of grant, however, shares purchased on exercise of such options are subject to repurchase by Sycamore prior to completion of the applicable vesting period. The term of each option is 10 years from the date of grant. Sycamore's board of directors has discretion to establish the terms of options granted under the plan. As of April 29, 2000, options to purchase 270,000 shares have been granted under this plan.

   401(k) Plan. On December 9, 1998, Sycamore adopted an employee savings and retirement plan qualified under Section 401 of the Internal Revenue Code and covering all of its employees. Pursuant to the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and have the amount of such reduction contributed to the 401(k) plan. Sycamore may make matching or additional contributions to the 401(k) plan in amounts to be determined annually by its board of directors. Sycamore has made no contributions to the 401(k) plan to date.

                        CERTAIN TRANSACTIONS OF SYCAMORE

Preferred Stock Issuances

   Since its inception in February 1998, Sycamore has issued and sold shares of redeemable convertible preferred stock to the following persons and entities who are its executive officers, directors or principal stockholders. Upon the closing of Sycamore's initial public offering in October 1999, each share of preferred stock converted into three shares of common stock, which were subsequently split 3-for-1 in February 2000. For more detail on shares held by these purchasers, see "Stock Ownership of Management and Principal Stockholders of Sycamore."

                                                   Series A  Series B  Series C
                                                   Preferred Preferred Preferred
Investor                                             Stock     Stock     Stock
--------                                           --------- --------- ---------
Gururaj Deshpande................................. 2,750,000 1,059,076  385,647

Daniel E. Smith................................... 2,475,000   953,979  347,082

Chikong Shue......................................   300,000   115,634   42,071

John E. Dowling...................................       --     71,429      --

Matrix V Management Co., L.L.C.(1)................ 2,750,000 1,059,976  385,647

--------
(1) Composed of Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P. Matrix V Management Co., L.L.C. is the general partner of each of Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P. Timothy Barrows and Paul J. Ferri, directors of Sycamore, are general partners of Matrix V Management Co., L.L.C.

   Series A Financing. On February 19, 1998, April 2, 1998, July 31, 1998 and October 29, 1998, Sycamore issued an aggregate of 8,961,812 shares of Series A preferred stock to 8 investors, including Gururaj Deshpande, Daniel E. Smith, Chikong Shue and Matrix Partners V, L.P. The per share purchase price for its Series A preferred stock was $.91.

   Series B Financing. On December 3, 1998 and February 11, 1999, Sycamore issued an aggregate of 3,607,062 shares of Series B preferred stock to 11 investors, including Gururaj Deshpande, Daniel E. Smith, Chikong Shue, John E. Dowling and Matrix Partners V, L.P. The per share purchase price for its Series B preferred stock was $3.50.

   Series C Financing. On March 2, 1999, Sycamore issued an aggregate of 2,500,000 shares of Series C preferred stock to 15 investors, including Gururaj Deshpande, Daniel E. Smith, Chikong Shue, Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P. The per share purchase price for its Series C preferred stock was $8.00.

Common Stock Issuances

   During fiscal 1999, Frances M. Jewels, Sycamore's Chief Financial Officer, purchased an aggregate of 1,305,000 shares of common stock for $.11 per share and Kurt Trampedach, Sycamore's Vice President of International Sales, purchased an aggregate of 1,125,000 shares of common stock for $.33 per share, each pursuant to stock restriction agreements that give Sycamore the right to repurchase all or a portion of the shares at their purchase price in the event that the employee ceases to be employed by Sycamore. During October 1999, Kevin Oye, Sycamore's Vice President of Business Development, purchased an aggregate of 7,893 shares of common stock for $12.67 per share. Kevin Oye's purchase of Sycamore's stock was financed by a loan from Sycamore in the principal amount of $99,978 that bears interest at 8.25% per annum. This loan is due December 1, 2000 and is secured by shares of Sycamore's common stock. During fiscal 1999, Eric Swanson, Sycamore's Vice President and General Manager, Core Networking, purchased an aggregate of 1,912,500 shares of common stock at prices ranging from $.04 to $.11 per share. Mr. Swanson's purchases of Sycamore's stock were financed by loans from Sycamore in an aggregate principal amount of $180,000 which were repaid in full in March, 2000. Other executive officers have purchased shares of common stock pursuant to similar stock restriction agreements for aggregate purchase prices which did not exceed $60,000 for any one executive officer. The repurchase right generally lapses as to 20% of the shares subject to such option approximately one year from the hire date of the executive officer and thereafter lapses as to an additional 5% of the shares for each full three months of employment completed by such person.

   All future transactions, including loans between Sycamore and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested directors on the board of directors, and will be on terms no less favorable to Sycamore than could be obtained from unaffiliated third parties.

      STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF SYCAMORE

   The following table sets forth certain information regarding beneficial ownership of Sycamore's common stock as of June 5, 2000 by:

  . each person who is known to Sycamore to own beneficially more than 5% of the outstanding shares of its common stock;

  .  each of Sycamore's directors and the Named Executive Officers; and

  .  all of Sycamore's directors and executive officers as a group.

   For purposes of the following table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise noted in the footnotes below, Sycamore believes that each person or entity named in the table has sole voting and investment power with respect to all shares of its common stock shown as beneficially owned by them, subject to applicable community of property laws. The percentage of shares of its common stock outstanding is based on 244,829,774 shares of common stock outstanding as of June 5, 2000. In computing the number of shares beneficially owned by a person named in the following table and the percentage ownership of that person, shares of its common stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of June 5, 2000 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

                                                                     Percentage
   Name and Address of                          Amount and Nature of     of
   Beneficial Owner(1)                          Beneficial Ownership Outstanding
   -------------------                          -------------------- -----------
Gururaj Deshpande(2)..........................       48,822,807         19.9
Daniel E. Smith(3)............................       43,946,349         17.9
Ryker Young(4)................................        2,773,107          1.1
Timothy A. Barrows(5)(6)......................       31,564,398         12.9
Paul J. Ferri(5)..............................       31,286,175         12.8
John W. Gerdelman(7)..........................          102,000            *
Matrix V Management Co., L.L.C.(8)............       31,160,607         12.7
Platyko Partners, L.P.........................       22,275,000          9.1
The Gururaj Deshpande Grantor Retained Annuity
 Trust........................................       17,918,400          7.3
All executive officers and directors as a
 group (15 persons)(9)........................      151,598,230         61.6

--------
 * Less than 1% of the total number of outstanding shares of common stock.
(1) Except as otherwise noted, the address of each person owning more than 5% of the outstanding shares of common stock is: c/o Sycamore Networks, Inc., 10 Elizabeth Drive, Chelmsford, Massachusetts 01824.

(2) Includes 3,937,500 shares held by the Deshpande Irrevocable Trust and 17,918,400 shares held by the Gururaj Deshpande Grantor Retained Annuity Trust. Mr. Deshpande's wife serves as a trustee of each of these trusts. Mr. Deshpande disclaims beneficial ownership of these shares.
(3) Includes 22,275,000 shares held by Platyko Partners, L.P., of which Mr. Smith and his wife serve as general partners.
(4) Includes 180,000 shares held by the E. Ryker Young Irrevocable Trust. Mr. Young disclaims beneficial ownership of these shares.
(5) Includes 27,984,540 shares held by Matrix Partners V, L.P. and 3,176,067 shares held by Matrix V Entrepreneurs Fund, L.P. Matrix V Management Co., L.L.C. is the general partner of each of Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P. Messrs. Barrows and Ferri, directors of Sycamore, are general partners of Matrix V Management Co., L.L.C. Messrs. Barrows and Ferri disclaim beneficial ownership of the shares held by Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P. except to the extent of their pecuniary interests therein arising from their general partnership interests in Matrix V Management Co., L.L.C.
(6) Includes 3,750 shares held by the K.C. Barrows Trust and 3,750 shares held by H.E. Barrows Trust. Mr. Barrows disclaims beneficial ownership of these shares.
(7) Includes 90,000 options that are currently exercisable.
(8) Comprised of 27,984,540 shares held by Matrix Partners V, L.P. and 3,176,067 shares held by Matrix V Entrepreneurs Fund, L.P. Matrix V Management Co., L.L.C. is the general partner of each of Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P. Messrs. Barrows and Ferri, directors of Sycamore, are general partners of Matrix V Management Co., L.L.C. Messrs. Barrows and Ferri disclaim beneficial ownership of the shares held by Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P. except to the extent of their pecuniary interests therein arising from their general partnership interests in Matrix V Management Co., L.L.C. The address of Matrix V Management Co., L.L.C. is 1000 Winter Street, Suite 4500 Waltham, MA 02154.
(9) Includes an aggregate of 1,084,107 options that are currently exercisable.

                     DESCRIPTION OF SYCAMORE CAPITAL STOCK

   Sycamore's authorized capital stock consists of 1,500,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. As of June 5, 2000, there were outstanding:

  . 244,829,774 shares of common stock held by approximately 828 stockholders of record; and

  .  options to purchase an aggregate of 26,068,760 shares of common stock.

   The following summary of provisions of Sycamore's securities, various provisions of its amended and restated certificate of incorporation, amended and restated by-laws and provisions of applicable law is not intended to be complete and is qualified by reference to the provisions of applicable law and to its amended and restated certificate of incorporation and amended and restated by-laws.

Common Stock

   Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any such dividends declared by the board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of Sycamore, the holders of common stock are entitled to receive ratably the net assets of Sycamore available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock which Sycamore may designate and issue in the future. Certain holders of common stock have the right to require it to register their shares of common stock under the Securities Act of 1933, as amended, in certain circumstances.

Preferred Stock

   Under the terms of Sycamore's amended and restated certificate of in corporation, the board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. The board has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

   The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of the outstanding voting stock of Sycamore. Sycamore has no present plans to issue any shares of preferred stock.

Delaware Law and Certain Charter and By-Law Provisions; Anti-Takeover Effects

   Sycamore is subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

   Sycamore's amended and restated certificate of incorporation and amended and restated by-laws provide:

  . that the board of directors be divided into three classes, as nearly equal in size as possible, with staggered three-year terms;

  . that directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the shares of its capital stock entitled to vote; and

  . that any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office.

   The classification of the board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, Sycamore.

   Sycamore's amended and restated certificate of incorporation and amended and restated by-laws also provide that:

  . any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting; and

  . special meetings of the stockholders may only be called by the Chairman of the board of directors, the President, or by the board of directors.

   Sycamore's amended and restated by-laws provide that, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with requirements regarding advance notice to Sycamore. These provisions could delay until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of its outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for its common stock, because such person or entity, even if it acquired a majority of its outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting, and not by written consent.

   Delaware's corporation law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Sycamore's amended and restated certificate of incorporation requires the affirmative vote of the holders of at least 66 2/3% of the shares of its capital stock entitled to vote to amend or repeal any of the foregoing provisions of Sycamore's amended and restated certificate of incorporation. Generally Sycamore's amended and restated by-laws may be amended or repealed by a majority vote of the board of directors or the holders of a majority of the shares of its capital stock issued and outstanding and entitled to vote. To amend Sycamore's amended and restated by-laws regarding special meetings of stockholders, written actions of stockholders in lieu of a meeting, and the election, removal and classification of members of the board of directors requires the affirmative vote of the holders of at least 66 2/3% of the shares of its capital stock entitled to vote. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series preferred stock that might be outstanding at the time any such amendments are submitted to stockholders.

Transfer Agent and Registrar

   The transfer agent and registrar for Sycamore's common stock is EquiServe Limited Partnership.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SIROCCO

   The following discussion and analysis of the financial condition and results of operations should be read in conjunction with "Selected Historical Financial Data of Sirocco" and the financial statements of Sirocco and the related notes included elsewhere in this proxy statement/prospectus.

Overview

   Sirocco Systems, Inc. designs and markets optical networking equipment for telecommunications carriers. This equipment is anticipated to enable carriers to transmit a wide range of data, voice and private line services over optical communications facilities. Sirocco commenced operations in July of 1998 under the name of FNR Systems, Inc. and in January of 1999 it changed its name to Sirocco Systems, Inc. Since inception, Sirocco has funded operations from private financings that have raised $27.3 million in the aggregate.

   Sirocco has incurred operating losses and net losses for each month since its formation. As of March 31, 2000 Sirocco had an accumulated deficit of $11,325,224. Sirocco intends to increase its operating expenses and capital expenses in an effort to accelerate the continued development of its optical networking products and the development of its sales channels and support organizations. Sirocco's losses and net operating cash flows are expected to continue and to increase as it expands its operations.

   Research and Development expenses include compensation and benefits for the engineering and related staff, expenses for contract engineers, materials to build prototype units, fees paid to outside suppliers for sub-contracted components and services, supplies used, facility related costs, such as computer and network services and other general overhead costs. To date Sirocco has expensed its research and development costs as they were incurred.

   Marketing, general and administrative expenses include compensation and benefits for the marketing, general and administrative staff, expenses for promotional and public relations activities, expenses for corporate development activities and related legal expenses, market research, sales activities and travel expenses.

   Sirocco expects to commence customer trials of its Zephyr optical access devices and Typhoon optical edge switches in the third calendar quarter of 2000. Revenues are expected to be derived primarily from product sales with additional contribution from maintenance fees. To date Sirocco has not realized any revenues from product sales.

   Sirocco issued 1,059,950 stock options and restricted shares from April 1, 2000 through June 5, 2000, all at exercise prices of $0.41 per share which are deemed to be below fair market value. Sirocco expects to record an additional deferred compensation expense of approximately $50.0 million in the quarter ended June 30, 2000. These grants have been made on terms consistent with those described in the footnotes to the financial statements. Deferred compensation expense at June 26, 2000 is approximately $85.0 million.

Results of Operations

 Period from inception (July 7, 1998) through December 31, 1998 (fiscal 1998) and the year ended December 1999

   For the fiscal year ended December 31, 1999 Sirocco recorded a net loss attributable to common stockholders of $5,573,833, compared to a net loss of $256,888 for the period from Sirocco's inception in July 1998 through December 31, 1998.

 Research and Development Expenses

   Research and development expenses for the fiscal year ended December 31, 1999 were $4,024,455 as compared to $216,947 for the fiscal year ended December 31, 1998. The increase in expenses from 1998 to 1999 reflect a full year of operations in 1999 as compared to 1998 and a significant increase in hiring of additional personnel and purchases of materials and supplies and a general expansion of facilities.

 Marketing, General and Administrative Expenses

   Marketing, general and administrative expenses for the fiscal year ended December 31, 1999 were $1,650,829 as compared to $48,183 for the fiscal year ended December 31, 1998. The increase in expenses from 1998 to 1999, reflect an increase in hiring additional personnel, public relations activities, market research activities and other corporate development activities.

 Amortization of Stock Compensation

   Amortization of stock compensation expense was $179,000 for fiscal 1999. Amortization of stock compensation expense resulted from the granting of stock options and restricted shares with the exercise or sales prices below the deemed fair value of Sirocco's common stock on the date of grant.

 Interest Income

   Interest income for the fiscal year ended December 31, 1999 was $291,451 as compared to $8,242 for the fiscal year ended December 31, 1998. This increase is primarily due to an increase in our cash balances due to the issuance of stock during 1999.

 Fiscal Quarters Ended March 31, 1999 and March 31, 2000

   For the fiscal quarter ended March 31, 2000 Sirocco recorded a net loss attributable to common stockholders of $5,490,952, compared to a net loss of $579,975 for the fiscal quarter ended March 31, 1999.

 Research and Development Expenses

   Research and development expenses for the fiscal quarter ended March 31, 2000 were $3,829,368 as compared to $412,989 for the fiscal quarter ended March 31, 1999. The increase in expenses from 1999 to 2000 reflects a significant increase in hiring of additional personnel and purchases of materials and supplies and expansion of facilities.

 Marketing, General and Administrative Expenses

   Marketing, general and administrative expenses for the fiscal quarter ended March 31, 2000 were $1,309,740 as compared to $174,030 for the fiscal quarter ended March 31, 1999. The increase in expenses from 1999 to 2000 reflect the hiring of personnel, commencement of public relations, market research and sales activities.

 Amortization of Stock Compensation

   Amortization of stock compensation expense was $532,000 for the fiscal quarter ended March 31, 2000. Amortization of stock compensation expense resulted from the granting of stock options and restricted shares with the exercise or sales prices below the deemed fair value of Sirocco's common stock on the date of grant.

 Interest Income

   Interest income for the fiscal quarter ended March 31, 2000 was $185,102 as compared to $8,242 for the fiscal quarter ended March 31, 1999. This increase primarily results from an increase in our cash balances due to the issuance of stock during 1999.

Liquidity and Capital Resources

   Sirocco has financed its operations and capital expenditures primarily with the proceeds from stock issuances and borrowings. As of March 31, 2000 Sirocco had cash and cash equivalents of $15,699,525 as compared to $968,470 as of March 31, 1999. Sirocco's investment policy has been to preserve principal value and to maintain a high degree of liquidity while providing current income.

   In August 1998, Sirocco issued 60,000 shares of Series A Preferred Stock at $9.99 per share and 2,025,000 shares of Common Stock at $0.0003 per share for gross proceeds of $600,000.

   In January 1999, Sirocco issued 85,000 shares of Series B Preferred Stock at $14.99 per share and 2,868,750 shares of Common Stock at $0.0003 per share for total gross proceeds of $1,275,000.

   In April 1999, Sirocco issued 2,654,548 shares of Series C Preferred Stock at $2.19 per share and 8,959,100 shares of Common Stock at $0.0003 per share for gross proceeds of $5,840,006.

   In October 1999, Sirocco issued 4,878,049 shares of Series D Preferred Stock at $3.69 per share for gross proceeds of $18,000,000.

   In May 1999, Sirocco entered into a $500,000 revolving line of credit and financing agreement with Silicon Valley Bank for equipment purchases. The line of credit allows for draw downs through June 2000 for equipment purchases, then converts into a loan payable in equal monthly installments through May 2003. Interest is computed based on the average daily balance outstanding, at a per annum rate of .5% above the prime rate. All assets of Sirocco have been pledged as collateral and the agreement contains covenants and restrictions relating to asset protection, financial condition, dividends investments mergers, acquisitions and certain other matters. At December 31, 1999, $500,000 was outstanding under the line of credit and the stated interest rate was 9.0%.

   In January 2000, Sirocco refinanced its line of credit and increased the amount available under the credit facility to $7.5 million, of which $2.5 million is available for equipment purchases and $5.0 million is available as a working capital line. As of May 31, 2000, $2,200,000 had been drawn on the equipment line of credit and $300,000 remained available. As of May 31, 2000, the $5,000,000 working capital line of credit had not been drawn upon. Stated interest is computed at the per annum rate of 36 month U.S. Treasury note yield to maturity plus 350 basis points. Interest for working capital advances is computed at a per annum rate of the 36 month U.S. Treasury note yield to maturity plus 6.25%.

   Sirocco leases space in two facilities under operating leases. Aggregate future minimum lease payments under non-cancellable operating leases are:
$496,147 for 2000, $599,895 for 2001, $469,791 for 2002 and $477,248 for 2003
and 2004.

   Although Sirocco believes that it will continue to finance its operations with existing cash and cash equivalents, borrowings under its existing credit facility and funds raised in future private financings, there can be no assurance that additional financing will be available on terms acceptable to us or at all.

Qualitative Disclosures About Market Risk

   Sirocco has no derivative financial instruments in our cash and cash equivalents. Sirocco invests in money market funds which in turn invest in: commercial paper (rated at least tier one), bank obligations, short-term corporate obligations, US Treasury securities, US Government obligations and repurchase agreements.

Recent Accounting Pronouncements

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion No. 25" ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25 and is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events if they had occurred after either December 15, 1998 or January 12, 2000. Sirocco does not expect the application of FIN 44 to have a material impact on its financial position or results of operations.

                               SIROCCO'S BUSINESS

Overview

   Sirocco develops and markets optical networking products that collect, transmit and manage a wide range of data, voice and private line communications services over the public network of fiber optic cable lines. Sirocco products are designed to enable telecommunications service providers to make efficient use of the greater potential bandwidth capability and speed afforded by optical data transmission.

   Sirocco products are intended to focus particularly on the needs of telecommunications service providers that link end users to fiber optic infrastructures or optical bandwidth services that they own or lease. Sirocco's product line is expected to offer the following to these service providers:

  . Direct access to the high speed and capacity of optical backbone networks via a modular, scalable family of products;

  . Significantly reduced capital costs by combining the ability to support highly diverse services in a single, unified platform as opposed to several independent platforms;

  . Significantly reduced network complexity by reducing the number of discrete network elements required to support their multi-service portfolio offerings; and

  . Intelligent network management capabilities that radically reduce the time required to provision services for end users for maximum competitive advantage.

   By offering a scalable family of products, each with different service interfaces, capacities and cost points, all managed by a common network management platform, Sirocco expects to be able to allow service providers to build complete optical access networks using Sirocco products.

   Sirocco expects the first testing of its products at potential customer sites to begin in the third calendar quarter of 2000. Products are expected to be available for shipment in the following quarter.

Industry Background

   Over the past decade, the volume of high-speed data traffic across the public network has grown significantly, as discussed above under "Sycamore's Business--Industry Background." The existing infrastructure, which was originally built for voice traffic and designed for relatively slow, incremental growth, is expected to require significant upgrades in order to handle the rapidly increasing volume of bandwidth-intensive data.

   The principal components of the existing fiber optic telecommunications network are:

  .  Fiber optic cable for the physical transmission of data;

  . Dense Wave Division Multiplexing equipment, known as DWDM, which multiplies the transmission capacity of a specific fiber by dividing a single strand into multiple light paths, or wavelengths; and

  . Electronic routing and switching equipment, meeting standards referred to as SONET in North America and SDH elsewhere in the world, for converting data from an electronic signal to an optical signal for transport over the fiber optic network

As described above under "Sycamore's Business--Industry Background," the existing electronic switching and routing system requires data that have been converted into optical wavelengths to be converted back into electronic signals and then re-transmitted as optical wavelengths at various routing points before the data reach their destination. This slows down the transmission of data and uses up system capacity.

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

   Optical access and optical switching devices offer the possibility of greater transmission capacities and more cost effective bandwidth utilization by:

  . Delivering the power of optical data transmission at a point closer to the end users; and

  . Providing grooming and switching capabilities which ensure that the optical paths are efficiently filled or utilized before they are transmitted long distances.

Optical access and switching technologies thus offer the possibility of increasing network capacity without laying new cable or deploying multiple electronic switching, routing and aggregation platforms each time a network upgrade is required.

   While optical switching and DWDM transmission equipment is becoming more widely deployed in both long haul and metropolitan area networks, service providers continue to deploy multiple electronic platforms, arranged in discrete "overlay" networks, to provide simultaneous support for the various data, voice and private line services that they offer to their subscribers. Historically, a different product line has been required to support each of the conflicting technologies employed by circuit-, packet- and cell-based services. Each of these platforms provides unique service access connection points, service provisioning and management functionality, and switching/grooming capabilities. Each type of platform then feeds their respective outputs into larger communications facilities for metropolitan area or long haul transmission. Deploying multiple platforms in this fashion consumes excessive capital and wastes expensive service provider resources. A single, unified platform that can support multiple services would significantly reduce the capital costs needed to outfit a new location and would consume less end office space, environmental and human resources.

   Another challenge service providers face when managing multiple platforms is the increased complexity and cost in deploying a multi-service portfolio to their subscribers. Each platform has its own network management system used to configure the platform, detect and manage alarms and provision services for end users. It is rare for platforms from different vendors to interoperate with each other. As a result, multiple management systems have to be used to provision services for a subscriber. Historically, it has taken as long as several weeks to months for service providers to put into place new services for a customer in certain environments. A multi-service platform that can provision different service types from a common management system can greatly reduce the time it takes to provision new services, giving service providers that use such equipment a powerful competitive advantage over those that do not.

   In many metropolitan areas the total bandwidth that each of these services requires may be less than the capacity of an optical transmission facility. Additionally, a high capacity optical path may be inefficiently used, as it is carrying a much smaller amount of a specific circuit, packet or cell service. This may result in multiple, high-speed optical paths being dedicated to each service, with each path possibly being underutilized. Multi-service platforms that have the ability to support multiple, optical connections can combine smaller amounts of different traffic types into a single optical path, maximizing bandwidth utilization. When traffic volumes are heavy, these platforms may take different services from multiple locations and efficiently groom them into larger optical paths on a service-by-service basis.

   Many service providers cannot accurately predict the specific volumes of each service type a new market may generate for them. Thus a multi-service, multi-wavelength platform gives them the flexibility they need to open a new market area in a cost effective manner, while also having the ability to expand and upgrade as the subscriber base grows without having to change platforms.

   Providers of telecommunications services using fiber optic cable transmission include new and established providers of voice and data transport services, long distance carriers, Internet service providers, cable operators and multi-national telephone companies. New service providers have appeared in this group as a result of the growth of the Internet and electronic mail, as well as the growth of telecommuting and interoffice computer networks. High volume end users, such as large office buildings and other commercial complexes are also expected to provide a new market for companies specializing in access-level telecommunications services.

   The increased volume of telecommunications traffic, the additional services that are demanded and the emergence of new service providers on both a large and a small scale create a potentially strong market for optical networking equipment. The equipment needs of new and existing service providers vary, however, depending on the volume of traffic that they handle at any particular point and the relationship of that point to the point of initial access. This creates a need for a wide range of products that can function together and in tandem with existing electronic SONET/SDH switching and transmission networks.

Sirocco's Strategy

   Sirocco has designed its product line to meet the needs of the market for optical networking products by:

  . Incorporating software-based technology with optical access and switching technologies to provide more efficient multi-service data management capabilities

  . Developing products designed to meet the needs of service providers at the initial data access point as well as at metropolitan and regional levels

  . Establishing an open architecture to allow compatibility with existing electronic switching technologies that enable service providers to build and upgrade their systems as needed

While Sirocco's product line includes products under development that are intended to meet the needs of regional and long haul service providers, its principal focus has been on the development of products designed to meet the needs of new and existing access and metropolitan level telecommunications providers for additional bandwidth capacity and data management services.

Sirocco's Product Line

   The Sirocco product line consists of the following products under development:

  . Sirocco Zephyr Optical Access Devices (OADs). The Zephyr line of products sit at the edge of the optical network, deployed in a central office, multi-tenant building, or at the customer premise. Their function is to aggregate and switch multiple streams of communications services, including private line, SONET/SDH, wavelength transport, LAN transport, asynchronous transfer mode (ATM) switching, and high-speed packet services. The Zephyr comes in two versions, the Z-12 and the Z-48, with the primary difference being the capacity supported.

  . Sirocco Typhoon Optical Edge Switches (OESs). The Typhoon line of products are edge devices that perform aggregation, grooming, and switching functions, primarily in the metro layer of optical networks. Typhoons are highly redundant systems designed for central office applications. Their compact design provides extremely high port density and efficient space utilization. Featuring an integrated optical subsystem for DWDM trunking and wavelength cross-connect, Typhoon platforms gather traffic from Zephyr OADs, existing SONET/SDH rings, or directly from subscribers. And, like the Zephyr, the Typhoon platforms support a full complement of service interfaces. There are two members of the Typhoon product family, the T-48 and the T-192, which differ primarily in the capacity of their respective network links.

  . Sirocco Tornado F-1 Regional Core Switch (RCS). The Tornado F-1 is a core switch designed for use in regional backbone optical networks. Like the Typhoon, the Tornado is a highly redundant system designed for central office environments. A single Tornado F-1 supports up to 24 OC-192 ports (capable of transmitting 9.953 gigabits of information per second) or 96 OC-48 ports (capable of transmitting 2.488 gigabits of information per second), which can be interconnected as needed. The Tornado F-1 provides regional aggregation and switching, gathering traffic from Typhoon-based metro networks and existing SONET add/drop multiplexers and cross-connects. An entire network of these devices can be constructed to form an independent optical backbone network, or they can act as a regional tier, feeding an existing optical backbone.

  . Sirocco Tempest Optical Network Management System (OMS). The complete network of Sirocco products is managed by the Tempest OMS suite of management and provisioning tools designed to enable service providers to rapidly deploy services with simple "point and click" operations.

Marketing

   As of June 5, 2000, Sirocco employs a marketing staff of 11 persons. Sirocco markets its products through direct contacts with potential customers, attendance at trade shows and the publication of product news on its Web site and in industry publications.

Manufacturing

   As of June 5, 2000, Sirocco has 7 employees engaged in manufacturing, and has contracted with third parties to provide contract manufacturing services to Sirocco.

Intellectual Property

   Sirocco has applied for a patent on an automatic provisioning mechanism used in its products and has applied for trademark protection of its name. Sirocco's products incorporate software licensed from various third parties, as well as internally developed software. Sirocco employees who are engaged in significant research and development activities have signed agreements with Sirocco acknowledging that Sirocco is the owner of any inventions or other intellectual property developed by them during their employment by Sirocco.

Employees

   As of June 5, 2000, Sirocco employed 120 persons, of whom 4 are involved in management, 87 in research and development, 11 in marketing, 7 in manufacturing, 5 in sales and 6 in administration.

Properties

   Sirocco leases its headquarters and one other facility under operating leases expiring on December 31, 2004 and December 31, 2001, with options to renew for two additional years, respectively.

Legal Proceedings

   In the ordinary course of its business, Sirocco has received letters from companies seeking to discourage Sirocco from continuing to hire former employees of those companies. Sirocco does not believe that these potential claims are material to its business.

Competition

   A number of telecommunications equipment companies are developing and marketing optical networking products. Many of these companies, including Lucent and Cisco, are substantially larger and have greater access to financing and greater resources for research and development than Sirocco. Sirocco will attempt to compete in this market by offering a product line that it believes to have technological advantages over some of the optical networking products currently on the market. As a small, development stage company, it faces substantial hurdles that are not faced by its larger competitors. Given its small size and limited resources, there can be no assurance that Sirocco would be able to continue to develop technologically competitive products or to compete successfully in the manufacture, sale and support of these products.

                             MANAGEMENT OF SIROCCO

   Certain information with respect to directors and executive officers of Sirocco is set forth below. All directors serve a term of one year. All executive officers are elected by the Board of Directors and serve until their successors are duly elected by the Board of Directors.

          Name           Age                                 Position
          ----           ---                                 --------
Jonathan Reeves.........  40 President, Chief Executive Officer and Director
W. Thomas Shea..........  45 Treasurer, Chief Operating Officer, Chief Financial Officer and Director
Edward Stern............  50 Chief Technology Officer
G. Felda Hardymon.......  53 Director
Roger Evans.............  55 Director

   Jonathan Reeves has served as the President and Chief Executive Officer since January 1999, at which time he was also appointed as Chairman of the Board of Directors. Prior to founding Sirocco, Mr. Reeves was a founder of Sahara Networks, Inc., and served in the position of Chief Executive Officer and Chairman of the Board of Directors. In 1997, Sahara Networks was acquired by Cascade Communications, Inc., and Mr. Reeves served as Vice President and General Manager of the Broadband Access Division for Cascade. Cascade was then acquired by Ascend Communications Inc., in July of 1997 and from December of 1997 until November of 1998, Mr. Reeves served as the Vice President of Strategic Planning for Ascend Communications.

   W. Thomas Shea has served as Secretary, Chief Operating Officer and Chief Financial Officer since January 1999. Prior to founding Sirocco, Mr. Shea was a founder of Sahara Networks Inc., and served in the position of Chief Operating Officer and Chief Financial Officer. In 1997, Sahara Networks was acquired by Cascade Communications, Inc., and Mr. Shea served as Vice President of Field Operations for the Broadband Access Division for Cascade. Cascade was then acquired by Ascend Communications Inc., in July of 1997, and Mr. Shea served as Vice President of Carrier Business Development for Ascend Communications until January 1999.

   Edward Stern is one of Sirocco's founders and served as Chief Executive Officer of Sirocco from Sirocco's founding in 1998 until January 1999. In January 1999, Mr. Stern assumed the role of Chief Technology Officer of Sirocco. Mr. Stern served as Technology Manager and Business Development Manager at Lucent Technologies Inc. from July of 1995 until Sirocco's inception in August of 1998. Prior to joining Lucent, he served as the Senior Scientist for General Datacomm Industries, Inc.

   G. Felda Hardymon has served as a director of Sirocco since January 1999. Mr. Hardymon has been a partner of Bessemer Venture Partners, a venture capital firm, since 1981. Since 1998 he has also been a Senior Lecturer of Business Administration at Harvard Business School.

   Roger Evans has served as a director of Sirocco since 1999. Mr. Evans has been associated with Greylock, a venture capital firm since 1989, serving as a general partner since January 1991. He also serves as a director of Copper Mountain Networks and Phone.com.

Executive Compensation

   The table below sets forth, for the year ended December 31, 1999, the compensation earned by Jonathan Reeves, Sirocco's Chief Executive Officer, who will become a Vice President and General Manager of Optical Networking for Sycamore after the merger. Mr. Reeves does not receive a salary, bonus or other cash compensation from Sirocco, but purchased 3,657,285 shares of Sirocco common stock for $.01 per share in 1999 pursuant to stock restriction agreements described below under "Certain Transactions of Sirocco." Mr. Reeves joined Sirocco in January 1999.

   In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life, or other benefits which are available to all of Sirocco's salaried employees, and perquisites and other benefits, securities and other property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table. In the table below, columns required by the regulations required by the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

                           Summary Compensation Table

                                                          Long-Term Compensation
                                      Annual Compensation         Awards
                                      ------------------- ----------------------
                                           Salary(1)            Restricted
                                              ($)            Stock Grants (#)
                                      ------------------- ----------------------
Jonathan Reeves
 Chief Executive Officer.............         --               3,657,285(2)

--------
(1) Mr. Reeves did not draw a salary for the year ended December 31, 1999.
(2) This stock was issued to Mr. Reeves pursuant to certain stock restriction agreements. As of May 31, 2000, 1,182,735 of Mr. Reeves shares were fully vested, while the remaining 2,474,550 shares are subject to a vesting schedule pursuant to the stock restriction agreements. Please see "Certain Transactions of Sirocco" for further information.

                        CERTAIN TRANSACTIONS OF SIROCCO

   In 1999 and 2000, Sirocco executed various stock splits of its common stock. All common stock shares, common stock options and related prices per share have been adjusted to reflect the effects of these splits.

Series A Preferred Stock Financing

   In August 1998, Sirocco completed its first round of private equity financing with Bessemer Venture Investors L.P., Bessemer Venture Partners IV L.P. and Bessec Ventures IV L.P. (the "Bessemer Funds"). In this financing, the Bessemer Funds purchased an aggregate of 60,000 shares of Sirocco's series A preferred stock and 2,025,000 shares of Sirocco's common stock for an aggregate purchase price of $600,000.

   In connection with this stock financing, Sirocco entered into a Stock Purchase Agreement, a Stockholders' Agreement and a Registration Rights Agreement with the Bessemer Funds. Under the terms of the Stock Purchase Agreement, the Bessemer Funds received certain rights which were later superseded by similar rights provided in Sirocco's Series D Preferred Stock Financing. Please see the section entitled "Series D Preferred Stock Financing." The Stockholders' Agreement, to which Edward Stern is also a party, provides the Bessemer Funds with a right of first refusal, in certain instances, upon the sale or disposition of Sirocco's common stock by any of its stockholders. Pursuant to the Registration Rights Agreement, Sirocco granted to the Bessemer Funds demand and "piggy-back" registration rights.

Series B Preferred Stock Financing

   In January 1999, Sirocco completed its second round of private equity financing which included the Bessemer Funds. In this financing, the Bessemer Funds purchased an aggregate of 83,333 shares of Sirocco's series B preferred stock and 2,812,489 shares of Sirocco's common stock for an aggregate purchase price of $1,249,995.

   In connection with this stock financing, Sirocco entered into a Stock Purchase Agreement with the Bessemer Funds. Under the terms of the Stock Purchase Agreement, the Bessemer Funds received certain rights which were later superseded by similar rights provided in Sirocco's Series D Preferred Stock Financing. Please see the section entitled "Series D Preferred Stock Financing." Sirocco also amended and restated the Stockholders' Agreement to include Jonathan Reeves and W. Thomas Shea as parties to the agreement.

Series C Preferred Stock Financing

   In April 1999, Sirocco completed its third round of private equity financing which included Greylock IX Limited Partnership ("Greylock"), Bessemer Venture Partners IV L.P. and Bessec Ventures IV L.P. In this financing, Greylock purchased an aggregate of 1,818,182 shares of Sirocco's series C preferred stock and 6,136,364 shares of Sirocco's common stock for an aggregate purchase price of $4,000,000. Bessemer Venture Partners IV L.P. and Bessec Ventures IV L.P. together purchased an aggregate of 681,818 shares of Sirocco's series C preferred stock and 2,301,136 shares of Sirocco's common stock for an aggregate purchase price of $1,500,000.

   In connection with this stock financing, Sirocco entered into a Stock Purchase Agreement with Greylock, Bessemer Funds, Mr. Reeves, Mr. Shea and Mr. Stern. Under the terms of the Stock Purchase Agreement, Greylock and the Bessemer Funds received certain rights which were later superseded by similar rights provided in Sirocco's Series D Preferred Stock Financing. Please see the section entitled "Series D Preferred Stock Financing." Sirocco also amended and restated the Stockholders' Agreement and the Registration Rights Agreement to include Greylock as a party to those agreements.

Series D Preferred Stock Financing

   In October 1999, Sirocco commenced an additional round of private equity financing which included Weiss, Peck & Greer Venture Associates V, LLC, Weiss, Peck & Greer Venture Associates V-A, LLC, Weiss, Peck & Greer Venture Associates V Cayman, LLC (collectively referred to as "the Weiss, Peck and Greer Funds"), Greylock, Bessemer Venture Investors L.P. and Bessec Ventures IV L.P. In this financing, the Weiss, Peck and Greer Funds purchased an aggregate of 2,168,021 shares of Sirocco's series D preferred stock for an aggregate purchase price of $7,999,997, Greylock purchased an aggregate of 1,355,014 shares of Sirocco's series D preferred stock for an aggregate purchase price of $5,000,002 and Bessemer Venture Partners IV L.P. and Bessec Ventures IV L.P. together purchased an aggregate of 1,355,014 shares of Sirocco's series D preferred stock for an aggregate purchase price of $5,000,002.

   In connection with this stock financing, Sirocco entered into a Stock Purchase Agreement with the Weiss, Peck & Greer Funds, Greylock, the Bessemer Funds, Mr. Reeves, Mr. Shea and Mr. Stern. The Stock Purchase Agreement provides the parties with, among other things, preemptive rights in the case of Sirocco's issuance of any stock and certain approval rights in the event of any capital restructuring by Sirocco. Sirocco also amended and restated the Stockholders' Agreement and the Registration Rights Agreement to include the Weiss, Peck & Greer Funds as a party to the agreement.

Stock Restriction Agreements

   Sirocco has issued an aggregate of 8,633,890 shares of its common stock to Jonathan Reeves, W. Thomas Shea and Edward Stern, at a price of $.01 per share, pursuant to certain stock restriction agreements. Under the terms of these stock restriction agreements, Sirocco has the right to repurchase certain of these shares at the original purchase price (i.e., $.01 per share) in the event of termination of such person's employment with Sirocco for any reason, which right lapses as to 20% of such shares one year from the date that such stock was purchased by each of the above persons and, as to the remainder of such shares, in equal monthly increments over the following four years. If the merger is completed, Sirocco will immediately forfeit its repurchase right with respect to 50 percent of the common stock that was subject to repurchase at the time the merger is consummated and vesting of the remaining shares will be accelerated over a period of either one or two years. In the event that any of the above executives is terminated without cause or resigns for just cause after the transaction is completed, all of such executive's unvested shares will immediately become vested.

Proprietary Information and Invention Agreements

   Each of Jonathan Reeves, W. Thomas Shea and Edward Stern has entered into a Proprietary Information and Invention Agreement with Sirocco.

      STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF SIROCCO

   The following table sets forth selected ownership information with respect to the beneficial ownership of Sirocco's stock as of May 31, 2000 for:

  .  each of the executive officers of Sirocco;

  .  each director of Sirocco;

  .  all directors and executive officers of Sirocco as a group; and

  . each person who is known by Sirocco to own beneficially more than 5% of any class of Sirocco stock.

   Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power or shares this power with his or her spouse with respect to all shares of capital stock listed as owned by that person or entity. Ownership of less than 1% is designated in the table by an asterisk.

   The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after May 31, 2000 through the exercise of any stock option or other right.

                                           Series A       Series B         Series C         Series D
                           Common          Preferred      Preferred        Preferred        Preferred
Name of Beneficial Owner  Stock(1)    %      Stock    %     Stock     %      Stock     %      Stock     %
------------------------  --------- -----  --------- ---  --------- -----  --------- -----  --------- -----
Executive Officers and Directors:
Jonathan Reeves(2)......  3,657,285 11.91%       0     *        0       *          0     *          0     *

W. Thomas Shea(3).......  2,614,105  8.51%       0     *        0       *          0     *          0     *

Edward Stern(4).........  2,362,500  7.69%       0     *        0       *          0     *          0     *

Felda Hardymon(5).......          *     *        0     *        0       *          0     *          0     *

Roger Evans(6)..........          *     *        0     *        0       *          0     *          0     *

All executive officers
 and directors
 as a group (5
 persons)...............  8,633,890  28.1%

Other 5% Stockholders:

Greylock IX Limited
 Partnership............  8,168,886 24.94%       0     *        0       *  1,818,182 68.49% 1,355,014 25.23%

Entities associated with
 Bessemer Venture
 Partners(7)............  9,171,148 28.00%  60,000   100%  83,333   98.00%   681,818 25.68% 1,355,014 25.23%

Entities associated with
 Weiss, Peck & Greer
 Venture Associates(8)..  3,252,032  9.57%       0     *        0       *          0     *  2,168,021 40.37%

--------
  (1) Includes, where applicable, shares of common stock issuable upon conversion of the Series D preferred stock.

  (2) Includes 318,000 shares held by a family limited partnership and certain trusts for the benefit of certain members of Mr. Reeves' family. Mr. Reeves disclaims beneficial ownership of these shares. Also includes 2,474,550 shares of common stock that, as of May 31, 2000, are subject to Sirocco's repurchase option pursuant to certain stock restriction agreements. Please refer to the section entitled "Certain Transactions of Sirocco" for more detailed information with respect to Sirocco's repurchase option. The address for Mr. Reeves is 95 Barnes Road, Wallingford, CT 06492.

  (3) Includes 150,000 shares held by trusts for the benefit of certain members of Mr. Shea's family. Mr. Shea disclaims beneficial ownership of these shares. Also includes 1,732,185 shares of common stock that, as of May 31, 2000, are subject to Sirocco's repurchase option pursuant to certain stock restriction agreements. Please refer to the section entitled "Certain Transactions of Sirocco" for more detailed information with respect to Sirocco's repurchase option. The address for Mr. Shea is 95 Barnes Road, Wallingford, CT 06492.

  (4) Includes 1,732,185 shares of common stock that, as of May 31, 2000, are subject to Sirocco's repurchase option pursuant to certain stock restriction agreements. Please refer to the section entitled "Certain Transactions of Sirocco" for more detailed information with respect to Sirocco's repurchase option.

  (5) Does not include shares held by entities associated with Bessemer Venture Partners. Mr. Hardymon is a general partner of the general partners of these entities and disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest in them. The address for Mr. Hardymon is 83 Walnut Street, Wellesley Hills, MA 02181.

  (6) Does not include shares by Greylock IX Limited Partnership. Mr. Evans is a general partner of the general partner of Greylock IX and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. The address for Mr. Evans is 755 Page Mill Road, Bldg. A Suite 100 Palo Alto, CA 94304.

  (7) Represents 5,260,808 shares of common stock (giving effect to conversion of the Series D Preferred Stock), 33,000 shares of Series A preferred stock, 45,833 shares of Series B preferred stock and 409,091 shares of Series C preferred stock and 813,008 shares of Series D Preferred Stock held by Bessemer Venture Partners IV, L.P.; 3,426,600 shares of common stock (giving effect to conversion of the Series D preferred stock), 21,000 shares of Series A preferred stock, 29,167 shares of Series B preferred stock, 272,727 shares of Series C preferred stock and 542,006 shares of Series D preferred stock held by Bessec Ventures IV, L.P.; and 483,740 shares of common stock, 6,000 shares of Series A preferred stock and 8,333 shares of Series B preferred stock held by Bessemer Venture Investors, L.P.

  (8) Represents 2,675,123 shares of common stock (giving effect to the conversion of the Series D preferred stock) and 1,783,415 shares of Series D preferred stock held by Weiss, Peck & Greer Venture Associates V, L.L.C.; 554,147 shares of common stock (giving effect to the conversion of the Series D preferred stock) and 369,431 shares of Series D preferred stock held by Weiss, Peck and Greer Venture V Cayman, L.L.C., and 22,763 shares of common stock (giving effect to the conversion of Series D preferred stock) and 15,175 shares of Series D preferred stock held by Weiss, Peck & Greer Venture Associates V.A., L.L.C.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

   The following tables present selected unaudited pro forma combined financial data of Sycamore and Sirocco which are derived from the unaudited pro forma condensed combined financial statements which are presented elsewhere in this proxy statement/prospectus. The data has been prepared giving effect to the merger under the "pooling of interests" method of accounting. This information should be read in conjunction with the unaudited pro forma statements and related notes. The selected unaudited pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the merger been consummated as of the dates indicated or that may be achieved in the future.

   The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it occurred on April 29, 2000. The unaudited pro forma condensed combined statements of operations give effect to the merger as if it occurred at the beginning of the periods presented.

   Since the fiscal years of Sycamore and Sirocco differ, the periods combined for purposes of the pro forma combined financial data are as follows giving effect to the merger as if it had occurred at the beginning of each period presented:

Sycamore                 Sirocco
--------                 -------
Period from inception
 (February 17, 1998) to
 July 31, 1998           Period from inception (July 7, 1998) to December 31, 1998
Fiscal year ended July
 31, 1999                Fiscal year ended December 31, 1999
Nine months ended April
 29, 2000 and May 1,
 1999                    Nine months ended April 29, 2000 and May 1, 1999

   The nine months ended April 29, 2000 and May 1, 1999 include five months of Sirocco's financial results which are also recorded in the fiscal year ended December 31, 1999 and the period from inception (July 7, 1998) to December 31, 1998, respectively. Sirocco's net loss for the five month periods ended December 31, 1998 and 1999 was $257,000 and $3,688,000, respectively.

                         UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
                              AS OF APRIL 29, 2000
                       (in thousands, except share data)

                                                Pro Forma            Pro Forma
                          Sycamore   Sirocco   Adjustments           Combined
                         ----------  --------  -----------          -----------
Assets
Current assets:
 Cash and cash
  equivalents........... $  677,063  $ 13,954    $   --             $   691,017
 Marketable securities..    508,597       --         --                 508,597
 Accounts receivable....     30,473       --         --                  30,473
 Inventories............     26,641       --         --                  26,641
 Prepaids and other
  current assets........     15,989     1,252        773 (3)             18,014
                         ----------  --------    -------            -----------
Total current assets....  1,258,763    15,206        773              1,274,742
Property and equipment,
 net....................     21,453     3,514        --                  24,967
Marketable securities...    328,418       --         --                 328,418
Other assets............      2,023         1        --                   2,024
                         ----------  --------    -------            -----------
Total assets............ $1,610,657  $ 18,721    $   773            $ 1,630,151
                         ==========  ========    =======            ===========
Liabilities, Preferred Stock and
 Stockholders' Equity (Deficit)
Current liabilities:
 Current portion of
  notes payable......... $      --   $    178    $                  $       178
 Accounts payable.......     20,490     1,581                            22,071
 Accrued compensation...      1,816       --                              1,816
 Accrued expenses.......      5,319       607      3,500 (2)              9,426
 Deferred revenue.......     32,026       --                             32,026
 Other current
  liabilities...........      5,643       --      (1,460) (3)             4,183
                         ----------  --------    -------            -----------
Total current
 liabilities............     65,294     2,366      2,040                 69,700
Long term debt..........                  328                               328
Commitments and
 contingencies
Series A Redeemable
 Preferred stock........        --        589       (589) (1)               --
Series B Redeemable
 Preferred stock........        --      1,267     (1,267) (1)               --
Series C Redeemable
 Preferred stock........        --      5,790     (5,790) (1)               --
Series D Convertible
 Preferred stock........        --     19,665    (19,665) (1)               --
                         ----------  --------    -------            -----------
Total preferred stock...        --     27,311    (27,311)                   --
Stockholders' equity
 (deficit):
 Preferred stock, $.01
  par value.............        --        --                                --
 Common stock, $.001 par
  value.................        245        31         27 (1)                303
 Additional paid-in
  capital...............  1,607,440     3,121     62,574 (1)(4)       1,673,135
 Accumulated deficit....    (18,114)  (14,436)   (36,557) (2)(3)(4)     (69,107)
 Notes receivable.......       (280)      --         --                    (280)
 Deferred compensation..    (47,508)      --         --                 (47,508)
 Accumulated other
  comprehensive loss....      3,580       --         --                   3,580
                         ----------  --------    -------            -----------
Total stockholders'
 equity (deficit).......  1,545,363   (11,284)    26,044              1,560,123
                         ----------  --------    -------            -----------
Total liabilities,
 preferred stock and
 stockholders' equity... $1,610,657  $ 18,721    $   773            $ 1,630,151
                         ==========  ========    =======            ===========

 (1) Reflects the conversion of Sirocco preferred and common stock based on the exchange rates per the merger agreement.
 (2) Reflects expenses of $3.5 million in connection with the merger, mainly advisor fees, legal and accounting services and other integration costs.
 (3) Reflects an estimated adjustment to recognize certain deferred tax assets and the reversal of a valuation allowance related to Sirocco's deferred tax assets.
 (4) Reflects a non-cash compensation charge for 50% acceleration of options granted as of March 31, 2000.

                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED APRIL 29, 2000
                       (in thousands, except share data)

                                                        Pro Forma     Pro Forma
                                   Sycamore  Sirocco   Adjustments    Combined
                                   --------  --------  -----------    ---------
Revenues.........................  $107,742  $    --     $            $107,742
Cost of revenues ................    57,103       --                    57,103
                                   --------                           --------
Gross profit.....................    50,639       --                    50,639
Operating expenses:
Research and development.........    32,911     7,943                   40,854
Sales and marketing..............    16,457       --                    16,457
General and administrative ......     3,819     2,793                    6,612
Amortization of stock
 compensation....................     9,494     1,960                   11,454
                                   --------  --------    -------      --------
Total operating expenses.........    62,681    12,696                   75,377
                                   --------  --------    -------      --------
Loss from operations.............   (12,042)  (12,696)                 (24,738)
                                   --------  --------    -------      --------
Interest income, net.............    17,595       447                   18,042
                                   --------  --------                 --------
Income (loss) before income
 taxes...........................     5,553   (12,249)                  (6,696)
                                   --------  --------    -------      --------
Provision for income taxes.......     3,484       --      (2,233) (1)    1,251
                                   --------  --------    -------      --------
Net income (loss)................  $  2,069  $(12,249)   $ 2,233      $ (7,947)
                                   ========  ========    =======      ========
Preferred stock accretion........       --        (13)        13 (2)       --
                                   --------  --------    -------      --------
Net income (loss) attributable to
 stockholders....................  $  2,069   (12,262)     2,246        (7,947)
                                   ========  ========    =======      ========
Basic net income (loss) per
 share...........................  $   0.02  $  (0.42)                $  (0.05)
Diluted net income (loss) per
 share...........................  $   0.01  $  (0.42)                $  (0.05)
Shares used in calculating:
  Basic net income (loss) per
   share.........................   135,944    29,086                  155,717
  Diluted net income (loss) per
   share.........................   195,915    29,086                  155,717

--------
(1) Reflects an estimated adjustment to recognize certain tax assets and the reversal of a valuation allowance related to Sirocco's previously reserved deferred tax asset prior net losses.
(2) Reflects the conversion of Sirocco preferred and common stock based on the exchange rates per the merger agreement.

                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED MAY 1, 1999
                       (in thousands, except share data)

                                                          Pro Forma   Pro Forma
                                      Sycamore  Sirocco  Adjustments  Combined
                                      --------  -------  -----------  ---------
Revenues............................  $    --   $   --      $              --
Cost of revenues ...................     1,173      --                   1,173
                                      --------  -------               --------
Gross profit (loss).................    (1,173)     --                  (1,173)
Operating expenses:
Research and development............     6,572      834                  7,406
Sales and marketing.................     1,598      --                   1,598
General and administrative .........       752      301                  1,053
Amortization of stock compensation..       802      --                     802
                                      --------  -------     ----      --------
Total operating expenses............     9,724    1,135                 10,859
                                      --------  -------     ----      --------
Loss from operations................   (10,897)  (1,135)               (12,032)
                                      --------  -------     ----      --------
Interest income, net................       488       27                    515
                                      --------  -------     ----      --------
Loss before income taxes............  $(10,409) $(1,108)               (11,517)
                                      --------  -------     ----      --------
Provision for income taxes..........       --       --                     --
                                      --------  -------               --------
Net loss............................  $(10,409) $(1,108)              $(11,517)
                                      ========  =======     ====      ========
Preferred stock accretion...........       --        (1)       1 (1)       --
                                      --------  -------     ----      --------
Net loss attributable to common
 stockholders.......................  $(10,409) $(1,109)       1       (11,517)
                                      ========  =======     ====      ========
Basic and diluted net loss per
 share..............................  $  (1.13) $ (0.12)              $  (0.74)
Shares used in calculating:
  Basic and diluted net loss per
   share............................     9,248    9,142                 15,463

(1) Reflects the conversion of Sirocco preferred and common stock based on the exchange rates per the merger agreement.

                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JULY 31, 1999

                                                            Pro Forma  Pro Forma
                                        Sycamore  Sirocco  Adjustments Combined
                                        --------  -------  ----------- ---------
Revenues..............................  $ 11,330  $   --       $       $ 11,330
Cost of revenues .....................     8,486      --                  8,486
                                        --------  -------      ---     --------
Gross profit (loss)...................     2,844      --                  2,844
Operating expenses:
Research and development..............    13,955    4,024                17,979
Sales and marketing ..................     4,064    1,651                 5,715
General and administrative ...........     1,405      --                  1,405
Amortization of stock compensation....     3,469      179                 3,648
                                        --------  -------      ---     --------
Total operating expenses..............    22,893    5,854                28,747
                                        --------  -------      ---     --------
Loss from operations..................   (20,049)  (5,854)              (25,903)
Interest income, net..................       559      291                   850
                                        --------  -------      ---     --------
Net loss..............................  $(19,490) $(5,563)             $(25,053)
                                        ========  =======      ===     ========
Preferred stock accretion.............       --       (11)      11(1)       --
                                        --------  -------      ---     --------
Net loss attributable to
 stockholders.........................  $(19,490) $(5,574)      11     $(25,053)
                                        ========  =======      ===     ========
Basic and diluted net loss per share..  $  (2.09) $ (0.24)             $  (1.00)
Shares used in calculating:
  Basic and diluted net loss per
   share..............................     9,324   23,124                25,044

--------
(1) Reflects the conversion of Sirocco preferred and common stock based on the exchange rates per the merger agreement.

                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                       FOR THE PERIOD ENDED JULY 31, 1998

                                                             Pro Forma  Pro Forma
                                          Sycamore Sirocco  Adjustments Combined
                                          -------- -------  ----------- ---------
Revenues.................................  $  --   $  --                 $  --
Cost of revenues.........................     --      --                    --
                                           ------  ------       ---      ------
Gross profit (loss)......................     --      --                    --
Operating expenses:
Research and development ................     497     217                   714
Sales and marketing......................      92     --                     92
General and administrative...............     199      48                   247
Amortization of stock compensation.......       5     --                      5
                                           ------  ------       ---      ------
Total operating expenses.................     793     265                 1,058
                                           ------  ------       ---      ------
Loss from operations.....................    (793)   (265)               (1,058)
Interest income, net.....................     100       8                   108
                                           ------  ------       ---      ------
Net loss.................................  $ (693) $ (257)               $ (950)
                                           ======  ======       ===      ======
Basic and diluted net loss per share.....  $(0.18) $(0.07)               $(0.15)
Shares used in calculating:
  Basic and diluted net loss per share...   3,753   3,805                 6,340

                          NOTES TO PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

1. PERIODS PRESENTED

   Sycamore's fiscal year ends on July 31. Sirocco's fiscal year ends on December 31. The unaudited pro forma combined balance sheet is as of April 29, 2000. The unaudited pro forma combined statements of operations combine the results of operations of Sycamore for the years ended July 31, 1998 and 1999 and for the nine months ended May 1, 1999 and April 29, 2000 with the results of operations of Sirocco for the period from July 7, 1998 (date of inception) to December 31, 1998, the year ended December 31, 1999 and for the three months ended March 31, 1999 and 2000.

   The nine months ended May 1, 1999 and April 29, 2000 include five months of Sirocco's financial results, which are also recorded in the period from inception (July 7, 1998) to December 31, 1998 and the year ended December 31, 1999. Sirocco's net loss for the five months ended December 1998 and 1999 were 257,000 and 3,688,000 respectively.

2. PRO FORMA NET INCOME (LOSS) PER SHARE

   The unaudited basic net income (loss) per common share is based upon the weighted average number of Sycamore and Sirocco common shares outstanding for each period using an exchange ratio of .6798 of Sycamore common stock for each share of Sirocco common stock. The unaudited diluted net income (loss) per common and dilutive potential common share is based upon the weighted average number of Sycamore and Sirocco common and potential dilutive common shares outstanding for each period using an exchange ratio of .6798 of Sycamore common stock for each share of Sirocco common stock. Since the unaudited pro forma condensed combined statements of operations result in a net loss for all periods presented, no dilutive common shares have been included in the calculation of pro forma net loss per share.

3. CONFORMING ADJUSTMENTS AND INTERCOMPANY TRANSACTIONS

   There are no material intercompany transactions included in the unaudited pro forma condensed combined financial statements. There were no material adjustments required to conform the accounting policies of Sycamore and Sirocco.

4. TRANSACTION COSTS

   Sycamore and Sirocco estimate they will incur direct transaction costs of approximately $3.5 million associated with the merger. The $3.5 million consists of fees, legal and accounting services and other integration costs. These charges have been reflected in the unaudited pro forma combined balance sheet but have not been included in the unaudited pro forma combined statement of operations.

5. STOCK COMPENSATION

   Sycamore and Sirocco estimate that they will incur a non-cash charge of approximately $35 million related to the acceleration of certain restricted stock and stock options granted through March 31, 2000. The actual non-cash charge for the acceleration of certain restricted stock and stock options will be determined on the date the merger is consummated.

   In addition, Sirocco has issued certain restricted stock and stock options at a price deemed below fair market value from April 1, 2000 and June 5, 2000. Sycamore and Sirocco estimate that they will incur additional non cash charges of $51.0 million related to these restricted stock and stock options.

6. INCOME TAXES

   Sycamore currently estimates its annual effective income tax rate will be approximately 27.0% for the remainder of its fiscal year ending July 31, 2000 primarily due to the reduction in the deferred tax asset valuation allowance and the use of net operating loss carryforwards.

   The pro forma adjustment reflects the reversal of Sirocco's valuation allowance to recognize certain deferred tax assets as of April 29, 2000. Actual income taxes and reversals of valuation allowances will be calculated at the time the merger is consumated.

            COMPARISON OF RIGHTS OF HOLDERS OF SIROCCO COMMON STOCK
                           AND SYCAMORE COMMON STOCK

   This section of the proxy statement/prospectus describes differences between the rights of holders of Sirocco stock and Sycamore common stock. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer to for a more complete understanding of the differences between being a stockholder of Sirocco and being a stockholder of Sycamore.

   As a stockholder of Sirocco, your rights are governed by Sirocco's Seventh Amended and Restated Certificate of Incorporation and Sirocco's By-laws, each as currently in effect. After completion of the merger, you will become a stockholder of Sycamore. As a Sycamore stockholder, your rights will be governed by Sycamore's Amended and Restated Certificate of Incorporation and Sycamore's Amended and Restated By-laws, each as currently in effect. We are each incorporated under the laws of the State of Delaware and accordingly, your rights as a stockholder will continue to be governed by the Delaware General Corporation Law after completion of the merger.

Classes of Common Stock of Sirocco and Sycamore

   We each have one class of common stock issued and outstanding. Holders of Sycamore common stock and holders of Sirocco common stock are each entitled to one vote for each share held.

Classified Board of Directors

   Delaware law provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Sycamore's board of directors is divided into three classes, as nearly equal in size as possible, with one class being elected annually. Sycamore's directors are elected for a term of three years and until their successors are elected and qualified.

   Sirocco has only one class of directors, with each director being elected by resolution of the board of directors or by stockholders at an annual meeting and holding office until their successors are elected and qualified.

Number of Directors

   Sycamore's board of directors currently consists of five directors. The size of the board of directors may be increased by the resolution of a majority of the directors then in office. The size of the board of directors may be decreased, but not below three persons, by the resolution of a majority of the directors then in office only to eliminate vacancies existing because of the death, resignation, removal or expiration of the term of one or more directors.

   Sirocco's board of directors currently consists of three members. The size of the board of directors may be changed by the resolution of a majority of the directors then in office or by the stockholders at an annual meeting.

Removal of Directors

   Sycamore directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of capital stock of Sycamore entitled to vote. "Cause" is not defined in either Sycamore's certificate of incorporation or by-laws.

   Any director or the entire board of directors of Sirocco may be removed with or without cause by the holders of a majority of shares entitled to vote at an election of directors. "Cause" is not defined in either Sirocco's certificate of incorporation or by-laws.

Filling Vacancies on the Board of Directors

   Any newly created directorships in either of our boards of directors, resulting from any increase in the number of authorized directors or any vacancies, may be filled only by a vote of a majority of the remaining members of such board of directors, even though less than a quorum, or by a sole remaining director.

   Newly created or eliminated directorships in the Sycamore board of directors are to be apportioned among the three classes of directors so as to make all classes as nearly equal in number as practicable. Each remaining director will continue to serve as a director of the class of which he or she is a member. To the extent possible, any newly created Sycamore directorship will be added to the class whose term of office is to expire at the latest date following the creation of that directorship, unless otherwise provided by resolution of a majority of the directors then in office. Any newly eliminated directorship will be subtracted from the class whose term of office is to expire at the earliest date following the elimination of the directorship, unless otherwise provided by the resolution of a majority of the directors then in office.

   Under Sirocco's by-laws, if at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the board (as constituted immediately prior to such vacancy or newly created directorship), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any vacancy or newly created directorship, or to replace the directors chosen by the directors then in office.

Stockholder Action by Written Consent

   Sycamore stockholders may take action at annual or special meetings of stockholders, but may not take action by written consent.

   Sirocco stockholders may take action at annual or special meetings of stockholders or by the written consent of Sirocco stockholders having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

Ability to Call Special Meeting

   Special meetings of Sycamore stockholders may be called by Sycamore's chairman of the board of directors, the president or a majority of the directors then in office.

   Special meetings of Sirocco's stockholders may be called by the president, and are required to be called by the president or the secretary at the written request of a majority of the board of directors or at the written request of holders of a majority of the capital stock of Sirocco entitled to vote.

Advance Notice of Provisions for Stockholder Nominations and Proposals

   Sycamore's by-laws allow stockholders to

  . nominate candidates for election to Sycamore's board of directors at any annual or special stockholder meeting at which the board of directors has determined that directors will be elected and

  .  propose business to be brought before any annual stockholder meeting.

However, nominations and proposals may only be made by a stockholder who has given timely written notice to the Secretary of Sycamore before the annual meeting. Sycamore stockholders may not propose business to be brought before a special stockholder meeting.

   Under Sycamore's by-laws, to be timely, notice of stockholders nominations or proposals to be made at an annual stockholder meeting must be received by the Secretary of Sycamore no less than 70 days nor more than 90 days before the first anniversary of the preceding year's annual stockholder meeting. If the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from the first anniversary of the preceding year's annual stockholder meeting, then notice by the stockholder must be delivered or received not earlier than 90 days before the annual meeting and not later than the close of business on the later of 70 days prior to the annual meeting or 10 days following the day the notice of the annual meeting was mailed or publicly disclosed, whichever occurs first. With respect to the 2000 annual meeting of Sycamore stockholders, to be timely, a stockholder's notice must be received not earlier than 90 days before the annual meeting and not later than the close of business on the later of 60 days before the annual meeting and 10 days following the day notice of the annual meeting was mailed or publicly disclosed, whichever occurs first.

   A stockholder's notice to Sycamore must set forth all of the following:

  . the stockholder's name and address as they appear on Sycamore's books and the class and number of Sycamore shares which are beneficially owned by the stockholder;

  . all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or reelection as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  . a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed.

   Stockholder nominations and proposals will not be brought before any Sycamore stockholder meeting unless the nomination or proposal was brought before the meeting in accordance with Sycamore's stockholder advance notice procedure.

   The chairman of the Sycamore stockholder meeting will have the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in Sycamore's by-laws. If the chairman determines that the nomination or proposal is not in compliance with Sycamore's advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

   Sirocco's by-laws do not require advance notice for stockholder nominations or proposals to be brought before a stockholder meeting.

Preferred Stock

   Sycamore's certificate of incorporation provides that its board of directors is authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the voting powers, designations, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of each series. Currently, Sycamore has no shares of preferred stock outstanding.

   Sirocco has four series of preferred stock issued and outstanding but is not authorized to provide for the issuance of additional shares of preferred stock. Shares of Sirocco preferred stock have the following rights:

   Voting. Holders of Sirocco Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock are not entitled to vote, except on matters involving:

  . the issuance of any security senior to or on par with such series with respect to dividends, redemption or liquidation;

  . the amendment or elimination of any provision of the Sirocco certificate of incorporation; or

  . the amendment or elimination of any provision of the Sirocco by-laws which materially adversely affects the rights, preferences or privileges of such series of preferred stock.

   Liquidation Preference. In the event of a liquidation, dissolution or winding up of Sirocco, holders of the Sirocco preferred stock are entitled to receive the following amounts, plus any declared but unpaid dividends, in preference to any distribution to holders of Sirocco common stock:

  .  $9.99 per share of Sirocco Series A preferred stock;

  .  $14.99 per share of Sirocco Series B preferred stock;

  .  $2.19 per share of Sirocco Series C preferred stock; and

  .  $3.69 per share of Sirocco Series D preferred stock.

Unless holders of a majority of the shares of the Sirocco Series A preferred stock, Series B preferred stock, Series C preferred stock or Series D preferred stock request otherwise, under the Sirocco certificate of incorporation, holders of each series of Sirocco preferred stock are entitled to treat any merger, consolidation or sale of Sirocco in which Sirocco stockholders will not own more than 50% of the outstanding voting power of the surviving corporation as a liquidation. Holders of a majority of each such series have agreed not to elect to not treat the proposed merger as a liquidation, dissolution or winding up of Sirocco.

   Redemption. Unless holders of a majority of the shares of the Sirocco Series A preferred stock, Series B preferred stock or Series C preferred stock request otherwise, each of the Series A preferred stock, Series B preferred stock and Series C preferred stock is automatically redeemable upon a merger, consolidation or sale of Sirocco in which Sirocco stockholders will not own more than 50% of the outstanding voting power of the surviving corporation. Holders of a majority of each such series have irrevocably requested Sirocco not to redeem the Sirocco Series A preferred stock, Series B preferred stock and Series C preferred stock in connection with the proposed merger. The Sirocco Series D preferred stock is not redeemable.

   Conversion Rights. Each share of Sirocco Series D preferred stock is convertible, at the option of the holder, into 1.5 shares of Sirocco common stock, subject to weighted average antidilution adjustment. This conversion ratio will also be adjusted for any stock split, dividend, subdivision, reclassification, exchange or similar transaction. There will be no further adjustment to the Sirocco Series D preferred stock conversion ratio. We expect that all of the issued and outstanding shares of Sirocco Series D Preferred Stock will be converted into shares of Sirocco common stock before the completion of the merger. The Sirocco Series A preferred stock, Series B preferred stock and Series C preferred stock are not convertible.

   Dividend Rights. Beginning on June 30, 2003, each issued and outstanding share of Sirocco's Series A preferred stock, Series B preferred stock and Series C preferred stock is entitled to receive cumulative preferential dividends, payable in cash or Sirocco common stock at the option of the holder, at the annual rate of $1.20 per share of Series A preferred stock, $1.80 per share of Series B preferred stock and $0.264 per share of Series C preferred stock, payable quarterly, in arrears, on each of March 31, June 30, September 30 and December 31.

   Each issued and outstanding share of Sirocco's Series D preferred stock is entitled to receive annual preferential dividends of $0.30, payable when, if and as declared by the board. These dividends are not cumulative.

Amendment of Certificate of Incorporation

   Under Delaware law, a certificate of incorporation of a Delaware corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's certificate of incorporation.

   Sycamore's certificate of incorporation provides that the affirmative vote of the holders of the majority of the stock of Sycamore entitled to vote will be required to reduce or eliminate the number of authorized shares of Sycamore common stock. In addition, Sycamore's certificate of incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the shares of stock of Sycamore entitled to vote is required to amend or repeal, or to adopt any provision inconsistent with, provisions of Sycamore's certification of incorporation which deal with the following:

  . matters relating to the board of directors, including the number of members, board classification, nomination and election of members, removal, terms of office, quorum, action at meetings and vacancies;

  .  the manner in which stockholder action may be effected;

  . procedures for calling regular and special meetings of the board of directors and stockholders; and

  . the business transacted at the annual and special meetings of stockholders.

   Sirocco's certificate of incorporation contains no provisions requiring a vote greater than that required by Delaware law to amend its certificate of incorporation.

Amendment of By-laws

   Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal by-laws. In addition, a corporation may, in its certificate of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal by-laws, even though the board may also be delegated such power.

   Both Sycamore's and Sirocco's boards of directors are expressly authorized to adopt, amend and repeal their by-laws in accordance with Delaware law.

   Sycamore's by-laws provide that the affirmative vote of holders of at least 66 2/3% of the shares of stock of Sycamore entitled to vote is required to amend or repeal, or to adopt any provision inconsistent with, by-laws which deal with the following:

  .  directors;

  .  procedures for calling special meetings of the stockholders;

  .  advance notice procedures for stockholder nominations and proposals;

  .  the manner in which stockholder action may be effected; and

  .  amendment of the by-laws.

State Anti-Takeover Statutes

   Sycamore is subject to Section 203 of the Delaware General Corporation Law which under certain circumstances, may make it more difficult for a person who would be an "Interested Stockholder", as defined in Section 203, in Sycamore, to effect various business combinations with Sycamore for a three-year period. Under Delaware law, a corporation's certificate of incorporation or by-laws may exclude a corporation from the restrictions imposed by Section 203. Sycamore's certificate of incorporation and by-laws do not exclude it from the restrictions imposed under Section 203.

   As prescribed by Delaware law, Sirocco is not subject to Section 203.

Limitation of Liability of Directors

   The Delaware General Corporation Law permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Our respective certificates of incorporation include such a provision to the maximum extent permitted by law.

   While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate the duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his duty of care.

Indemnification of Directors and Officers

   The Delaware General Corporation Law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

   Each of Sycamore and Sirocco's certificates of incorporation and by-laws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of either Sycamore or Sirocco, as applicable, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, judgments, fines and amounts paid in settlement and held harmless by Sycamore or Sirocco, as applicable, to the fullest extent permitted by the Delaware General Corporation Law. In addition, each of us is authorized to purchase and maintain insurance on behalf of our directors and officers.

   Additionally, Sycamore may pay expenses incurred by its directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, payment will be made only if Sycamore receives an understanding by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by Sycamore, as authorized by its certificate of incorporation.

   Sycamore's indemnification rights conferred are not exclusive of any other right to which persons seeking indemnification or advancement of expenses may be entitled under any statute, Sycamore's certificate of incorporation or by-laws, any agreement, or vote of stockholders or disinterested directors or otherwise. In addition, Sycamore may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees, or agents or other persons serving Sycamore, and such rights may be equivalent to, or greater or less than, those granted to directors and officers.

                                 LEGAL OPINIONS

   The legality of the shares of Sycamore common stock offered by this proxy statement/prospectus will be passed upon for Sycamore by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts. Certain partners and employees of Skadden, Arps, Slate, Meagher & Flom LLP beneficially own, in the aggregate, approximately [ ] shares of Sycamore common stock.

   Certain United States federal income tax consequences of the merger will be passed upon for Sirocco by its special counsel, Day, Berry & Howard LLP, and certain United States federal income tax consequences of the merger will be passed upon for Sycamore by its special counsel, Skadden, Arps, Slate, Meagher & Flom LLP. Certain partners of Day, Berry & Howard LLP beneficially own, in the aggregate, 15,000 shares of Sirocco Series D preferred stock.

                                    EXPERTS

   The financial statements as of July 31, 1998 and 1999 and for the period from inception (February 17, 1998) through July 31, 1998 and for the year ended July 31, 1999 of Sycamore included in this proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Sirocco Systems, Inc. (a development stage company) as of December 31, 1998 and 1999 and for the period from inception (July 7, 1998) through December 31, 1998, for the year ended December 31, 1999 and for the period from inception (July 7, 1998) through December 31, 1999 included in this proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

            CAUTIONARY FACTORS CONCERNING FORWARD-LOOKING STATEMENTS

   Some of the information set forth or incorporated by reference in this proxy statement/prospectus constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the information concerning possible or assumed future benefits of the merger to Sycamore and the stockholders of Sirocco after the proposed merger. When we use such words as "believes," "expects," "anticipates," or similar expressions, we are making forward-looking statements. All such forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not materially differ from expectations. Factors which could cause actual results to differ from expectations include, among others, one-time events and other important factors disclosed previously and from time to time in Sycamore's other filings with the Commission, as well as the risks and uncertainties described under "Risk Factors."

                      WHERE YOU CAN FIND MORE INFORMATION

   Sycamore is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy and information statements and other information with the Commission. Sycamore has filed with the Commission a registration statement on Form S-4 with respect to the common stock being issued in the merger. This proxy statement/prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Sycamore or the shares of common stock being issued in the merger, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this proxy statement/prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where such contract is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which such reference is hereby made. Any document that Sycamore files may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 or by calling the Commission at 1-800-732-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. Sycamore common stock is listed on the Nasdaq National Market. Reports and other information concerning Sycamore may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                            SYCAMORE NETWORKS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Accountants.......................................... F-2

Consolidated Balance Sheets at July 31, 1998, July 31, 1999 and April 29,
 2000 (unaudited).......................................................... F-3

Consolidated Statements of Operations for the period from inception
 (February 17, 1998) through July 31, 1998, the year ended July 31, 1999 and the nine month periods ended May 1, 1999 and April 29, 2000
 (unaudited)............................................................... F-4

Consolidated Statements of Stockholders' Equity/(Deficit) for the period from inception (February 17, 1998) through July 31, 1998, the year ended
 July 31, 1999 and the nine month period ended April 29, 2000 (unaudited).. F-5

Consolidated Statements of Cash Flows for the period from inception
 (February 17, 1998) through July 31, 1998, the year ended July 31, 1999 and the nine month period ended May 1, 1999 and April 29, 2000
 (unaudited)............................................................... F-6

Notes to Consolidated Financial Statements................................. F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and the Board of Directors of Sycamore Networks, Inc.:

   In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Sycamore Networks, Inc. at July 31, 1998 and 1999, and the results of its operations and its cash flow for the period from inception (February 17, 1998) to July 31, 1998 and for the year ended July 31, 1999 in conformity with generally accepted accounting principals. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers llp

Boston, Massachusetts
August 23, 1999 (except as
to the fourth paragraph of
Note 6 for which the date is
February 11, 2000)

                            SYCAMORE NETWORKS, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                 July 31, July 31,   April 29,
                                                   1998     1999       2000
                                                 -------- --------  -----------
                                                                    (unaudited)
                    Assets
Current assets:
 Cash and cash equivalents.....................   $1,197  $ 21,969  $  677,063
 Marketable securities.........................    3,082     7,020     508,597
 Accounts receivable...........................      --     11,410      30,473
 Inventories...................................      --      6,608      26,641
 Prepaids and other current assets.............      200     5,153      15,989
                                                  ------  --------  ----------
Total current assets...........................    4,479    52,160   1,258,763
Property and equipment, net....................      500     5,288      21,453
Marketable securities..........................      --        --      328,418
Other assets...................................      102       464       2,023
                                                  ------  --------  ----------
Total assets...................................   $5,081  $ 57,912  $1,610,657
                                                  ======  ========  ==========
 Liabilities, Redeemable Convertible Preferred
    Stock and Stockholders' Equity (Deficit)
Current liabilities:
 Current portion of notes payable..............   $  --   $  1,097  $      --
 Accounts payable..............................       42     5,750      20,490
 Accrued compensation..........................       30     1,334       1,816
 Accrued expenses..............................       66     1,751       5,319
 Deferred revenue..............................      --        472      32,026
 Income tax payable............................      --        --        5,026
 Other current liabilities.....................      --      1,306         617
                                                  ------  --------  ----------
Total current liabilities......................      138    11,710      65,294
Notes payable..................................      --      4,054         --
Commitments and contingencies (Note 5)
Series A Redeemable Convertible Preferred Stock
 $.01 par value; 6,380,000 and 8,975,000
 authorized at July 31, 1998 and July 31, 1999,
 respectively; 6,186,812 and 8,961,812 shares
 issued and outstanding at July 31, 1998 and
 July 31, 1999, respectively; none authorized,
 issued and outstanding at April 29, 2000......    5,621     8,146         --
Series B Redeemable Convertible Preferred Stock
 $.01 par value; 3,625,000 shares authorized at
 July 31, 1999; 3,607,062 shares issued and
 outstanding at July 31, 1999; none authorized,
 issued and outstanding at April 29, 2000......      --     12,625         --
Series C Redeemable Convertible Preferred Stock
 $.01 par value; 2,500,000 shares authorized,
 issued and outstanding at July 31, 1999; none
 authorized, issued and outstanding at April
 29, 2000......................................      --     20,000         --
Series D Redeemable Convertible Preferred Stock
 $.01 par value; 692,201 authorized, issued and
 outstanding at July 31, 1999; none authorized,
 issued and outstanding at April 29, 2000......      --     15,000         --
Stockholders' equity (deficit):
 Preferred stock, $.01 par value, 5,000,000
  shares authorized, none issued and
  outstanding at April 29, 2000................      --        --          --
Common stock, $.001 par value; 91,000,000 and
 1,500,000,000 shares authorized at July 31,
 1998 and 1999 and April 29, 2000,
 respectively; 21,105,000, 69,819,336 and
 244,793,474 shares issued and outstanding at
 July 31, 1998 and 1999 and April 29, 2000,
 respectively..................................       21        69         245
 Additional paid-in capital....................      173    30,780   1,607,440
 Accumulated deficit...........................     (693)  (20,183)    (18,114)
 Notes receivable..............................      --       (360)       (280)
 Deferred compensation.........................     (179)  (23,929)    (47,508)
 Accumulated other comprehensive loss..........      --        --        3,580
                                                  ------  --------  ----------
Total stockholders' equity (deficit)...........     (678)  (13,623)  1,545,363
                                                  ------  --------  ----------
Total liabilities, redeemable convertible
 preferred stock and stockholders' equity
 (deficit).....................................   $5,081  $ 57,912  $1,610,657
                                                  ======  ========  ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                            SYCAMORE NETWORKS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                 Period from
                                  Inception     Year       Nine Months Ended
                                (February 17,  Ended    -----------------------
                                1998) through July 31,               April 29,
                                July 31, 1998   1999    May 1, 1999    2000
                                ------------- --------  ----------- -----------
                                                        (unaudited) (unaudited)
Revenues......................     $  --      $ 11,330   $    --     $107,742
Cost of revenues (exclusive of
 the non-cash stock
 compensation expense of $0,
 $101, $45 and $918, at
 July 31, 1998, July 31, 1999,
 May 1, 1999 and April 29,
 2000)........................        --         8,486      1,173      57,103
                                   ------     --------   --------    --------
Gross profit (loss)...........        --         2,844     (1,173)     50,639
Operating expenses:
Research and development
 (exclusive of the non-cash
 stock compensation expense of
 $5, $736, $292 and $3,168, at
 July 31, 1998, July 31, 1999,
 May 1, 1999 and April 29,
 2000)........................        497       13,955      6,572      32,911
Sales and marketing (exclusive
 of the non-cash stock
 compensation expense of $0,
 $346, $126 and $3,448, at
 July 31, 1998, July 31, 1999,
 May 1, 1999 and April 29,
 2000)........................         92        4,064      1,598      16,457
General and administrative
 (exclusive of the non-cash
 stock compensation expense of
 $0, $2,286, $339 and $1,960,
 at July 31, 1998, July 31,
 1999, May 1, 1999 and April
 29, 2000)....................        199        1,405        752       3,819
Amortization of stock
 compensation.................          5        3,469        802       9,494
                                   ------     --------   --------    --------
Total operating expenses......        793       22,893      9,724      62,681
                                   ------     --------   --------    --------
Loss from operations..........       (793)     (20,049)   (10,897)    (12,042)
Interest income, net..........        100          559        488      17,595
                                   ------     --------   --------    --------
Income (loss) before income
 taxes........................       (693)     (19,490)   (10,409)      5,553
Provision for income taxes....        --           --         --        3,484
                                   ------     --------   --------    --------
Net income (loss).............     $ (693)    $(19,490)  $(10,409)   $  2,069
                                   ======     ========   ========    ========
Basic net income (loss) per
 share........................     $(0.18)    $  (2.09)  $  (1.13)   $   0.02
Diluted net income (loss) per
 share........................     $(0.18)    $  (2.09)  $  (1.13)   $   0.01
Shares used in calculating:
  Basic net income (loss) per
   share......................      3,753        9,324      9,248     135,944
  Diluted net income (loss)
   per share..................      3,753        9,324      9,248     195,915
Pro forma basic net income
 (loss) per share (1).........     $(0.01)    $  (0.17)  $  (0.10)   $   0.01
Pro forma diluted net income
 (loss) per share (1).........     $(0.01)    $  (0.17)  $  (0.10)   $   0.01
Shares used in calculating:
  Pro forma basic net income
   (loss) per share...........     56,268      114,435    104,189     179,070
  Pro forma diluted net income
   (loss) per share...........     56,268      114,435    104,189     239,042

--------
(1) Pro forma basic and diluted net income (loss) per share assumes the conversion of all redeemable convertible preferred stock into common stock as if such conversion occurred at the date of original issuance.

   The accompanying notes are an integral part of the consolidated financial statements.

                            SYCAMORE NETWORKS, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                       (in thousands, except share data)

                                                                                            Accumulated      Total
                           Common Stock   Additional                                           Other     Stockholders'
                          ---------------   Paid-in    Accumulated   Notes      Deferred   Comprehensive    Equity
                          Shares   Amount   Capital      Deficit   Receivable Compensation     Loss        (Deficit)
                          -------  ------ -----------  ----------- ---------- ------------ ------------- -------------
Issuance of common
 stock..................   21,105   $ 21  $       (11)  $    --      $ --       $    --       $   --      $        10
Deferred compensation
 expense associated with
 equity awards..........      --     --           184        --        --           (184)         --              --
Amortization of deferred
 compensation...........      --     --           --         --        --              5          --                5
Net loss................      --     --           --        (693)      --            --           --             (693)
                          -------   ----  -----------   --------     -----      --------      -------     -----------
Balance, July 31, 1998..   21,105     21          173       (693)      --           (179)         --             (678)
                          -------   ----  -----------   --------     -----      --------      -------     -----------
Exercise of stock
 options................   18,222     18        2,923        --        --            --           --            2,941
Issuance of common
 stock..................   30,492     30          465        --        --            --           --              495
Deferred compensation
 expense associated with
 equity awards..........      --     --        25,159        --        --        (25,159)         --              --
Issuance of equity
 awards in exchange
 Services...............      --     --         2,060        --        --            --           --            2,060
Amortization of deferred
 compensation...........      --     --           --         --        --          1,409          --            1,409
Issuance of common stock
 in exchange for notes
 receivable.............      --     --           --         --       (360)          --           --             (360)
Net loss................      --     --           --     (19,490)      --            --           --          (19,490)
                          -------   ----  -----------   --------     -----      --------      -------     -----------
Balance, July 31, 1999..   69,819     69       30,780    (20,183)     (360)      (23,929)         --          (13,623)
                          -------   ----  -----------   --------     -----      --------      -------     -----------
Exercise of stock
 options................    2,451      3        5,166        --        --            --           --            5,169
Issuance of common
 stock, net.............   30,853     31    1,482,820        --        --            --           --        1,482,851
Conversion of preferred
 stock into common
 stock..................  141,850    142       55,629        --        --            --           --           55,771
Deferred compensation
 expense associated with
 equity awards..........      --     --        31,701        --        --        (31,701)         --              --
Issuance of equity
 awards in exchange for
 services...............      --     --         1,372        --        --            --           --            1,372
Amortization of deferred
 compensation...........      --     --           --         --        --          8,122          --            8,122
Issuance of common stock
 in exchange for notes
 receivable.............      --     --           --         --       (100)          --           --             (100)
Payments of notes
 receivable.............      --     --           --         --        180           --           --              180
Purchase and retirement
 of treasury shares.....     (180)   --           (28)       --        --            --           --              (28)
Unrealized gain on
 marketable securities..      --     --           --         --        --            --         3,580           3,580
Net income (loss).......                                   2,069       --            --           --            2,069
                          -------   ----  -----------   --------     -----      --------      -------     -----------
Balance, April 29, 2000
 (unaudited)............  244,793   $245  $ 1,607,440   $(18,114)    $(280)     $(47,508)     $ 3,580     $ 1,545,363
                          =======   ====  ===========   ========     =====      ========      =======     ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                            SYCAMORE NETWORKS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                             Period from
                              Inception                    Nine Months Ended
                            (February 17,               -----------------------
                            1998) through  Year Ended                April 29,
                            July 31, 1998 July 31, 1999 May 1, 1999    2000
                            ------------- ------------- ----------- -----------
                                                        (unaudited) (unaudited)
Cash flows from operating
 activities:
  Net income (loss).......     $  (693)     $(19,490)    $(10,409)  $     2,069
Adjustments to reconcile
 net loss to net cash
 provided by (used in)
 operating activities:
  Depreciation and
   amortization...........          27           948          404         3,741
  Amortization of stock
   compensation...........           5         3,469          802         9,494
  Deferred income taxes...         --            --           --         (2,000)
Changes in operating
 assets and liabilities:
  Accounts receivable.....         --        (11,410)         --        (19,063)
  Inventories.............         --         (6,608)      (6,220)      (20,033)
  Prepaids and other
   current assets.........         (75)       (4,953)        (164)       (8,836)
  Deferred revenue........         --            --           --         31,554
  Accounts payable........          42         5,708        5,479        14,739
  Accrued expenses and
   other current
   liabilities............          96         4,767          227         8,387
                               -------      --------     --------   -----------
  Net cash provided by
   (used in) operating
   activities.............        (598)      (27,569)      (9,881)       20,052
                               -------      --------     --------   -----------
Cash flows from investing
 activities:
  Purchases of property
   and equipment..........        (528)       (5,736)      (4,295)      (19,906)
  Purchases of marketable
   securities.............      (3,082)      (10,115)      (6,030)   (1,027,718)
  Maturities of marketable
   securities.............         --          6,177        6,177       201,303
  Increase in other
   assets.................        (102)         (362)        (105)       (1,559)
                               -------      --------     --------   -----------
  Net cash used in
   investing activities...      (3,712)      (10,036)      (4,253)     (847,880)
                               -------      --------     --------   -----------
Cash flows from financing
 activities:
  Proceeds from issuance
   of redeemable
   convertible preferred
   stock, net.............       5,496        50,150       35,150           --
  Proceeds from issuance
   of common stock, net...          11         3,076          193     1,487,893
  Payments received for
   notes receivable.......         --            --           --            180
  Proceeds from notes
   payable................         --          5,184        1,000           --
  Payments on notes
   payable................         --            (33)         --         (5,151)
                               -------      --------     --------   -----------
Net cash provided by
 financing activities.....       5,507        58,377       36,343     1,482,922
                               -------      --------     --------   -----------
Net increase in cash and
 cash equivalents.........       1,197        20,772       22,209       655,094
Cash and cash equivalents,
 beginning of period......         --          1,197        1,197        21,969
                               -------      --------     --------   -----------
Cash and cash equivalents,
 end of period............     $ 1,197      $ 21,969     $ 23,406   $   677,063
                               =======      ========     ========   ===========
Supplemental cash flow
 information:
  Cash paid for interest..         --       $    170     $     48   $       139
  Cash paid for income
   taxes..................         --            --           --            458
Supplementary non-cash
 activity:
  Preferred Stock note
   receivable.............     $   125           --           --            --
  Issuance of common stock
   in exchange for notes
   receivable.............         --       $    360          --    $       100
  Conversion of preferred
   stock into common
   stock..................         --            --           --    $    55,771

   The accompanying notes are an integral part of the consolidated financial statements.

                            SYCAMORE NETWORKS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)

1. Nature of the Business:

   Sycamore Networks, Inc. (the "Company") was incorporated in Delaware on February 17, 1998. The Company develops and markets networking products that enable service providers to quickly and cost effectively provide bandwidth and create new high-speed data services. To date, the Company has principally marketed its products in the United States. Through May 1, 1999, the Company was considered to be in the development stage and was principally engaged in research and development, raising capital and building its management team. The Company shipped its first product in May 1999.

   The Company is subject to risks common to technology-based companies including, but not limited to, the development of new technology, development of markets and distribution channels, dependence on key personnel, and the ability to obtain additional capital as needed to meet its product plans. The Company has a limited operating history and has never achieved profitability. The Company's ultimate success is dependent upon its ability to successfully develop and market its products.

2. Significant Accounting Policies:

   The accompanying financial statements of the Company reflect the application of certain significant accounting policies as described below:

Basis of Presentation

   The consolidated financial statements include the accounts of Sycamore Networks, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

Interim Financial Information

   The financial information at April 29, 2000 and for the nine months ended May 1, 1999 and April 29, 2000 is unaudited, but includes all adjustments, consisting only of normal recurring adjustments, the Company considers necessary for a fair statement of its financial position, operating results, and cash flows for the interim date and periods presented. Results of the nine month period ended April 29, 2000 are not necessarily indicative of the results to be expected for the entire fiscal year or future periods.

Cash Equivalents and Marketable Securities

   Cash equivalents are short-term, highly liquid investments with original maturity dates of three months or less at the date of acquisition. Cash equivalents are carried at cost, which approximates fair market value. The Company's marketable securities are classified as available-for-sale and are recorded at fair value with any unrealized gain or loss recorded as an element of stockholders' equity (deficit). As of July 31, 1999 and 1998, the fair value of marketable securities, which were comprised of commercial paper and certificate of deposits, approximated amortized cost. As of April 29, 2000, marketable securities consisted of:

                                                              Fair
                                                  Amortized  Market  Unrealized
                                                    Cost     Value   Gain/(Loss)
                                                  --------- -------- -----------
   Certificates of Deposits...................... $109,388  $109,045   $  (343)
   Commercial Paper..............................  475,814   474,221    (1,593)
   Common stock..................................    2,500     8,402     5,902
   Government securities.........................  245,733   245,347      (386)
                                                  --------  --------   -------
   Total......................................... $833,435  $837,015   $ 3,580
                                                  ========  ========   =======

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)


   The fair value of marketable securities was determined based on quoted market prices at the reporting date for those instruments.

Inventory

   Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

Revenue Recognition

   Revenue from product sales is recognized upon shipment provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the fee is fixed and determinable and collectibility is deemed probable. If uncertainties regarding customer acceptance exist, revenue is recognized when such uncertainties are resolved. Revenue from technical support and maintenance contracts is deferred and recognized ratably over the period of the related agreements. The Company records a warranty liability for parts and labor on its products. Warranty periods are generally three years from installation date. Estimated warranty costs are recorded at the time of revenue recognition.

Property and Equipment

   Property and equipment is stated at cost and depreciated over the estimated useful lives of the assets using the straight-line method, based upon the following asset lives:

   Computer and
    telecommunications
    equipment.................. 2 to 3 years
   Computer software........... 2 to 3 years
   Furniture and office
    equipment.................. 5 years
   Leasehold improvements...... Shorter of lease term or useful life of asset

   The cost of significant additions and improvements is capitalized and depreciated while expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the cost and related accumulated depreciation of the assets are removed from the accounts and any resulting gain or loss is reflected in the determination of net income or loss.

Research and Development and Software Development Costs

   The Company's products are highly technical in nature and require a large and continuing research and development effort. All research and development costs are expensed as incurred. Software development costs incurred prior to the establishment of technological feasibility are charged to expense. Technological feasibility is demonstrated by the completion of a working model. Software development costs incurred subsequent to the establishment of technological feasibility are capitalized until the product is available for general release to customers. Amortization is based on the greater of (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (ii) the straight-line method over remaining estimated life of the product. To date, the period between achieving technological feasibility and the general availability of the related products has been short and software development costs qualifying for capitalization have not been material. Accordingly, the Company has not capitalized any software development costs.

Income Taxes

   Income taxes are accounted for under the liability method. Under this method, deferred tax assets and liabilities are recorded based on temporary differences between the financial statement amounts and the tax

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)

bases of assets and liabilities measured using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company periodically evaluates the realizability of its net deferred tax assets and records a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Concentrations of Credit Risk and Significant Customer Information

   Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash equivalents, marketable securities and accounts receivable. The Company invests its excess cash primarily in deposits with commercial banks and high-quality corporate securities. For the year ended July 31, 1999, one customer accounted for all of the Company's revenue. The Company does not require collateral for sales to customers.

   Certain components and parts used in the Company's products are procured from a single source. The Company obtains parts from one vendor only, even where multiple sources are available, to maintain quality control and enhance working relationships with suppliers. These purchases are made under existing contracts or purchase orders. The failure of a supplier, including subcontractor, to deliver on schedule could delay or interrupt the Company's delivery of products and thereby adversely affect the Company's revenues and profits.

Other Comprehensive Income (Loss)

   The Company reports comprehensive income (loss) in accordance with Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (FAS
130). The comprehensive net income (loss) for the period from inception (February 17, 1998) through July 31, 1998 and for the year ended July 31, 1999 does not differ from the reported net income (loss). For the nine months ended April 29, 2000, comprehensive net income, net of tax was $4,682,000.

                                  Period from
                                   Inception                 Nine months ended
                                 (February 17,               -------------------
                                 1998) through  Year Ended    May 1,   April 29,
                                 July 31, 1998 July 31, 1999   1999      2000
                                 ------------- ------------- --------  ---------
Net income (loss)..............      $(693)      $(19,490)   $(10,409)  $2,069
Other comprehensive income, net
 of tax........................
  Unrealized holding gain
   (loss) on investments.......        --             --          --     2,613
                                     -----       --------    --------   ------
Comprehensive income (loss)....      $(693)      $(19,490)   $(10,409)  $4,682
                                     =====       ========    ========   ======

Net Income (Loss) Per Share

   Basic net income (loss) per share is computed by dividing the net income
(loss) for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)

is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period, if dilutive. Common equivalent shares are composed of unvested shares of restricted common stock and the incremental common shares issuable upon the exercise of stock options and unvested restricted common shares. There were no dilutive common equivalent shares for the period.

   Pro forma net income (loss) per share for the year ended July 31, 1999 and the nine months ended May 1, 1999 and April 29, 2000 is computed using the weighted average number of common shares outstanding, including the pro forma effects of the automatic conversion of the Company's Series A, B, C and D redeemable convertible preferred stock into shares of the Company's common stock effective upon the closing of the Company's initial public offering as if such conversion occurred at the date of original issuance. There were no dilutive common equivalent shares for any of the periods presented.

   The Company effected a three-for-one stock split paid as a 200% stock dividend on February 11, 2000 to stockholders of record as of February 4, 2000. This stock split has been reflected in the consolidated financial statements for all periods presented.

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)


   The following table sets forth the computation of basic and diluted income
(loss) per share:

                                 Period from
                                  inception                 Nine Months Ended
                                (February 17,               ------------------
                                1998) through  Year Ended    May 1,    April
                                July 31, 1998 July 31, 1999   1999    29, 2000
                                ------------- ------------- --------  --------
                                    (in thousands, except per share data)
Numerator:
Net income (loss)..............   $   (693)     $(19,490)   $(10,409) $  2,069
                                  ========      ========    ========  ========
Denominator
Historical:
  Weighted-average shares of
   common stock outstanding....     19,521        45,585      42,372   187,336
  Weighted-average subject to
   repurchase..................    (15,768)      (36,261)    (33,124)  (51,392)
                                  --------      --------    --------  --------
 Shares used in calculating
  basic net income (loss) per
  share........................      3,753         9,324       9,248   135,944
  Weighted common stock
   equivalents.................        --            --          --     59,971
                                  --------      --------    --------  --------
 Shares used in calculating
  dilutive net income (loss)
  per share....................      3,753         9,324       9,248   195,915
                                  ========      ========    ========  ========
Net income (loss) per share:
  Basic........................   $  (0.18)     $  (2.09)   $  (1.13) $   0.02
                                  ========      ========    ========  ========
  Diluted......................   $  (0.18)     $  (2.09)   $  (1.13) $   0.01
                                  ========      ========    ========  ========
Denominator
Pro Forma:
  Weighted-average shares of
   common stock outstanding....      3,753         9,324      42,372   230,462
  Weighted-average number of
   shares assumed upon
   conversion of redeemable
   convertible preferred
   stock.......................     52,515       105,111      94,941       --
  Weighted-average subject to
   repurchase..................        --            --      (33,124)  (51,392)
                                  --------      --------    --------  --------
 Shares used in calculating pro
  forma basic net income (loss)
  per share....................     56,268       114,435     104,189   179,070
  Weighted common stock
   equivalents.................        --            --          --     59,972
 Shares used in calculating pro
  forma diluted net income
  (loss) per share.............     56,268       114,435     104,189   239,042
                                  ========      ========    ========  ========
Net income (loss) per share:
  Pro forma basic..............   $  (0.01)     $  (0.17)   $  (0.10) $   0.01
                                  ========      ========    ========  ========
  Pro forma diluted............   $  (0.01)     $  (0.17)   $  (0.10) $   0.01
                                  ========      ========    ========  ========

   Options to purchase 5,058,900, 1,578,728 and 2,467,000 shares of common stock at average exercise prices of $.45, $0.03 and $70.71 have not been included in the computation of diluted net income (loss) per share, for the year ended July 31, 1999 and for the nine months ended May 1, 1999 and April 29, 2000, respectively, as their effect would have been anti-dilutive.

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)


Stock Based Compensation

   The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123").

Segment Information

   The Company has adopted Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information," which requires companies to report selected information about operating segments, as well as enterprise-wide disclosures about products, services, geographic areas, and major customers. Operating segments are determined based on the way management organizes its business for making operating decisions and assessing performance. The Company has determined that it conducts its operations in one business segment.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. The Company will adopt SFAS No. 133 as required by SFAS No. 137, "Deferral of the effective date of the FASB Statement No. 133," in fiscal year 2001. The adoption of SFAS No. 133 is not currently expected to have an impact on our financial condition or results of operations.

   In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes the SEC's view in applying generally accepted accounting principles to selected revenue recognition issues. The application of the guidance in SAB 101 will be required in the Company's first quarter of fiscal year 2001. The effects of applying this guidance, if any, will be reported as a cumulative effect adjustment resulting in a change in accounting principle. The Company's evaluation of SAB 101 is not yet required.

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion No. 25" ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25 and is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events if they had occurred after either December 15, 1998 or January 12, 2000. The Company does not expect the application of FIN 44 to have a material impact on its financial position or results of operations.

3. Inventory:

   Inventory consisted of the following (in thousands):

                                                                   July   April
                                                                   31,     29,
                                                                   1999   2000
                                                                  ------ -------
   Raw materials................................................. $2,164 $ 6,058
   Work in process...............................................  3,026   7,091
   Finished goods................................................  1,418  13,492
                                                                  ------ -------
                                                                  $6,608 $26,641
                                                                  ====== =======

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)

4. Property and Equipment:

   Property and equipment consisted of the following (in thousands):

                                                                July    April
                                                      July 31,  31,      29,
                                                        1998    1999    2000
                                                      -------- ------  -------
   Computer software and equipment...................   $500   $5,433  $23,275
   Furniture and office equipment....................     27      221      934
   Leasehold improvements............................    --       609    1,184
                                                        ----   ------  -------
                                                         527    6,263   25,393
   Less accumulated depreciation and amortization....    (27)    (975)  (3,940)
                                                        ----   ------  -------
                                                        $500   $5,288  $21,453
                                                        ====   ======  =======

   Depreciation and amortization expense was $27,000, $948,000 and $3,741,000 for the period from inception (February 17, 1998) through July 31, 1998, for the year ended July 31, 1999 and for the nine months ended April 29, 2000, respectively.

5. Commitments and Contingencies:

Capital and Operating Leases

   The Company's office facility is leased under a noncancellable lease that expires in 2002. The lease is collateralized by an irrevocable standby letter of credit in the amount of $92,000, which is collateralized by a U.S. Treasury Bill. Rent expense under operating leases was $27,500 and $266,000 for the period from inception (February 17, 1998) through July 31, 1998 and the year ended July 31, 1999, respectively. At July 31, 1999 future minimum lease payments under all non-cancellable operating leases are as follows, in thousands:

   2000................................................................... $272
   2001...................................................................  319
   2002...................................................................  159
                                                                           ----
   Total future minimum lease payments.................................... $750
                                                                           ====

Letter of Credit

   Included in prepaid expenses and other current assets at July 31, 1999 is a $4 million U.S. Government security which collateralizes a stand-by letter of credit used for inventory purchases made by a third party manufacturer on behalf of the Company. The letter of credit is irrevocable and expired in October 1999.

Notes Payable

   In August 1998, the Company entered into an equipment loan agreement with a bank. Under this loan agreement, the Company may borrow up to $1 million, for the purpose of acquisition of equipment, for a period of ten months. On July 1, 1999 the Company commenced payments to be repaid in thirty equal monthly installments. At July 31, 1999, $967,000 was outstanding under this loan agreement.

   In April 1999, the Company entered into an additional equipment loan agreement with the same bank. Under this loan agreement, the Company may borrow up to $5 million, for the purpose of acquisition of

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)

equipment, for a period of six months. At January 31, 2000, the outstanding balance will be converted into a term loan, to be repaid in thirty-six equal monthly installments commencing February 1, 2000. At July 31, 1999, $4,184,000 was outstanding under this loan agreement.

   The interest on the outstanding loan balances is calculated daily at the bank's prime rate, plus .5% (8.5% at July 31, 1999). The loans are collateralized by all the Company's assets, including accounts receivable, inventory and fixed assets. The Company is required to maintain certain financial covenants and tangible net worth calculations. Principal payments under notes payable for the years ended July 31, were as follows: $1,097,000 in 2000; $1,795,000 in 2001; $1,562,000 in 2002 and $697,000 in 2003. In October
1999, the Company paid all outstanding debt with the proceeds of the initial public offering.

6. Stockholders' Equity:

Common Stock

   On October 21, 1999, Sycamore completed its initial public offering ("IPO") in which it sold 22,425,000 shares of common stock at a price to the public of
12.67 per share. The net proceeds of the IPO, after deducting underwriting discounts and other offering expenses, were approximately $263.0 million. Upon the closing of the IPO, all redeemable convertible preferred Stock (Series A, B, C and D) automatically converted to 141,849,675 shares of common stock.

   On March 17, 2000, the Company completed a follow-on public offering of 10,200,000 shares of common stock at $150.25 per share. Of the 10,200,000 shares offered, 8,428,401 shares were sold by the Company and 1,771,599 shares were sold by existing stockholders of the Company. The net proceeds of this offering, to the Company, after deducting underwriting discounts and other expenses, were approximately $1.2 billion.

   In August 1999, the shareholders approved amendments to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 91,000,000 to 250,000,000 shares. This amendment was effective upon the closing of the Company's IPO. In January 2000, the stockholders approved amendments to the Company's Articles of Organization to increase the authorized number of shares of the Company's common stock from 250,000,000 to 1,500,000,000.

   The Company effected the following stock splits in the form of stock dividends: 3-for-1 in August 1999 and 3-for-1 in February 2000. All common shares, common options and per share amounts in the accompanying financial statements have been adjusted to reflect the stock splits.

   The holders of the common stock are entitled to one vote for each share held. The Board of Directors (the "Board") may declare dividends from lawfully available funds, subject to any preferential dividend rights of any outstanding preferred stock and restrictions under the Company's loan agreements. Holders of the common stock are entitled to receive all assets available for distribution on the dissolution or liquidation of the Company, subject to any preferential rights of any outstanding preferred stock.

1998 and 1999 Stock Incentive Plans

   In August 1998, the 1998 Stock Incentive Plan (the "Plan") was adopted by the Board and received stockholder approval on October 19, 1998. A total of 79,695,000 shares of common stock have been reserved for issuance under the Plan. The Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards and other stock-based awards to officers, employees, directors, consultants and advisors of the Company. No participant may receive any award for more than 1,500,000 shares in any calendar year. Options may be granted at an exercise price less than, equal to or greater than the fair market value on the date of grant. The Board determines the term of each option, the option exercise price, and the vesting terms. Stock options generally expire ten years from the date of grant and vest over five years.

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)


   All employees who have been granted options by the Company under the 1998 Stock Incentive Plan are eligible to elect immediate exercise of all such options. However, shares obtained by employees who elect immediate exercise prior to the original option vesting schedule are subject to the Company's right of repurchase, at the option exercise price, in the event of termination. The Company's repurchase rights lapse at the same rate as the shares would have become exercisable under the original vesting schedule. As of July 31, 1999, 17,936,100 shares related to immediate option exercises are subject to repurchase by the Company at per share prices ranging from $.01 to $1.00 and 55,916,100 were reserved for future issuance. As of April 29, 2000, 16,812,021 shares related to immediate option exercises are subject to repurchase by the Company at per share prices ranging from $.01 to $12.67.

   In August 1999, the Board approved the 1999 Stock Incentive Plan. The terms and conditions of the 1999 Stock Incentive Plan are similar to the 1998 Stock Incentive Plan. The 1999 plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards and other stock-based awards to officers, employees, directors, consultants and advisors of the Company. Shares not yet issued under the 1998 Stock Incentive Plan will now be available under the 1999 plan. The total amount of shares that may be issued under the 1999 plan is the remaining shares to be issued under the 1998 Stock Incentive Plan plus an annual increase beginning August 1, 2000 of the lesser of 9,000,000 or 5% of the outstanding shares on that date. As of April 29, 2000, there were no shares related to immediate option exercises subject to repurchase by the Company.

Restricted Stock

   Restricted stock may be issued to employees, officers, directors, consultants, and other advisors. Shares acquired pursuant to a restricted stock agreement are subject to a right of repurchase by the Company which lapses as the restricted stock vests. In the event of termination of services, the Company has the right to repurchase unvested shares at the original issuance price. The vesting period is generally five years. The Company issued 22,095,000, and 29,502,936 shares of restricted stock, of which 5,557,500 shares were issued through the 1998 Stock Incentive Plan, for the period from inception (February 17, 1998) through July 31, 1998 and the year ended July 31, 1999, respectively. The number of shares of restricted stock outstanding at July 31, 1999 and April 29, 2000 was 51,597,936, of which 42,296,436 and
30,927,804 were subject to repurchase at their original issuance prices ranging from $.01 to $.11.

1999 Employee Stock Purchase Plan

   In August 1999, the Board approved the Employee Stock Purchase Plan. A total of 2,250,000 shares of common stock have been reserved for issuance under this plan. Eligible employees may purchase common stock at a price equal to 85% of the lower of the fair market value of the common stock at the beginning or end of each six-month offering period. Participation is limited to 10% of an employee's eligible compensation not to exceed amounts allowed by the Internal Revenue Code. On August 1 of each year, commencing with August 1, 2000, the aggregate number of common shares available for purchase during the life of the Employee Stock Purchase Plan shall automatically be increased by the number of common shares necessary to cause the number of common shares available for purchase to be 2,250,000. The initial offering period commenced on the effectiveness of the IPO and ended on April 30, 2000.

1999 Non-Employee Director Option Plan

   In August 1999, the Board approved the 1999 Non-Employee Director Option Plan. A total of 1,500,000 shares of common stock have been reserved for issuance under this plan. As of August 1 of each year,

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)

commencing with August 1, 2000, the aggregate number of common shares available for the grant of options under this plan shall automatically be increased by the number of common shares necessary to cause the total number of common shares available for grant to be 1,500,000. The Company granted 270,000 options with a vesting period of three years, as of April 29, 2000.

Deferred Stock Compensation

   In connection with the grant of certain stock options and restricted shares to employees during the period from inception (February 17, 1998) to July 31, 1998, the year ended July 31, 1999 and the nine months ended May 1, 1999 and April 29, 2000, the Company recorded deferred stock compensation of $184,000, $25,159,000, $9,168,000 and $31,701,000, respectively, representing the difference between the deemed fair market value of the common stock on the date of grant and the exercise price. Compensation related to options and restricted shares which vest over time was recorded as a component of stockholders' equity (deficit) and is being amortized over the vesting periods of the related options. During the period from inception (February 17, 1998) to July 31, 1998, the year ended July 31, 1999 and the nine months ended May 1, 1999 and April 29, 2000, the Company recorded compensation expense relating to these options and restricted shares totaling $5,000, $1,409,000, $802,000 and $8,122,000, respectively.

Non-Employee Stock Compensation

   During the year ended July 31, 1999, the Company granted 1,230,300 shares of common stock awards which were fully vested by July 31, 1999 to non-employees and recognized compensation expense of $2,060,000. During the nine months ended April 29, 2000, the Company granted 208,000 shares of common stock awards which were fully vested by April 29, 2000 to non-employees and recognized compensation expense of $1,371,000. The fair value of each stock option was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions for the year-ended July 31, 1999 and the nine months ended April 29, 2000: a weighted-average risk free interest rate of 5.2% and 6.5%, a weighted-average expected option life of 4 and 3 years, no dividend yield and a 60% and 84% volatility, respectively.

Valuation of Stock Awards

   Had compensation cost of our stock awards been determined in accordance with the provisions of SFAS No. 123, the historical net loss and net loss per share would have been increased to the pro forma amounts indicated below (in thousands, except per share amounts):

                                                         Period from
                                                          Inception     Year
                                                        (February 17,  Ended
                                                          1998) to    July 31,
                                                        July 31, 1998   1999
                                                        ------------- --------
   As reported
     Net loss..........................................     $(693)    $(19,490)
     Basic and diluted net loss per share..............     $(.18)    $  (2.09)
   Pro forma
     Net loss..........................................     $(807)    $(21,314)
     Basic and diluted net loss per share..............     $(.22)    $  (2.29)

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)


   The fair value of these stock awards at the date of grant was estimated using the Black-Scholes model with the following assumptions:

                                                           Period from   Year
                                                            Inception    Ended
                                                          (February 17,  July
                                                            1998) to      31,
                                                          July 31, 1998  1999
                                                          ------------- -------
   Risk free interest rate...............................        5.4%       4.5%
   Dividend yield........................................          0%         0%
   Expected volatility...................................          0%         0%
   Expected life.........................................    4 years    5 years

   The weighted average grant date fair value of the stock award granted during the period from inception (February 17, 1998) to July 31, 1998 and the year ended July 31, 1999 was $.05 and $.35 per share, respectively. The pro forma effect of applying SFAS No. 123 for prior years is not necessarily representative of pro forma effect to be expected in future years.

   All stock option transactions issued under the stock plans are summarized as follows:

                                                                        Weighted
                                                                        Average
                                                            Number of   Exercise
                                                             Shares      Price
                                                           -----------  --------
   Outstanding at July 31, 1998...........................         --       --
   Options granted........................................  23,280,300   $  .16
   Options exercised...................................... (18,221,400)     .22
   Options cancelled......................................         --       --
                                                           -----------   ------
   Outstanding at July 31, 1999...........................   5,058,900      .45
                                                           ===========   ======
   Options granted........................................  21,932,451    48.08
   Options exercised......................................  (2,350,041)    1.74
   Options cancelled......................................    (162,000)   33.06
                                                           -----------   ------
   Outstanding at April 29, 2000..........................  24,479,310   $42.78
                                                           ===========   ======

   The following table summarizes information about stock options outstanding at July 31, 1999:

                                                                  Vested Options
                               Options Outstanding                  Exercisable
                     --------------------------------------- -------------------------
                      Number of  Weighted Avg. Weighted Avg.             Weighted Avg.
      Range of         Shares      Remaining     Exercise      Number      Exercise
   Exercise Prices   Outstanding Contract Life     Price     Exercisable     Price
   ---------------   ----------- ------------- ------------- ----------- -------------
   $  .04               122,400       9.55         $ .04        90,000       $.04
      .11             1,754,100       9.82           .11        90,000        .11
      .33             1,310,697       9.94           .33       270,000        .33
      .67               640,503       9.98           .67           --         --
     1.00             1,231,200      10.00          1.00           --         --
                      ---------                                -------
   $ .04-
    $1.00             5,058,900       9.91         $ .45       450,000       $.23

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)


   The following table summarizes information about stock options outstanding at April 29, 2000:

                                                                         Vested Options
                         Options Outstanding                               Exercisable
   ------------------------------------------------------------------------------------------
                          Number      Weighted Avg.   Weighted Avg.             Weighted Avg.
        Range of        Outstanding     Remaining       Exercise      Number      Exercise
    Exercise Prices    As of 4/29/00 Contractual Life     Price     Exercisable     Price
   --------------------------------- ---------------- ------------- ----------- -------------
   $  0.04  -  $  1.33   4,976,703         9.20          $  0.67     4,976,703     $  0.67
   $  1.67  -  $  3.33   4,991,472         9.34          $  2.52     4,991,472     $  2.52
   $  3.83  -  $ 51.00   6,252,423         9.61          $ 21.55     6,252,423     $ 21.55
   $ 53.13  -  $109.38   5,331,462         9.74          $ 89.58     5,329,962     $ 89.58
   $110.06  -  $189.94   2,927,250         9.85          $143.16     2,927,250     $143.16
                        ----------         ----          -------    ----------     -------
   $  0.04  -  $189.94  24,479,310         9.53          $ 42.78    24,477,310     $ 42.78

Stockholder Notes Receivable

   At July 31, 1999 and April 29, 2000, the Company held notes receivable in the amount of $360,000 and $280,000, respectively, from stockholders in consideration for the purchase of common stock. The notes are due five years from the date of issuance and are collateralized by the underlying common stock and, consequently, are reflected as a component of stockholders' equity (deficit).

Common Stock Purchase Option

   In March 1999, the Company signed a definitive Purchase and License Agreement (the "Agreement") with a customer to provide certain Company products. Under the terms of the Agreement, the customer also has the right to purchase shares of the Company in the Company's IPO of shares on a national exchange at the IPO price to an upper limit equal to the number of shares, which when multiplied by the initial public offering price, equals 5% of the dollar value of the customer's accumulated purchases of the Company's products and services as of the date of the initial public offering, but in no event more than 5% of the shares offered in the IPO. The ability of the customer to exercise its right to purchase such shares is contingent upon a closing of an IPO. Accordingly, the measurement date for a charge to record this option would be at the closing of the IPO. The Company does not believe that this option will have any material value and any charge will be necessary.

7. Preferred Stock

   The Company's Board authorized 15,792,201 shares of Series A, Series B, Series C and Series D preferred stock ("Series A, Series B, Series C, Series D") at $.01 par value of which 15,761,075 were issued and outstanding at July 31, 1999. Issuances are as follows:

   In February 1998, the Company authorized 6,380,000 shares of Series A preferred stock.

   In February 1998 and April 1998, the Company sold 5,500,000 and 549,450 shares, respectively of Series A at a price of $.91 per share and received proceeds of approximately $5,505,000. In July 1998, the Company issued 137,362 shares of Series A and received proceeds of approximately $125,000 in October 1998.

   In October 1998, the Company sold 2,775,000 shares of Series A at a price of $.91 per share and received proceeds of approximately $2,525,250. In December 1998, the Company authorized 3,625,000 shares of Series B $.01 par value. In December 1998 and February 1999, the Company sold 3,607,062 shares of Series B at a price of $3.50 per share and received proceeds of approximately $12,625,000.

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)

   In February 1999, the Company authorized 2,500,000 shares of Series C $.01 par value. In March 1999, the Company sold 2,500,000 shares of Series C at a price of $8.00 per share and received proceeds of approximately $20,000,000.

   In July 1999, the Company authorized 692,201 shares of Series D $.01 par value. In July 1999, the Company sold 692,201 shares of Series D at a price of $21.67 per share and received proceeds of approximately $15,000,000.

   All shares of redeemable convertible preferred stock converted into 141,849,675 shares of common stock at the time of our initial public offering.

   The terms of Series A, Series B, Series C and Series D redeemable convertible preferred stock were as follows:

Conversion

   Each share of Series A, Series B, Series C and Series D may be converted into three shares of common stock at any time at the option of the holder, subject to adjustment for certain events such as a stock split, stock dividend, or stock issuance. At July 31, 1999, Series A, Series B, Series C and Series D are convertible into 141,849,675 shares of common stock. Upon the earlier of the closing of an initial public offering of the Company's common stock at a price which equals or exceeds $3.22 per share and results in proceeds of a least $10,000,000, or the date on which at least 10,000,000 shares of preferred stock have been converted to common stock, all outstanding shares of preferred stock automatically convert into shares of common stock. Upon the closing of the IPO, all redeemable convertible preferred Stock (Series A, B, C and D) automatically converted to 141,849,675 shares of Common Stock.

Dividend and Voting Rights

   When and if declared by the Company's Board, dividends on Series A, Series B, Series C and Series D are payable in cash in preference and prior to any payment of any dividend on common shares. The holders are entitled to the per share amount of dividends or distributions declared for common stock, multiplied by the number of shares of common stock into which the preferred stock is convertible. The holders are entitled to vote on all matters and are entitled to the number of votes equal to the number of common shares into which the Series A, Series B, Series C and Series D, are convertible as of the date of record.

Liquidation Preference

   In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series A, Series B, Series C and Series D are entitled to receive, prior and in preference to any payment or distribution of any assets or surplus funds of the Company to holders of the common shares, an amount for each share of Series A, Series B, Series C and Series D held, equal to $.91, $3.50, $8.00 and $21.67, respectively, plus any declared and unpaid dividends. The liquidation preferences are subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization.

Redemption

   If the holders of at least a majority of Series A, Series B, Series C and Series D preferred stock, at any time after February 26, 2004, so demand, the Company will be required to redeem 33% of the shares

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)

outstanding, an additional 50% on February 26, 2005 and all shares remaining on February 26, 2006. The redemption prices of each share of Series A, Series B, Series C and Series D are $.91, $3.50, $8.00 and $21.67, respectively plus all declared and unpaid dividends, if any.

   The following table sets forth the redeemable convertible preferred stock activity (in thousands):

                            Series A       Series B       Series C       Series D        Total
                          ------------- -------------- -------------- -------------- --------------
                          Shares Amount Shares Amount  Shares Amount  Shares Amount  Shares Amount
                          ------ ------ ------ ------- ------ ------- ------ ------- ------ -------
Issuance--February
 1998...................  5,500  $5,005                                               5,500 $ 5,005
Issuance--April 1998....    550     500                                                 550     500
Issuance--July 1998.....    137     116                                                 137     116
                          -----  ------                                              ------ -------
Balance--July 31, 1998..  6,187   5,621                                               6,187   5,621
                          -----  ------                                              ------ -------
Issuance--October 1998..  2,775   2,525                                               2,775   2,525
Issuance--December
 1998...................                3,506  $12,270                                3,506  12,270
Issuance--February
 1999...................                  101      355                                  101     355
Issuance--March 1999....                               2,500  $20,000                 2,500  20,000
Issuance--July 1999.....                                               692   $15,000    692  15,000
                          -----  ------ -----  ------- -----  -------  ---   ------- ------ -------
Balance--July 31, 1999..  8,962  $8,146 3,607  $12,625 2,500  $20,000  692   $15,000 15,761 $55,771
                          =====  ====== =====  ======= =====  =======  ===   ======= ====== =======

   In August 1999, the shareholders of the Company approved amendments to the Company's Articles of Incorporation to authorize the issuance of 5,000,000 shares of $.01 par value undesignated preferred stock that may be issued by the Board from time to time in one or more series without stockholder approval. This amendment was effective upon the closing of the Company's IPO.

8. Income Tax:

   The components of the net deferred tax asset are as follows (in thousands):

                                                                         July
                                                               July 31,   31,
                                                                 1998    1999
                                                               -------- -------
   Deferred tax assets:
     Net operating loss carryforwards.........................  $ 122   $ 6,163
     Capitalized start up costs...............................    124        98
     Research and development credits.........................     15       515
     Other....................................................      6        63
                                                                -----   -------
                                                                  267     6,839
   Deferred tax liabilities:
     Depreciation.............................................    --        196
                                                                -----   -------
     Net deferred tax assets..................................    267     6,643
     Valuation allowance......................................   (267)   (6,643)
                                                                -----   -------
                                                                $ --    $   --
                                                                =====   =======

   At July 31, 1999, the Company has available net operating loss carryforwards for federal and state tax income purposes of approximately $16.6 million available to offset future taxable income which expire in varying amounts beginning in 2019 and 2004, respectively. As required by statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," the management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets and has established a full

                            SYCAMORE NETWORKS, INC.

    (Information for the nine months ended May 1, 1999 and April 29, 2000 is unaudited)

valuation allowance for such assets, which are comprised principally of net operating loss carryforwards. Management reevaluates the positive and negative evidence periodically. The net operating loss carryforwards could be limited in future years if there is a significant change in the Company's ownership.

   During the quarter ended April 29, 2000, the Company reduced its valuation allowance related to its deferred tax asset by $2 million as the realization of such assets became probable. The Company currently estimates that its annual effective income tax rate will be 27.0% for the remainder of its fiscal year ended July 31, 2000 primarily due to the reduction in the valuation allowance and the use of net operating loss carryforwards.

9. Employee Benefit Plan:

   The Company sponsors a defined contribution plan covering substantially all of its employees which is designed to be qualified under Section 401(k) of the Internal Revenue Code. Eligible employees are permitted to contribute to the 401(k) plan through payroll deductions within statutory and plan limits. To date, the Company has made no contributions to the plan.

                             SIROCCO SYSTEMS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
Report of Independent Accountants........................................ F-23

Balance Sheets at December 31, 1998 and 1999, and March 31, 2000
 (unaudited)............................................................. F-24

Statements of Operations for the period from inception (July 7, 1998)
 through December 31, 1998 and the year ended December 31, 1999, for the period from inception (July 7, 1998) through December 31, 1999, for the three-month periods ended March 31, 1999 (unaudited) and 2000
 (unaudited), and for the period from inception (July 7, 1998) through
 March 31, 2000 (unaudited).............................................. F-25

Statements of Cash Flows for the period from inception (July 7, 1998)
 through December 31, 1998 and the year ended December 31, 1999, for the period from inception (July 7, 1998) through December 31, 1999, for the three-month periods ended March 31, 1999 (unaudited) and 2000
 (unaudited), and for the period from inception (July 7, 1998) through
 March 31, 2000 (unaudited).............................................. F-26

Statement of Changes in Stockholders' Deficit for the period from inception (July 7, 1998) through December 31, 1998, for the year ended
 December 31, 1999, and for the three-month period ended March 31, 2000
 (unaudited)............................................................. F-27

Notes to Financial Statements............................................ F-28

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Sirocco Systems, Inc.:

   In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows and of changes in stockholders' deficit present fairly, in all material respects, the financial position of Sirocco Systems, Inc. (the "Company"), a development stage company, at December 31, 1998 and 1999 and the results of its operations and its cash flows for the period from inception (July 7, 1998) through December 31, 1998, for the year ended December 31, 1999, and for the period from inception (July 7, 1998) through December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
June 4, 2000

                             SIROCCO SYSTEMS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                         December 31,  December     March 31,
                                             1998      31, 1999       2000
                                         ------------ -----------  -----------
                                                                   (unaudited)
                 Assets
Current assets:
  Cash and cash equivalents.............  $ 320,226   $18,900,024  $15,699,525
  Prepaid expenses......................        --        110,335      168,201
  Other current assets..................        --        208,540      732,487
                                          ---------   -----------  -----------
    Total current assets................    320,226    19,218,899   16,600,213
Fixed assets, net (Note 3)..............    103,611     1,404,128    2,707,003
Other assets............................     17,814       503,299       12,299
                                          ---------   -----------  -----------
    Total assets........................  $ 441,651   $21,126,326  $19,319,515
                                          =========   ===========  ===========
  Liabilities, Mandatorily Redeemable
    Preferred Stock and Stockholders'
                 Deficit
Current liabilities:
  Accounts payable......................  $  83,874   $   206,681  $   856,063
  Accrued liabilities...................     28,133       105,744      219,239
  Line of credit, current portion (Note
   4)...................................        --         64,983      171,446
                                          ---------   -----------  -----------
    Total current liabilities...........    112,007       377,408    1,246,748
                                          ---------   -----------  -----------
Line of credit, long-term portion (Note
 4).....................................        --        435,017      350,791
                                          ---------   -----------  -----------
    Total liabilities...................    112,007       812,425    1,597,539
Commitments and contingencies (Note 8)
Mandatorily redeemable preferred stock
 (Note 5):
  Series A redeemable preferred stock,
   $.01 par value; 60,000 shares
   authorized; 60,000 shares issued and
   outstanding..........................    585,037       587,910      588,627
  Series B redeemable preferred stock,
   $.01 par value; 85,000 shares
   authorized; 85,000 shares issued and
   outstanding..........................        --      1,266,463    1,267,214
  Series C redeemable preferred stock,
   $.01 par value; 2,775,000 shares
   authorized; 2,654,548 shares issued
   and outstanding......................        --      5,789,090    5,790,524
  Series D convertible preferred stock,
   $.01 par value; 5,609,757 shares
   authorized; 0, 4,878,049 and
   5,370,047 shares issued and
   outstanding, respectively............        --     17,955,616   19,596,716
                                          ---------   -----------  -----------
    Total mandatorily redeemable
     preferred stock....................    585,037    25,599,079   27,243,081
Stockholders' deficit (Note 6):
  Common stock, $.001 par value;
   18,562,500, 46,749,011 and 46,749,011
   shares authorized, respectively;
   5,045,625, 29,467,779 and 30,658,029
   shares issued, respectively;
   5,045,625, 29,366,529 and 30,556,779
   shares outstanding, respectively.....      5,046        29,367       30,557
  Additional paid-in capital............        --        519,727    1,773,562
  Deficit accumulated during the
   development stage....................   (260,439)   (5,834,272) (11,325,224)
                                          ---------   -----------  -----------
    Total stockholders' deficit.........   (255,393)   (5,285,178)  (9,521,105)
                                          ---------   -----------  -----------
    Total liabilities, mandatorily
     redeemable preferred stock and
     stockholders' deficit..............  $ 441,651   $21,126,326  $19,319,515
                                          =========   ===========  ===========

    The accompanying notes are an integral part of these financial statements.

                             SIROCCO SYSTEMS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS

                            For the                    For the                                For the
                          Period from                Period from                            Period from
                           Inception                  Inception                              Inception
                             (July                    (July 7,                                (July 7,
                            7, 1998)                    1998)       Three Months Ended         1998)
                            through                    through    ------------------------    through
                          December 31, December 31,   December     March 31,    March 31,    March 31,
                              1998         1999       31, 1999       1999         2000          2000
                          ------------ ------------  -----------  -----------  -----------  ------------
                                                                  (unaudited)  (unaudited)  (unaudited)
Revenue.................   $     --    $       --    $       --   $      --    $       --   $        --
Costs and expenses:
  Research and
   development,
   exclusive of the non-
   cash compensation
   expense of $0,
   $115,000, $115,000,
   $0, $397,000, and
   $512,000,
   respectively.........     216,947     4,024,455     4,241,402     412,988     3,829,368     8,070,770
  Marketing, general and
   administrative,
   exclusive of the non-
   cash compensation
   expense of $0,
   $64,000, $64,000, $0,
   $135,000, and
   $199,000,
   respectively.........      48,183     1,650,829     1,699,012     174,030     1,309,740     3,008,752
  Non-cash compensation
   expense..............         --        179,000       179,000         --        532,000       711,000
                           ---------   -----------   -----------  ----------   -----------  ------------
    Total costs and
     expenses...........     265,130     5,854,284     6,119,414     587,018     5,671,108    11,790,522
                           ---------   -----------   -----------  ----------   -----------  ------------
Interest income, net....       8,242       291,451       299,693       8,242       185,102       484,795
                           ---------   -----------   -----------  ----------   -----------  ------------
Net loss................    (256,888)   (5,562,833)   (5,819,721)   (578,776)   (5,486,006)  (11,305,727)
                           ---------   -----------   -----------  ----------   -----------  ------------
Preferred stock
 accretion..............         --        (11,000)      (11,000)     (1,199)       (4,946)      (15,946)
                           ---------   -----------   -----------  ----------   -----------  ------------
Net loss attributable to
 common stockholders....   $(256,888)  $(5,573,833)  $(5,830,721) $ (579,975)  $(5,490,952) $(11,321,673)
                           =========   ===========   ===========  ==========   ===========  ============
Basic and diluted net
 loss per share
 attributable to common
 stockholders...........   $   (0.07)  $     (0.24)  $     (0.35) $    (0.04)  $     (0.18) $      (0.61)
Shares used in computing
 basic and diluted net
 loss per share
 attributable to common
 stockholders...........   3,805,218    23,124,109    16,791,213  13,535,344    29,877,353    18,669,507

    The accompanying notes are an integral part of these financial statements.

                             SIROCCO SYSTEMS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS

                                                                      Three Months Ended
                                                                    ------------------------
                            For the
                          Period from
                           Inception                 For the Period
                            (July 7,                 from Inception                           For the Period
                             1998)                   (July 7, 1998)                           from Inception
                            through                     through                               (July 7, 1998)
                          December 31, December 31,   December 31,   March 31,    March 31,   through March
                              1998         1999           1999         1999         2000         31, 2000
                          ------------ ------------  -------------- -----------  -----------  --------------
                                                                    (unaudited)  (unaudited)   (unaudited)
Cash flows from
 operating activities:
 Net loss...............   $(256,888)  $(5,562,833)   $(5,819,721)  $ (578,776)  $(5,486,006)  $(11,305,727)
 Adjustments to
  reconcile net loss to
  net cash used in
  operating activities:
 Depreciation and
  amortization..........       3,479       146,170        149,649       10,319       178,924        328,573
 Non-cash compensation
  expense...............         --        179,000        179,000          --        532,000        711,000
 Decrease (increase) in
  other assets..........     (17,814)       14,515         (3,299)      14,714       491,000        487,701
 Increase in prepaid
  expenses..............         --       (110,335)      (110,335)     (15,019)      (57,866)      (168,201)
 Increase in other
  current assets........         --       (208,540)      (208,540)     (20,832)     (523,947)      (732,487)
 Increase in accounts
  payable and accrued
  expenses..............     112,007       200,418        312,425       37,358       762,877      1,075,302
                           ---------   -----------    -----------   ----------   -----------   ------------
  Net cash used in
   operating
   activities...........    (159,216)   (5,341,605)    (5,500,821)    (552,236)   (4,103,018)    (9,603,839)
                           ---------   -----------    -----------   ----------   -----------   ------------
Cash flows from
 investing activities:
 Purchases of marketable
  securities............         --       (500,000)      (500,000)         --            --        (500,000)
 Purchases of fixed
  assets................    (107,090)   (1,446,687)    (1,553,777)    (103,153)   (1,481,799)    (3,035,576)
                           ---------   -----------    -----------   ----------   -----------   ------------
  Net cash used in
   investing activities:    (107,090)   (1,946,687)    (2,053,777)    (103,153)   (1,481,799)    (3,535,576)
                           ---------   -----------    -----------   ----------   -----------   ------------
Cash flows from
 financing activities:
 Proceeds from sale of
  common stock, net.....       1,495       365,048        366,543       38,706       180,025        546,568
 Proceeds from sale of
  preferred stock, net..     585,037    25,003,042     25,588,079    1,264,927     1,639,056     27,227,135
 Proceeds from issuance
  of debt and warrants..         --        500,000        500,000          --        565,237      1,065,237
                           ---------   -----------    -----------   ----------   -----------   ------------
  Net cash provided by
   financing
   activities...........     586,532    25,868,090     26,454,622    1,303,633     2,384,318     28,838,940
                           ---------   -----------    -----------   ----------   -----------   ------------
Net increase in cash....     320,226    18,579,798     18,900,024      648,244    (3,200,499)    15,699,525
Cash at beginning of
 period.................         --        320,226            --       320,226    18,900,024            --
                           ---------   -----------    -----------   ----------   -----------   ------------
Cash at end of period...   $ 320,226   $18,900,024    $18,900,024   $  968,470   $15,699,525   $ 15,699,525
                           ---------   -----------    -----------   ----------   -----------   ------------
Supplemental disclosure
 of cash flow
 information:
  Cash paid for
   interest.............   $     --    $    16,210    $    16,210   $      --    $    29,931   $     46,141

    The accompanying notes are an integral part of these financial statements.

                             SIROCCO SYSTEMS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                              Deficit
                                                            Accumulated
                             Common Stock       Additional   During the       Total
                          --------------------   Paid-In    Development   Stockholders'
                            Shares     Amount    Capital       Stage         Deficit
                          -----------  -------  ----------  ------------  -------------
Balance at inception....          --   $   --   $      --   $        --    $       --
Issuance of common
 stock..................    5,045,625    1,495         --            --          1,495
Stock splits............          --     3,551         --         (3,551)          --
Net loss................          --       --          --       (256,888)     (256,888)
                          -----------  -------  ----------  ------------   -----------
Balance at December 31,
 1998...................    5,045,625    5,046         --       (260,439)     (255,393)
                          -----------  -------  ----------  ------------   -----------
Issuance of common stock
 and stock options......   24,422,154   24,422     519,929           --        544,351
Common stock
 repurchased............     (101,250)    (101)       (202)          --           (303)
Net loss attributable to
 common stockholders....          --       --          --     (5,573,833)   (5,573,833)
                          -----------  -------  ----------  ------------   -----------
Balance at December 31,
 1999...................   29,366,529   29,367     519,727    (5,834,272)   (5,285,178)
                          -----------  -------  ----------  ------------   -----------
Issuance of common stock
 and stock options
 (unaudited)............    1,190,250    1,190   1,253,835           --      1,255,025
Net loss attributable to
 common stockholders
 (unaudited)............          --       --          --     (5,490,952)   (5,490,952)
                          -----------  -------  ----------  ------------   -----------
Balance at March 31,
 2000 (unaudited).......  $30,556,779  $30,557  $1,773,562  $(11,325,224)  $(9,521,105)
                          ===========  =======  ==========  ============   ===========



    The accompanying notes are an integral part of these financial statements.

                             SIROCCO SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. Formation and Operations of the Company

   Sirocco Systems, Inc. (the "Company") was incorporated in Delaware on July 7, 1998. The Company was established to develop, market and sell state-of-the-art communications optical networking equipment. Since inception, the Company has concentrated its efforts on developing prototype designs. The Company is considered a development stage company, as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises" because its principal operations have not yet commenced.

   As of March 31, 2000, the Company has an accumulated deficit of $11,325,224 (unaudited) since inception. The Company has funded its operating losses through the issuance of debt and equity securities. The Company has raised additional capital in 2000 (Note 9) and management believes that these proceeds, when combined with existing cash on hand at December 31, 1999, will be adequate to fund the Company's cash requirements through at least January 1, 2001. During 2000, in the event the Company is unsuccessful in achieving either its planned revenue generation or operating cash flows, management believes it could utilize its existing available line of credit and reduce costs and expenses sufficiently to fund operations for the balance of 2000. In the event the Company is unsuccessful in achieving the above, the Company's financial position, results of operations and cash flows could be adversely impacted.

2. Summary of Significant Accounting Policies

   Significant accounting policies followed in the preparation of these financial statements are as follows:

Unaudited Interim Financial Data

   The financial information as of March 31, 2000, for the three-month periods ended March 31, 1999 and 2000, and for the period from inception (July 7, 1998) through March 31, 2000 is unaudited. In the opinion of management, the interim financial information includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for any future period.

Net Loss Per Share

   Net loss per share has been computed by dividing the net loss attributable to common stockholders by the weighted average common shares outstanding. No effect has been given to the exercise of common stock options, stock warrants and redeemable convertible preferred stock, since the effect would be antidilutive for all reporting periods.

Cash and Cash Equivalents

   The Company considers all highly liquid investments with original maturities as of the purchase date of three months or less to be cash equivalents. The Company invests excess cash primarily in a money market fund at a major financial institution, which is subject to minimal credit and market risk. At December 31, 1999 and March 31, 2000 (unaudited), the Company held marketable securities of $500,000 invested in a certificate of deposit that matures in 2001.

                             SIROCCO SYSTEMS, INC.

Fixed Assets

   Fixed assets are stated at cost, less accumulated depreciation. The Company periodically reviews the carrying value of its fixed assets to assess recoverability based upon expectations of non-discounted cash flows from operations. Leasehold improvements are amortized over the shorter of the useful life of the improvement or the lease term.

   Depreciation is computed using the straight-line method over the following estimated useful lives:

   Equipment............................................................ 3 years
   Software............................................................. 3 years
   Furniture............................................................ 7 years

Stock Compensation

   The Company applies APB Opinion 25 "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock option plan and stock awards. Under APB 25, compensation expense is recognized to the extent that the fair market value of the underlying stock on the date of grant exceeds the exercise price of the employee stock option or stock award.

   The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). The Company will continue to account for its stock option plans in accordance with the provisions of APB 25.

Research and Development Activities

   Research and development costs are expensed as incurred.

Income Taxes

   The Company uses the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Comprehensive Income (Loss)

   Comprehensive income is defined as the changes in equity other than transactions resulting from investments by owners and distributions to owners. The Company's comprehensive loss for 1998 and 1999, and for three-month periods ended March 31, 1999 (unaudited) and 2000 (unaudited), is the same as its reported net loss.

Recent Accounting Pronouncements

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion

                             SIROCCO SYSTEMS, INC.

No. 25" ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25 and among other issues clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequence of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 25, 1998 or January 12, 2000. The Company does not expect the application of FIN 44 to have a material impact on the Company's financial position or results of operations.

3. Fixed Assets

                                          December 31, December 31,  March 31,
                                              1998         1999        2000
                                          ------------ ------------ -----------
                                                                    (unaudited)
   Equipment.............................   $ 72,995    $1,048,935  $1,517,498
   Furniture.............................     11,076        71,315     325,320
   Software..............................     23,019       333,019     826,353
   Leasehold improvements................        --        100,508     366,405
                                            --------    ----------  ----------
                                             107,090     1,553,777   3,035,576
   Less accumulated depreciation.........     (3,479)     (149,649)   (328,573)
                                            --------    ----------  ----------
                                            $103,611    $1,404,128  $2,707,003
                                            --------    ----------  ----------

   Depreciation expense for the period from inception (July 7, 1998) through December 31, 1998, for the year ended December 31, 1999 and for the three month periods ended March 31, 1999 and 2000 was $3,479, $146,170, $10,319 (unaudited)
and $178,924 (unaudited), respectively.

4. Line of Credit

   In May 1999, the Company entered into a $500,000 revolving line of credit financing agreement for equipment purchases. The line of credit allows for drawdowns through June 2000 for equipment purchases, then converts into a term loan payable in equal monthly installments through May 2003. Interest is computed based on the average daily balance outstanding, at a per annum rate of 0.5% above the prime rate. All assets of the Company have been pledged as collateral and the agreement contains covenants and restrictions relating to asset protection, financial condition, dividends, investments, and certain other matters including the covenant that the Company will not effect a business combination without consent.

   In January 2000, the Company refinanced its line of credit and increased the amount available under the credit facility to $7.5 million, of which $2.5 million is available for equipment purchases and $5.0 million is available as a working capital line. In connection with this refinancing, the Company also issued the lenders warrants to purchase 189,702 shares of the Company's Series D Preferred Stock, at a price per share of $3.69. The warrants are fully exercisable upon date of issuance and expires in January 2010. At December 31, 1999 and March 31, 2000, $500,000 and $1,029,237 (unaudited) was outstanding under the line of credit, respectively, and the stated interest rates were 9.0% and 8.5% (unaudited), respectively.

5. Preferred Stock

   In August 1998, the Company's Board of Directors authorized 60,000 shares of Series A redeemable preferred stock with a par value of $0.01 ("Series A Preferred Stock"). The Company issued 60,000 shares of Series A Preferred Stock at $9.99 per share and 2,025,000 shares of Common Stock at $0.0003 per share for gross proceeds of $600,000.

                             SIROCCO SYSTEMS, INC.

   In January 1999, the Company's Board of Directors authorized 85,000 shares of Series B redeemable preferred stock with a par value of $0.01 ("Series B Preferred Stock"). The Company issued 85,000 shares of Series B Preferred Stock at $14.99 per share and 2,868,750 shares of Common Stock at $0.0003 per share for gross proceeds of $1,275,000.

   In April 1999, the Company's Board of Directors authorized 2,775,000 shares of Series C redeemable preferred stock with a par value of $0.01 ("Series C Preferred Stock"). The Company issued 2,654,548 shares of Series C Preferred Stock at $2.19 per share and 8,959,100 shares of Common Stock at $0.003 per share for gross proceeds of $5,840,006.

   In October 1999, the Company's Board of Directors authorized 5,609,757 shares of convertible preferred stock with a par value of $0.01, ("Series D Preferred Stock"). The Company issued 4,878,049 shares of Series D Preferred Stock at $3.69 per share for gross proceeds of $18,000,000.

   In the event of liquidation, dissolution or winding up of the Company, the holders of Series A, B, C and D Preferred Stock shall first receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Common Stock, an amount equal to $9.99, $14.99, $2.19 and $3.69 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, plus any declared but unpaid dividends, respectively. A merger, consolidation or sale of the Company is considered a liquidation event entitling the holders of the preferred stock to the liquidation preference described above, however, the majority of preferred stockholders may elect to not treat such events as a liquidation event. All holders of Preferred Stock shall not be entitled to vote, but shall be entitled to notice of any such stockholders' meeting in accordance with the by-laws of the Company as if such holders were holders of the Common Stock.

   Beginning on June 30, 2003, each issued and outstanding share of Series A, Series B and Series C Preferred Stock shall be entitled to receive cumulative preferential dividends, payable in cash or common stock at the option of the holder, at the annual rate of $1.20 per share of Series A Preferred Stock, $1.80 per share of Series B Preferred Stock and $0.264 per share of Series C Preferred Stock, payable quarterly, in arrears, on each of March 31, June 30, September 30 and December 31. Such dividends shall be cumulative so that if such dividends in respect of any previous or current dividend period, at the aforesaid rate, shall not have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid on or declared and set apart from any other shares of its capital stock. Each issued and outstanding share of Series D Preferred Stock shall be entitled to receive annual preferential dividends of $0.30, payable when, if and as declared by the Board of Directors. Dividends on the Series D Preferred Stock are not cumulative. The annual dividend rate per share applicable to the Preferred Stock shall be equitably adjusted whenever there shall occur a stock split, combination, stock dividend, reclassification or other similar event affecting the Preferred Stock. No dividends shall be paid on the Common Stock unless and until the full dividend for the relevant period shall have been paid, or set aside for payment, on the Preferred Stock.

 Series A, B, and C Mandatorily Redeemable Preferred Stock

   Unless otherwise requested by the holders of a majority of the Series A Preferred Stock, the Company shall redeem the Series A Preferred Stock then outstanding on the earlier of (i) August 7, 2003 (the "First Series A Redemption Date"), August 7, 2004 (the "Second Series A Redemption Date"), and August 7, 2005 (the "Third Series A Redemption Date"), each on demand of the holders of a majority of the Series A Preferred Stock then outstanding; (ii) the date there is a change in control of the Company through merger, consolidation or acquisition of the Company (the "Acquisition Redemption Date"); or (iii) the date 10 days after the closing of a firm commitment underwritten public offering of the Company yielding aggregate net proceeds to the Company of at least $10,000,000 at a price per share of Common Stock of at least $3.00, (the "IPO Redemption Date"). On the Acquisition Redemption Date or IPO Redemption Date, the Company shall

                             SIROCCO SYSTEMS, INC.

redeem from each holder of Series A Preferred Stock, the total shares of Series A Preferred Stock held by such holder at a price per share equal to $9.99 plus any declared or accrued, but unpaid, dividends. With respect to the First Series A Redemption Date, the Company shall redeem one-third of the shares, with respect to the Second Series A Redemption Date, the Company shall redeem one-half of the remaining shares and with respect to the Third Series A Redemption Date, the Company shall redeem all remaining shares, each at a price of $9.99 per share, plus any declared or accrued, but unpaid, dividends.

   Unless otherwise requested by the holders of a majority of the Series B Preferred Stock, the Company shall redeem the Series B Preferred Stock then outstanding on the earlier of (i) January 8, 2004 (the "First Series B Redemption Date"), January 8, 2005 (the "Second Series B Redemption Date"), and January 8, 2006 (the "Third Series B Redemption Date"), each on demand of the holders of a majority of the Series B Preferred Stock then outstanding; (ii) the Acquisition Redemption Date; or (iii) the IPO Redemption Date. On the applicable Series B Redemption Date, the Company shall redeem from each holder of Series B Preferred Stock, the shares of Series B Preferred Stock held by such holder at a price per share equal to $14.99 plus any declared or accrued, but unpaid, dividends. With respect to the First Series B Redemption Date, the Company shall redeem one-third of the shares, with respect to the Second Series B Redemption Date, the Company shall redeem one-half of the remaining shares and with respect to the Third Series B Redemption Date, the Company shall redeem all remaining shares, each at a price of $14.99 per share, plus any declared or accrued, but unpaid, dividends.

   Unless otherwise requested by the holders of a majority of the Series C Preferred Stock then outstanding, the Company shall redeem the Series C Preferred Stock then outstanding on the earlier of (i) April 14, 2004 (the "First Series C Redemption Date"), April 14, 2005 (the "Second Series C Redemption Date"), and April 14, 2006 (the "Third Series C Redemption Date"), each on demand of the holders of a majority of the Series C Preferred Stock then outstanding; (ii) the Acquisition Redemption Date; or (iii) the IPO Redemption Date. On the applicable Series C Redemption Date, the Company shall redeem from each holder of Series C Preferred Stock, the shares of Series C Preferred Stock held by such holder at a price per share equal to $2.19 plus any declared or accrued, but unpaid, dividends. With respect to the First Series C Redemption Date, the Company shall redeem one-third of the shares, with respect to the Second Series C Redemption Date, the Company shall redeem one-half of the remaining shares and with respect to the Third Series C Redemption Date, the Company shall redeem all remaining shares, each at a price of $2.19 per share, plus any declared or accrued, but unpaid, dividends.

 Series D Convertible Preferred Stock

   Each issued and outstanding share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.69 by the Conversion Price in effect at the time of conversion. The "Conversion Price" at which shares of Common Stock shall be deliverable upon conversion of Series D Preferred Stock was initially $3.69 per share. As a result of subsequent stock splits, the Conversion Price is $2.46 per share.

   All outstanding shares of Series D Preferred Stock shall automatically convert into shares of Common Stock at the Conversion Price applicable to such shares upon the closing of an underwritten, firm commitment public offering pursuant to an effective registration statement in which the price to the public is at least $7.28 per share and the aggregate gross proceeds are not less than $20 million.

6. Stockholders' Deficit

 Common Stock

   In August 1998, the Company's Board of Directors authorized 18,562,500 shares of common stock with a par value of $0.001 per share. In August 1998, in conjunction with the issuance of the Series A Preferred Stock, the Company issued 2,025,000 shares of common stock to the Series A Preferred Stock investor.

                             SIROCCO SYSTEMS, INC.

   In January 1999, the Company's Board of Directors increased the authorized shares of common stock to 21,937,500 shares. In conjunction with the issuance of the Series B Preferred Stock, the Company issued 2,868,750 shares of common stock to Series B Preferred Stock investors.

   In April 1999, the Company's Board of Directors increased the authorized shares of common stock to 34,171,875 shares. In conjunction with the issuance of the Series C Preferred Stock, the Company issued 8,959,100 shares of common stock to Series C Preferred Stock investors.

   In December 1999, the Company's Board of Directors increased the authorized shares of common stock to 46,749,011 shares.

 Stock Splits

   In 1999, the Company executed various stock splits of its common stock. The par value of common stock was changed from $0.01 per share to $0.001 per share. In March 2000, the Company executed a 3-for-2 stock split of its common stock. All common stock shares, common stock options, and related prices per share have been adjusted in the financial statements and footnotes to reflect the effects of these splits of the Company's Common Stock.

 1998 Stock Plan

   The Company's Board of Directors adopted the 1998 Stock Plan (the "Plan") in August 1998. The Plan permits the granting of stock, incentive stock options and non-qualified stock options to employees, directors, officers and consultants of the Company not to exceed in the aggregate 18,337,500 shares of Common Stock. The Common Stock purchased is generally restricted as it is subject to repurchase in the event an employee ceases to be employed by the Company, or a consultant ceases to perform services for the Company. In these events, the Company may repurchase all or any part of the unvested shares at their original purchase price. This repurchase option expires ratably over 5 years. In general, stock purchased and options granted under the Plan vest ratably over a five year period and expire no later than ten years from the date of grant. In addition, certain shares of common stock purchased and options granted automatically accelerate upon a change in control.

   During 1999 and 1998 under the Plan, employees purchased 12,196,390 and 2,885,625 shares of restricted Common Stock, and nonemployees purchased 397,914 and 135,000 shares of restricted Common Stock, respectively, for $0.001, subject to a vesting schedule. At December 31, 1999, 743,344 shares are vested. For the year ended December 31, 1999 and the period ended December 31, 1998, the weighted average fair value of restricted common stock on date of issuance was $0.08 and nil, respectively. In addition, during 1999, the Company granted options to purchase 281,250 shares of common stock to its employees. During 1999, the Company repurchased 101,250 shares of common stock, which are held in treasury. At December 31, 1999 and 1998 there were 2,542,571 and 13,516,875 shares available under the Plan, respectively.

   A summary of stock option activity for the year ended December 31, 1999 and for the three months ended March 31, 2000 (unaudited) under the Plan is as follows:

                                                                      Weighted
                                                                      Average
                                                                      Exercise
                                                              Shares   Price
                                                              ------- --------
   Outstanding at January 1, 1999............................     --   $ --
   Granted................................................... 281,250   0.25
                                                              -------
   Outstanding at December 31, 1999 (0 shares exercisable)... 281,250   0.25
                                                              -------  -----
   Weighted average fair value of options granted during
    1999.....................................................          $2.28
                                                                       -----

                             SIROCCO SYSTEMS, INC.

   The following table summarizes additional information about stock options outstanding at December 31, 1999:

                                Options Outstanding                        Options Exercisable
                --------------------------------------------------- ----------------------------------
    Range of         Number                                              Number
    Exercise     Outstanding at   Weighted Average Weighted Average  Outstanding at   Weighted Average
     Prices     December 31, 1999  Remaining Life   Exercise Price  December 31, 1999  Exercise Price
    --------    ----------------- ---------------- ---------------- ----------------- ----------------
   $0.00-$0.25       281,250            9.85            $0.25              --               --

   If compensation expense had been recognized based on the fair value of options at their grant date, in accordance with SFAS 123, the net loss for the year ended December 31, 1999 and 1998 would have been as follows:

                                                         1998        1999
                                                       ---------  -----------
   Net loss attributable to common stockholders:
     As reported...................................... $(256,888) $(5,573,833)
     Pro forma........................................  (256,888)  (5,580,033)
   Basic and diluted net loss per share attributable
    to common stockholders:
     As reported...................................... $   (0.07) $     (0.24)
     Pro forma........................................     (0.07)       (0.24)

   The fair value of each option grant and restricted stock award is estimated on the date of issuance using the minimum value Black-Scholes pricing model with the following weighted-average assumptions: dividend yield of 0%, expected volatility of 0%, weighted average risk-free interest rate of 6.1% and expected lives of 5 years.

   Deferred compensation of approximately $1,560,000 and $12,358,000 (unaudited), has been attributed to those restricted common stock purchased and common stock options granted to employees as of December 31, 1999 and March 31, 2000 (unaudited), with a purchase price, in the case of restricted common stock purchased, or an exercise price, in the case of common stock options granted, below estimated fair value. Stock compensation expense is recognized over the five year vesting period and totaled $50,000 and $251,000 (unaudited), for the year ended December 31, 1999 and the three-month period ended March 31, 2000, respectively.

   As of December 31, 1999, the Company has issued 532,914 shares of restricted common stock to consultants, subject to a vesting schedule, generally 1 to 3 years. The Company records compensation expense on such stock awards at fair value as the stock restriction period lapses, which generally follows the period service is performed. For the year ended December 31, 1999 and the three-month period ended March 31, 2000, such expense was $129,000 and $281,000 (unaudited), respectively.

7. Income Taxes

   The Company's gross deferred tax assets and liabilities were as follows:

                                                      December 31,  December 31,
                                                          1999          1998
                                                      ------------  ------------
   Gross deferred tax assets:
     Carryforwards:
       Net operating losses.......................... $ 2,082,000    $ 108,000
       Research and development credits..............     483,000       21,000
     Other...........................................      34,000        3,000
                                                      -----------    ---------
                                                        2,599,000      132,000
                                                      -----------    ---------
   Gross deferred tax liability:
     Depreciation....................................     (22,000)      (8,000)
                                                      -----------    ---------
   Less: valuation allowance.........................  (2,577,000)    (124,000)
                                                      -----------    ---------
                                                      $       --     $     --
                                                      -----------    ---------

                             SIROCCO SYSTEMS, INC.

   The Company has provided a valuation allowance for the full amount of the deferred tax assets in excess of the deferred tax liability since management has not determined the realization of these future benefits to be more likely than not.

   At December 31, 1999, the Company had approximately $5,465,000 of federal net operating loss carryforwards that begin to expire in the year 2013, approximately $5,465,000 of state net operating loss carryforwards that begin to expire in the year 2002, federal research and development tax credit carryforwards of approximately $430,000 that begin to expire in the year 2018, and state research and development tax credit carryforwards of approximately $53,000 that begin to expire in the year 2002.

   The amount of the net operating loss and research and development tax credit carryforwards that may be utilized annually to offset future taxable income and tax liability may be limited as a result of certain ownership changes pursuant to Section 382 of the Internal Revenue Code.

8. Commitments and Contingencies

   The Company leases space in two facilities under operating leases. Aggregate future minimum lease payments under non-cancellable operating leases are as follows:

   2000.............................................................. $  496,147
   2001..............................................................    599,895
   2002..............................................................    469,791
   2003..............................................................    477,248
   2004..............................................................    477,248
                                                                      ----------
     Total........................................................... $2,520,329
                                                                      ==========

   Rent expense under non-cancellable operating leases for 1999 and 1998 was approximately $106,773 and $10,250, respectively.

9. Subsequent Events

   From January to March 2000, the Company issued an additional 437,412 shares of Series D Convertible Preferred Stock for gross proceeds of $1,614,050. In addition, the Company issued another 54,586 shares of Series D Convertible Preferred Stock to third party service providers in exchange for services.

                                                                      Appendix A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            SYCAMORE NETWORKS, INC.,

                       TROPICAL ACQUISITION CORPORATION,

                                      AND

                             SIROCCO SYSTEMS, INC.

                            Dated as of June 5, 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
                              ARTICLE I
                              THE MERGER
 Section 1.1  The Merger............................................   A-1
 Section 1.2  Effective Time........................................   A-1
 Section 1.3  Effects of the Merger.................................   A-2
              Certificate of Incorporation of the Surviving
 Section 1.4  Corporation...........................................   A-2
 Section 1.5  By-Laws of the Surviving Corporation..................   A-2
 Section 1.6  Directors and Officers of the Surviving Corporation...   A-2
 Section 1.7  Closing...............................................   A-2
                              ARTICLE II
                 DETERMINATION OF EXCHANGE RATIO AND
                CONVERSION AND EXCHANGE OF SECURITIES
 Section 2.1  Determination of Exchange Ratio.......................   A-2
 Section 2.2  Conversion of Capital Stock...........................   A-4
 Section 2.3  Exchange of Certificates..............................   A-4
 Section 2.4  Closing of Company Transfer Books.....................   A-6
 Section 2.5  No Fractional Shares..................................   A-6
 Section 2.6  No Liability..........................................   A-6
 Section 2.7  Dissenting Shares.....................................   A-6
                             ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY
 Section 3.1  Organization, Qualification and Corporate Power.......   A-7
 Section 3.2  Subsidiaries and Affiliates...........................   A-7
 Section 3.3  Company Capital Structure.............................   A-7
              Authority; No Conflict; Required Filings and
 Section 3.4  Consents..............................................   A-9
 Section 3.5  Financial Statements..................................  A-10
 Section 3.6  Books and Records.....................................  A-10
 Section 3.7  No Undisclosed Liabilities............................  A-11
 Section 3.8  Accounts Receivable...................................  A-11
 Section 3.9  Inventory.............................................  A-11
 Section 3.10 Assets................................................  A-11
 Section 3.11 Intellectual Property.................................  A-11
 Section 3.12 Absence of Changes....................................  A-14
 Section 3.13 Tax Matters...........................................  A-15
 Section 3.14 Compliance with Laws..................................  A-17
 Section 3.15 Actions and Proceedings...............................  A-17
 Section 3.16 Contracts and Other Agreements........................  A-17
 Section 3.17 Properties............................................  A-19
 Section 3.18 Customers, Distributors and Suppliers.................  A-19
 Section 3.19 Employee Benefit Plans................................  A-19
 Section 3.20 Employment Matters....................................  A-21
 Section 3.21 Employee Conflicts....................................  A-21
 Section 3.22 Management Relationships..............................  A-21
 Section 3.23 Insurance.............................................  A-22
 Section 3.24 Brokers and Finders...................................  A-22
 Section 3.25 Hazardous Materials...................................  A-22

                                                      Page
                                                      ----
 Section 3.26 Certain Business Practices............  A-22
              Registration Statement, Proxy
 Section 3.27 Statement/Prospectus..................  A-23
 Section 3.28 Pooling; Tax Matters..................  A-23
 Section 3.29 Affiliate Letters.....................  A-23
 Section 3.30 Key Employees.........................  A-23
                      ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF THE BUYER
 Section 4.1  Organization..........................  A-24
 Section 4.2  Capitalization........................  A-24
              Authority; No Conflict; Required
 Section 4.3  Filings and Consents..................  A-24
 Section 4.4  Filings; Financial Statements.........  A-25
 Section 4.5  Proxy Statement/Prospectus............  A-25
 Section 4.6  Brokers and Finders...................  A-25
                      ARTICLE V
                 CONDUCT OF BUSINESS
 Section 5.1  Covenants of the Company..............  A-26
 Section 5.2  Cooperation...........................  A-27
                      ARTICLE VI
                ADDITIONAL AGREEMENTS
 Section 6.1  No Solicitation.......................  A-27
              Approval of Stockholders; Proxy
 Section 6.2  Statement/Prospectus; Blue Sky........  A-28
 Section 6.3  Access to Information.................  A-29
 Section 6.4  Supplements to Disclosure Schedule....  A-29
              Legal Conditions to Merger; Taking of
 Section 6.5  Necessary Action......................  A-29
 Section 6.6  Listing of Buyer Shares...............  A-29
 Section 6.7  Company Stock Plan....................  A-30
 Section 6.8  Consents..............................  A-30
 Section 6.9  Further Action........................  A-30
              Financial Statement Preparation and
 Section 6.10 Review................................  A-30
              Company Director and Officer
 Section 6.11 Indemnification; Insurance............  A-30
 Section 6.12 Tax Treatment.........................  A-31
              Agreements with Respect to
 Section 6.13 Affiliates............................  A-31
 Section 6.14 Pooling Accounting....................  A-31
 Section 6.15 Letters of Company Accountants........  A-31
 Section 6.16 Employee Matters......................  A-32
 Section 6.17 Ancillary Agreement...................  A-32
 Section 6.18 Takeover Statutes.....................  A-32
 Section 6.19 Employees.............................  A-32
 Section 6.20 Alternative Transaction Structures....  A-32
 Section 6.21 Working Capital Loan..................  A-32
                     ARTICLE VII
                 CONDITIONS TO MERGER
              Conditions to Each Party's Obligation
 Section 7.1  to Effect the Merger..................  A-33
              Additional Conditions to Obligations
 Section 7.2  of the Buyer and Sub..................  A-34
              Additional Conditions to Obligations
 Section 7.3  of the Company........................  A-35

                                                                          Page
                                                                          ----
                               ARTICLE VIII
                       SURVIVAL AND INDEMNIFICATION
 Section 8.1   Survival of the Company Obligations......................  A-36
 Section 8.2   Company Stockholder Obligation to Indemnify..............  A-36
 Section 8.3   Limitations on Company Stockholder Indemnification.......  A-37
 Section 8.4   Nonsurvival of Buyer Obligations.........................  A-37
 Section 8.5   Procedures Relating to Indemnification...................  A-37
 Section 8.6   Stockholder Representative...............................  A-38
                                ARTICLE IX
                      TERMINATION; FEES AND EXPENSES
 Section 9.1   Termination..............................................  A-40
 Section 9.2   Effect of Termination....................................  A-40
 Section 9.3   Fees and Expenses........................................  A-41
                                ARTICLE X
                      DEFINITIONS AND INTERPRETATION
 Section 10.1  Certain Definitions......................................  A-41
 Section 10.2  Interpretation...........................................  A-43
                                ARTICLE XI
                            GENERAL PROVISIONS
 Section 11.1  Amendment and Waiver.....................................  A-43
 Section 11.2  Expenses.................................................  A-44
 Section 11.3  Notices..................................................  A-44
 Section 11.4  Entire Agreement; No Assignment; Governing Law...........  A-44
 Section 11.5  Parties in Interest......................................  A-45
 Section 11.6  Counterparts.............................................  A-45
 Section 11.7  Headings.................................................  A-45
 Section 11.8  Severability.............................................  A-45
 Section 11.9  Public Announcement......................................  A-45
 Section 11.10 Enforcement..............................................  A-45
 Schedule 1    Closing Stockholder Schedule.............................   S-1
 Schedule 2    Company Affiliates.......................................   S-1
 Exhibit A     Form of Company Affiliate Agreement......................   A-1
 Exhibit B     Form of Buyer Affiliate Agreement........................   B-1
 Exhibit C     Form of Voting Agreement.................................   C-1
 Exhibit D     Form of Escrow Agreement.................................   D-1
 Exhibit E     Form of Opinion of Company Counsel.......................   E-1
               Form of Tax Opinion Representation Letter of the Buyer
 Exhibit F     and the Sub..............................................   F-1
               Form of Tax Opinion Representation Letter of the
 Exhibit G     Company..................................................   G-1

                          AGREEMENT AND PLAN OF MERGER

   Agreement and Plan of Merger entered into as of June 5, 2000 (this "Agreement") by and among Sycamore Networks, Inc., a Delaware corporation (the "Buyer"), Tropical Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Buyer ("Sub"), and Sirocco Systems, Inc., a Delaware corporation (the "Company"). The Buyer, Sub and the Company are sometimes referred to herein as the "Parties." Certain capitalized terms used in this Agreement have the meanings ascribed to them in Article X.

   WHEREAS, each of the board of directors of the Buyer and the board of directors of Sub has determined that it is advisable and in the best interests of its stockholders that Sub be merged with and into the Company upon the terms and subject to the conditions set forth in this Agreement, and the board of directors of the Company (the "Company Board") has determined that it is advisable and in the best interests of the Company and its stockholders that Sub be merged with and into the Company upon the terms and subject to the conditions set forth in this Agreement; and

   WHEREAS, the Company Board has unanimously recommended that the Company's stockholders adopt this Agreement; and

   WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger (as defined herein) will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code; and

   WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Buyer's willingness to enter into this Agreement, certain stockholders of the Company who hold the requisite number of shares of Company Stock (as defined herein) to approve and adopt the Merger and the other transactions contemplated hereby have entered into a Voting Agreement, dated as of the date hereof, the form of which is attached as Exhibit C hereto (the "Voting Agreement"), pursuant to which, among other things, such stockholders have agreed to vote the shares of Company Stock owned by them in favor of the Merger and the other transactions contemplated hereby; and

   WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests;

   NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

   1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), Sub shall merge with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and the separate corporate existence of Sub shall thereupon cease and the Company shall continue as the surviving corporation as a wholly owned subsidiary of the Buyer. The Company, in its capacity as the corporation surviving the Merger, is sometimes hereinafter referred to as the "Surviving Corporation."

   1.2 Effective Time. In order to effectuate the Merger, on the Closing Date (as defined in Section 1.7), the Company shall cause a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of Delaware, in such form as required by, and executed in accordance with, the DGCL. The Merger shall be effective as of the time of filing of the Certificate of Merger (the "Effective Time").

   1.3 Effects of the Merger. The Merger shall have the effects provided for in Section 259 of the DGCL.

   1.4 Certificate of Incorporation of the Surviving Corporation. At and after the Effective Time, the certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with the DGCL, except that from and after the Effective Time, Article I of such certificate of incorporation will read in its entirety as follows:

     "The name of the corporation is "Sirocco Systems, Inc."''

   1.5 By-Laws of the Surviving Corporation. At and after the Effective Time, the by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, until amended in accordance with the DGCL, except that the name of the Surviving Corporation as set forth in such by-laws shall be "Sirocco Systems, Inc."

   1.6 Directors and Officers of the Surviving Corporation. The directors and officers of the Surviving Corporation shall be determined by the Buyer, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

   1.7 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Boston time, on the later of (a) August 1, 2000 or (b) the third business day after satisfaction or waiver of the conditions set forth in Sections 7.1(a) and (b) (provided, in the case of (a) or (b), that all the closing conditions set forth in Article VII have been met or waived as provided in Article VII at or prior to the Closing), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts, 02108, or on such other date, or at such other time or place, as is agreed to in writing by the Buyer and the Company. The date on which the Closing shall occur is referred to herein as the "Closing Date."

                                  ARTICLE II

                      DETERMINATION OF EXCHANGE RATIO AND
                     CONVERSION AND EXCHANGE OF SECURITIES

   2.1 Determination of Exchange Ratio.

   (a) The number of shares (or fraction of a share) of common stock, $.001 par value per share, of the Buyer ("Buyer Common Stock") to be issued in the Merger for each share of Series A Preferred Stock, par value $0.01 per share, of the Company ("Series A Preferred Stock") in accordance with this Article II (the "Series A Exchange Ratio") shall be determined by dividing (x) an amount equal to $9.99 plus any declared but unpaid dividends on such share of Series A Preferred Stock (such amount, the "Series A Amount") by (y) $84.5705 (the amount referenced in this clause (y) being referred to herein as the "Average Buyer Common Stock Price"). The aggregate number of shares of Series A Preferred Stock to be converted in the Merger pursuant to this Article II multiplied by the Series A Amount is hereinafter referred to as the "Series A Proceeds."

   (b) The number of shares (or fraction of a share) of Buyer Common Stock to be issued in the Merger for each share of Series B Preferred Stock, par value $0.01 per share, of the Company ("Series B Preferred Stock") in accordance with this Article II (the "Series B Exchange Ratio") shall be determined by dividing an amount equal to $14.99 plus any declared but unpaid dividends on such share of Series B Preferred Stock (such amount, the "Series B Amount") by the Average Buyer Common Stock Price. The aggregate number of shares of Series B Preferred Stock to be converted in the Merger pursuant to this Article II multiplied by the Series B Amount is hereinafter referred to as the "Series B Proceeds."

   (c) The number of shares (or fraction of a share) of Buyer Common Stock to be issued in the Merger for each share of Series C Preferred Stock, par value $0.01 per share, of the Company ("Series C Preferred Stock") in accordance with this Article II (the "Series C Exchange Ratio") shall be determined by dividing an amount equal to $2.19 plus any declared but unpaid dividends on such share of Series C Preferred Stock (such amount, the "Series C Amount") by the Average Buyer Common Stock Price. The aggregate number of shares of Series C Preferred Stock to be converted in the Merger pursuant to this Article II multiplied by the Series C Amount is hereinafter referred to as the "Series C Proceeds."

   (d) The number of Shares (or fraction of a share) of Buyer Common Stock to the issued in the Merger for each shares of Series D Preferred Stock, par value $0.01 per share, of the Company ("Series D Preferred Stock") in accordance with this Article II (the "Series D Exchange Ratio") shall be determined by dividing an amount equal to $3.69 plus any declared but unpaid dividends on such share of Series D Preferred Stock (such amount, the "Series D Amount") by the Average Buyer Common Stock Price. The aggregate number of shares of Series D Preferred Stock to be converted in the Merger pursuant to this Article II multiplied by the Series D Amount is hereinafter referred to as the "Series D Proceeds" and together with the Series A Proceeds, the Series B Proceeds and the Series C Proceeds is referred to as the "Aggregate Preferred Stock Proceeds." The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are hereinafter collectively referred to as ("Preferred Stock").

   (e) The number of shares (or fraction of a share) of Buyer Common Stock to be issued in the Merger for each share of common stock, par value $0.001 per share, of the Company ("Common Stock") in accordance with this Article II (the "Common Stock Exchange Ratio") shall be determined by dividing (i) an amount equal to $2.4 billion less the Aggregate Preferred Stock Proceeds by (ii) the Fully Diluted Common Stock Number (as defined herein) and dividing the result obtained thereby by the Average Buyer Common Stock Price. For purposes of this Agreement, shares of Series D Preferred Stock that are converted into Common Stock in accordance with the Certificate of Incorporation (as defined in Section 3.1(b) hereof) prior to the Effective Time (the "Series D Preferred Stock Conversion") shall not be considered to be shares of Series D Preferred Stock issued and outstanding as of immediately prior to the Effective Time, but shall be considered to have been so converted.

   (f) The aggregate number of shares of Buyer Common Stock to be issued in the Merger in accordance with this Article II is hereinafter referred to as the "Merger Shares", 90% of such aggregate number of Merger Shares is hereinafter referred to as the "Fixed Shares" and the remaining 10% of such aggregate number of Merger Shares is hereinafter referred to as the "Escrow Shares". The aggregate number of Merger Shares to be received by a Company Stockholder (as defined herein) in the Merger pursuant to this Article II, divided by the aggregate number of Merger Shares to be received by all Company Stockholders in the Merger pursuant to this Article II, is hereinafter referred to as such Company Stockholder's "Ownership Percentage Interest."

   (g) At the Closing, the Company shall deliver to the Buyer a certificate, in form and substance satisfactory to the Buyer and signed by the Company's President and Chief Operating Officer (the "Company Closing Certificate"), certifying (i) that request has been made by the holders of a majority of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock to not have their shares of such series of Preferred Stock redeemed pursuant to Section 4.2D of the Certificate of Incorporation; (ii) as to the number of shares of Common Stock underlying all options to purchase Common Stock ("Options") granted under the Company's 1998 Stock Option Plan (the "Company Stock Plan"), whether or not vested, outstanding as of immediately prior to the Effective Time, other than those shares of Common Stock underlying any Option granted after the date hereof in accordance with
Section 5.1(a) hereof to newly hired employees whose offer of employment was made after the date hereof but including the number of shares of Common Stock underlying all Options that have been offered prior to the date hereof, as set forth in Section 2.1(g) of the Disclosure Schedule (the "Outstanding Offers"), other than shares underlying Outstanding Offers that the Parties reasonably agree have been terminated as of immediately prior to the Effective Time; (iii) as to the number of shares of Common Stock underlying all warrants to purchase Common Stock or Series D Preferred Stock

("Warrants"), whether or not exercisable, outstanding as of immediately prior to the Effective Time; (iv) as to the number of shares of Common Stock outstanding as of immediately prior to the Effective Time, calculated on a fully diluted basis, giving effect to any Series D Preferred Stock Conversion and assuming that all Options referred to in (ii) above (excluding any Options granted after the date hereof in accordance with Section 5.1(a) to newly hired employees whose offer of employment was made after the date hereof but including the number of shares of Common Stock underlying Outstanding Offers, other than shares underlying Outstanding Offers that the Parties reasonably agree have been terminated as of immediately prior to the Effective Time and all Warrants referred to in (iii) above, in each such case whether or not vested or exercisable, have been exercised in full (such number of shares of Common Stock being referred to as the "Fully Diluted Common Stock Number"); and
(v) by reference to a schedule to the Company Closing Certificate, as to a list of all the holders of shares of Common Stock and Preferred Stock outstanding as of immediately prior to the Effective Time, after giving effect to the Series D Preferred Stock Conversion, as such names appear on the stock transfer books of the Company (individually, a "Company Stockholder" and collectively, the "Company Stockholders") and the number of shares of Common Stock and Preferred Stock held by each Company Stockholder. The Schedule containing the information referred to in clause (v) of the immediately preceding sentence, upon acceptance by the Buyer at the Closing (such acceptance not to be unreasonably withheld), shall be appended as Schedule 1 to this Agreement and shall be deemed incorporated herein and made a part hereof and shall hereinafter be referred to as the "Closing Stockholder Schedule."

   2.2 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or of capital stock of Sub:

     (a) Capital Stock of Sub. Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     (b) Cancellation of Treasury Stock. All shares of Common Stock or Preferred Stock that are owned by the Company as treasury stock, if any, shall be cancelled and retired and shall cease to exist and no stock of the Buyer or other consideration shall be delivered in exchange therefor.

     (c) Company Stock. Subject to Sections 2.3, 2.5 and 2.7, each share of Common Stock issued and outstanding as of immediately prior to the Effective Time (other than shares of Common Stock cancelled in accordance with Section 2.2(b) and any Dissenting Shares (as defined in Section 2.7)) shall be converted into the right to receive a number of validly issued, fully paid and nonassessable shares (or cash in lieu of a fraction of a share) of Buyer Common Stock equal to the Common Stock Exchange Ratio. All such shares of Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Buyer Common Stock pursuant to this Section 2.2(c), and any cash in lieu of fractional shares payable pursuant to
  Section 2.5, upon the surrender of such certificate and the other documents referred to in Section 2.3(a), in accordance with such Section (collectively, the "Common Stock Merger Consideration"). Subject to Sections 2.3 and 2.5, (i) each share of Series A Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than shares of Series A Preferred Stock cancelled in accordance with Section 2.2(b)) shall represent only the right to receive a number of validly issued, fully paid and nonassessable shares (or cash in lieu of a fraction of a share) of Buyer Common Stock equal to the Series A Exchange Ratio;
  (ii) each share of Series B Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than shares of Series B Preferred Stock cancelled in accordance with Section 2.2(b)), shall represent only the right to receive a number of validly issued, fully paid and nonassessable shares (or cash in lieu of a fraction of a share) of Buyer Common Stock equal to the Series B Exchange Ratio; (iii) each share of Series C Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than shares of Series C Preferred Stock cancelled in accordance with Section 2.2(b)) shall represent only the right to receive a number of validly issued, fully paid and nonassessable shares (or cash in lieu of a fraction of a share) of Buyer Common

  Stock equal to the Series C Exchange Ratio; and (iv) each share of Series D Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than shares of Series D Preferred Stock cancelled in accordance with Section 2.2(b)) shall represent only the right to receive a number of validly issued, fully paid and nonassessable shares (or cash in lieu of a fraction of a share) of Buyer Common Stock equal to the Series D Exchange Ratio. All such shares of Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Buyer Common Stock pursuant to this Section 2.2(c), and any cash in lieu of fractional shares payable pursuant to Section 2.5, upon the surrender of such certificate and the other documents referred to in Section 2.3(a), in accordance with such Section (the "Preferred Stock Merger Consideration" and, together with the Common Stock Merger Consideration, the "Merger Consideration").

     (d) Adjustment of Exchange Ratios. In the event the Buyer changes the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time pursuant to a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Buyer Common Stock and the record date therefor shall be prior to the Effective Time, (i) the Common Stock Exchange Ratio (for purposes of this Article II and Section 6.7) and
  (ii) each of the Series A Exchange Ratio, the Series B Exchange Ratio, the Series C Exchange Ratio and the Series D Exchange Ratio (each for purposes of this Article II) shall be proportionately and equitably adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares of similar transaction.

     (e) Company Stock Options. All Options which are outstanding and not exercised as of the Effective Time, will be assumed by the Buyer in accordance with Section 6.7.

   2.3 Exchange of Certificates.

   (a) At the Closing (after the Effective Time), each Company Stockholder shall surrender and deliver to the Buyer:

     (i) Certificates representing (i) all of such Company Stockholder's ownership of Common Stock and (ii) all of such Company Stockholder's ownership of Preferred Stock;

     (ii) A properly completed letter of transmittal in a form reasonably satisfactory to the Company, the Buyer and the Buyer's transfer agent; and

     (iii) In the case of Company Stockholders who or which are Affiliates of the Company as of the date hereof (which Company Stockholders are listed on Schedule 2 hereto), a duly executed Company Affiliate Agreement (as defined herein).

   (b) At the Closing (after the Effective Time), the Buyer shall (i) deliver (or cause to be delivered) to each Company Stockholder a certificate representing a number of whole shares of Buyer Common Stock equal to (x) the sum of the number of shares of Common Stock held by such Company Stockholder immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio, plus the number of shares of Series A Preferred Stock held by such Company Stockholder immediately prior to the Effective Time multiplied by the Series A Exchange Ratio, plus the number of shares of Series B Preferred Stock held by such Company Stockholder immediately prior to the Effective Time multiplied by the Series B Exchange Ratio, plus the number of shares of Series C Preferred Stock held by such Company Stockholder immediately prior to the Effective Time multiplied by the Series C Exchange Ratio, plus the number of shares of Series D Preferred Stock held by such Company Stockholder immediately prior to the Effective Time multiplied by the Series D Exchange Ratio, (y) less a number of whole shares of Buyer Common Stock equal to such Company Stockholder's Ownership Percentage Interest (as set forth on the Closing Stockholder Schedule) in the Escrow Shares and (ii) deposit (or cause to be deposited) in escrow on behalf of such Company Stockholder a number of shares of Buyer Common Stock equal to such Company Stockholder's Ownership Percentage Interest (as set forth on the Closing Stockholder Schedule) in the Escrow Shares, to be held and released in accordance with an escrow agreement among the Buyer, the Stockholder Representative (as defined in Section 8.6) and State Street Bank and Trust Company, Inc. or such other escrow agent as the Parties shall mutually agree (the "Escrow Agent") substantially in the form of Exhibit D hereto (the "Escrow Agreement"), which shares shall be included in and represented by the single certificate for the Escrow Shares which shall be delivered to the Escrow Agent in accordance with the Escrow Agreement.

   (c) If any certificate(s) representing Common Stock or Preferred Stock held by a Company Stockholder immediately prior to the Effective Time are not surrendered at the Closing as provided in Section 2.3(a), after the Effective Time, the Buyer will deliver (or cause to be delivered) to such Stockholder the certificate representing Buyer Common Stock referred to in clause (i) of
Section 2.3(b) at such time as such Company Stockholder surrenders and delivers to the Buyer such certificate(s) and the other documents required to be surrendered and delivered pursuant to Section 2.3(a).

   2.4 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Stock shall thereafter be made.

   2.5 No Fractional Shares. No certificates representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of certificates representing Common Stock or Preferred Stock in accordance with
Section 2.3, and no fractional interest shall entitle a Company Stockholder to vote or to any rights of a security holder. In lieu of fractional shares, each Company Stockholder who would otherwise have been entitled to a fractional share of Buyer Common Stock, will receive, upon the surrender and delivery by such Company Stockholder of the certificate(s) and other documents required to be surrendered and delivered pursuant to Section 2.3(a), an amount in cash (without interest) determined by multiplying such fraction by $84.5705.

   2.6 No Liability. Notwithstanding any other provision of this Agreement, neither the Buyer, the Surviving Corporation, the Buyer's transfer agent nor any other Person shall be liable for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

   2.7 Dissenting Shares.

   (a) Notwithstanding any other provision of this Agreement to the contrary, shares of Common Stock that are outstanding immediately prior to the Effective Time and which are held by Company Stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such Company Stockholders shall be entitled to receive payment of the appraised value of such shares of Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by Company Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without interest, the Merger Consideration upon surrender, in the manner provided in Section 2.3(a), of the certificate or certificates which immediately prior to the Effective Time represented such shares of Common Stock and the delivery of the other documents required to be delivered pursuant to such Section 2.3.

   (b) The Company shall give the Buyer (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Except as set forth on the disclosure schedule executed and delivered by the Company to the Buyer on the date hereof (the "Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, the Company represents and warrants to the Buyer and Sub that all the statements contained in this Article III are true and complete as of the date of this Agreement and will be true and complete as of the Closing Date as though made on the Closing Date.

   3.1 Organization, Qualification and Corporate Power.

   (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed as a foreign corporation to conduct business and is in good standing under the laws of each jurisdiction listed in Section 3.1(a) of the Disclosure Schedule, which jurisdictions constitute every jurisdiction where the nature of the Company's business or the ownership or leasing of its properties requires such qualification, except for failures, if any, to be so qualified or licensed which, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect. The Company has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

   (b) The Company has furnished to the Buyer true and complete copies of its Seventh Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws (the "By-laws"), each as in effect on the date hereof. The Company is not in default under or in violation of any provision of the Certificate of Incorporation or the By-laws.

   (c) All minute books and stock record books of the Company have been provided to the Buyer or its counsel prior to the execution of this Agreement, and are complete and correct in all material respects. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the Company Board from inception through the date hereof.

   3.2 Subsidiaries and Affiliates. The Company does not have any Subsidiaries. Except as set forth in Section 3.2 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business.

   3.3 Company Capital Structure.

   (a) The authorized capital stock of the Company consists of 55,278,768 shares of stock, which includes 46,749,011 shares of Common Stock and 8,529,757 shares of Preferred Stock, of which 60,000 shares are designated as Series A Preferred Stock, 85,000 shares are designated as Series B Preferred Stock, 2,775,000 shares are designated as Series C Preferred Stock and 5,609,757 are designated as Series D Preferred Stock. The issued and outstanding stock as of the date of this Agreement is as follows: 30,710,303 shares of Common Stock, 60,000 shares of Series A Preferred Stock, 85,000 shares of Series B Preferred Stock, 2,654,548 shares of Series C Preferred Stock and 5,380,047 shares of Series D Preferred Stock. As of the date of this Agreement there are outstanding options relating to the purchase of 1,997,750 shares of Common Stock which were issued pursuant to the Company Stock Plan. 8,070,071 shares of Common Stock are reserved for future issuance upon conversion of outstanding shares of Series D Preferred Stock, 284,553 shares of Common Stock are reserved for issuance upon conversion of Series D Preferred Stock issuable upon exercise of outstanding Warrants to acquire shares of Series D Preferred Stock, 2,304,047 shares of Common Stock are reserved for issuance pursuant to the Company Stock Plan and 189,702 shares of Series D Preferred Stock are reserved for issuance pursuant to outstanding Warrants. All of the issued and outstanding shares of the Company's Common Stock and Preferred Stock (collectively, the "Company Stock") have been duly authorized, and are validly issued, fully paid, nonassessable and free of preemptive rights (other than the preemptive rights of holders of Preferred

Stock set forth in the agreements disclosed in Section 3.3(a) of the Disclosure Schedule). None of the issued and outstanding shares of the Company Stock has been issued in violation of any applicable federal or state law or any preemptive rights or rights to subscribe for or purchase securities. All shares of Company Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights (other than the preemptive rights of holders of Preferred Stock set forth in the agreements disclosed in Section 3.3(a) of the Disclosure Schedule), and, assuming such issuance prior to the Effective Time, will not have been issued in violation of any applicable federal or state law or any preemptive rights or rights to subscribe for or purchase securities. Each agreement relating in any way to any of the Company Stock or any securities convertible into Company Stock is identified in Section 3.3(a) of the Disclosure Schedule.

   (b) Except as set forth in Section 3.3(a), there are no equity securities of any class or series of the Company, or any security directly or indirectly convertible into or exchangeable or exercisable for any such equity securities ("Convertible Securities"), issued, reserved for issuance or outstanding. Except as set forth in Section 3.3(a) and Section 3.3(a) of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party, or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company, or any security directly or indirectly convertible into or exchangeable or exercisable for any such shares of capital stock, or obligating the Company to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment or agreement ("Equity Rights"). Except for the Voting Agreement and except as identified in Section 3.3(a) of the Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to any Company Stock to which the Company or, to the knowledge of the Company, any other Person is a party or by which it or any such other Person is bound. Except as set forth in the Certificate of Incorporation and except as identified in Section 3.3(a) of the Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any Company Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

   (c) Section 3.3(c) of the Disclosure Schedule lists (i) all holders of Company Stock as of the Record Date, as well as the class, series and number of shares of Company Stock held by each such holder and (ii) all holders of Warrants, Options, Convertible Securities or Equity Rights as of the date hereof, the number of shares of Common Stock subject thereto (or in the case of the Warrants, the shares of Series D Preferred Stock subject thereto, and the shares of Common Stock issuable upon conversion of such shares of Series D Preferred Stock), and the vesting schedule (including a description of the circumstances under which such vesting schedule can or will be accelerated) and the exercise, conversion or exchange price per share of each such Option, Convertible Security or Equity Right. No action is required to be taken by the Company, the Company Board, any trustee under the Company Stock Plan or any holder of Options, to effect the treatment of Options described in Section 6.7 hereof. Except as set forth in Section 3.3(c) of the Disclosure Schedule, no Options (or any portion thereof, and including after the Buyer's assumption thereof as described in Section 6.7) will vest (including after conversion of such shares in the Merger into shares of Buyer Common Stock), solely as a result of the Merger.

   (d) The Company has never declared, nor is there accrued, any dividend or other distribution with respect to any Company Stock.

   (e) Subject to any rights in and to the Escrow Shares, upon payment of the Merger Consideration as provided for in this Agreement, the Company Stockholders will have no further right or claim against the Company or the Buyer, or any of their respective officers, directors, employees, agents or advisors for any amount owing to the Company Stockholders (i) in such Company Stockholders' capacity as stockholders of the Company, or after the Effective Time, as stockholders of the Buyer in respect of such Company Stockholders' rights as stockholders of the Company, (ii) pursuant to the Certificate of Incorporation or the DGCL (except for any rights to appraisal provided pursuant to Section 262 of the DGCL) or (iii) relating to or in connection with the Merger, this Agreement or the transactions contemplated hereby.

   3.4 Authority; No Conflict; Required Filings and Consents.

   (a) The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of such consummation, only to the approvals and actions of the Company's stockholders specified in Section 3.4(b). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Buyer and Sub, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

   (b) (i) The affirmative vote or action by written consent of the holders of a majority of the outstanding shares of Common Stock, voting or consenting as a single class, (ii) the affirmative vote or action by written consent of the holders of a majority of the outstanding shares of each series of Preferred Stock, each such series voting or consenting as a separate class, (iii) the written request of the holders of a majority of each series of Preferred Stock outstanding requesting that the Company not redeem such series of Preferred Stock, (iv) the written agreement of the Stockholders (as that term is defined in the Third Amended and Restated Stockholders' Agreement dated as of October 29, 1999 among the parties named therein (the "Company Stockholders' Agreement")) holding at least 66 2/3% of the outstanding shares of Common Stock held by the Stockholders and the Investors (as that term is defined in the Company Stockholders' Agreement) holding at least 66 2/3% of the outstanding shares of Company Stock held by the Investors (including any rights, options or warrants to acquire such shares held by the Investors) approving termination of the Company Stockholders' Agreement, (v) the written agreement of the holders of a majority of the shares of Common Stock sold pursuant to the Common Stock and Series A Preferred Stock Purchase Agreement dated as of August 7, 1998 ("Series A Purchase Agreement") approving termination of the Series A Purchase Agreement, (vi) the written agreement of the holders of a majority of the shares of Common Stock sold pursuant to the Common Stock and Series B Preferred Stock Purchase Agreement dated as of January 8, 1999 (the "Series B Purchase Agreement") approving termination of the Series B Purchase Agreement, (vii) the written agreement of the holders of a majority of the shares of Common Stock sold pursuant to the Common Stock and Series C Preferred Stock Purchase Agreement dated as of April 14, 1999 (the "Series C Purchase Agreement") approving termination of the Series C Purchase Agreement, (viii) the written agreement of the holders of a majority of the shares of the Series D Preferred Stock sold pursuant to the Series D Preferred Stock Purchase Agreement, October 29, 1999 (the "Series D Purchase Agreement") approving termination of the Series D Purchase Agreement, and (ix) the written agreement of the persons holding or those having the right to acquire in the aggregate a majority of the Registrable Securities (as that term is defined in the Amended and Restated Registration Rights Agreement dated as of October 29, 1999 among the parties named therein (the "Registration Rights Agreement")) approving termination of the Registration Rights Agreement are the only actions by the holders of any class or series of Company Stock necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby (such votes, actions and requests of Company Stockholders, the "Merger Stockholder Approval Actions").

   (c) The Company Board has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that this Agreement, the Merger, and the other transactions contemplated hereby are fair to and in the best interests of the holders of Company Stock and declared the advisability of this Agreement, (iii) determined to recommend that the Company Stockholders vote, or act by written consent, in favor of approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, (iv) approved the termination of the Company Stockholders' Agreement, Series A Purchase Agreement, Series B Purchase Agreement, Series C Purchase Agreement, Series D Purchase Agreement and the Registration Rights Agreement, and (v) fixed the date of this Agreement as the record date for the determination of stockholders entitled to vote to approve and adopt this Agreement and the Merger (the "Record Date"). The shares of Company Stock held by the Company Stockholders listed on the signature pages of the Voting Agreement represent, as of the Record Date, (i) at least a majority of the voting power represented by all outstanding shares of Common Stock, (ii) at least a majority of the voting power represented by all outstanding shares of Preferred Stock, voting together as a single class, (iii) at least a majority of the voting power represented by all outstanding shares of each series of Preferred Stock, (iv) at least 66 2/3% of the outstanding shares of Common Stock held by the Stockholders and at least 66 2/3% of the outstanding shares of Company Stock (including any rights, options or warrants to acquire such shares) held by the Investors, (v) at least a majority of the shares of Common Stock sold pursuant to the Series A Purchase Agreement, (vi) at least a majority of the shares of Common Stock sold pursuant to the Series B Purchase Agreement, (vii) at least a majority of the shares of Common Stock sold pursuant to the Series C Purchase Agreement, (viii) at least a majority of the shares of Common Stock sold pursuant to the Series D Purchase Agreement (assuming the conversion of the Series D Preferred Stock into Common Stock) and
(ix) at least a majority of persons holding, or those having the right to acquire, Registrable Securities.

   (d) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not,
(i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or the By-laws, (ii) except as set forth on
Section 3.4(d)(ii) of the Disclosure Schedule, conflict with, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a payment obligation, termination or right of termination, cancellation or right of cancellation, acceleration or right of acceleration, of any right or obligation or loss of any benefit), or require the consent, approval or waiver of any third party in order to assign to the Buyer, or for the Company to continue to enjoy, the benefits of or exercise any right under, any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound, or (iii) conflict with or violate any Permit, Order or Law applicable to the Company or any of its properties or assets, except, in the case of (ii), for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which would not, either individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

   (e) No Consent of any Governmental Entity or any third party, including a party to any Contract with the Company, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"),
(iii) any Consents set forth on Section 3.4(e) of the Disclosure Schedule; (iv) consents required under the Company Stockholders' Agreement, the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement and the Series D Purchase Agreement and (v) the filing of the Certificate of Merger.

   3.5 Financial Statements. The Company has delivered to the Buyer true and correct copies of (a) statements of financial position of the Company as at December 31 of the years 1998 through 1999 and the related statements of income, changes in stockholders' equity and cash flow for each of the fiscal years then ended, including the notes thereto, together with the report thereon of PricewaterhouseCoopers LLP, independent auditors, and (b) an unaudited balance sheet as at April 30, 2000 (the "Interim Balance Sheet") and the related unaudited statements of income for the four months then ended (the "Financial Statements"). The Financial Statements fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flows of the Company and the Company Subsidiaries as at the respective dates and for the periods referred to in such financial statements, all in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods, subject in the case of interim statements to normal recurring year-end adjustments that are not likely to be material in amount and the absence of notes.

   3.6 Books and Records. The books of account of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices. The Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and the dispositions of its assets. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

   3.7 No Undisclosed Liabilities. Except (a) as and to the extent of the amounts specifically reflected or reserved on the balance sheet as at December 31, 1999 (the "Audited Balance Sheet"), (b) obligations under Contracts entered into in the ordinary course of business and consistent with past practice and not in excess of current requirements which are not required by GAAP to be reflected on the Audited Balance Sheet, (c) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Audited Balance Sheet and (d) as set forth in Section 3.7 of the Disclosure Schedule, the Company does not have any liabilities or obligations of any nature whether absolute, accrued, known, or unknown, contingent or otherwise and whether due or to become due, which individually or in the aggregate would have a Material Adverse Effect.

   3.8 Accounts Receivable. All accounts receivable of the Company, whether reflected in the Interim Balance Sheet or otherwise, represent sales actually made in the ordinary course of business and have been reflected properly in its books and records.

   3.9 Inventory. All of the inventories of the Company consist of a quality and quantity usable and salable in the ordinary and usual course of business, except for items of obsolete materials and materials of below-standard quality, all of which items have been written off or written down on the Financial Statements to fair market value or for which adequate reserves have been provided therein. All inventories not written off have been priced at the lower of average cost or market. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company. All finished goods inventory held by the Company is free of any defect or other deficiency.

   3.10 Assets. Except as set forth in Section 3.10 of the Disclosure Schedule, the Company has good and marketable title, free and clear of all Liens, to (i) all of its assets and properties reflected as owned on the Audited Balance Sheet, except for assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the date of the Audited Balance Sheet and (ii) all of the Company's other assets, real property, interests in real property, rights, franchises, copyrights, trademarks, trade names, licenses and properties, tangible or intangible, real or personal, wherever located which are used in the conduct of its business, other than property that is leased or licensed, with respect to which the Company has valid and enforceable leases or licenses under which there exists no default, event of default or event which, with notice or lapse of time or both, would constitute a default, except for such defaults which have not had or are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

   3.11 Intellectual Property.

   (a) All patents (including, without limitation, all U.S. and foreign patents, patent applications (including provisional applications), patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trademark applications (including intent to use filings), trade names and service marks (whether or not registered), trade dress, logos, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, sui generis database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs, "mask works" (as defined under 17 U.S.C. (S)901) registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials ("Intellectual Property") that are or have been used in (including in the development of) the Company's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by the Company or (ii) currently under development for possible future manufacturing, publication, marketing or other use by the Company are hereinafter referred to as the "Company Intellectual Property."

   (b) Section 3.11(b) of the Disclosure Schedule contains a true and complete list of the Company's patents and patent applications, mask works, registered trademarks and trademark applications, trade names, registered service marks and service mark applications, Internet domain names and Internet domain name applications, and registered copyrights and copyright applications, and includes details of all material due dates for further filings, maintenance, payments or other actions falling due in respect of Company Intellectual Property within twelve (12) months hereof. All of the Company's patents, patent applications, registered trademarks, trademark applications and registered copyrights are in good standing and, except as would not have a Material Adverse Effect, all of the fees and filings due as of the Closing Date with respect thereto have been duly made. The due dates specified in the Disclosure Schedule are accurate and complete in all material respects.

   (c) The Company Intellectual Property contains only those items and rights which are: (i) owned by the Company; (ii) in the public domain; or (iii) rightfully used by the Company pursuant to a valid and enforceable license or other similar agreement (the "Company Licensed Intellectual Property"). The Company has all rights in currently existing Company Intellectual Property necessary to carry out their respective current activities and their respective future activities to the extent such future activities are already planned in a written business plan (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Company Licensed Intellectual Property, assign and sell, Company Intellectual Property.

   (d) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used or offered or proposed in a written business plan for use, licensing or sale by the Company does not infringe on any rights in any patent, design right, trademark, trade name, service mark, mask work, trade dress, Internet domain name, copyright, database, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application of any Person, anywhere in the world. No claims (i) challenging the validity, effectiveness or, other than with respect to Company Licensed Intellectual Property, ownership by the Company or any Company Subsidiary of any Company Intellectual Property or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed in a written business plan for use, licensing, sublicensing or sale by the Company or any Company Subsidiary or their respective agents or use by its customers infringes or will infringe any Intellectual Property or other proprietary right of any Person, have been asserted or, to the Knowledge of the Company after due inquiry of those individuals who would reasonably be expected to have information relevant thereto, are threatened by any Person and the Company is unaware of the existence of any facts which could reasonably support such a claim. To the Knowledge of the Company after due inquiry of those individuals who would reasonably be expected to have information relevant thereto, all of the rights within Company Intellectual Property are enforceable and subsisting. To the Knowledge of the Company after due inquiry of those individuals who would reasonably be expected to have information relevant thereto, there is no material unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee, former employee or contract worker.

   (e) Except in respect of the Persons referred to on Section 3.11(e) of the Disclosure Schedule, all personnel, including employees, contract workers, agents, consultants and contractors, who have contributed to or participated in the conception and development of Company Intellectual Property on behalf of the Company or any Company Subsidiary, have executed proprietary inventions agreements in the form attached to Section 3.11(e) of the Disclosure Schedule and either (i) have been a party to an enforceable "work-for-hire" or similar agreement with the Company in accordance with applicable national and state law that has accorded the

Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company effective and exclusive ownership of all tangible and intangible property thereby arising. None of the Persons referred to in Section 3.11(e) of the Disclosure Schedule as not having executed any of the foregoing agreements, whether or not expressly named thereon, have materially contributed to or participated in the conception or development of Company Intellectual Property.

   (f) The Company is not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will the Company be, in violation of any license, sublicense, agreement or instrument involving Intellectual Property to which the Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Company's obligations hereunder, cause the diminution, termination or forfeiture of the Company's rights in any Company Intellectual Property.

   (g) Section 3.11(g) of the Disclosure Schedule contains a true and the complete list of all of the software programs included in or developed for inclusion in the Company's products by the Company (including all software programs embedded or incorporated in the Company's products) (the "Company Software Programs"). The Company owns full and unencumbered right and good, valid and marketable title to such Company Software Programs free and clear of all Liens, except as set forth in Section 3.10 of the Disclosure Schedule.

   (h) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in confidence, (ii) have been disclosed by the Company only to employees or contract workers who have a "need to know" the contents thereof in connection with the performance of their duties to the Company and who have executed the nondisclosure agreements referred to in this Section 3.11, (iii) have not been disclosed to any third party and (iv) are not the subject of any escrow or similar agreement or arrangement giving any third party rights in such source code and/or system documentation upon the occurrence of certain events.

   (i) Except as would not otherwise materially impair the Company's ability to account for, enforce its rights under, make use of, understand or memorialize the Company Intellectual Property, the Company has taken all reasonable steps, in accordance with normal industry practice, to preserve and maintain notes and records relating to Company Intellectual Property to cause the same to be readily understood, identified and available.

   (j) The Company Software Programs (i) have been designed to ensure Year 2000 compatibility, which consists of data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate and will operate in accordance with their specifications during and after the calendar Year 2000; (iii) have been designed to correctly recognize and process leap year date data and (iv) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

   (k) Except as set forth in Section 3.11(k) of the Disclosure Schedule, the Company Intellectual Property is free and clear of any and all Liens.

   (l) [intentionally omitted]

   (m) Except as set forth in Section 3.11(m) of the Disclosure Schedule, the Company does not owe any royalties or other payments to third parties in respect of Company Intellectual Property. All royalties or other payments set forth in the Disclosure Schedule that have accrued prior to the Closing have been paid.

   (n) The Company employs commercially reasonable measures to ensure that the Company Software Programs contain no "viruses." For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the Company's Knowledge, none of the foregoing contains any worm, bomb, backdoor, clock, timer, or other disabling device, code, design or routine which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

   (o) The Company has implemented commercially reasonable steps for the physical and electronic protection of their respective information assets from unauthorized disclosure, use or modification. Section 3.11(o) of the Disclosure Schedule sets forth (i) each breach of security involving its information assets of which the Company has Knowledge, (ii) its known consequences and
(iii) the steps the Company has taken to remedy such breach.

   3.12 Absence of Changes. Except as set forth in Section 3.12 of the Disclosure Schedule, since December 31, 1999, the Company has conducted its respective business only in the ordinary and usual course consistent with past practice and there has not been:

     (a) any event or occurrence which has had or would be reasonably likely to have a Material Adverse Effect;

     (b) any transaction, commitment, contract or agreement entered into by the Company or any relinquishment by the Company of any contract or other right in any case having a value of or involving aggregate payments or value in excess of $100,000 other than in the ordinary course of business;

     (c) any redemption or other acquisition of any Company Stock by the Company or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any Company Stock;

     (d) any increase in compensation, bonus or other benefits payable or to become payable by the Company to any of its directors, officers or employees, other than in the ordinary course of business;

     (e) any entering into or granting by the Company of any new employment agreement providing for annual compensation over $100,000, any new employee benefit, deferred compensation or other similar employee benefit arrangement, or any new consulting arrangement providing for annual compensation over $100,000 or any grant of any severance or termination rights to any director, officer or employee of the Company or any increase in benefits payable under existing severance or termination pay policies or employment agreements;

     (f) any change in accounting policies, principles, methods or practices, including any material change with respect to reserves (whether for bad debts, contingent liabilities or otherwise) of the Company;

     (g) any making by the Company of any loan or advance to any stockholder, officer, director or consultant (other than expense advances made in the ordinary course of business), or any other loan or advance otherwise than in the ordinary course of business;

     (h) except for inventory or equipment acquired in the ordinary course of business, any acquisition by the Company of all or any part of the assets, properties, capital stock or business of any other person or entity;

     (i) any destruction of, damage to or loss of any assets material to the business of the Company (whether or not covered by insurance);

     (j) a material adverse change in a material customer, supplier, licensee or licensor relationship including any cancellation, termination or adverse modification or threatened cancellation, termination or adverse modification of any such relationship;

     (k) any claim of wrongful discharge or claim of other unlawful labor practice or action made or brought against the Company;

     (l) any litigation commenced or, to the Company's Knowledge, threatened against the Company;

     (m) except in the ordinary course of business, any sale, abandonment or any other disposition of any of the Company's assets or properties;

     (n) any disposition or lapse of rights with respect to any Company Intellectual Property or any disclosure to third parties with respect thereto except in the ordinary course of business and consistent with past practice; or

     (o) any commitment, understanding or agreement by the Company or any of its directors, officers or employees to do any of the things described in the preceding clauses (a) through (n), other than any such commitment, understanding or agreement which by its terms has expired or been terminated.

   3.13 Tax Matters.

   (a) Filing of Timely Tax Returns. The Company has timely filed all Tax Returns (as defined below) required to be filed by or on behalf of it under applicable law. All such Tax Returns were and are true, complete and correct. No claim has been made by a Taxing Authority (as defined below), in a jurisdiction where the Company does not file Tax Returns to the effect that the Company is or may be subject to taxation by that jurisdiction, and to the Company's Knowledge, no reasonable basis exists for such a claim to be made as to any prior period if such a claim would involve a material Tax liability.

   (b) Payment of Taxes. The Company has, within the time and in the manner prescribed by law, paid all Taxes (as defined below) that are due and payable by it.

   (c) Tax Reserves. The total of the accrual and reserves for Taxes (excluding deferred Taxes) on the balance sheets contained in the Financial Statements is an amount at least equal to the sum of the Company's liability for Taxes (other than Taxes previously paid over to the appropriate Taxing Authority) for all Tax periods (and portions thereof) ending on or before the date of such financial statements. Since the date of the most recent Financial Statements, the Company has not incurred any liability for Taxes other than in the ordinary course of business.

   (d) Tax Liens. There are no Tax liens upon the assets, properties or business of the Company except liens for Taxes not yet due or being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the Financial Statements.

   (e) Withholding Taxes. The Company and each Company Subsidiary has complied in all material respects with the provisions of the Code and all other applicable laws relating to information reporting and returns and the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 and 1464, 3401 through 3406 and 6041 through 6060, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper Taxing Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

   (f) Extensions of Time for Filing Tax Returns. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

   (g) Waivers of Statute of Limitations. The Company has not executed any outstanding waivers or comparable consents regarding the application of a statute of limitations with respect to any Taxes or Tax Returns.

   (h) Expiration of Statute of Limitations. Prior to the date of this Agreement, the Company has provided the Buyer with written schedules of (i) the Tax years of the Company for which any statute of limitation with respect to any Tax has not expired and (ii) with respect to any franchise Tax and any Tax based on net income, gross receipts or gross income, for all Tax years of the Company for which the statutes of limitations have not yet expired, those years for which examinations have been completed, those years for which examinations are presently being conducted and those years for which examinations have not yet been initiated. To the Company's Knowledge, no deficiency for any Taxes has been proposed, asserted or assessed against the

Company that has not been resolved and paid in full. To the Company's Knowledge, no facts exist that would be reasonably likely to result in the assessment of any material liability for Taxes against the Company for any prior periods for which Tax Returns were or should have been filed.

   (i) Audit, Administrative and Court Proceedings. No audits or other proceedings by any Taxing Authority are presently pending, or, to the Knowledge of the Company, threatened, with regard to any Taxes or Tax Returns of the Company.

   (j) Tax Ruling. The Company has not received or requested a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any Taxing Authority. As used in this Agreement, "Tax Ruling" shall mean any written ruling of (or other written guidance from) a Taxing Authority relating to Taxes; and "Closing Agreement" shall mean a written and legally binding agreement with a Taxing Authority relating to Taxes.

   (k) Availability of Tax Returns. Prior to the Effective Time, the Company will make available to the Buyer complete and accurate copies of (i) all Tax Returns for open years, and any amendments thereto, filed by or on behalf of the Company, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any Taxing Authority relating to any Tax Return filed by or on behalf of the Company and (iii) any Tax Ruling or request for a Tax Ruling applicable to the Company and Closing Agreements entered into by the Company.

   (l) Tax Sharing Agreements. The Company is not a party to, is not bound by, and has no obligation under, any agreement relating to the allocation of sharing of Taxes and has no liability for the Taxes of any person other than the Company as a transferee, or successor or otherwise (including, without limitation, any liability under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law).

   (m) Code Section 341(f). The Company has not filed (and will not file prior to the Closing) a consent pursuant to Code Section 341(f) and has not agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code Section 341(f)(4)) owned by the Company.

   (n) Code Section 168. No property of the Company is property that the Company or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168(h).

   (o) Code Section 481 Adjustments. The Company is not required to include in income for any Tax period ending after the date hereof any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method of the Company, nor has the IRS (as defined below) proposed any such adjustment or change in accounting method.

   (p) Acquisition Indebtedness. No indebtedness of the Company is "corporate acquisition indebtedness" within the meaning of Code Section 279(b) or an "applicable high yield discount obligation" within the meaning of Code Section 163(i).

   (q) Consolidated Tax Returns. The Company has never been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a)) filing consolidated Tax Returns.

   (r) United States Real Property Holding Company. The Company has not been a United States real property holding company within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section
897(c)(1)(A)(ii).

   (s) S Corporation. The Company is not and has never been an "S Corporation" within the meaning of Section 1361 of the Code.

   (t) Code Section 355(e). The Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Code Section 355(a)(1)(A)) in a distribution of stock qualifying for tax-free treatment under Code Section 355(a), either (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Code Section 355(e)) in conjunction with the Merger.

   (u) For purposes of this Agreement: (i) "Taxes" (including, with correlative meaning, the word "Tax") shall include any and all federal, state, county, local, municipal, foreign or other taxes, charges, imposts, rates, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance, withholding, social security, health tax or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability, (ii) "Taxing Authority" means any government authority or any subdivision, agency, court commission, instrumentality or official thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection, imposition or administration of any Tax (including the Internal Revenue Service (the "IRS")) and (iii) "Tax Return" includes any return, report, declaration, form, claim for refund, or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

   3.14 Compliance with Laws.

   (a) The Company has all material licenses, permits, franchises, orders or approvals of any Governmental Entity required for the conduct of its business as currently conducted and as currently proposed to be conducted (collectively, "Permits"). All Permits are in full force and effect and no proceeding is pending or, to the Company's knowledge, threatened to revoke or limit any Permit.

   (b) Except as set forth in Section 3.14(b) of the Disclosure Schedule, the Company is, and since July 7, 1998 has been, in compliance in all material respects with all applicable Laws. Since July 7, 1998, the Company has not received any notice or other communication (whether written or oral) from any Person regarding any actual, alleged, possible or potential violation of or failure to comply with any Law.

   3.15 Actions and Proceedings. There are no outstanding orders, awards, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against the Company. There is no Litigation pending or, to the Knowledge of the Company, threatened against the Company which, if adversely determined, individually or in the aggregate, would, or would be reasonably likely to, have a Material Adverse Effect. Except as set forth in Section 3.15 of the Disclosure Schedule, to the Company's Knowledge, there is no fact, event or circumstance now in existence that could be expected to give rise to any litigation which, if adversely determined, individually or in the aggregate, would, or would be reasonably likely to, have a Material Adverse Effect.

   3.16 Contracts and Other Agreements. Section 3.16 of the Disclosure Schedule sets forth a list of the following contracts and other agreements to which the Company is a party or by or to which any of its assets, properties or securities are bound or subject (each, a "Material Contract"):

     (a) any agreement or series of related agreements requiring aggregate payments by or to the Company of more than $100,000;

     (b) any agreement with or for the benefit of any current or former officer or director, holder of any security, employee or consultant of the Company under which the Company has any obligations as of the date hereof and which (i) involves an obligation of the Company to make payments exceeding $100,000 in any year or (ii) involves any severance or termination payments or other obligation except as required by Law;

     (c) any agreement with any labor union or association representing any employee of the Company;

     (d) any agreement for purchase of any materials, supplies, equipment, merchandise or services that contains an escalation clause or that obligates the Company to purchase all or substantially all of its requirements of a particular product or service from a supplier or to make periodic minimum purchases of a particular product or service from a supplier, which is not terminable on not more than 30 days notice (without penalty or premium);

     (e) any agreement for the sale of any of the assets, properties or securities of the Company other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets, properties or securities;

     (f) any agreement of surety, guarantee or indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $100,000;

     (g) any agreement which contains covenants of the Company not to compete in any line of business, in any geographic area or with any Person or covenants of any other Person (other than employees, former employees, consultants or former consultants of the Company) not to compete with the Company or in any line of business of the Company;

     (h) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

     (i) any agreement obligating the Company to deliver future product enhancements or containing a "most favored nation" pricing clause;

     (j) any agreement relating to the acquisition by the Company of any operating business or the capital stock of any other Person;

     (k) any agreement requiring the payment to any Person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees or agents in the ordinary course of business);

     (l) any agreements, notes or other documents relating to or evidencing outstanding indebtedness of the Company for borrowed money (including capitalized lease obligations);

     (m) any lease, sublease or other agreement under which the Company is lessor or lessee of any real property or equipment or other tangible property;

     (n) any agreement with a change of control provision or otherwise requiring any consent, approval, waiver or other action by any Person in connection with the Merger;

     (o) any stock option agreement, restricted stock agreement, employment or severance agreement, phantom stock plan or bonus, incentive or similar agreement, arrangement or understanding;

     (p) any agreement involving the assignment, transfer, license (whether as licensee or licensor) or pledge or encumbrance of any Company Intellectual Property other than those entered into with present or former employees or consultants in the ordinary course of business consistent with past practice;

     (q) any distribution or sales representative agreement or agreement appointing any agent; and

     (r) any other material agreement whether or not made in the ordinary course of business.

True and complete copies of all Material Contracts (and all amendments, waivers or other modifications thereto) have been furnished or made available to the Buyer. Each Material Contract is valid, subsisting, in full force and effect, binding upon the Company and, to the Company's Knowledge, the other parties thereto in accordance with their terms, and the Company is not in default under any of them, nor, to the Company's

Knowledge, is any other party to any Material Contract in default thereunder, nor, to the Company's Knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except, in each of the foregoing cases, such defaults as would not, either individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect.

   3.17 Properties.

   (a) The Company does not own any real property and does not have any options or contractual obligations to purchase or acquire any interest in real property. The Company has a valid leasehold interest in all of the buildings, structures and leasehold improvements, and owns or has a valid leasehold interest in all equipment and other tangible property, used in the conduct of its business as currently conducted, all of which are in good operating condition and repair, ordinary wear and tear excepted and are adequate for the uses to which they are being put. There is no equipment located on the premises of the Company or used in the business of the Company that is on loan from another party.

   3.18 Customers, Distributors and Suppliers. Section 3.18 of the Disclosure Schedule sets forth (a) all representatives or distributors of the Company (whether pursuant to commission, royalty or other arrangement), and (b) the ten largest suppliers of Company in terms of costs recognized for the purchase of products or services during the period from January 1, 1999 through December 31, 1999 (collectively, the "Distributors, Customers and Suppliers"). The Company does not know of any plan or intention of any of the Distributors, Customers or Suppliers to terminate, cancel or otherwise adversely modify its relationship with the Company or to decrease materially or limit its products or services to the Company or its usage, purchase or distribution of the services or products of the Company.

   3.19 Employee Benefit Plans.

   (a) Definitions. The following terms shall have the meanings set forth below:

     (i) "Affiliate" shall mean any Subsidiary and any other person or entity controlled by or under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

     (ii) "DOL" shall mean the United States Department of Labor.

     (iii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

     (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

     (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

     (vi) "IRS" shall mean the United States Internal Revenue Service;

     (vii) "Pension Plan" shall refer to each Company Employee Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA;

     (viii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, deferred compensation, incentive compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits, payments for insurance policies and education or other benefit funds, or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including each "employee benefit plan", within the meaning of Section 3(3) of ERISA that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or pursuant to which the Company or any Affiliate has any liability, contingent or otherwise;

   (b) Schedule. Section 3.19(b) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Except as set forth in Section 2.1(g) of the Disclosure Schedule and
Section 3.12(b) of the Disclosure Schedule, neither the Company nor any Affiliate has any plan or commitment to establish any new Company Employee Plan or written Employee Agreement or to modify any Company Employee Plan or Employee Agreement (except to the extent required by law).

   (c) Documents. The Company has provided or made available to the Buyer true and complete copies of (i) all documents comprising each written Company Employee Plan and each written Employee Agreement, including all amendments thereof and any trust agreements, insurance contracts and other funding agreements; (ii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iii) the most recent actuarial reports, if any, prepared for each of the Company Employee Plans for which such report is required or was prepared and the most recent certified financial statements for each of the Company Employee Plans, if any, for which such report is required or was prepared; (iv) the most recent summary plan description together with the most recent summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; and (v) all IRS determination letters and rulings, if any, relating to Company Employee Plans and copies of all material applications and correspondence to or from the IRS or the DOL with respect to any Company Employee Plan.

   (d) Employee Plan Compliance. (i) The Company and each Affiliate has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable Laws including ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, that is not otherwise exempt, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) each Company Employee Plan (other than any 401(k) or option plan) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Company, the Surviving Corporation or any of its Affiliates (other than for ordinary administration expenses typically incurred in a termination event and benefits accrued through the effective date of such amendment, termination or discontinuance); (v) to the Knowledge of the Company there are no inquiries or proceedings pending or threatened by any Governmental Entity, including the IRS or DOL with respect to any Company Employee Plan; (vi) neither the Company nor any Affiliate is subject to any material penalty or tax with respect to any Company Employee Plan under Section 406(i) of ERISA or Section 4975 through 4980 of the Code; (vii) all contributions, premiums or other payments due and owing from the Company or its Affiliates with respect to any Company Employee Plan have been timely paid or adequately provided for on the Company Balance Sheet; and (viii) all obligations of the Company with respect to statutorily required severance payments have been fully satisfied or have been funded by contributions to appropriate insurance funds. With respect to each Company Employee Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Effective Time will have been paid on or before the Effective Time and, as of the Effective Time, there will be no liability of the Company or any Subsidiary under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time. All Company Employee Plans outside of the United States, if any (the "Foreign Plans"), are in compliance in all material respects with all applicable Laws and have been operated in all material respects in accordance with the Plans' respective terms. There are no unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Effective Time have been made or will be made prior to the Effective Time.

   (e) Pension Plan Qualification; Funding.

     (i) With respect to each Pension Plan, if any, which is intended to be qualified under Section 401(a) of the Code, (A) such Pension Plan has received a favorable determination opinion, notification or advisory letter as to its qualification from the IRS, or has remaining a period of time under applicable law in which to apply for such a letter, and (B) nothing has occurred, whether by action or failure to act, which would cause the loss or denial of such qualification.

     (ii) No Pension Plan is or has been subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

   (f) No Post-Employment Obligations. Except as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law or pursuant to a Pension Plan, no Company Employee Plan provides, or has any liability to provide, life insurance, medical benefits, or other employee benefits to any Employee upon or following his or her retirement or termination of employment for any reason, except for benefits accrued through the date of termination and as may be required by statute, deferred compensation benefits that are accrued as liabilities on the books of the Company, or benefits the full cost of which is borne by the employee or his or her beneficiary and neither the Company nor any Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with medical welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

   (g) Effect of Transaction. Except for the Stock Restriction Agreements and Option Agreements referenced in Section 3.3(a) of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, either alone or in combination with another event, constitute an event under any Company Employee Plan, Employee Agreement, trust or loan or applicable law that will result in any payment (whether of severance pay, unemployment compensation, golden parachute, bonus or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. No amount payable under any Company Employee Plan or Employee Agreement or otherwise will fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code.

   3.20 Employment Matters. The Company is in compliance in all material respects with all applicable foreign, federal, state and local Laws and all applicable collective bargaining agreements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees. No work stoppage or labor strike against the Company is pending or, to the Company's Knowledge, threatened. The Company is not involved in or, to the Company's Knowledge, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any of the Company's employees, including, without limitation, charges of unfair labor practices or discrimination complaints. To the Company's Knowledge, it has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, (i) any collective bargaining agreement or union contract with respect to employees (including by way of an extension order) and no collective bargaining agreement is being negotiated by the Company or (ii) any statutory works council or other agreement, statute, rule or regulation that mandates employee approval, participation, consultation or consent with regard to the transactions contemplated hereby.

   3.21 Employee Conflicts. To the Company's Knowledge, no employee of the Company is in violation of any term of any employment contract, inventions disclosure agreement, confidentiality agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or relating to the use of trade secrets or proprietary information of others.

   3.22 Management Relationships. No executive officer or director of the Company owns any interest in any property or assets of the Company (except as a stockholder) and no executive officer of the Company owns any interest in (a) any current competitor, customer or supplier of the Company, or (b) except as set forth on Section 3.22(c) of the Disclosure Schedule, any Person which is currently a party to any material contract or agreement with the Company, other than holdings of less than 1% of a class of a company's publicly traded securities and ownership interests held by investment funds affiliated with the Company's directors (and personal ownership interests of such directors and their families related to the ownership interests of such funds).

   3.23 Insurance. Section 3.23 of the Disclosure Schedule sets forth a list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other insurance held by or on behalf of the Company. Such policies and binders are in full force and effect, and are in conformity in all material respects with the requirements of all leases or other agreements to which the Company is a party and are valid and enforceable in accordance with their terms. Other than defaults which would not have a Material Adverse Effect, the Company is not in default with respect to any provision contained in any such policy or binder nor has the Company failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. The Company has not received notice of cancellation or non-renewal of any such policy or binder.

   3.24 Brokers and Finders. The Company has no obligation to pay any fees or commission to any broker, finder or agent with respect to the transactions contemplated by this Agreement. No Person has acted as broker, finder, agent, investment banker, financial adviser or similar intermediary on behalf of the Company or any Company Stockholder in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, investment banking or financial adviser fees, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Company or any Company Stockholder.

   3.25 Hazardous Materials.

   (a) To the Company's Knowledge, there has been no generation, use, handling, storage or disposal of any Hazardous Materials (as defined in this Section 3.25) in violation of any applicable Environmental Law (as defined in this
Section 3.25) at any site owned or premises leased by the Company during the period of the Company's lease or prior thereto, nor has there been or is there any release of any Hazardous Materials on or at any such site or premises during such period or prior thereto in violation of any applicable Environmental Law or which created or will create an obligation on the part of the Company to report or remediate such release. "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said Act, and any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act. "Environmental Laws" means all Laws relating to pollution or protection of human health or the environment, including Laws relating to releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, disposal, transport or handling of Hazardous Materials, and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

   (b) The Company has previously furnished or made available to the Buyer copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental agency available to it regarding the foregoing.

   3.26 Certain Business Practices. The Company has not (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments related to a political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction or made any payment or entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended or (iv) to its Knowledge, made any other unlawful payment.

   3.27 Registration Statement; Proxy Statement/Prospectus. The information supplied by the Company or required to be supplied by the Company (except to the extent revised or superseded by amendments or supplements) for inclusion in the registration statement on Form S-4 (or if such form shall be unavailable, such other form as may be available for registration with the SEC of the shares of Buyer Common Stock to be issued in the Merger), or any amendment or supplement thereto, pursuant to which the shares of Buyer Common Stock to be issued in the Merger will be registered with the SEC (including any amendments or supplements, the "Registration Statement") shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company or required to be supplied by the Company (except to the extent revised or superseded by amendments or supplements) for inclusion in the Proxy Statement/Prospectus or any amendment or supplement thereto to be sent to the stockholders of the Company in connection with the solicitation of proxies for the Company's Stockholders' Meeting (as defined herein) to approve the Merger and adopt this Agreement, the Merger and the other transactions contemplated hereby (such Proxy Statement/Prospectus, as amended or supplemented, is referred to herein as the "Proxy Statement/Prospectus") shall not, on the date the Proxy Statement/Prospectus is first mailed or otherwise provided to the Company Stockholders and the Buyer's stockholders, or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies by or on behalf of the Company which has become false or misleading. The information to be provided by the Company for inclusion in the Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Buyer which is contained in or omitted from any of the foregoing documents.

   3.28 Pooling; Tax Matters. Neither the Company nor any Affiliate, director, officer, employee or agent of the Company has taken or agreed to take any action or failed to take any action that would prevent the Merger (i) from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the rules, regulations and interpretations of the SEC or (ii) the Merger from constituting a reorganization within the meaning of
Section 368(a) of the Code. All of the written factual statements and representations made by holders of Company Stock, the Company, any Affiliates of the Company, and any of their respective Affiliates, to PricewaterhouseCoopers LLP in connection with the rendering by such accounting firm of the letter referred in Section 7.2(i), will be true, complete and correct, and will not omit to state a material fact required to make any such statement or representation not misleading.

   3.29 Affiliate Letters. Section 3.29 of the Disclosure Schedule contains a true and complete list of all Persons who, as of the date hereof, to the Knowledge of the Company, may be deemed to be Affiliates of the Company, excluding all its Subsidiaries but including all directors and executive officers of the Company.

   3.30 Key Employees. The Company has obtained agreements from the Company employees listed on Section 3.30 of the Disclosure Schedule ("Key Employees"), other than William Tao, in favor of the Company and the Buyer in form and substance satisfactory to the Buyer (the "Key Employee Agreements"), copies of which have previously been delivered to the Buyer, accepting employment with the Buyer after the Effective Time on the terms set forth therein.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

   The Buyer represents and warrants to the Company as follows:

   4.1 Organization. The Buyer and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except for failures, if any, to be so qualified or licensed which, individually or in the aggregate, would not, and would not reasonably be likely to, have a Buyer Material Adverse Effect. The Buyer and each of its Subsidiaries has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

   4.2 Capitalization.

   (a) The authorized capital stock of the Buyer consists of 1,500,000,000 shares of Buyer Common Stock and 5,000,000 shares of preferred stock, $.01 par value per share ("Buyer Preferred Stock"). As of April 29, 2000, 244,793,474 shares of Buyer Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Buyer Preferred Stock were issued or outstanding. No material change in such capitalization has occurred between April 30, 2000 and the date of this Agreement.

   (b) The issuance of the Merger Shares pursuant to the Merger has been duly authorized by all necessary corporate action and, when issued in accordance with this Agreement, the Merger Shares will be duly authorized, validly issued, fully paid and nonassessable.

   4.3 Authority; No Conflict; Required Filings and Consents.

   (a) Each of the Buyer and Sub has all requisite corporate power and authority to enter into this Agreement (and, in the case of the Buyer, the Escrow Agreement), to perform its obligations hereunder (and, in the case of the Buyer, thereunder) and to consummate the transactions contemplated hereby (and, in the case of the Buyer, thereby). The execution and delivery by each of the Buyer and Sub of this Agreement (and, in the case of the Buyer, the Escrow Agreement), the performance by each of the Buyer and Sub of its obligations hereunder (and, in the case of the Buyer, thereunder) and the consummation by each of the Buyer and Sub of the transactions contemplated hereby (and, in the case of the Buyer, thereby) have been duly authorized by the boards of directors of the Buyer and Sub and by the Buyer as the sole stockholder of Sub, and no other corporate proceedings on the part of the Buyer and Sub are necessary to authorize this Agreement or for the Buyer or Sub to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and Sub and constitutes (and, the Escrow Agreement when executed and delivered by the Buyer, will constitute) the valid and binding obligation of the Buyer and Sub (in the case of Sub, solely with respect to this Agreement), enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

   (b) Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits or Orders indicated as required in Section 4.3(c), the execution and delivery of this Agreement by the Buyer and Sub does not (and, in the case of the Buyer, the execution and delivery by the Buyer of the Escrow Agreement will not), the performance by each of the Buyer and Sub of its obligations hereunder (and, in the case of the Buyer, thereunder) and the consummation by each of the Buyer and Sub of the transactions contemplated hereby (and in the case of the Buyer, thereby) will not, (i) conflict with, or result in any violation or breach of any provision of the Amended and Restated Certificate of Incorporation of the Buyer or the certificate of incorporation of Sub, the by-laws of the Buyer or the by-laws of Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Buyer or any of its Subsidiaries is a party or by which the Buyer or any of its Subsidiaries or any of its or their properties or assets may be bound or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or any of its Subsidiaries or any of its or their properties or assets, except, in the case of (ii) and (iii), for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which would not, in the aggregate, have or result in a Buyer Material Adverse Effect.

   (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Buyer or Sub in connection with the execution and delivery by the Buyer or Sub of this Agreement or the Escrow Agreement, the performance by the Buyer or Sub of their obligations hereunder or thereunder, or the consummation by the Buyer or Sub of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities Laws, (iii) filings with the Nasdaq National Market in connection with the listing on the Nasdaq National Market of the Merger Shares and shares of Buyer Common Stock issuable upon the exercise of Options after the Effective Time, (iv) any filing required under the HSR Act, (v) filings under the Exchange Act and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, have or be reasonably likely to have, a Buyer Material Adverse Effect.

   4.4 Filings; Financial Statements.

   (a) The Buyer has filed with the SEC all reports required to be filed under the Exchange Act since October 22, 1999 and has made available to the Company all registration statements, prospectuses, reports and documents filed by the Buyer with the SEC since January 29, 2000 (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading.

   (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Buyer SEC Reports, complied, as of their respective dates, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of the Buyer and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, subject in the case of the unaudited interim financial statements to normal recurring year-end adjustments that are not likely to be material in amount and the absence of notes.

   4.5 Proxy Statement/Prospectus. The information to be supplied by the Buyer for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus is first mailed or otherwise provided to stockholders of the Company and the Buyer, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies which has become false or misleading.

   4.6 Brokers and Finders. Other than Morgan Stanley & Co. Incorporated, the Buyer has no obligation to pay any fees or commission to any broker, finder or agent with respect to the transactions contemplated by this Agreement. Other than Morgan Stanley & Co. Incorporated, no Person has acted as broker, finder, agent, investment banker, financial adviser or similar intermediary on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, investment banking or financial adviser fees, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Buyer.

                                   ARTICLE V

                              CONDUCT OF BUSINESS

   5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company will (except to the extent that the Buyer shall otherwise consent in writing which consent shall not be unreasonably withheld), carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, pay or perform its obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Except as expressly contemplated by this Agreement, the Company will not, without the prior written consent of the Buyer which consent shall not be unreasonably withheld:

     (a) grant any additional Options, or change or amend the timing of any Option agreement or stock restriction agreement or the Company Stock Plan; provided that the Company may grant under the Company Stock Plan options to purchase up to an aggregate of 400,000 shares of Common Stock to newly hired employees in the ordinary course of business consistent with past practice provided that (i) no such grant adversely affects the qualification of the Merger for "pooling of interests" accounting and (ii) each such grant vests in accordance with the Buyer's policies regarding vesting of stock options and such vesting is not accelerated by the Merger or the other transactions contemplated hereby;

     (b) transfer or license to any person or entity or otherwise extend, amend or modify any rights to any Company Intellectual Property other than on a non-exclusive basis in the ordinary course of business consistent with past practice;

     (c) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (except pursuant to the Stock Restriction Agreements as in effect on the date of this Agreement);

     (d) issue, deliver or sell or authorize or propose the issuance, delivery or sale of any shares of its capital stock or securities directly or indirectly convertible into, or exercisable or exchangeable for, shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue, any such shares or securities, other than the issuance of shares of Common Stock issuable upon the exercise of Options or Warrants outstanding on the date hereof and the issuance of shares of Common Stock upon the conversion of shares of the Series D Preferred Stock;

     (e) merge or consolidate with another Person, or acquire or purchase an equity or similar interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business consistent with past practices or otherwise enter into any material contract, commitment or transaction outside the ordinary course of business consistent with past practices;

     (f) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practices;

     (g) (i) incur, assume or prepay any indebtedness or any other liabilities other than in the ordinary course of business consistent with past practices; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances (other than travel advances consistent with current Company policy) or capital contributions to, or investments in, any other Person; (iv) authorize or make capital expenditures in excess of $100,000; or (v) permit any insurance policy naming the Company as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business consistent with past practices;

     (h) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for normal increases in salaried compensation in the ordinary course of business consistent with past practices; (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreement, with any director, officer or employee; (iii) enter into or amend any collective bargaining agreement; or (iv) establish, adopt, enter into or amend any Company Employee Plan, except as required by law;

     (i) take any action with respect to, or make any change in its accounting or tax policies or procedures in effect on the date of the Audited Balance Sheet, except as may be required by changes in generally accepted accounting principles upon the advice of its independent accountants;

     (j) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than revaluations in the ordinary course of business consistent with past practices not exceeding $100,000 in the aggregate;

     (k) amend or propose to amend any Organizational Documents;

     (l) amend, take or fail to take any action that would constitute a violation of or default under, or waive any right under, any Material Contract, or waive or release any other material claim or right;

     (m) make or rescind any election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or file any amended Tax Return or claim for refund;

     (n) initiate any litigation or arbitration proceeding without prior notice to the Buyer or settle any litigation or arbitration proceeding involving out-of-pocket settlement payments of greater than $50,000; or

     (o) enter into any contract, agreement, commitment, arrangement or understanding with respect to any of the actions described in Sections (a) through (n) above, or take (or fail to take) any action which would be reasonably likely to make any of the representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date of this Agreement or the Closing Date.

   5.2 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of the Company and the Buyer shall confer on a reasonably regular and frequent basis to report operational matters of materiality and the general status of ongoing operations.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

   6.1 No Solicitation.

   (a) During the period from the date of this Agreement until the earlier of
(i) the termination of this Agreement in accordance with its terms and (ii) the Effective Time, the Company will not, directly or indirectly, through any officer, director, employee, stockholder, representative or agent of the Company (and the

Company shall cause such officers, directors, employees, stockholders, representatives and agents not to, directly or indirectly), (i) solicit, initiate, facilitate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets (other than sales of inventory in the ordinary course of business consistent with past practice), sale of shares of capital stock or similar transactions involving the Company, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any information concerning the Company to any Person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal.

   (b) The Company shall notify the Buyer immediately (and no later than 24 hours) after receipt by the Company (or its advisors) of any Acquisition Proposal or any request for information concerning the Company in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any Person that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice to the Buyer shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall keep the Buyer informed in reasonable detail of all material developments and the status of any Acquisition Proposal, or any request for information in connection with any Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that is considering making, or has made, an Acquisition Proposal. The Company shall provide the Buyer with copies of all documents received from or delivered or sent to any person or entity that is considering making or has made, an Acquisition Proposal.

   6.2 Approval of Stockholders; Proxy Statement/Prospectus; Blue Sky.

   (a) As promptly as practical after the execution of this Agreement, the Company and the Buyer shall prepare, and the Buyer shall file with the SEC, the Registration Statement and the Proxy Statement/Prospectus to be included therein as a prospectus. The Company and the Buyer shall use all reasonable efforts to respond to any comments of the SEC and shall cause the Registration Statement to become effective as soon after filing as practicable. The Company shall cause to be mailed or otherwise provided to its stockholders the Proxy Statement/Prospectus as soon as practicable after the Registration Statement is declared effective by the SEC. The form of proxy to be executed by the Company Stockholders shall be enclosed with the Proxy Statement/Prospectus. The Company shall furnish the Buyer with all information concerning the Company and the holders of Company Stock and shall take such other action as the Buyer may reasonably request in connection with the Proxy Statement/Prospectus. In addition, the Company agrees that the Proxy Statement/Prospectus, the form of proxy and all other materials to be provided to the Company Stockholders in connection with obtaining the Merger Stockholder Approval Actions shall be subject to prior review of and approval by the Buyer and its counsel, which shall not be unreasonably withheld. If at any time prior to the Effective Time any event or circumstance relating to the Company, the Buyer, Sub or any of their respective Affiliates, officers or directors should be discovered by such party which should be set forth in an amendment or a supplement to the Proxy Statement/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

   (b) Unless the Company shall have previously secured the written consent of the Company Stockholders, in accordance with the DGCL and the Certificate of Incorporation and the By-laws, approving and adopting this Agreement, the Merger and the other transactions contemplated hereby, the Company, acting through the Company Board, shall, in accordance with the DGCL and the Certificate of Incorporation and the By-laws, as promptly as practicable following the effectiveness of the Registration Statement, duly call, give notice of, convene and hold, a special meeting of the Company Stockholders to consider the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (the "Company's Stockholders' Meeting"), and the Company shall consult with the Buyer in connection therewith. The Company Board shall recommend the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company Stockholders and shall include such recommendation in the Proxy Statement/Prospectus. The Company shall use all reasonable efforts to solicit from the Company Stockholders proxies or written consents in favor of the approval and adoption of this Agreement, the Merger (including the appointment of the Stockholder Representative) and the other transactions contemplated hereby and to secure the vote, written consent or other written action of stockholders required by the DGCL and the Certificate of Incorporation and the By-laws to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby. Each of the Buyer and the Company shall prepare and file as promptly as practicable any such other filings under the Exchange Act, the Securities Act or the DGCL as may be required to effectuate the Merger and the transactions contemplated by this Agreement. In the event that the Company secures the written consent of the Company Stockholders with respect to the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, the Company shall promptly provide such notice to holders of shares of Company Stock entitled to appraisal rights as required by the DGCL.

   (c) The Buyer shall use all reasonable efforts to take any action required to be taken under state securities or "blue sky" laws in connection with the issuance of the shares of Buyer Common Stock in the Merger.

   6.3 Access to Information. Upon reasonable notice, during normal business hours during the period prior to the Effective Time, each party shall (a) afford to the officers, directors, employees, accountants, counsel and other representatives of the other party, reasonable access to all its properties, plants, personnel, books, contracts, commitments and records (other than privileged documents) and (b) all other information concerning its business, properties and personnel as the other party may reasonably request during such period. During such period, each party will hold any such information which is non-public in confidence in accordance with the Mutual Non-Disclosure Agreement, dated April 18, 2000, as amended on May 27, 2000 (the "Confidentiality Agreement"), between the Buyer and the Company. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

   6.4 Supplements to Disclosure Schedule. From time to time prior to the Closing, the Company shall give prompt notice to the Buyer and thereafter promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. No supplement or amendment of the Disclosure Schedule made pursuant to this Section 6.4 shall be deemed to cure any breach of any representation or warranty made in this Agreement, or shall be taken into account in determining whether the condition to Closing set forth in Section 7.2(a) hereof is satisfied as of the Closing Date, unless the Buyer specifically agrees thereto in writing.

   6.5 Legal Conditions to Merger; Taking of Necessary Action. Each of the Buyer and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on either party with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act or in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them in connection with the Merger. Each of the Buyer and the Company will take (or cause to be taken) all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by the Buyer or the Company in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Subject to the terms and conditions of this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

   6.6 Listing of Buyer Shares. The Buyer shall use reasonable efforts to have authorized for listing on the Nasdaq National Market, upon official notice of issuance, the shares of Buyer Common Stock to be issued in the Merger and to be issued upon exercise of any Option assumed by the Buyer pursuant to Section 6.7.

   6.7 Company Stock Plan. At the Effective Time, the Company Stock Plan and each then outstanding Option, whether vested or unvested, will be assumed by the Buyer and become and represent an option to acquire, on the same terms and conditions (including, without limitation, vesting provisions and repurchase provisions regarding any shares of restricted stock) as were applicable to such Option prior to the Effective Time, a number of shares of Buyer Common Stock (rounded down to the nearest whole number) determined by multiplying (i) the number of shares of Common Stock subject to such Option immediately prior to the Effective Time by (ii) the Common Stock Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the exercise price per share of Common Stock subject to such Option immediately prior to the Effective Time, divided by the Common Stock Exchange Ratio. It is the intention of the parties hereto that each Option so assumed by the Buyer will, to the extent permitted by applicable laws, qualify as an "incentive stock option" within the meaning of Section 422 of the Code to the extent such Option qualified as such immediately prior to the Effective Time. As soon as practicable after the Effective Time, the Buyer will deliver to each Person who, immediately prior to the Effective Time, was a holder of an outstanding Option, an instrument evidencing the assumption of such Option by the Buyer as provided in this Section 6.7. The Buyer will take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of Options assumed by the Buyer pursuant to this Section 6.7. The Buyer will use reasonable efforts to cause the issuance of shares of Buyer Common Stock issuable upon exercise of any Options to have been registered as promptly as reasonably practicable following the Effective Time pursuant to an effective registration statement on Form S-8 under the Securities Act and to maintain the effectiveness of such registration statement thereafter for so long as any of such Options remain outstanding.

   6.8 Consents. Each of the Buyer and the Company shall use reasonable efforts to obtain all necessary consents, waivers and approvals under any of the Buyer's or the Company's material agreements, contracts, licenses, leases or commitments in connection with the Merger.

   6.9 Further Action. In case at any time after the Effective Time any further action is necessary or desirable and available to a party to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of Sub or the Company, each party to this Agreement shall take or cause to be taken all such action.

   6.10 Financial Statement Preparation and Review. Prior to the Effective Time, the Company will use all reasonable efforts to cause its respective management and independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements to be prepared by the Buyer, if required) to comply or enable the Buyer to comply with applicable SEC regulations, (ii) the review of any audit or review work papers including the examination of selected audited financial statements and data and (iii) the delivery of such representations from each party's independent accountants as may be reasonably requested by the other party or its accountants. The Company will obtain a SAS 71 review of its unaudited financial statements as of April 30, 2000 and for the four months then ended and any subsequent interim financial statements prior to the Effective Time and provide copies thereof to Buyer prior to the filing of the Registration Statement.

   6.11 Company Director and Officer Indemnification; Insurance.

   (a) From and after the Effective Time, the Buyer will, and will cause the Surviving Corporation to indemnify and hold harmless the present and former officers, directors, employees and agents of the Company in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under the Certificate of Incorporation and the By-laws, in each case as in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law and shall not be available with respect to an action initiated by an indemnification party (other than an action to enforce this provision); and provided further that indemnification by the Buyer pursuant to this Section 6.1 shall be provided only to the extent any directors' and officers' liability insurance policy of the Company does not provide coverage and actual payment. From the Effective Time and for a period of four years thereafter, the certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions providing rights to liability limitation, exculpation and indemnification in favor of the employees, agents, directors or officers of the Company at least as favorable as those currently included in the Certificate of Incorporation and By-laws as in effect on the date hereof.

   (b) The Surviving Corporation shall, and the Buyer shall cause the Surviving Corporation to, maintain in effect for not less than four years after the Effective Time the policies of directors' and officers' liability insurance maintained by the Company as of the date hereof for the benefit of those persons covered by such policies as of the date hereof with respect to matters occurring prior to or at the Effective Time; provided, however, that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the insured persons with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing such insurance coverage as of the date hereof for directors and officers of the Company and (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for two times the last annual premium.

   6.12 Tax Treatment. From and after the date of this Agreement, each Party shall use reasonable best efforts to cause the Merger to qualify, and shall not knowingly take actions or cause actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization under
Section 368(a) of the Code.

   6.13 Agreements with Respect to Affiliates.

   (a) The Company will cause each person who is identified in Section 3.29 of the Disclosure Schedule and any other person who, to the Knowledge of the Company, is or becomes an "affiliate" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145") to deliver to the Buyer, as soon as practicable but not later than thirty days after the date hereof, a written agreement (a "Company Affiliate Agreement") in connection with restrictions on affiliates under Rule 145 and pooling of interests accounting treatment, substantially in the form of Exhibit A hereto. The Company shall provide prompt notice to the Buyer of any such other person who, to the Knowledge of the Company, is or becomes an "affiliate" of the Company who is not identified in
Section 3.29 of the Disclosure Schedule.

   (b) The Buyer will cause each person who, to the Knowledge of the Buyer, is or may become an "affiliate" of the Buyer for purposes of Rule 145, excluding all Subsidiaries of the Buyer, to deliver to Buyer, a written agreement in connection with restrictions on affiliates under pooling of interests accounting treatment, substantially in the form of Exhibit B hereto.

   6.14 Pooling Accounting. The Buyer and the Company shall each use reasonable best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests for accounting purposes. Neither the Buyer nor the Company shall knowingly take any action, or knowingly fail to take any action, that would be reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. The Buyer and the Company will use all reasonable efforts to prevent any affiliate of such party from taking any actions which could prevent the Merger from being treated for financial accounting purposes as a "pooling of interests". Each of the Buyer and the Company agrees to take such action as may be reasonably required to negate the impact of any past actions which to its knowledge could be reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

   6.15 Letters of Company Accountants. The Company shall use its reasonable best efforts to cause to be delivered to the Buyer (i) a letter of PricewaterhouseCoopers LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Buyer, in form and substance reasonably satisfactory to the Buyer and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time, and (ii) the letter of PricewaterhouseCoopers LLP referred to in Section 7.2(i).

   6.16 Employee Matters.

   (a) Employees of the Company whose employment with the Company is continued by the Buyer, or who are retained as employees of the Buyer, after the Effective Time, will receive salary and benefits consistent with the Buyer's practices and policies in effect from time to time.

   (b) Prior to the Closing, the Company shall take all necessary and appropriate action so that no amount payable under any Company Employee Plan or Employee Agreement or otherwise will fail to be deductible by the Company, Sub or the Buyer for U.S. federal income tax purposes by virtue of Section 280G of the Code.

   (c) The Company shall use its reasonable best efforts to obtain from (i) each consultant (and each employee who formerly was a consultant) a waiver to the effect that all work of such Person for the Company will be deemed to be "work-for-hire" and (ii) a royalty-free license to use any prior invention of any employee or consultant that is incorporated into a product of the Company.

   6.17 Ancillary Agreements. Concurrently with the Closing, the Buyer and the Stockholder Representative will execute and deliver the Escrow Agreement.

   6.18 Takeover Statutes. If any takeover statute is or may become applicable to the transactions contemplated hereby, the Company Board will grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any takeover statute on any of the transactions contemplated hereby.

   6.19 Employees. From and after the Effective Time, the Buyer shall continue to employ individuals who are employed by the Company as of the Effective Time who remain employed with the Buyer (the "Affected Employees") at their salaries as in effect prior to the date hereof. The Buyer shall use its reasonable efforts to ensure that as soon as practicable after the Effective Time the Affected Employees, provided they meet applicable eligibility requirements, are provided the opportunity to participate in the Buyer's employee benefit plans, programs, policies or arrangements that the Buyer provided to employees of the Buyer in positions comparable to positions held by Affected Employees with the Buyer as of the Effective Time.

   6.20 Alternative Transaction Structures. The Buyer and the Company hereby acknowledge their mutual intent and agreement to further consider following the date hereof alternative transaction structures and registration procedures, including the delivery of the Merger Consideration to the Company Stockholders in a manner which would not require registration under the Securities Act, with the commitment of the Buyer to register the shares of Buyer Common Stock to be issued in the Merger subsequent to the Effective Time. The Company and the Buyer will use their reasonable efforts to reach agreement as to any such alternative structures or procedures which may be proposed and to negotiate an appropriate amendment to this Agreement to effectuate the same.

   6.21 Working Capital Loan. In the event that prior to the Effective Time the cash balances of the Company shall be reduced to less than $5 million, provided that the Company's expenditures have been in the ordinary course of business and the Company is not otherwise in material breach of any of its representations, warranties or covenants in this Agreement, the Buyer agrees to extend to the Company a working capital loan of up to $15 million (with take downs in increments of $5 million) which would be subordinate to the Company's existing bank borrowings and otherwise on commercially reasonable terms.

                                  ARTICLE VII

                              CONDITIONS TO MERGER

   7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     (a) Company Stockholder Approvals. This Agreement, the Merger and the other transactions contemplated hereby shall have been approved and adopted by the requisite Merger Stockholder Approval Action. The holders of a majority of the Series A Preferred Stock outstanding immediately prior to the Effective Time shall have requested in writing that the Company not redeem Series A Preferred Stock. The holders of a majority of the Series B Preferred Stock outstanding immediately prior to the Effective Time shall have requested in writing that the Company not redeem Series B Preferred Stock. The holders of a majority of the Series C Preferred Stock outstanding immediately prior to the Effective Time shall have requested in writing that the Company not redeem Series C Preferred Stock. The Stockholders holding at least 66 2/3% of the outstanding shares of Common Stock held by the Stockholders and the Investors holding at least 66 2/3% of the outstanding shares of Company Stock held by the Investors (including any rights, options or warrants to acquire such shares held by the Investors) shall have agreed in writing to the termination of the Company Stockholders' Agreement. The holders of a majority of the shares of Common Stock sold pursuant to the Series A Purchase Agreement shall have agreed in writing to the termination of the Series A Purchase Agreement. The holders of a majority of the shares of Common Stock sold pursuant to the Series B Purchase Agreement shall have agreed in writing to the termination of the Series B Purchase Agreement. The holders of a majority of the shares of Common Stock sold pursuant to the Series C Purchase Agreement shall have agreed in writing to the termination of the Series C Purchase Agreement. The holders of a majority of the shares of Common Stock sold pursuant to the Series D Purchase Agreement shall have agreed in writing to the termination of the Series D Purchase Agreement. The holders of, or those having the right to acquire, a majority of the Registrable Securities shall have agreed in writing to the termination of the Registration Rights Agreement. No election shall have been made under Section 4.2A of the Certificate of Incorporation by holders of a majority of the Preferred Stock outstanding immediately prior to the Effective Time not to treat the Merger as a liquidation, dissolution or winding up of the Company.

     (b) HSR Act and Other Approvals. Any waiting period applicable to the consummation of the Merger under the HSR Act will have expired or been terminated and all other consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required to consummate the Merger shall have been filed, occurred or been obtained, except for any such other consents, approvals, orders or authorizations or registrations, declarations or filings where the failure to have been so filed, occurred or obtained would not, in the aggregate, have a Material Adverse Effect or a Buyer Material Adverse Effect.

     (c) No Injunctions or Restraints; Illegality. No order, ruling or injunction issued by any court of competent jurisdiction or other Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have been issued and then be in effect (provided, that the Buyer and the Company shall use their reasonable efforts to have any such order, ruling or injunction vacated or lifted); nor shall there be any statute, rule or regulation enacted, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

     (d) Escrow Agreement. The Buyer, the Stockholder Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement.

     (e) Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     (f) Nasdaq Listing. The Merger Shares shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

     (g) Tax Opinions. (i) the Buyer shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Buyer, dated as of the Closing Date, substantially to the effect that for U.S. federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) the Company shall have received an opinion of Day, Berry & Howard LLP, special tax counsel to the Company, dated as of the Closing Date, substantially to the effect that for U.S. federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinions shall be conditioned upon the receipt by such special tax counsel of representation letters from each of the Buyer, Sub and the Company, in each case, in substantially the form and substance attached hereto as Exhibit F and Exhibit G and in form and substance reasonably satisfactory to such counsel, which letters shall not have been modified or withdrawn. The opinions referred to in this Section 7.1(g) shall not be waivable after receipt of the Merger Stockholder Approval Action referred to in Section 7.1(a), unless further stockholder approval is obtained with appropriate disclosure.

   7.2 Additional Conditions to Obligations of the Buyer and Sub. The obligations of the Buyer and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by the Buyer and Sub:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any limitation or qualification as to "materiality" or "Material Adverse Effect" set forth therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent such representations and warranties speak as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitations or qualifications as to "materiality" or "Material Adverse Effect" set forth therein) would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and the Buyer shall have received a certificate, signed on behalf of the Company by the President and Chief Operating Officer of the Company, to such effect.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and the Buyer shall have received a certificate, signed on behalf of the Company by the President and Chief Financial Officer of the Company, to such effect.

     (c) No Litigation. There shall not be pending or threatened in writing any suit, action or proceeding by any Governmental Entity or other Person
  (i) seeking to prevent the consummation of the Merger or seeking significant damages in connection therewith or (ii) which otherwise is reasonably likely to have a Buyer Material Adverse Effect.

     (d) Opinion. The Company shall have delivered to the Buyer the opinion of Ropes & Gray or Day, Berry & Howard LLP, dated the Closing Date, covering the matters set forth on Exhibit E hereto.

     (e) Resignations. All officers and directors of the Company who the Buyer has requested resign, shall have resigned or otherwise been removed from office.

     (f) Third Party Consents. All notices to, and consents, approvals or waivers of, Persons who or which are not Governmental Entities under the agreements, instruments or documents listed in Section 3.4(e) of the Disclosure Schedule shall have been given or obtained in a form and manner reasonably acceptable to the Buyer.

     (g) Key Employees. The Key Employee Agreement with each of the Key Employees shall be in full force and effect, William Tao shall have entered into a Key Employee Agreement and such agreement shall be in full force and effect and no Key Employee shall have disavowed any such agreement or otherwise indicated to the Company or the Buyer that such Key Employee does not intend to continue or accept employment with the Company or the Buyer after the Effective Time on the terms set forth in the Key Employee Agreement with such Key Employee.

     (h) Escrow Agreement. The Escrow Agreement shall have been executed and delivered to the Buyer by the Stockholder Representative and the Escrow Agent.

     (i) Opinion of Accountants. The Buyer shall have received a letter from PricewaterhouseCoopers LLP dated a date within two business days of the Closing Date and addressed to the Buyer, stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles. The Company shall have received (and delivered to the Buyer copies of) a letter from PricewaterhouseCoopers LLP, dated a date within two business days of the Closing Date and addressed to the Company, stating that neither the Company nor any Company Subsidiary has taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby, or any action taken or agreed to be taken by the Buyer or any of its Subsidiaries) would prevent the Buyer from accounting for the business combination to be effected by the Merger as a pooling of interests transaction under generally accepted accounting principles.

     (j) Affiliate Agreements. The Buyer shall have received from each person who is identified in Section 3.29 of the Disclosure Schedule or in any notice delivered by the Company to the Buyer pursuant to Section 6.13 as an "affiliate" of the Company, a Company Affiliate Agreement, and such Company Affiliate Agreement shall be in full force and effect.

     (k) Termination of Company Stockholders' Agreement. The Company Stockholders' Agreement shall have been terminated.

     (l) Dissenters. Unless the holders of greater than 95% of the Common Stock issued and outstanding as of the Record Date have voted in favor of the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, the period during which holders of Common Stock may assert rights under Section 262 of the DGCL shall have ended and not greater than 5% of the Common Stock issued and outstanding as of the Record Date shall be Dissenting Shares in respect of which the holder thereof has not forfeited, lost or withdrawn his or her right to have the Company repurchase such shares pursuant to Section 262 of the DGCL.

     (m) Warrants and Equity Securities. All outstanding Warrants and all rights to purchase equity securities pursuant to the Loan and Security Agreement by and among the Company, Silicon Valley Bank and Lighthouse Capital Partners III, L.P. dated January 7, 2000 shall have been exercised or expired in accordance with their terms.

     (n) Tax Returns. The Company has filed a true, complete and correct U.S. federal income Tax Return for its tax year ending December 31, 1999, and has filed all other material Tax Returns that are due on or before the Closing Date (such due dates determined without regard to extensions of time for filing such Tax Returns).

   7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

     (a) Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement shall be true and correct (without giving effect to any limitation or qualification as to "materiality" or "Material Adverse Effect" set forth therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent such representations and warranties speak as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitations or qualifications as to "materiality" or "Buyer Material Adverse Effect" set forth therein) would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect; and the Company shall have received a certificate, signed on behalf of the Buyer by the President and Chief Financial Officer of the Buyer, to such effect.

     (b) Performance of Obligations of the Buyer and Sub. The Buyer and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate, signed on behalf of the Buyer by the President and Chief Financial Officer of the Buyer, to such effect.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

   8.1 Survival of Company Obligations.

   (a) Subject to Section 8.3(a), the representations, warranties, covenants and agreements of the Company in this Agreement shall survive the Effective Time until the earlier to occur of (i) 5:00 p.m., Boston time, on the first anniversary of the Effective Time or (ii) the date of issuance of the first independent audit report on the Buyer's annual financial statements after the Effective Time, which annual financial statements include the financial results of the Company.

   (b) No investigation by, or furnishing of information to, the Buyer shall affect the right of the Buyer to rely on the representations, warranties, covenants and agreements of the Company set forth herein.

   8.2 Company Stockholder Obligation to Indemnify.

   (a) After the Effective Time, subject to Sections 8.1 and 8.3, the Company Stockholders shall indemnify and hold harmless the Buyer and the Surviving Corporation and their respective directors, officers, employees, agents, affiliates and assigns (collectively, the "Buyer Indemnified Persons") from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing, net of any actual recoveries under existing insurance policies, amounts actually received pursuant to indemnification from third parties or in the case of third party claims, by any amount actually recovered by the party or parties seeking indemnification or their Affiliates pursuant to counterclaims made by any of them directly relating to facts giving rise to such third-party claims (collectively, "Losses"), suffered or incurred by any Buyer Indemnified Person based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation or warranty (for purposes of this Section 8.2, disregarding, in determining the existence of a misrepresentation or breach of warranty, any requirement in a representation or warranty that an event or fact be material or have, or be reasonably likely to have, a Material Adverse Effect, in order for such event or fact to constitute a misrepresentation or breach of warranty), or any breach of any covenant or agreement, of the Company in this Agreement or any certificate of the Company delivered pursuant to the terms hereof.

   (b) No indemnification shall be payable pursuant to Section 8.2(a) with respect to any inaccuracy or breach of any representation or warranty or breach of any covenant or agreement after termination thereof in accordance with
Section 8.1, except with respect to claims made prior to such termination pursuant to Section 8.5 but not then resolved (such representation, warranty, covenant or agreement surviving with respect to such claim until resolution of such claim).

   (c) The terms and conditions of this Article VIII constitute essential terms and conditions of this Agreement and the Merger, and approval of the Merger by the Company Stockholders shall constitute the express agreement of each Company Stockholder with respect to (i) the obligations of the Company Stockholders pursuant to this Article VIII and (ii) the appointment of G. Felda Hardymon to act as the representative of the Company Stockholders pursuant to the terms and conditions of this Agreement and the Escrow Agreement. Without limitation of the foregoing, as an essential term of this Agreement and the Merger, the Company Stockholders acknowledge that their indemnification obligations are solely in their capacity as former stockholders of the Company, and, accordingly, an obligation to indemnify any Buyer Indemnified Person pursuant to this Section 8.2 shall not itself cause any current or former officer, director, employee or agent of the Company to be entitled to any indemnification from the Company pursuant to the Certificate of Incorporation, the By-laws or any agreement with the Company.

   8.3 Limitations on Company Stockholder Indemnification.

   (a) The limitations of Sections 8.2(b), 8.3(b), 8.3(c), 8.3(d) and 8.3(e) shall not apply in the case of a fraudulent or intentional misrepresentation by the Company. Notwithstanding the foregoing, in no event shall the liability of any Company Stockholder exceed the value of the Merger Shares paid to such Company Stockholder in the Merger, including the value of the Escrow Shares included in Merger Shares paid to such Company Stockholder in the Merger.

   (b) The Company Stockholders shall have no indemnification obligation pursuant to Section 8.2 unless and until the aggregate amount of Losses incurred or suffered by the Buyer Indemnified Persons exceeds $1,000,000, after which, subject to Sections 8.3(c) and 8.3(d), the obligation of the Company Stockholders shall be to indemnify the Buyer Indemnified Persons for the entire amount of such Losses (including such initial $1,000,000).

   (c) The indemnification obligations of the Company Stockholders pursuant to
Section 8.2 shall be several, and not joint, in proportion to their respective Ownership Percentage Interests as set forth on the Closing Stockholder Schedule referred to in Section 2.1(g).

   (d) The Escrow Shares shall be the sole and exclusive recourse of the Buyer Indemnified Persons to satisfy the indemnification obligations of the Company Stockholders pursuant to Section 8.2(a), and the Company Stockholders shall have no further obligation to indemnify the Buyer Indemnified Persons pursuant to Section 8.2(a) after all the Escrow Shares have been redelivered to the Buyer pursuant to the Escrow Agreement. For purposes of satisfying the indemnification obligations of the Company stockholders, the Escrow Shares shall be valued at $84.5705 per share, subject to appropriate adjustment for splits, combinations and the like affecting Buyer Common Stock.

   (e) After the Effective Time, subject to Section 8.3(a), this Article VIII shall set forth the sole and exclusive remedy and recourse of the Buyer Indemnified Persons with respect to any representation, warranty, covenant or agreement of the Company contained herein.

   8.4 Nonsurvival of Buyer Obligations. The representations and warranties of the Buyer in this Agreement shall terminate and be of no further force or effect as of the Effective Time.

   8.5 Procedures Relating to Indemnification.

   (a) An indemnified person or entity under Section 8.2 (an "Indemnified Party") shall give prompt written notice to the Stockholder Representative (as defined in Section 8.6), as agent for the Company Stockholders, with a copy to the Escrow Agent of any claim or event known to it which gives rise or, in its reasonable judgment, may give rise to a claim for indemnification hereunder by the Indemnified Party against the Company Stockholders; provided that the failure of any Indemnified Party to give notice as provided in this Section 8.5 shall not relieve the Company Stockholders of their obligations under this
Article VIII, except to the extent that such failure has materially and adversely affected the rights of the Company Stockholders. In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any person who is not a Party to this Agreement (a "Third-Party Claim"), the Indemnified Party shall also give the Stockholder Representative, as agent for the Company Stockholders, copies of any written claims, process or legal pleadings with respect to such Third-Party Claim promptly after such documents are received by the Indemnified Party.

   (b) Except as otherwise provided in paragraph (c) below, the Indemnified Parties shall be entitled to control the defense of any Third-Party Claim; provided, however, that the Stockholder Representative, as agent for the Company Stockholders, may elect, at the Company Stockholders' own cost and expense, to participate in any Third-Party Claim; provided further, however, that neither the Stockholder Representative nor any Company Stockholder shall take any action with respect to such Third-Party Claim before consulting with, and receiving the consent of, each Indemnified Party involved. If the Stockholder Representative, as agent for the Company Stockholders, elects to participate in a Third-Party Claim, the Stockholder Representative shall, within 30 days of its receipt of the notice provided pursuant to Section 8.5(a) hereof (or sooner, if the nature of such Third-Party Claim so requires), notify the related Indemnified Party of its intent to do so. The Stockholder Representative and each Company Stockholder shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Company Stockholders shall be responsible for the payment of each Indemnified Party's costs and expenses incurred in connection with such cooperation, and such expenses shall constitute Losses incurred or suffered by the Buyer within the meaning of Section 8.2 hereof. The Indemnified Party shall not consent to entry of any judgment or enter into any settlement without the prior written consent of the Stockholder Representative, as agent for the Company Stockholders, which consent shall not be unreasonably withheld.

   (c) If the Indemnified Party elects not to compromise or defend against a Third-Party Claim, the Stockholder Representative, on behalf of the Company Stockholders shall pay, compromise or defend such Third-Party Claim at the Company Stockholders own cost and expense. The Stockholder Representative shall, within thirty days (or sooner, if the nature of such Third-Party Claim so requires), notify the Indemnified Party of its intent to pay, compromise or defend such Third-Party Claim, and such Indemnified Party shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Company Stockholders shall be responsible for the payment of the Indemnified Parties' costs and expenses incurred in connection with such cooperation, and such costs and expenses shall constitute Losses incurred or suffered by the Buyer within the meaning of Section 8.2 hereof. Neither the Stockholder Representative nor any Company Stockholder shall consent to entry of any judgment or enter into any settlement without the prior written consent of each related Indemnified Party (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money Losses or other money payments for which such Indemnified Party is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Third-Party Claim; provided that the Stockholder Representative shall not be entitled to settle any claim, action, suit or proceeding brought by a Taxing Authority in respect of Taxes for any Pre-Closing Period that would have the effect of materially decreasing the Company's deductions for credits or materially increasing the Company's taxable income for any taxable year or period subsequent to the Pre-Closing Period without the prior written consent of the Buyer, which consent shall not be unreasonably withheld. After notice from the Stockholder Representative, as agent for the Company Stockholders, to an Indemnified Party of its election to assume the defense of a Third-Party Claim, the Company Stockholders shall not be liable to such Indemnified Party under this Article VIII for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided that such Indemnified Party shall have the right to employ one counsel of its choice to represent such Indemnified Party if, in such Indemnified Party's reasonable judgment, a conflict of interest between such Indemnified Party and the Company Stockholders exists in respect of such claim, or if there is a reasonable likelihood that a Third-Party Claim may have a material adverse effect on an Indemnified Party, and in that event the reasonable fees and expenses of such separate counsel shall be the responsibility of the Company Stockholders (and shall constitute Losses incurred or suffered by the Buyer within the meaning of Section 8.2(a) hereof).

   8.6 Stockholder Representative.

   (a) In order to administer the transactions contemplated by this Agreement and the Escrow Agreement, including the indemnification obligations of the Company Stockholders under this Article VIII, the Company Stockholders hereby designate and appoint G. Felda Hardymon as their sole and exclusive representative for purposes of this Agreement and the Escrow Agreement and as attorneys-in-fact and agent for and on behalf of each Company Stockholder (in such capacity, the "Stockholder Representative"), and G. Felda Hardymon accepts such appointment as Stockholder Representative.

   (b) The Company Stockholders hereby authorize the Stockholder Representative to represent the Company Stockholders, and their successors, with respect to all matters arising under this Agreement and the Escrow Agreement, including without limitation, (i) to take all action necessary in connection with the indemnification obligations of the Stockholders under this Article VIII, including the defense or settlement of any claims and the making of payments with respect thereto, (ii) to give and receive all notices required to be given by or to any Company Stockholder under this Agreement and the Escrow Agreement,
(iii) to execute the Escrow Agreement for and on behalf of the Company Stockholders, and (iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Company Stockholders by the Stockholder Representative pursuant to this Agreement and the Escrow Agreement.

   (c) In the event that G. Felda Hardymon or any substitute Stockholder Representative dies, becomes unable to perform his responsibilities as Stockholder Representative or resigns from such position, the Company Stockholders having an aggregate Ownership Percentage Interest as set forth on the Closing Stockholder Schedule referred to in Section 2.1(g) greater than 50% shall select another representative to fill such vacancy and such substituted Stockholder Representative shall be deemed to be the Stockholder Representative for all purposes of this Agreement and the Escrow Agreement.

   (d) All decisions and actions by the Stockholder Representative, including without limitation any agreement between the Stockholder Representative and the Buyer or the Escrow Agent relating to indemnification obligations of the Stockholders under this Article VIII, including the defense or settlement of any claims and the making of payments with respect hereto, shall be binding upon all of the Company Stockholders, and no Company Stockholders shall have the right to object, dissent, protest or otherwise contest the same. The Stockholder Representative shall incur no liability to the Company Stockholders with respect to any action taken or suffered by the Stockholder Representative in reliance upon any notice, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for any other action or inaction with respect to the indemnification obligations of the Company Stockholders under this Article VIII, including the defense or settlement of any claims and the making of payments with respect thereto, except to the extent resulting from the Stockholder Representative's own willful misconduct or gross negligence. The Stockholder Representative may, in all questions arising under this Agreement or the Escrow Agreement rely on the advice of counsel, and shall not be liable to the Company Stockholders for anything done, omitted or suffered in good faith by the Stockholder Representative. The Company Stockholders shall severally indemnify the Stockholder Representative and hold him or her harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his or her duties hereunder.

   (e) The Buyer and the Escrow Agent shall be able to rely conclusively on the instructions and decisions of the Stockholder Representative with respect to the indemnification obligations of the Company Stockholders under this Article VIII, including the defense or settlement of any claims or the making of payments with respect thereto, or as to any other actions required or permitted to be taken by the Stockholder Representative hereunder, and no party hereunder shall have any cause of action against the Buyer or the Escrow Agent to the extent the Buyer or the Escrow Agent has relied upon the instructions or decisions of the Stockholder Representative.

   (f) The Company Stockholders acknowledge and agree that the Stockholder Representative may incur costs and expenses on behalf of the Company Stockholders in his capacity as Stockholder Representative ("Representative Expenses"). Each of the Company Stockholders agrees to pay the Stockholder Representative, promptly upon demand by the Stockholder Representative therefor, a percentage of any Representative Expenses equal to such Company Stockholder's Ownership Percentage Interest as set forth on the Closing Stockholder Schedule referred to in Section 2.1(g), provided that no Company Stockholder shall be required to pay, in the aggregate, Representative Expenses in an amount in excess of the value of such

Company Stockholder's Ownership Percentage Interest in the Escrow Shares initially deposited in escrow pursuant to Section 2.3(b) (valuing the Escrow Shares for this purpose at $84.5705 per share, subject to splits, combinations and the like affecting Buyer Common Stock).

                                   ARTICLE IX

                         TERMINATION; FEES AND EXPENSES

   9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, (with respect to Sections 9.1(b) through 9.1(f), by written notice by the terminating party to the other party) whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

     (a) by mutual written consent of the Buyer and the Company;

     (b) by the Buyer or the Company if the Merger shall not have been consummated by November 30, 2000, provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

     (c) by the Buyer or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, ruling or injunction or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the party seeking to terminate pursuant to this Section 9.1(c) shall have complied with its obligations under Section 6.5 and used reasonable efforts to have any such order, ruling, injunction or other action vacated or lifted);

     (d) by the Buyer, if (i) any Company Stockholder party to the Voting Agreement breaches the Voting Agreement (without limitation of other actions or failures to act by any Company Stockholder that may constitute a breach of the Voting Agreement, such Company Stockholder will be deemed to have breached the Voting Agreement if such Company Stockholder does not vote in favor of the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby at the Company's Stockholders' Meeting with respect to all of such Company Stockholder's Company Stock or if such Company Stockholder transfers any of such Company Stockholder's Company Stock in violation of the terms thereof) unless the Merger Stockholder Approval Actions have otherwise been approved; (ii) the Company or any director, officer, employee or stockholder of the Company takes any action prohibited by or otherwise breaches Section 6.1; or (iii) the Company breaches Section 6.14;

     (e) by the Buyer, if shares of Common Stock representing greater than 5% of the outstanding Common Stock as of the Record Date shall be Dissenting Shares; or

     (f) by the Buyer or the Company, if there has been a breach on the part of the other party of any representation, warranty, covenant or agreement set forth in this Agreement, which breach, if curable, shall not have been cured within 10 business days following receipt by the breaching party of written notice of such breach from the other party (and which breach would result in the condition to Closing in Section 7.2(a), 7.2(b), 7.3(a) or 7.3(b), as the case may be, not being satisfied).

   9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation hereunder on the part of the Buyer, Sub, the Company or their respective officers, directors, stockholders or affiliates, except (a) this Section 9.2 and Section 9.3 shall remain in full force and effect and survive any termination of this Agreement and (b) such termination shall not relieve a party from liability for breach of this Agreement prior to such termination (in the case of the Company, in addition to any fee which may be or become payable pursuant to Section 9.3).

   9.3 Fees and Expenses.

   (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including attorneys' and accountants' fees) shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

   (b) If the Buyer shall have terminated this Agreement pursuant to Section 9.1(d), the Company shall immediately pay the Buyer in immediately available funds a termination fee of $96,000,000.

   (c) If the Buyer shall have terminated this Agreement pursuant to Section 9.1(e) and within one year after any such termination, the Company shall have, directly or indirectly, entered into a definitive agreement for, or shall have consummated, an Acquisition Transaction, then, in any such case, the Company shall immediately upon entering into any such agreement or consummating any such transaction pay the Buyer in immediately available funds a termination fee of $96,000,000.

   (d) If the Buyer shall have terminated this Agreement pursuant to Section 9.1(f), and within one year after any such termination, the Company shall have, directly or indirectly, entered into a definitive agreement for, or shall have consummated, an Acquisition Transaction then, in any such case, the Company shall, immediately upon the consummation of such Acquisition Transaction, pay the Buyer in immediately available funds a termination fee of $96,000,000.

   (e) As used in this Agreement, "Acquisition Transaction" means either (i) a transaction or a merger or other business combination, or a series thereof, involving the Company pursuant to which any person (or group of persons) other than the Buyer or its Affiliates (a "Third Party"), acquires 50% or more of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (ii) any other transaction or series of transactions pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of any subsidiaries of the Company) of the Company having a fair market value (as determined by the Board of Directors of the Buyer, in good faith) equal to 50% or more of the fair market value of all the assets of the Company, and its Subsidiaries, taken as a whole, immediately prior to such transaction or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                                   ARTICLE X

                         DEFINITIONS AND INTERPRETATION

   10.1 Certain Definitions. For purposes of this Agreement, except as otherwise provided or unless the context clearly requires otherwise:

     "Affiliate" of specified Person shall mean any Person who would be an affiliate of the specified Person pursuant to Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

     "Buyer Material Adverse Effect" shall mean a material adverse effect on
  (i) the business, operation, assets, condition (financial or otherwise), result of operations or prospects of the Buyer and its Subsidiaries taken as a whole or (ii) the ability of the Buyer to perform its obligations under or to consummate the transactions contemplated by this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company Subsidiary" shall mean each Person which is a Subsidiary of the Company.

     "Confidentiality Agreement" shall mean the Mutual Non-Disclosure Agreement, dated April 18, 2000, between the Company and the Buyer, as amended.

     "Consent" shall mean any consent, registration, approval, authorization, waiver or similar affirmation by or of, or filing with or notification to, a Person pursuant to any Contract, Law, Order or Permit (as such terms are defined below).

     "Contract" shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, license or other obligation of any kind or character, or other obligation that is binding on any Person or its capital stock, properties or business.

     "Disclosure Schedule" shall mean the disclosure schedule prepared by Company and delivered to the Buyer concurrently with the execution of this Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

     "Knowledge"--an individual will be deemed to have "knowledge" of a particular fact or other matter if:

       (a) such individual is actually aware of such fact or other matter;
    or

       (b) a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

  An entity (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is currently serving as a director, officer, in-house counsel, manager whose title includes the term "Director" or "Manager," partner, executor or trustee of the entity (or in any similar capacity) has Knowledge of such fact or other matter.

     "Law" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative or judicial decision, and any other executive or legislative proclamation.

     "Lien" shall mean any mortgage, pledge, security interest, attachment, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing) or right of others of whatever nature; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialman, to secure claims for labor, materials or supplies and other like liens, (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws, and (vi) zoning restrictions, covenants or other rights or restrictions of record on uses of real property, provided the same do not detract from the value or impair the use of the property.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other administrative or other proceeding, whether at law or at equity, before or by any federal, state or foreign court, tribunal, or agency or before any arbitrator.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, operations, assets, condition (financial or otherwise), results of operations or prospects of the Company or (ii) the ability of the Company to perform its obligations under or to consummate the transactions contemplated by this Agreement.

     "Merger" shall mean the merger of Sub with and into the Company.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other Governmental Entity.

     "Organizational Documents" shall mean (a) the articles or certificate of incorporation and the by-laws of a corporation or other equivalent organizational documents; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (e) any amendment to any of the foregoing.

     "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, organization, Governmental Entity or other entity.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Subsidiary" with respect to any party shall mean any corporation, limited liability company, partnership, or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

   10.2 Interpretation.

   (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

   (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

   (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

   (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

   (f) A reference to any legislation or to any provision of any legislation shall include any amendment, modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

   (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

   11.1 Amendment and Waiver. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Buyer, the Sub and the Company. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action with respect to any breach of this Agreement or default by another party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

   11.2 Expenses. Except as specifically provided to the contrary in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto agrees to pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees of its counsel, investment bankers, consultants and accountants; provided, however, the Buyer and the Company shall share equally all fees and expenses, other than attorneys' fees and expenses, incurred in connection with the preparation and filing of the Proxy Statement/Prospectus, the Registration Statement and any amendments or supplements thereto and filings under the HSR Act.

   11.3 Notices. Any notice, request, instruction or other document to be given hereunder by any party to another party shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission, and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, to the party at the following addresses (or such other addresses for a party as shall be specified by like notice):

     (a) If to the Buyer:

      Sycamore Networks, Inc.
      10 Elizabeth Drive
      Chelmsford, Massachusetts 01824
      Attention: General Counsel
      Fax No.: (978) 256-3434

      With a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      One Beacon Street
      Boston, Massachusetts 02108
      Attention: Margaret A. Brown, Esq.
      Fax No.: (617) 573-4822

     (b) If to the Company, to:

      Day, Berry & Howard LLP
      CityPlace I
      185 Asylum Street
      Hartford, Connecticut 06103
      Attention: Frank J. Marco, Esq.
      Fax No.: (860) 275-0343

   With a copy to:

      Ropes & Gray
      One International Place
      Boston, Massachusetts 02110-2624
      Attention: Gregory E. Moore, Esq.
      Fax No.: (617) 951-7050

   11.4 Entire Agreement; No Assignment; Governing Law. This Agreement (a) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) shall not be assigned by any party (by operation of law or otherwise) without the prior written consent of the other parties, provided that Sub may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer, and (c) shall be governed by and be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of laws thereof; provided that the Merger of Sub into the Company shall be effected in accordance with the applicable provisions of the DGCL.

   11.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, subject to Section 11.4 hereof, their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

   11.6 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

   11.7 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   11.8 Severability. In case any term, provision, covenant or restriction contained in this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining terms, provisions, covenants or restrictions contained herein, and of such term, provision, covenant or restriction in any other jurisdiction, shall not in any way be affected or impaired thereby.

   11.9 Public Announcement. The parties will consult with each other and will mutually agree upon any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

   11.10 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law in The Commonwealth of Massachusetts or in equity. In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the Commonwealth of Massachusetts.


                  END OF AGREEMENT EXCEPT FOR SIGNATURE PAGE.

   IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                          SYCAMORE NETWORKS, INC.

                                              /s/ Daniel E. Smith
                                          By: _________________________________
                                             Name: Daniel E. Smith
                                             Title:President and Chief
                                             Executive Officer

                                          TROPICAL ACQUISITION CORPORATION

                                              /s/ Frances M. Jewels
                                          By: _________________________________
                                             Name: Frances M. Jewels
                                             Title:President

                                          SIROCCO SYSTEMS, INC.

                                              /s/ Jonathan Reeves
                                          By: _________________________________
                                             Name: Jonathan Reeves
                                             Title:President & CEO

                                          STOCKHOLDER REPRESENTATIVE,
                                          Solely for purposes of Section 6.18
                                          and
                                          Article VIII:

                                              /s/ G. Felda Hardymon
                                          _____________________________________
                                            G. Felda Hardymon, solely in his
                                            capacity as Stockholder
                                            Representative

                                                                      SCHEDULE 1

                          Closing Stockholder Schedule

                          [TO BE ATTACHED AT CLOSING]

                                                                      SCHEDULE 2

                               Company Affiliates

   Jonathan Reeves
   Thomas Shea
   Edward Stern
   Richard Barnett
   Matthew Giuliano
   William Tao
   James Mooney
   Felda Hardymon
   Roger Evans
   Bessemer Venture Investors, L.P.
   Bessemer Venture Partners IV L.P.
   Bessec Ventures IV L.P.
   Greylock IX Limited Partnership

                                                                      Appendix B

                            AMENDED VOTING AGREEMENT

   AGREEMENT, dated as of June 5, 2000 and amended as of June 22, 2000 (as so amended, this "Agreement"), by and among Sycamore Networks, Inc., a Delaware corporation (the "Buyer"), Sirocco Systems, Inc., a Delaware corporation (the "Company") and each of the parties identified on the signature pages hereto (individually, a "Stockholder" and collectively, the "Stockholders").

   WHEREAS, the Company, the Buyer and Tropical Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Buyer ("Sub"), have, contemporaneously with the execution and delivery of this Agreement, entered into that certain Agreement and Plan of Merger dated as of June 5, 2000 (the "Merger Agreement"), which provides, among other things, that Sub shall be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of the Buyer; and

   WHEREAS, as of the date hereof, the Stockholders own of record and beneficially the shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), Series A Preferred Stock, par value $.01 per share, of the Company (the "Series A Stock"), Series B Preferred Stock, par value $.01 per share, of the Company (the "Series B Stock"), Series C Preferred Stock, par value $.01 per share, of the Company (the "Series C Stock"), and Series D Preferred Stock, par value $.01 per share of the Company (the "Series D Stock", and together with the Series A Stock, the Series B Stock and the Series C Stock, the "Preferred Stock"; the Preferred Stock, together with the Common Stock, being referred to herein as the "Company Stock"), set forth opposite their respective names on Schedule A hereto, and desire to enter into this Agreement with respect to such shares of Company Stock (with respect to each Stockholder, the "Covered Shares"); and

   WHEREAS, as an essential condition and inducement to the Buyer to enter into the Merger Agreement and in consideration therefor, the undersigned Stockholders have agreed to enter into this Agreement;

   NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

           Agreement to Vote or Act By Written Consent; Other Actions

   Section 1.1 Agreement to Vote. Each Stockholder hereby irrevocably agrees
(i) to vote, in person or by proxy, or execute a written consent in a form reasonably satisfactory to the Buyer in respect of all of the Covered Shares, in favor of approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby (ii) to execute and deliver to the Company or the Buyer such additional consents, waivers and agreements as may be reasonably requested by the Company or the Buyer in order to facilitate the consummation of the Merger in accordance with the terms of the Merger Agreement and (iii) to approve any payment or benefit to any individual who is a "disqualified individual" (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to the Company to the extent necessary so that no such payments or benefits are treated as "excess parachute payments" (within the meaning of the Section 280G of the Code).

   Section 1.2 Agreement Not to Make Election Regarding Liquidation. Each Stockholder who or which owns Preferred Stock hereby agrees with respect to all of the Covered Shares comprising Preferred Stock not to elect not to treat the Merger and the transactions contemplated by the Merger Agreement as a liquidation, dissolution or winding up of the Company for purposes of Section 4.2(A) of the Seventh Amended and Restated Certificate of Incorporation of the Company. Each such Stockholder agrees to execute and deliver to the Company or the Buyer such additional consents, waivers or agreements as may be reasonably requested by the Company or the Buyer to effectuate the agreement described in the preceding sentence.

   Section 1.3 Request not to Redeem. Each Stockholder who or which owns Series A Stock, Series B Stock and/or Series C Stock hereby irrevocably requests the Company not to redeem Series A Stock, Series B Stock and/or Series C Stock held by such Stockholder pursuant to Section 4.2D of the Seventh Amended and Restated Certificate of Incorporation of the Company as a result of the Merger. Each such Stockholder agrees not to revoke the agreement described in the preceding sentence at any time before the Merger Agreement shall have been terminated in accordance with its terms. Each such Stockholder agrees to execute and deliver to the Company or the Buyer such additional consents, waivers or agreements as may be reasonably requested by the Company or the Buyer to effectuate the request described in this Section 1.3.

   Section 1.4 Acceptance of Merger Consideration in Full Satisfaction of Rights. Each Stockholder who or which owns Preferred Stock hereby agrees with respect to all of the Covered Shares that upon receipt of the consideration to be issued in the Merger for the Covered Shares pursuant to the Merger Agreement, subject to any rights in and to the Escrow Shares (as defined in the Merger Agreement), such Stockholder will have no other claim against the Company or the Buyer, or any of their respective officers, directors, employees, agents or advisors, for any amount owing to it (a) in such Stockholder's capacity as a stockholder of the Company, or, after the Merger, as a stockholder of the Buyer in respect of such Stockholder's rights as a stockholder of the Company or (b) pursuant to the Seventh Amended and Restated Certificate of Incorporation of the Company or the DGCL (except for any rights to appraisal provided pursuant to Section 262 of the DGCL) or (c) relating to or in connection with the Merger, the Merger Agreement or the transactions contemplated thereby (a "Claim"). Each Stockholder hereby waives, effective as of the Effective Time, all Claims it may have, whether known or unknown by such Stockholder on the date hereof.

   Section 1.5 Termination of Agreements. Each Stockholder hereby agrees to the termination, immediately prior to the Effective Time, of the following agreements (i) The Third Amended and Restated Stockholders' Agreement, dated as of October 29, 1999, (ii) the Common Stock and Series A Preferred Stock Purchase Agreement, dated August 7, 1998, (iii) the Common Stock and Series B Preferred Stock Purchase Agreement, dated January 8, 1999, (iv) the Common Stock and Series C Preferred Stock Purchase Agreement, dated April 14, 1999,
(v) the Series D Preferred Stock Purchase Agreement, dated October 29, 1999, and (vi) the Amended and Restated Registration Rights Agreement dated October 29, 1999. Each Stockholder agrees to execute and deliver to the Company or the Buyer such additional consents, waivers or agreements as may be reasonably requested by the Company or the Buyer to effectuate the agreement described in the preceding sentence.

                                   ARTICLE II

                            Restrictions on Transfer

   Each Stockholder hereby covenants and agrees that such Stockholder will not, prior to the termination of this Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange or otherwise dispose of (collectively, a "Disposition") any Covered Shares or options to purchase Company Stock ("Options") or any other securities or rights convertible into or exchangeable for shares of Company Stock, owned either directly or indirectly by such Stockholder or with respect to which such Stockholder has the power of Disposition, whether now or hereafter acquired, without the prior written consent of the Buyer, other than a Disposition to any partner or member of any Stockholder or any subsidiary or partnership or other business entity under common control with such Stockholder, unless such a transferee shall agree in writing to be bound by the terms of this Agreement.

                                  ARTICLE III

               Representations and Warranties of the Stockholders

   Each Stockholder hereby severally represents and warrants (solely with respect to such Stockholder) to, and covenants and agrees with, the Buyer as follows:

   Section 3.1 Valid and Binding Agreement. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable in accordance with its terms.

   Section 3.2 No Conflict. The execution, delivery and performance of this Agreement by such Stockholder does not and will not result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of any lien or encumbrance on any of the Covered Shares (other than pursuant to the terms hereof). The Stockholder has not entered into, and shall not enter into, any agreement, and has not granted, and shall not grant any proxy or power of attorney, in any such case which is inconsistent with this Agreement.

                                   ARTICLE IV

                                  Termination

   This Agreement shall terminate automatically upon the earliest to occur of
(a) the Effective Time (as defined in the Merger Agreement) or (b) the termination of the Merger Agreement in accordance with its terms, provided, however, that if the Merger Agreement is terminated by the Buyer pursuant to
Section 9.1(d) thereof and any fee payable pursuant to Section 9.3 of the Merger Agreement is to be paid in respect of such termination, this Agreement shall terminate upon the date on which such a fee is paid. Upon such termination of this Agreement, no party shall have any obligation or liability hereunder; provided that if such termination is pursuant to clause (b) immediately above, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

                                   ARTICLE V

                                 Miscellaneous

   Section 5.1 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

   Section 5.2 Expenses. All fees and expenses incurred by any party hereto shall be borne by the party incurring such fees and expenses.

   Section 5.3 Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional shares of Company Stock in any manner, whether by the exercise of any Options or any securities or rights convertible into or exchangeable for shares of Company Stock, by operation of law or otherwise, such shares shall be deemed to be Covered Shares and shall be subject to this Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of the Stockholder or otherwise.

   Section 5.4 Entire Agreement. This Agreement constitutes the entire agreement among the Buyer and the Stockholders with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the Buyer and the Stockholders with respect to the subject matter hereof.

   Section 5.5 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one in the same instrument.

   Section 5.6 Amendment. Neither this Agreement nor any provision hereof may be amended, supplemented or terminated except by an instrument in writing signed by the parties hereto, and no provision hereof may be waived except by an instrument in writing signed by the waiving party. The waiver by any party hereto of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

   Section 5.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

   Section 5.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

   If to a Stockholder:

    At the address set forth opposite such
    Stockholder's name on Schedule A hereto

      With a copy to:

      Day, Berry & Howard LLP
      CityPlace I
      185 Asylum Street
      Hartford, Connecticut 06103
      Attention: Frank J. Marco, Esquire
      Fax No.: (860) 275-0343

      With a copy to:

      Ropes & Gray
      One International Place
      Boston, Massachusetts 02110-2624
      Attention: Gregory E. Moore, Esquire
      Fax No.: (617) 951-7050

      If to the Buyer:

      Sycamore Networks, Inc.
      10 Elizabeth Drive
      Chelmsford, Massachusetts 01824
      Attention: General Counsel
      Fax No.: (978) 256-3434

      with a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      One Beacon Street, 31st Floor
      Boston, Massachusetts 02108
      Attention: Margaret A. Brown, Esquire
      Fax: (617) 573-4822

   Section 5.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Delaware.

   Section 5.10 Definitions. Capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

   Section 5.11 Obligations of Stockholders. The obligations of the Stockholders hereunder shall be "several" and not "joint" or "joint and several." Without limiting the generality of the foregoing, under no circumstances will any Stockholder have any liability or obligation with respect to any misrepresentation or breach of covenant of any other Stockholder.

   Section 5.12 Interpretation. The parties have participated jointly in the negotiation of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Agreement.

   IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                          Sycamore Networks, Inc.

                                             /s/ Jonathan Reeves
                                          By: _________________________________
                                             Name: Jonathan Reeves
                                             Title:President and Chief
                                             Executive Officer

                                          Sirocco Systems, Inc.

                                             /s/ Jonathan Reeves
                                          By: _________________________________
                                             Name: Jonathan Reeves
                                             Title:President and Chief
                                             Executive Officer

                                          Stockholders:

                                             /s/ Jonathan Reeves
                                          -------------------------------------
                                                     Jonathan Reeves

                                             /s/ Thomas Shea
                                          -------------------------------------
                                                       Thomas Shea

                                          Bessemer Venture Investors L.P.

                                             /s/ Robert H. Buescher
                                          By: _________________________________
                                          Name: Robert H. Buescher
                                          Title:Manager

                                          Bessemer Venture Partners IV L.P.

                                             /s/ Robert H. Buescher
                                          By: _________________________________
                                          Name: Robert H. Buescher
                                          Title:Manager

                                          Bessec Venture IV L.P.

                                          By: Deer IV & Co. LLC, General
                                          Partner

                                             /s/ Robert H. Buescher
                                          By: _________________________________
                                          Name: Robert H. Buescher
                                          Title:Manager

                                          Greylock IX Limited Partnership

                                             /s/ Roger L. Evans
                                          By: _________________________________
                                          Name: Roger L. Evans
                                          Title:General Partner

                                          Weiss, Peck & Greer Venture
                                          Associates V, L.L.C.

                                             /s/ Barry F. Eggars
                                          By: _________________________________
                                          Name: Barry F. Eggars
                                          Title:General Partner

                                          Weiss, Peck & Greer Venture
                                          Associates V-A, L.L.C.

                                             /s/ Barry F. Eggars
                                          By: _________________________________
                                          Name: Barry F. Eggars
                                          Title:General Partner

                                          Weiss, Peck & Greer Venture
                                          Associates V Cayman, L.L.C

                                             /s/ Barry F. Eggars
                                          By: _________________________________
                                          Name: Barry F. Eggars
                                          Title:General Partner

                                   SCHEDULE A

                                                   Number of  Number of Number of Number of Number of
                                                   shares of  shares of shares of shares of shares of
                                                     Common   Series A  Series B  Series C  Series D
Name of Shareholder        Address of Shareholder    Stock      Stock     Stock     Stock     Stock
-------------------        ----------------------  ---------  --------- --------- --------- ---------
Jonathan Reeves           95 Barnes Road            3,339,285        0        0           0         0
                          Wallingford, CT 06492


Thomas Shea               95 Barnes Road            2,464,105        0        0           0         0
                          Wallingford, CT 06492


Bessemer Venture          1400 Old Country Road       483,740    6,000    8,333           0         0
Investors, L.P.           Suite 407
                          Westbury, NY 11590
                          Attn: Robert H. Buescher


Bessemer Venture          1400 Old Country Road     4,041,296   33,000   45,833     409,091   813,008
Partners IV L.P.          Suite 407
                          Westbury, NY 11590
                          Attn: Robert H. Buescher


Bessec Ventures IV L.P.   1400 Old Country Road     2,613,591   21,000   29,167     272,727   542,006
                          Suite 407
                          Westbury, NY 11590
                          Attn: Robert H. Buescher


Greylock IX Limited       c/o Greylock Management   6,136,365        0        0   1,818,182 1,355,014
Partnership               One Federal Street
                          Boston, MA 02110-2065


Weiss, Peck & Greer       2882 Sand Hill Road               0        0        0           0 1,783,415
Venture Associates V,     Menlo Park, CA 94025
L.L.C.                    Attn: Barry Eggers


Weiss, Peck & Greer       2882 Sand Hill Road               0        0        0           0    15,175
Venture Associates V-A,   Menlo Park, CA 94025
L.L.C.                    Attn: Barry Eggers


Weiss, Peck & Greer       2882 Sand Hill Road               0        0        0           0   369,431
Venture Associates V      Menlo Park, CA 94025
Cayman, L.L.C.            Attn: Barry Eggers


Total shares subject to                            19,078,382   60,000   83,333   2,500,000 4,878,049
Voting Agreement


Total shares outstanding                           30,710,303   60,000   85,000   2,654,548 5,370,047


Percentage of total                                    62.12%  100.00%   98.04%      94.18%    90.84%
shares outstanding that
are subject to the
Voting Agreement

                                                                      Appendix C

                                ESCROW AGREEMENT

   ESCROW AGREEMENT dated as of June 5, 2000, by and among Sycamore Networks, Inc., a Delaware corporation (the "Buyer"), G. Felda Hardymon, solely in his capacity as stockholder representative (the "Stockholder Representative") of the stockholders of Sirocco Systems, Inc., a Delaware corporation (the "Company"), immediately prior to the Effective Time, all of whom or which are
listed on Schedule I hereto (the "Company Stockholders"), and [     ], as
escrow agent (the "Escrow Agent").

   The Buyer, Tropical Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Buyer ("Sub"), and the Company are parties to that certain Agreement and Plan of Merger dated as of June 5, 2000 (the "Merger Agreement"), which provides, upon the terms and subject to the conditions set forth therein, for the merger (the "Merger") of Sub with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of the Buyer.

   The Closing under the Merger Agreement is taking place concurrently with the execution and delivery of this Escrow Agreement.

   This Escrow Agreement and the escrow arrangements set forth herein are part of the terms and conditions of the Merger and have been entered into for the purpose of carrying the Merger into effect. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. The Escrow Agent's rights and duties are defined solely by this Escrow Agreement.

   In consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Stockholder Representative and the Escrow Agent hereby agree as follows:

   1. Establishment of Escrow.

   (a) Schedule I hereto sets forth the name and address of each Company Stockholder, the number of Escrow Shares initially deposited in escrow on such Company Stockholder's behalf, and such Company Stockholder's Pro Rata Interest (as defined in Section (c) below). Concurrently with the execution and delivery of this Escrow Agreement, (i) the Buyer has delivered to the Escrow Agent a stock certificate representing the aggregate number 2,837,868 of Escrow Shares, determined as provided in Section 2.1(b) of the Merger Agreement. The Escrow Agent hereby acknowledges receipt of such certificate representing the Escrow Shares. The Escrow Agent shall hold the Escrow Shares, and any dividends or other distributions on the Escrow Shares and other securities or property into which the Escrow Shares may be converted or reclassified into or exchanged for, in escrow, in its name or the name of its nominee, in accordance with this Escrow Agreement. The Escrow Shares and any sum dividends, distributions, other securities or property and any other assets received and held in Escrow by the Escrow Agent hereunder in accordance with the terms hereof are referred to herein as the "Escrow Materials." The Escrow Materials shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto or any Company Stockholder.

   (b) The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Materials. The Escrow Agent shall be under no obligation to preserve, protect or exercise rights in the Escrow Shares, and shall be responsible only for reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Escrow Agreement.

   (c) Each Company Stockholder's Pro Rata Interest as set forth on Schedule I shall be equal to a fraction (expressed as a percentage), the numerator of which shall be the number of Escrow Shares initially deposited in escrow on such Company Stockholder's behalf, and the denominator of which shall be the total number of Escrow Shares initially deposited in escrow on behalf of all Company Stockholders. Any cash, securities or other property distributed with respect to, or in exchange for, Escrow Shares shall be allocable to the respective Company Stockholders, and any Escrow Shares or Escrow Funds (as defined herein) released or distributed to the respective Company Stockholders pursuant to this Escrow Agreement shall be released or distributed, on the basis of the Company Stockholders' respective Pro Rata Interests.

   (d) The Escrow Materials shall not be assignable or transferable, other than by operation of law or as otherwise provided herein. Notice of any such assignment or transfer by operation of law (including the name and address of the assignees or transferees and the nature of the assignment or transfer) shall be given to the Escrow Agent and the Buyer, and upon receipt of such notice the Escrow Agent shall make appropriate adjustments to its records.

   2. Dividends and Distributions on Escrow Shares.

   (a) Until distributed pursuant Section 8, all cash dividends and other cash distributions, if any, on the Escrow Shares (such cash dividends and other cash distributions are referred to herein as the "Escrow Funds") shall be invested by the Escrow Agent at, and pursuant to, the written direction of the Stockholder Representative in Eligible Investments (as defined below), and the Escrow Agent shall not be responsible or liable for any loss accruing from any investment made in accordance herewith and the Escrow Agent shall hold any noncash dividends and other noncash distributions on the Escrow Shares which shall be deemed to constitute Escrow Shares for all purposes of this Escrow Agreement. All earnings received from the investment of the Escrow Funds shall be credited to, and shall become a part of, the Escrow Funds (and any losses on such investments shall be debited to the Escrow Funds). The Escrow Agent shall have no liability for any investment losses, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder.

   (b) "Eligible Investments" shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) obligations (including certificates of deposit and banker's acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (iii) repurchase obligations for underlying securities of the type described in clause (i); or (iv) shares of money market funds at least 95% of the assets of which constitute obligations of the type described in clause (i) above. No investment shall have a term of more than 90 days. If otherwise qualified, obligations of the Escrow Agent shall qualify as Eligible Investments.

   3. Tax Treatment and Allocation. Dividends and other distributions on the Escrow Materials and earnings thereon will be allocable for tax purposes to the Company Stockholders in proportion to their respective Pro Rata Interests and the Company Stockholders will include such allocations in their gross income for federal, state and local income tax purposes and pay any tax resulting therefrom. The Stockholder Representative shall use commercially reasonable efforts to provide the Escrow Agent with a certified tax identification number for each Company Stockholder by arranging for execution and return of a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent, unless such information has been previously provided to the Escrow Agent, prior to the date on which any such allocation is made. The Escrow Agent will be permitted to withhold and pay to the appropriate taxing authority any amount of the Escrow Funds and earnings thereon that the Escrow Agent in its determination believes is required to be withheld and paid to the applicable taxing authority.

   4. Tax Indemnification. Each Company Stockholder: (i) assumes any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of Escrow Funds, or performance of other activities under this Escrow Agreement with respect to the Escrow Shares to the extent of the Pro Rata Interest of such Company Stockholder therein; and (ii) shall indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under this Escrow Agreement with respect to the Escrow Shares (other than as a result of the Escrow Agent's gross negligence or intentional misconduct) to the extent of the Pro Rata Interest of such Company Stockholder therein, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

   5. Voting of Escrow Shares. The Buyer shall furnish to the Stockholder Representative, who shall use reasonable efforts to forward to each Company Stockholder, copies of all notices, proxies and proxy materials in connection with each meeting of the holders of Buyer Common Stock. The Escrow Agent shall vote or cause to be voted Escrow Shares, to the extent of each such Company Stockholder's Pro Rata Interest, as directed in writing by the Stockholder Representative on behalf of each Company Stockholder. The Stockholder Representative shall use reasonable efforts to give such directions to the Escrow Agent to the extent so instructed in writing by the respective Company Stockholders. In the absence of written instructions from the Stockholder Representative on behalf of a Company Stockholder, the Escrow Agent shall not vote Escrow Shares to the extent of such Company Stockholder's Pro Rata Interest therein.

   6. Claims Against Escrow Shares.

   (a) At any time or times prior to the earlier to occur of (i) 5:00 p.m. Boston time on the first anniversary of the Effective Time or (ii) the date of the issuance of the first independent audit report on the Buyer's financial statements after the Effective Time hereof which financial statements include the financial results of the Company (the "Escrow Release Date"), the Buyer may make claims against the Escrow Materials for amounts due for indemnification under Section 8.2 of the Merger Agreement by delivering to the Stockholder Representative (with a copy to the Escrow Agent) a copy of the notice (the "Section 8.5 Notice") given by the Buyer, the Surviving Corporation, or their respective directors, officers, employees, agents, affiliates or assigns (collectively, the "Buyer Indemnified Persons") pursuant to Section 8.5 of the Merger Agreement. If the Stockholder Representative does not dispute such claim in accordance with Section 7, such claim shall be deemed to have been acknowledged and, subject to Section 6(b), to be payable from the Escrow Materials in the full amount of the Loss (as defined in the Merger Agreement) set forth in the copy of the Section 8.5 Notice (the "Stated Loss") and the Escrow Agent shall pay such amount of the Stated Loss to Buyer as soon as practicable after expiration of the 20 business day dispute period provided for in Section 7. The Escrow Agent shall effect such payment of Escrow Materials to the Buyer by releasing Escrow Materials with a value equal to the amount of the Stated Loss to Buyer; with respect to Escrow Materials, released which are Escrow Shares, the Escrow Agent shall surrender the certificate(s) representing the Escrow Shares to the Buyer's transfer agent for cancellation with instructions to issue a new certificate to the Escrow Agent for the number of Escrow Shares remaining after giving effect to the amount of the Stated Loss. If the amount of the claim exceeds the aggregate value of the Escrow Materials, the Escrow Agent shall have no liability or responsibility for any deficiency. The value per share of the Escrow Shares for purposes of this Escrow Agreement shall be $84.5705 (the "Agreed Share Value"). Any payment to be made to the Buyer by the Escrow Agent in Escrow Shares shall be calculated by dividing the amount of the Stated Loss to which such claim relates by the Agreed Share Value. Any payment to the Buyer in Escrow Shares shall reduce the number of Escrow Shares held in escrow on behalf of each Company Stockholder in proportion to such Company Stockholder's Pro Rata Interest. All claims paid out of the Escrow Shares shall be rounded to the nearest whole share. For purposes of this Escrow Agreement, the fair market value of any securities or property (other than Buyer Common Stock which shall be valued at the Agreed Share Value) which constitute Escrow Materials hereunder shall be reasonably determined by the Buyer in good faith.

   (b) Notwithstanding the foregoing or any other provision of this Escrow Agreement, no claim shall be paid out of the Escrow Materials until the aggregate amount of all such claims (i) to the extent deemed to have been acknowledged to be payable from the Escrow Materials as provided in Section 6(a) and/or (ii) to the extent resolved or settled as contemplated by Section 7, exceeds $1,000,000, after which, the entire amount of all such claims (including such initial $1,000,000) shall be paid out of the Escrow Materials.

   7. Disputed Claims.

   (a) The Stockholder Representative may dispute any claim (a "Claim Dispute") noticed by the Buyer pursuant to Section 6 by giving written notice thereof (the "Response Notice") to the Escrow Agent (with a copy to the Buyer), which Response Notice must be given to the Escrow Agent within 20 business days after the date the Escrow Agent receives the copy of the Section 8.5 Notice to the Escrow Agent. In the event of a Claim Dispute, the Escrow Agent shall allocate a portion of the Escrow Materials equal to the amount of the Stated Loss set forth in the copy of the Section 8.5 Notice (the "Set Aside Amount") calculated using the Agreed Share Value. No distribution of Escrow Materials allocated to a Set Aside Amount shall be made by the Escrow Agent to the Buyer or to the Company Stockholders until either (a) such Claim Dispute has been resolved as evidenced by a written notice executed by the Buyer and the Stockholder Representative instructing the Escrow Agent as to the distribution of the Escrow Materials allocated to such Set Aside Amount or portion thereof or (b) the Escrow Agent receives a copy of the written decision of an arbitrator settling the Claim Dispute pursuant to paragraph (b) below.

   (b) In the event of a Claim Dispute, the Buyer and the Stockholder Representative shall first make a good faith effort to settle the matter themselves. If they do not settle the matter within forty-five (45) days of the delivery of the Response Notice, either the Buyer or the Stockholder Representative shall have the right, by delivery of written notice thereof (the "Arbitration Notice") to the other party, to submit the matter to binding arbitration in Boston, Massachusetts. All matters so submitted to arbitration shall be settled by three (except as otherwise provided below) arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Stockholder Representative and the Buyer shall each designate one arbitrator within twenty (20) days of the delivery of the Arbitration Notice. If either the Stockholder Representative or the Buyer fails to timely designate an arbitrator, the matter shall be resolved by the one arbitrator timely designated. The designated arbitrators shall mutually agree upon and designate a third arbitrator; provided, however, that failing such agreement within thirty (30) days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the AAA Rules. The Company Stockholders and the Buyer shall be responsible for the payment of the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. The Stockholder Representative and the Buyer shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within sixty (60) days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Buyer is entitled to receive Escrow Materials pursuant to the applicable terms of the Merger Agreement and this Escrow Agreement and, if so, the amount of such Escrow Materials. In no event will the arbitrators' decision include any award for punitive damages. The final decision of the majority of the arbitrators shall be furnished to the Stockholder Representative, the Buyer and the Escrow Agent in writing and shall constitute a conclusive determination of the matter in question, binding upon the Stockholder Representative, the Company Stockholders, the Buyer and the Escrow Agent and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. Except as otherwise set forth herein, all costs and expenses of any proceeding described in this paragraph 7(b) shall be borne by the losing party in any such proceeding (with costs and expenses to be assessed and assigned by the arbitrator or arbitrators in the event of an arbitration in which there is no losing party) and, if the losing party is the Stockholder Representative, such costs and expenses shall constitute Losses incurred or suffered by the Buyer within the meaning of Section 8.2 of the Merger Agreement; provided, however, that if the value of the remaining Escrow Materials is less than the amount of such Losses, the Company Stockholders shall forthwith pay to the Buyer in cash the full amount of such excess. Notwithstanding the foregoing provision of this Section 7(b), it is agreed that if a Set Aside Amount is less than $1,000,000, any arbitration with respect to such Set Aside Amount shall be conducted by a single arbitrator (rather than three arbitrators) appointed by mutual agreement of the Stockholder Representative and the Buyer or, failing such agreement within twenty (20) days of delivery of the Arbitration Notice, appointed in accordance with the AAA Rules.

   8. Termination

   On the Escrow Release Date, the Escrow Agent shall deliver the remaining Escrow Materials to the Company Stockholders according to their respective Pro Rata Interests, provided that the Escrow Agent shall retain and continue to hold in escrow all Escrow Materials then allocated to Set Aside Amounts until such time or times as all or any portion of such allocated Escrow Materials may be distributed pursuant to Section 7 and any such distribution shall be pro rata based on the Company Stockholders' respective Pro Rata Interests. The Escrow Agent shall effect the delivery of Escrow Materials to the Company Stockholders by delivering the certificate(s) representing the Escrow Shares to the transfer agent for cancellation with instructions to return a certificate for retained shares and issue new certificates in the names of the various Company Stockholders. The Escrow Agent shall effect the delivery of Escrow Funds to the Company Stockholders through the means agreed to by the parties hereto prior to the time of any such delivery. Company Stockholders will not receive fractional shares upon delivery of the remaining Escrow Shares. Any fractional shares which the Company Stockholders would otherwise be entitled to receive upon delivery of the remaining Escrow Shares shall be aggregated into whole shares and delivered by the Escrow Agent to the Buyer (the "Redelivered Shares"). The Buyer will then deliver to each Company Stockholder an amount in cash equal to such Company Stockholder's pro rata interest in the Redelivered Shares, valuing the Redelivered Shares for this purpose at the Average Buyer Common Stock Price. This Escrow Agreement shall terminate upon the later of the Escrow Release Date or the distribution of all the Escrow Materials in accordance with this Escrow Agreement, provided that Sections 4, 9 and 10 shall survive termination of this Escrow Agreement.

   9. The Escrow Agent.

   (a) Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Shares as directed by a writing jointly signed by the Stockholder Representative and the Buyer. The reasonable fees and expenses of the Escrow Agent in connection with the preparation of this Escrow Agreement and its execution and performance of this Escrow Agreement as set forth on Schedule II hereto shall be borne by the Buyer. The Escrow Agent shall not be liable for any act or failure to act under this Escrow Agreement, including any and all claims made against the Escrow Agent as a result of its holding the Escrow Materials in its own name, except for its own gross negligence or willful misconduct. The Escrow Agent shall not be liable for, and the Buyer and the Company Stockholders shall, jointly and severally, indemnify and hold harmless the Escrow Agent against any losses or claims (including reasonable out-of-pocket expenses and attorney fees) arising out of any action taken or omitted hereunder and reasonable costs of investigation and counsel fees and expenses which may be imposed on the Escrow Agent or reasonably incurred by it in connection with its acceptance of this appointment or performance of its duties hereunder, except in the event such loss or claim arises out of an action or omission of the Escrow Agent which constitutes gross negligence or willful misconduct. The Escrow Agent may decline to act and shall not be liable for failure to act if in reasonable doubt as to its duties under this Escrow Agreement, but only for so long as reasonably necessary for the Escrow Agent to take reasonable measures (including the measures described under Section 9(c) hereof) to determine such duties. The Escrow Agent may act upon any instrument or signature (including wire transfer instructions) reasonably believed by it to be genuine and may assume that any person purporting to give any notice or instruction hereunder, reasonably believed by it to be authorized, has been duly authorized to do so. The Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and applicable law and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement, including without limitation, the Merger Agreement (other than defined terms in the Merger Agreement that are not otherwise defined herein).

   (b) The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto, at the addresses set forth herein or at such other address as the parties shall provide, at least thirty days prior to the date specified for such resignation to take effect. In such event the Buyer shall appoint a successor escrow agent acceptable to the Stockholder Representative (which acceptance may not be unreasonably withheld) by the date of the expiration of such thirty-day period. If no successor escrow agent is appointed as provided herein, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent. From and after the date of the appointment of a successor escrow agent in accordance with the terms hereof, such successor escrow agent shall be deemed the "Escrow Agent" for all purposes hereunder.

   (c) In the event that the Escrow Agent should at any time be (i) confronted with inconsistent or conflicting claims or demands by the other parties hereto or (ii) unsure of its duties hereunder, the Escrow Agent shall have the right to inter plead the parties in any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to this Escrow Agreement.

   (d) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business in any jurisdiction other than The Commonwealth of Massachusetts or to act as fiduciary.

   (e) Notwithstanding anything to the contrary, the Escrow Agent is not required to release or distribute Escrow Materials sooner than two (2) business days after the Escrow Agent has received the requisite notices or paperwork in good form, or passage of the applicable claims period or release date, as the case may be.

   (f) Notwithstanding anything herein to the contrary, at any time that the Escrow Agent is authorized or directed or otherwise required to make a disbursement or distribution of the Escrow Materials, the Escrow Agent may refrain from making such disbursement or distribution, without liability, if and to the extent that there are any fees or expenses then due to the Escrow Agent by the party to which such disbursement or distribution is to be made pursuant hereto. Upon receipt of payment for such fees or expenses, the Escrow Agent shall promptly make such disbursement or distribution.

   10. Stockholder Representative.

   The Stockholder Representative represents and warrants to the Buyer and the Escrow Agent that he is authorized to execute this Escrow Agreement for and on behalf of the Company Stockholders and to take any action deemed by him appropriate or necessary to carry out the provisions of, and to determine the rights of the Company Stockholders under, the Merger Agreement and this Escrow Agreement. The Stockholder Representative shall serve as the agent of the Company Stockholders for all purposes related to this Escrow Agreement, including without limitation service of process upon the Company Stockholders until such time as the Stockholder Representative shall notify the parties hereto as to any successor Stockholder Representative. By execution of this Escrow Agreement, the Stockholder Representative accepts and agrees to use his commercially reasonable efforts to discharge the duties and responsibilities of the Stockholder Representative set forth in this Escrow Agreement without compensation for his services hereunder. The Buyer and the Escrow Agent shall be entitled to rely upon the authorization and designation of the Stockholder Representative under this Section 10 and shall be fully protected in dealing with the Stockholder Representative, and shall have no duty to inquire into the authority of any person reasonably believed by any of them to be the Stockholder Representative.

   11. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or five business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows, provided, however, that with respect to the Escrow Agent, notices or other communications shall be deemed given only when actually received by the Escrow Agent.

   (a) if to the Buyer, to:

              Sycamore Networks, Inc.
              10 Elizabeth Drive
              Chelmsford, Massachusetts 01824
              Attention: General Counsel
              Fax No.: (978) 256-3434
      with a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              One Beacon Street, 31st Floor
              Boston, Massachusetts 02108-3194
              Attention: Margaret A. Brown
              Telephone: 617-573-4815
              Facsimile: 617-573-4822

   (b) if to the Stockholder Representative:

              G. Felda Hardymon
              [      ]
              [      ]
              [      ]

      with a copy to each of:

              Ropes & Gray
              One International Place
              Boston, MA 02110-2624
              Attention: Gregory E. Moore, Esq.
              Fax No.: (617) 951-7050

              Day, Berry & Howard LLP
              City Place I
              185 Asylum Street
              Hartford, Connecticut 06103
              Attention: Frank J. Marco, Esq.
              Fax No.: (860) 275-0343

   (c) if to the Escrow Agent:

              [      ]
              [      ]
              [      ]

Any party may by notice given in accordance with this section to the other parties designate another address or person for receipt of notices hereunder.

   12. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of The Commonwealth of Massachusetts, and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal stockholder representatives of the parties hereto.

   13. Counterparts. This Escrow Agreement may be executed in two or more counterparts, all of which documents shall be considered one and the same document.

   14. Additional Terms.

   (a) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by their own gross negligence, bad faith or wilful misconduct, and provided that any such book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent shall, as a condition to the Escrow Agent utilizing such person or entity, be similarly liable to the Escrow Agent for their own gross negligence, bad faith or wilful misconduct.

   (b) The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

   (c) This Escrow Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and permitted assigns.

   (d) This Escrow Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

   (e) The parties agree that this Escrow Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process and shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

   (f) It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Materials, or should any claim be made upon the Escrow Agent or the Escrow Materials by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Materials until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Materials.

   IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

                                          Sycamore Networks, Inc.

                                          By: _________________________________
                                             Name:
                                             Title:

                                          Stockholder Representative:

                                          -------------------------------------
                                          G. Felda Hardymon, solely in his
                                          capacity as Stockholder
                                          Representative

                                          The Escrow Agent:
                                          [         ]

                                          By: _________________________________
                                             Authorized Signatory
                                             Name:
                                             Title:

                                                                      APPENDIX D

                               DELAWARE APPRAISAL

                                 RIGHTS STATUTE

(S)262. APPRAISAL RIGHTS.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254,(S)257, (S)258, (S)263 or (S)264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S)228 or
  (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation.

   Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, (S)262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186,(S)24; 57
Del. Laws, c. 148, (S)(S)27-29; 59 Del. Laws, c. 106, (S)12; 60 Del. Laws, c.
371, (S)(S)3-12; 63 Del. Laws, c. 25, (S)14; 63 Del. Laws, c. 152, (S)(S)1, 2;
64 Del. Laws, c. 112, (S)(S)46-54; 66 Del. Laws, c. 136, (S)(S)30-32; 66 Del.
Laws, c. 352, (S)9; 67 Del. Laws, c. 376, (S)(S)19, 20; 68 Del. Laws, c. 337,
(S)(S)3, 4; 69 Del. Laws, c. 61, (S)10; 69 Del. Laws, c. 262, (S)(S)1-9; 70
Del. Laws, c. 79, (S)16; 70 Del. Laws, c. 186, (S)1; 70 Del. Laws, c. 299,
(S)(S)2, 3; 70 Del. Laws, c. 349, (S)22; 71 Del. Laws, c. 120, (S)15; 71 Del.
Laws, c. 339, (S)(S)49-52.)

                                    PART II

           INFORMATION NOT REQUIRED IN THE PROXY STATEMENT/PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation (the "Restated Certificate") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

   Article EIGHTH of the Restated Certificate provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, unless it is determined that he did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

   Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

   Article EIGHTH of the Restated Certificate further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

   Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

   The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements may require the Registrant, among other things, to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

   The Registrant expects to obtain liability insurance for its officers and directors.

Item 21. Exhibits and Financial Statement Schedules.

 Exhibit No.
 -----------
      2.1    Agreement and Plan of Merger, dated as of June 5, 2000, by and among Sycamore Networks, Inc., Tropical Acquisition Corporation
             and Sirocco Systems, Inc. (included as Appendix A to the proxy statement/prospectus forming a part of this Registration
             Statement)

  ****3.1    Amended and Restated Certificate of Incorporation of Sycamore
             Networks, Inc.

  ****3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sycamore Networks, Inc.

  ****3.3    Amended and Restated By-Laws of Sycamore Networks, Inc.

    **4.1    Specimen common stock certificate

  ****4.2    See Exhibits 3.1, 3.2 and 3.3 for provisions of the Certificate of
             Incorporation and By-Laws of Sycamore Networks, Inc. defining the rights of holders of common stock of Sycamore Networks, Inc.

    **4.3    Second Amended and Restated Investor Rights Agreement dated
             February 26, 1999, as amended by Amendment No. 1 dated as of July
             23, 1999

  ****4.4 Amendment No. 2 dated as of August 5, 1999 to the Second Amended and Restated Investor Rights Agreement dated February 26, 1999

  ****4.5    Amendment No. 3 dated as of September 20, 1999 to the Second
             Amended and Restated Investor Rights Agreement dated February 26,
             1999

  ****4.6    Amendment No. 4 dated as of February 11, 2000 to the Second
             Amended and Restated Investor Rights Agreement dated February 26,
             1999

     *5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding validity of securities being registered

     *8.1 Opinion of Day, Berry & Howard LLP regarding certain tax aspects of the Merger

     *8.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax aspects of the Merger

   **10.1    1998 Stock Incentive Plan, as amended

   **10.2    1999 Non-Employee Directors' Option Plan

  **+10.3    Purchase and License Agreement between Sycamore Networks, Inc. and
             Williams Communications, Inc. dated March 5, 1999

 ***+10.4    Addendum to Purchase and License Agreement between Sycamore
             Networks, Inc. and Williams Communications, Inc. dated November
             21, 1999

 ****+10.5  Manufacturing Services Agreement between Sycamore Networks, Inc.
            and Celestica Corporation dated February 9, 2000

    **10.6  Lease dated as of December 21, 1998 between BerCar II LLC, a
            Massachusetts limited liability company and Sycamore Networks, Inc.
            regarding 10 Elizabeth Drive, Chelmsford, MA

    **10.7  1999 Stock Incentive Plan

    **10.8  Lease Agreement between WA/TIB Real Estate Limited Partnership and
            Sycamore Networks, Inc. effective September 20, 1999

   ***10.9 Form of Indemnification Agreement between Sycamore, the Directors of Sycamore Networks, Inc. and executive officers of Sycamore
            Networks, Inc. each dated November 17, 1999

   ***10.10 Form of Change in Control Agreement between Sycamore Networks, Inc.
            and executive officers of Sycamore Networks, Inc. each dated
            November 17, 1999

   ***10.11 Promissory Note and Pledge Agreement dated October 20, 1999 between
            Sycamore Networks, Inc. and Kevin Oye, Vice President of Business
            Development

  ****10.12 Promissory Note dated February 5, 1999 between Sycamore Networks,
            Inc. and Eric Swanson

  ****10.13 Promissory Note dated June 16, 1999 between Sycamore Networks, Inc.
            and Eric Swanson

  ****10.14 Lease Agreement between Sycamore Networks, Inc. and New Boston Mill
            Road Limited Partnership dated March 8, 2000

  ****10.15 Assignment of Subleases between Sycamore Networks, Inc. and
            Thermedics Detection, Inc. dated March 8, 2000

 *****10.16 Lease Agreement between Sycamore Networks, Inc. and Farley White
            Associates, LLC dated March 23, 2000

      10.17 Amended Voting Agreement dated as of June 5, 2000, by and among
            Sycamore Networks, Inc., Sirocco Systems, Inc. and the Stockholders named therein (included as Appendix B to the proxy statement/prospectus forming a part of this Registration Statement)

     *23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of its opinions filed as Exhibit 5.1 and Exhibit 8.2, respectively)

      23.2  Consent of PricewaterhouseCoopers LLP (Boston, Massachusetts)

      23.3  Consent of PricewaterhouseCoopers LLP (Hartford, Connecticut)

     *23.4 Consent of Day, Berry & Howard LLP (included as its opinion filed as Exhibit 8.2)

      24.1  Powers of Attorney (see signature page)

     *99.1  Form of Proxy Card

      99.2  Form of Escrow Agreement, by and among Sycamore Networks, Inc., the
            Stockholder Representative named therein and the Escrow Agent named therein (included as Appendix C to the proxy statement/prospectus forming a part of this Registration Statement)

--------
    * To be filed by amendment.
   ** Incorporated by reference to Sycamore Networks, Inc.'s Registration
      Statement on Form S-1 (Registration Statement No. 333-84635).
  *** Incorporated by reference to Sycamore Networks, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1999 filed with the Commission on December 13, 1999.
 **** Incorporated by reference to Sycamore Networks Inc.'s Registration
      Statement on Form S-1 (Registration Statement No. 333-30630)
***** Incorporated by reference to Sycamore Networks Inc.'s Quarterly Report on
      Form 10-Q for the quarterly period ended April 29, 2000 filed with the Commission on June 12, 2000.
+ Confidential treatment granted for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act, which portions are omitted and filed separately with the Securities and Exchange Commission.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

   (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (2) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chelmsford, Massachusetts, on this 26th day of June, 2000.

                                          Sycamore Networks, Inc.

                                                    /s/ Daniel E. Smith
                                          By: _________________________________
                                                     Daniel E. Smith
                                              President and Chief Executive
                                                         Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appears below, constitute and appoint Gururaj Deshpande, Daniel E. Smith and Frances M. Jewels, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      /s/ Gururaj Deshpande            Chairman of the Board of Directors
______________________________________
          Gururaj Deshpande

       /s/ Daniel E. Smith             President, Chief Executive Officer and Director
______________________________________
           Daniel E. Smith

      /s/ Frances M. Jewels            Chief Financial Officer, Vice President, Finance
______________________________________  and Administration, Secretary and Treasurer
          Frances M. Jewels

       /s/ Timothy Barrows             Director
______________________________________
           Timothy Barrows

        /s/ Paul J. Ferri              Director
______________________________________
            Paul J. Ferri

      /s/ John W. Gerdelman            Director
______________________________________
          John W. Gerdelman

                                 EXHIBIT INDEX

  Exhibit
    No.                                 Description
  -------                               -----------
       2.1 Agreement and Plan of Merger, dated as of June 5, 2000, by and among
           Sycamore Networks, Inc., Tropical Acquisition Corporation and
           Sirocco Systems, Inc. (included as Appendix A to the proxy statement/prospectus forming a part of this Registration Statement)

   ****3.1 Amended and Restated Certificate of Incorporation of Sycamore
           Networks, Inc.

   ****3.2 Certificate of Amendment to the Amended and Restated Certificate of
           Incorporation of Sycamore Networks, Inc.

   ****3.3 Amended and Restated By-Laws of Sycamore Networks, Inc.

     **4.1 Specimen common stock certificate

   ****4.2 See Exhibits 3.1, 3.2 and 3.3 for provisions of the Certificate of
           Incorporation and By-Laws of Sycamore Networks, Inc. defining the rights of holders of common stock of Sycamore Networks, Inc.

     **4.3 Second Amended and Restated Investor Rights Agreement dated February
           26, 1999, as amended by Amendment No. 1 dated as of July 23, 1999

   ****4.4 Amendment No. 2 dated as of August 5, 1999 to the Second Amended and
           Restated Investor Rights Agreement dated February 26, 1999

   ****4.5 Amendment No. 3 dated as of September 20, 1999 to the Second Amended and Restated Investor Rights Agreement dated February 26, 1999

   ****4.6 Amendment No. 4 dated as of February 11, 2000 to the Second Amended and Restated Investor Rights Agreement dated February 26, 1999

      *5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding validity of securities being registered

      *8.1 Opinion of Day, Berry & Howard LLP regarding certain tax aspects of the Merger

      *8.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax aspects of the Merger

    **10.1 1998 Stock Incentive Plan, as amended

    **10.2 1999 Non-Employee Directors' Option Plan

   **+10.3 Purchase and License Agreement between Sycamore Networks, Inc. and
           Williams Communications, Inc. dated March 5, 1999

  ***+10.4 Addendum to Purchase and License Agreement between Sycamore
           Networks, Inc. and Williams Communications, Inc. dated November 21,
           1999

 ****+10.5 Manufacturing Services Agreement between Sycamore Networks, Inc. and
           Celestica Corporation dated February 9, 2000

    **10.6 Lease dated as of December 21, 1998 between BerCar II LLC, a
           Massachusetts limited liability company and Sycamore Networks, Inc.
           regarding 10 Elizabeth Drive, Chelmsford, MA

    **10.7 1999 Stock Incentive Plan

    **10.8 Lease Agreement between WA/TIB Real Estate Limited Partnership and
           Sycamore Networks, Inc. effective September 20, 1999

   ***10.9 Form of Indemnification Agreement between Sycamore, the Directors of
           Sycamore Networks, Inc. and executive officers of Sycamore Networks,
           Inc. each dated November 17, 1999

  Exhibit
    No.                                 Description
  -------                               -----------
  ***10.10  Form of Change in Control Agreement between Sycamore Networks, Inc.
            and executive officers of Sycamore Networks, Inc. each dated
            November 17, 1999

  ***10.11  Promissory Note and Pledge Agreement dated October 20, 1999 between
            Sycamore Networks, Inc. and Kevin Oye, Vice President of Business
            Development

 ****10.12  Promissory Note dated February 5, 1999 between Sycamore Networks,
            Inc. and Eric Swanson

 ****10.13  Promissory Note dated June 16, 1999 between Sycamore Networks, Inc.
            and Eric Swanson

 ****10.14  Lease Agreement between Sycamore Networks, Inc. and New Boston Mill
            Road Limited Partnership dated March 8, 2000

 ****10.15  Assignment of Subleases between Sycamore Networks, Inc. and
            Thermedics Detection, Inc. dated March 8, 2000

 *****10.16 Lease Agreement between Sycamore Networks, Inc. and Farley White
            Associates, LLC dated March 23, 2000

     10.17  Amended Voting Agreement dated as of June 5, 2000, by and among
            Sycamore Networks, Inc., Sirocco Systems, Inc. and the Stockholders named therein (included as Appendix B to the proxy statement/prospectus forming a part of this Registration Statement)

    *23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of its opinions filed as Exhibit 5.1 and Exhibit 8.2, respectively)

     23.2   Consent of PricewaterhouseCoopers LLP (Boston, Massachusetts)

     23.3   Consent of PricewaterhouseCoopers LLP (Hartford, Connecticut)

    *23.4 Consent of Day, Berry & Howard LLP (included as its opinion filed as Exhibit 8.2)

     24.1   Powers of Attorney (see signature page)

    *99.1   Form of Proxy Card

     99.2   Form of Escrow Agreement, by and among Sycamore Networks, Inc., the
            Stockholder Representative named therein and the Escrow Agent named therein (included as Appendix C to the proxy statement/prospectus forming a part of this Registration Statement)

--------
    * To be filed by amendment.
   ** Incorporated by reference to Sycamore Networks, Inc.'s Registration
      Statement on Form S-1 (Registration Statement No. 333-84635).
  *** Incorporated by reference to Sycamore Networks, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1999 filed with the Commission on December 13, 1999.
 **** Incorporated by reference to Sycamore Networks Inc.'s Registration
      Statement on Form S-1 (Registration Statement No. 333-30630)
***** Incorporated by reference to Sycamore Networks Inc.'s Quarterly Report on
      Form 10-Q for the quarterly period ended April 29, 2000 filed with the Commission on June 12, 2000.
+ Confidential treatment granted for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act, which portions are omitted and filed separately with the Securities and Exchange Commission.